AS FILED WITH THE SECURITIES                   REGISTRATION NO. 333-
AND EXCHANGE COMMISSION ON APRIL 12, 2004
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ___________________
                                    FORM F-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               ___________________

                               GLOBAL SOURCES LTD.
             (Exact name of registrant as specified in its charter)
                               ___________________

                                     BERMUDA
         (State or other jurisdiction of incorporation or organization)

                                [NOT APPLICABLE]
                     (I.R.S. Employer Identification Number)

                                  CANON'S COURT
                               22 VICTORIA STREET
                             HAMILTON, HM 12 BERMUDA
                                 (441) 295-2244
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)

                              JAMES J. CLARK, ESQ.
                           CAHILL GORDON & REINDEL LLP
                                 80 PINE STREET
                            NEW YORK, NEW YORK 10005
                                 (212) 701-3000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   COPIES TO:
     JAMES J. CLARK, ESQ.                    STEPHEN S. JAMES, ESQ.
CAHILL GORDON & REINDEL LLP                 APPLEBY SPURLING HUNTER
     80 PINE STREET                              CANON'S COURT
 NEW YORK, NEW YORK 10005                     22 VICTORIA STREET
    (212) 701-3000                         HAMILTON, HM 12 BERMUDA
                                                 (441) 295-2244

     Approximate date of commencement of proposed sale to the public: From time to time after the registration statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.      / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, please check the following box.   /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.    / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.    / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.   / /

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

                         CALCULATION OF REGISTRATION FEE

================================================== ============== ================ ===================== ===================
                                                                     PROPOSED
                                                                      MAXIMUM            PROPOSED
                                                                     OFFERING            MAXIMUM
               TITLE OF EACH CLASS                 AMOUNT TO BE      PRICE PER          AGGREGATE            AMOUNT OF
         OF SECURITIES TO BE REGISTERED             REGISTERED       SECURITY         OFFERING PRICE      REGISTRATION FEE
-------------------------------------------------- -------------- ---------------- --------------------- -------------------
Common shares, par value U.S. $0.01 per share (1)     (4)(5)          (5)(6)            (4)(5)(6)               (6)
-------------------------------------------------- -------------- ---------------- --------------------- -------------------
Preferred shares, par value U.S. $0.01 per
    share (2)                                         (4)(5)          (5)(6)            (4)(5)(6)               (6)
-------------------------------------------------- -------------- ---------------- --------------------- -------------------
Unsecured debt securities (3)                         (4)(5)          (5)(6)            (4)(5)(6)               (6)
-------------------------------------------------- -------------- ---------------- --------------------- -------------------
Warrants to purchase common shares                    (4)(5)          (5)(6)            (4)(5)(6)               (6)
-------------------------------------------------- -------------- ---------------- --------------------- -------------------
Warrants to purchase preferred shares                 (4)(5)          (5)(6)            (4)(5)(6)               (6)
-------------------------------------------------- -------------- ---------------- --------------------- -------------------
Warrants to purchase debt securities                  (4)(5)          (5)(6)            (4)(5)(6)               (6)
-------------------------------------------------- -------------- ---------------- --------------------- -------------------
Share purchase contracts                              (4)(5)          (5)(6)            (4)(5)(6)               (6)
-------------------------------------------------- -------------- ---------------- --------------------- -------------------
Share purchase units (7)                              (4)(5)          (5)(6)            (4)(5)(6)               (6)
-------------------------------------------------- -------------- ---------------- --------------------- -------------------
Units consisting of two or more of the above          (4)(5)          (5)(6)            (4)(5)(6)               (6)
-------------------------------------------------- -------------- ---------------- --------------------- -------------------
Total                                                 (4)(5)          (5)(6)         $300,000,000(6)        38,010.00(6)
-------------------------------------------------- -------------- ---------------- --------------------- -------------------

(1) Also includes such presently indeterminate number of Global Sources Ltd. common shares into which certain series of Global Sources Ltd. debt securities and Global Sources Ltd. preferred shares may be converted and for which no separate consideration will be received and for which Global Sources Ltd. warrants to purchase common stock may be exercised. A portion of the Global Sources Ltd. common shares registered hereunder may be sold by selling shareholders from time to time pursuant to this registration statement. Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) of the Securities Act of 1933 on the basis of the average of the high and low sales prices of the Global Sources Ltd. common shares on the Nasdaq National Market on April 5, 2004.

(2) Also includes such presently indeterminate number of Global Sources Ltd. preferred shares into which certain series of Global Sources Ltd. debt securities may be converted and for which no separate consideration will be received and for which Global Sources Ltd. debt warrants may be exercised.

(3) Also includes presently indeterminate number of Global Sources Ltd. debt securities for which certain Global Sources Ltd. preferred shares may be exchanged and for which no separate consideration will be received.

(4) There are being registered under this registration statement such indeterminate numbers of securities of Global Sources Ltd. as will have an aggregate initial offering price not to exceed $300,000,000. The initial public offering price of any securities denominated in any foreign currencies or currency units will be the U.S. dollar equivalent thereof based on the prevailing exchange rates at the respective times such securities are first offered. If any Global Sources Ltd. debt securities are issued at an original issue discount, then the securities registered will include such additional Global Sources Ltd. unsecured debt securities as may be necessary such that the aggregate initial public offering price of all securities issued pursuant to this registration statement will not exceed $300,000,000. In addition, pursuant to Rule 416 under the Securities Act of 1933, this registration statement will cover such indeterminate number of Global Sources Ltd. common shares that may be issued with respect to share splits, share dividends and similar transactions. A portion of the Global Sources Ltd. common shares registered hereunder may be sold by selling shareholders from time to time pursuant to this registration statement. Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) of the Securities Act of 1933 on the basis of the average of the high and low sales prices of the Global Sources Ltd. common shares on the Nasdaq National Market on April 5, 2004.

(5) Pursuant to General Instruction II.C to Form F-3, the amounts to be registered, proposed maximum aggregate offering price per security, and proposed maximum aggregate offering price have been omitted for each class of securities that is offered hereby by the registrant.

(6) The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933 and reflects the maximum offering price of the securities that may be issued.

(7) Each Global Sources Ltd. share purchase unit consists of (a) a Global Sources Ltd. common share purchase contract, under which the holder or Global Sources Ltd., upon settlement, will purchase a fixed or varying number of Global Sources Ltd. common shares, and (b) a beneficial interest in either Global Sources Ltd. debt securities, Global Sources Ltd. preferred shares or debt or equity obligations of third parties, including U.S. Treasury securities, purchased with the proceeds from the sale of the Global Sources Ltd. share purchase units. No separate consideration will be received for the Global Sources Ltd. share purchase contracts or the related beneficial interests.

================================================================================

PRELIMINARY PROSPECTUS
SUBJECT TO COMPLETION, DATED APRIL 12, 2004

$300,000,000
GLOBAL SOURCES LTD.
COMMON SHARES, PREFERRED SHARES, DEBT SECURITIES, WARRANTS TO PURCHASE COMMON SHARES, PREFERRED SHARES OR DEBT SECURITIES, SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS AND COMMON SHARES OFFERED BY SELLING SHAREHOLDERS

The following are types of securities that may be offered and sold by us under this prospectus from time to time up to an aggregate initial offering price of $300,000,000:

     o    common shares;

     o    preferred shares;

     o    unsecured debt securities;

     o warrants to purchase common shares, preferred shares or debt securities; and

     o    share purchase contracts and share purchase units.

In addition, this prospectus also covers potential sales by one or more selling shareholders named herein who may resell in one or more offerings a portion of our common shares that they own or that will be issued upon conversion or exchange of options or warrants.

A prospectus supplement, which must accompany this prospectus, will describe the securities to be offered and sold, as well as the specific terms of the securities. Those terms may include, among others, as applicable:

     o    aggregate principal amount;

     o    issue price;

     o    denomination;

     o    currency or composite currency;

     o    maturity;

     o    interest rate;

     o    dividend rate;

     o    sinking fund terms;

     o    ranking;

     o    redemption terms;

     o    conversion terms;

     o    warrant exercise price;

     o    warrant expiration date;

     o    listing on a securities exchange;

     o    amount payable at maturity; and

     o    liquidation preference.

The prospectus supplement may also supplement or update information contained in this prospectus; provided that such information does not constitute material changes to the information herein such that it alters the nature of the offering or the securities offered. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Incorporation of Documents by Reference" before investing in our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Our common shares are traded on the Nasdaq National Market under the symbol "GSOL." The closing price of our common shares was $12.00 per share on April 8, 2004.

INVESTING IN OUR SECURITIES INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 6.


                                TABLE OF CONTENTS

                                                                            PAGE

Cautionary Note Regarding Forward-Looking Statements.............................................................ii
Prospectus Summary................................................................................................1
Summary Historical Consolidated Financial and Operating Data......................................................4
Risk Factors......................................................................................................6
Use of Proceeds..................................................................................................14
Price Range of Common Shares.....................................................................................14
Dividend Policy..................................................................................................14
Selected Historical Consolidated Financial and Operating Data....................................................16
Ratio of Earnings to Fixed Charges and Preferred Share Dividends.................................................18
Management's Discussion and Analysis of Financial Condition and Results of Operation.............................19
Business.........................................................................................................29
Senior Management and Directors..................................................................................41
Security Ownership of Certain Beneficial Owners and Management...................................................47
General Description of the Offered Securities....................................................................50
Description of Share Capital.....................................................................................50
Description of Preferred Shares..................................................................................59
Description of Debt Securities...................................................................................61
Description of Warrants to Purchase Common Shares or Preferred Shares............................................74
Description of Warrants to Purchase Debt Securities..............................................................76
Description of Share Purchase Contracts and Share Purchase Units.................................................78
Selling Shareholders.............................................................................................80
Plan of Distribution.............................................................................................81
Where You Can Find More Information..............................................................................83
Incorporation of Documents by Reference..........................................................................83
About This Prospectus............................................................................................84
Legal Matters....................................................................................................85
Experts..........................................................................................................85
Index to Consolidated Financial Statements......................................................................F-1

                              _____________________

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Except for any historical information contained herein, the matters discussed in this prospectus contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operations and business. These statements relate to analyses and other information which are based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to our future prospects, developments and business strategies. These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "will" and similar terms and phrases, including references to assumptions. These forward-looking statements, including current trend information, projections for future business activities and other trend projections, involve risks and uncertainties that may cause our actual future activities and results of operations to be materially different from those suggested or described in this prospectus.

     These risks include:

     o    customer satisfaction and quality issues;

     o    competition;

     o    our ability to achieve and execute internal business plans;

     o worldwide political instability and economic downturns and inflation, including any weakness in the economic and political conditions of countries in the Asia-Pacific region, including China; and

     o    other factors described herein under "Risk Factors."

     If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those expected, estimated or projected. Given these uncertainties, users of the information included in this prospectus, including investors and prospective investors, are cautioned not to place undue reliance on such forward-looking statements. We do not intend to update the forward-looking statements included in this prospectus.

     In this prospectus and in the accompanying prospectus supplement, except as specified otherwise or unless the context requires otherwise, "we," "us," "our," the "Company" and "Global Sources" refer to Global Sources Ltd. and its subsidiaries, and do not include or refer to the selling shareholders.

--------------------------------------------------------------------------------

                               PROSPECTUS SUMMARY

This summary is not complete and does not contain all the information you should consider. You should read this entire prospectus and any supplements to this prospectus carefully, including without limitation, the documents incorporated by, reference in this prospectus and the section entitled "Risk Factors."

                                   OUR COMPANY

     We are a leading business-to-business (B2B) media company that provides information and integrated marketing services to facilitate global trade, with a particular focus on the China market. For more than 33 years, we have been in the business of helping buyers find products and suppliers in Asia.

     Our online services account for the majority of our revenue, with substantially all other revenue coming from trade publications and trade shows. We derive most of our revenue from suppliers for marketing and advertising services. At any point in time, several thousand suppliers are promoting their products through our media. These suppliers range from large companies such as Hitachi, Motorola, Philips, Texas Instruments and Toshiba, to hundreds of smaller firms.

     We have a significant presence across a number of industry sectors, including electronics, fashion accessories, hardware and gifts. We have been particularly effective in facilitating China's two-way trade of electronic goods, its largest import and export sector.

Global Trade and the Role of Media

     Asia has become the primary supply market for many of the consumer products sold in the world. China's admission to the World Trade Organization in 2001 led to a dramatic shift in global trade, with more orders flowing to China and away from traditional supply markets such as Taiwan and Hong Kong. For example, from 1999 to 2003, China's exports to the US grew by a compound annual growth rate of 15%, while exports from Taiwan and Hong Kong each declined by 8%.

     With a population that is more than 15 times as large as Hong Kong, Taiwan and Korea combined, and with comparably more manufacturing facilities, the potential scale of China as an exporter is very substantial. China's exporters include state-owned enterprises, joint ventures and a rapidly growing number of entrepreneurial companies. Many of these companies are relatively inexperienced with exporting.

     International trade is complex, making it difficult for many suppliers and buyers to effectively participate. With thousands of manufacturers spread across vast regions, and given the large distances between them and their customers, it is difficult for buyers and suppliers to identify and communicate with each other.

     Media play a key role in helping buyers and suppliers find, connect and transact with each other. Buyers use online marketplaces, trade publications and trade shows to stay informed about supply market developments and purchasing opportunities. Suppliers use these media to find new buyers and new markets for their products. Most suppliers want to use a full range of media to make sure they reach the majority of their target market, because of the benefits of different exposures to buyers, and because each type of media plays a different role in the sales cycle.

The Global Sources Solution

     We provide online marketplaces, trade publications and trade shows that connect Asian suppliers with buyers worldwide.

     o Global Sources Online is comprised of marketplaces for nine industry sectors.

     o We publish seven monthly trade publications, plus various other quarterly and seasonal publications.

     o    We have six China Sourcing Fairs scheduled in Shanghai during 2004.

     On the buyer side, we serve an independently certified community of more than 400,000 active members in more than 200 countries and territories, up from 209,000 at the end of 2000. Active members are buyers who have received a magazine or a CD-ROM, or who have made an inquiry through Global Sources Online within the past year. During 2003, buyers sent more than 3.8 million requests for information (RFIs) to the 130,000 suppliers listed on Global Sources Online.

     During 2003, more than 6,600 suppliers paid us for marketing and/or advertising services. More than 5,900 of these suppliers were located in greater China, which includes over 3,100 in mainland China, 1,900 in Taiwan, and 950 in Hong Kong SAR.

     With the combination of our online, print and trade show offerings, supported by our creative and production services, we offer suppliers a virtual, one-stop shop for most of their export marketing communications needs. We believe that we are the largest company offering such an integrated solution to companies engaged in international trade with China.

Strategy

     Our objective is to be the preferred provider of essential information and integrated marketing services in the markets we serve. Our primary strategy to achieve this is by serving industry sectors with each of online, trade publication and trade show media. This range of media enables suppliers to reach their prospective markets in multiple ways. It may also give us a competitive advantage over media companies who do not offer a full range of media.

     Our growth strategy has five primary components:

     (1) Continue to Expand in China. We are significantly expanding our sales representation, marketing and infrastructure in China to enable us to grow our revenue along with the anticipated growth of China trade in the industry sectors we serve.

     (2) Expand Trade Show Business. We plan to launch more trade shows, including six China Sourcing Fairs in 2004.

     (3) Add New Customers for Existing Services. We believe we can significantly increase the number of suppliers who will purchase our online marketplace, trade publication and trade show services for three primary reasons: the overall strength and differentiation of our services; the largest community of independently certified buyers we have involved in global B2B trade; and the increasing number of buyers making inquiries through Global Sources Online.

     (4) Cross-Sell Services to Existing Customers. We see significant potential to convince more of our online marketplace and trade publication customers to also exhibit in our trade shows; and to convince more of our trade show exhibitors to also become customers of our online marketplaces and trade publications.

     (5) Seek Acquisitions, Joint Ventures and Alliances. We intend to selectively pursue acquisitions, joint ventures and alliances to help us accelerate achievement of our strategic goals.

Competitive Strengths

     (1) We are diversified in terms of products and services offered, industries served and customer base.

     (2) We are well positioned to grow along with China's exports and imports in our chosen industry sectors.

     (3) We have powerful and valuable assets including: the Global Sources brand; leading products and market positions; a long history and extensive presence in China; and substantial online leadership and expertise.

Challenges Facing the Company

     Our current business, competitive strengths and strategy are subject to significant risks, including the following:

     (1) Reliance on the China Market. Customers in China provided more than 36% of our total revenue in fiscal 2002 and approximately 43% in 2003. Our dependence on China is significant, and adverse political and/or economic changes may harm our business and cause our revenue to decline.

     (2) Limited Operating History in the Trade Show Business. To grow our trade show business, we will need to hire additional personnel and expend additional capital, including advance deposits to secure venues. In addition, factors such as the spread of SARS and the threat of terrorist attacks may have an adverse impact on our trade show business.

     (3) Managing Growth in China Sales Representation. We plan to substantially increase the number of independent sales representatives in China from the approximately 800 team members that we currently have in over 40 locations. Our success will depend in part upon our ability to implement and manage this growth effectively.

                     HISTORY AND PRINCIPAL EXECUTIVE OFFICE

     We originally were incorporated under the laws of Hong Kong in 1970. In April 2000, we completed a share exchange with a publicly traded company based in Bermuda, and our shareholders became the majority shareholders of the Bermuda corporation. As a result of the share exchange, we became incorporated under the laws of Bermuda and changed our name to Global Sources Ltd.

     Our primary operating offices are located in Shenzhen, China; Hong Kong SAR; Singapore; and Makati, Philippines. Our registered office is located at Canon's Court, 22 Victoria Street, Hamilton, HM 12, Bermuda, and our telephone number at that address is (441) 295-2244. Our website address is www.globalsources.com. Information contained on our website or available through our website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus.

          SUMMARY HISTORICAL CONSOLIDATED FINANCIAL AND OPERATING DATA

     The following summary historical consolidated financial and operating data for the three-year period ended December 31, 2002 and the nine months ended September 30, 2002 and 2003, respectively, should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the related notes which are included elsewhere in this prospectus. We derived the financial data as of December 31, 2002 and 2001 and for the years ended December 31, 2002, 2001 and 2000 from our audited financial statements included elsewhere in this prospectus. We derived the financial data as of December 31, 2000 from our audited financial statements not included in this prospectus. We derived the financial data as of September 30, 2003 and for the nine months ended September 30, 2003 and 2002 from our unaudited financial statements included elsewhere in this prospectus. Results for interim periods are not necessarily indicative of results to be expected during the remainder of the fiscal year or for any future periods.

Prior to August 8, 2002, Arthur Andersen served as our independent auditors. Since Arthur Andersen ceased practicing before the SEC on August 31, 2002, we are unable to obtain their written consent to incorporate or include by reference its reports on our financial statements. See "Risk Factors--Issues related to Arthur Andersen may impede our ability to access the capital markets." Our consolidated financial statements for the years ended December 31, 2000 and 2001 have been audited by Arthur Andersen.



                                                                                               NINE MONTHS ENDED
                                                   YEAR ENDED DECEMBER 31,                       SEPTEMBER 30,
                                             2000            2001           2002            2002             2003
                                                                          (In Thousands, Except Per
INCOME STATEMENT DATA:                                                           Share Data)
Revenues:
======================================
Online services...................      $   55,121      $  55,468      $       51,268  $      38,661   $      38,300
  Other media services..............           44,113        36,391            33,132         24,254          25,859
  Exhibitions.......................            2,635         2,619             2,455          1,890           1,362
  Miscellaneous.....................            1,184           807               631            477             509

Total revenues......................          103,053        95,285            87,486         65,282          66,030
Total operating expenses............          158,695        91,900            82,640         61,778          60,733
Income (loss) from operations.......    $     (55,642)  $     3,385    $       4,846   $      3,504    $      5,297
Income expense......................             (649)         (172)               --             --              --
Interest income.....................            1,135           357              439             230              73
Foreign exchange gains (losses), net               50          (470)               50             57             102
Write down of investments...........          (11,750)       (1,150)               --             --              --
Income (loss) before income taxes...          (66,856)        1,950             5,335          3,791           5,472
Income tax provision................           (1,277)       (1,143)             (720)          (597)           (325)
Income (loss) before minority           $     (68,133)  $       807    $       4,615           3,194           5,147
  interest .........................
Equity in income (loss) of affiliate              (51)           51                --             --              --
Minority interest...................              (37)          (83)             (308)          (168)           (469)
Net income (loss)...................    $     (68,221)  $       775    $       4,307   $      3,026    $     4,678
Basic and diluted net income (loss)
  per share.........................    $       (2.39)  $       0.03   $        0.15   $        0.10   $        0.16
Shares used in basic net income per
  share calculations(1).............            28,543        28,934            28,939         28,939          28,944
Shares used in diluted net income per
  share calculations(1).............            28,543        28,934            28,940         28,940          28,969

================================================================================



                                                                                              NINE MONTHS ENDED
                                                    YEAR ENDED DECEMBER 31,                     SEPTEMBER 30,
                                              2000           2001           2002            2002             2003
                                                                          (In U.S.
                                                                           Dollars
                                                                         Thousands,
                                                                          except Buyer
                                                                          community)
OTHER DATA:

  Net cash provided by operating
  activities.........................        $16,913       $15,464         $20,662        $15,335          $17,933
  Buyer community(2).................        209,739       309,943         378,031        369,885          398,026

                                                                                            AS OF
                                                       AS OF DECEMBER 31,               SEPTEMBER 30,
                                              2000           2001           2002            2003
                                                                          (In U.S.
                                                                           Dollars
                                                                         Thousands)
BALANCE SHEET DATA:
  Cash and securities................        $ 12,727     $    20,236     $  37,208      $  54,156
  Total assets ......................          55,706          53,602        62,650         76,256
  Long-term debt, less current portion         16,084          15,963        15,856         15,820
  Total shareholders' equity ........           8,161          11,601        18,522         24,915

_______________________________

(1) On April 14, 2000, in conjunction with our share exchange pursuant to which we became a public company listed on the Nasdaq National Market, we effectively consummated a 2,505 for 1 share split. All share and per share amounts have been restated for all periods presented. Effective April 1, 2004, we issued to all of our shareholders a bonus share distribution of one share for every ten shares held as of March 1, 2004. All common shares and per share amounts have been retroactively adjusted to reflect eleven for ten share split for all periods presented.

(2) Represents number of buyers who have received a magazine or a CD-ROM or who have made an inquiry through the Global Sources website
     (www.globalsources.com) within applicable period.

                                  RISK FACTORS

     In addition to other information in this prospectus, the following risk factors should be carefully considered in evaluating an investment in our company because such factors may have a significant impact on our business, operating results and financial condition. As a result of the risk factors set forth below and elsewhere in this prospectus, and the risks discussed in our other Securities and Exchange Commission filings, actual results could differ materially from those projected in any forward-looking statements.

General economic uncertainty may reduce spending for business-to-business marketing and advertising.

     The revenue growth and profitability of our business depends significantly on the overall demand for business-to-business media and especially on line marketplace services, trade publications and trade shows. We believe that the markets for these services are subject to the potentially negative impact of a number of factors, including reductions in marketing expenditures by suppliers and the overall weakening of global economies. These factors may give rise to a number of market trends that adversely affect our business and revenues.

The Chinese market is key to our current and future revenue growth, and political instability in this market could reduce our revenue and seriously harm our business.

     Our customers in China provided more than 36% of our total revenues in fiscal 2002 and we currently expect that revenues from China will be approximately 43% of our total revenues in fiscal 2003, and we believe our operations in China will continue to grow for the next several years. Our dependence on the China market and its revenues is significant, and adverse political changes in China may harm our business and cause our revenues to decline.

     The Chinese government has instituted a policy of economic reform which has included encouraging foreign trade and investment, and greater economic decentralization. However, the Chinese government may discontinue or change these policies, or these policies may not be successful. Moreover, despite progress in developing its legal system, China does not have a comprehensive and highly developed system of laws, particularly as it relates to foreign investment activities and foreign trade. Enforcement of existing and future laws, regulations and contracts is uncertain, and implementation and interpretation of these laws and regulations may be inconsistent. As the Chinese legal system develops, new laws and regulations, changes to existing laws and regulations and the interpretation or enforcement of laws and regulations may adversely affect business operations in China. While Hong Kong SAR (Special Administrative Region) has had a long history of promoting foreign investment, its incorporation into China means that the uncertainty related to China and its policies may now also affect Hong Kong SAR.

The international markets, and in particular the Asia-Pacific region, in which we do business are subject to political and economic instability, which may interfere with our ability to do business, increase our costs and decrease our revenues.

     The international markets in which we operate are subject to risks, including:

     o    fluctuations in regional economic conditions;

     o    political instability;

     o    the threat of terrorist attacks;

     o    conflicting and changing legal and regulatory requirements;

     o    restrictions placed on our operations due to our foreign status;

     o    significant changes in tax rates and reporting requirements;

     o the loss of revenues, property and equipment from expropriation, nationalization, war, insurrection, terrorism and other political risks;

     o adverse governmental actions, such as restrictions on transfers of funds and trade protection measures, including tariffs and export quotas; and

     o    fluctuations in currency exchange rates.

     In 2002, we derived more than 90% of our revenues from customers in the Asia-Pacific region. We expect that a majority of our future revenues will continue to be generated from customers in this region. At the time of the Asian economic crisis of 1997 and 1998, our revenues and operating results were adversely affected. During the Asian economic crisis, both our sales and revenues declined. If there is future political or economic instability in the Asia-Pacific region, our business may be harmed and our revenues may decrease.

     Because we operate internationally, foreign exchange rate fluctuations may have a material impact on our results of operations. To the extent significant currency fluctuations occur in Asian currencies, our revenues and profits would be affected. At the time of the Asian economic crisis of 1997 and 1998, certain of our contracts were dominated and priced in foreign currencies. The conversion of these contract proceeds into U.S. dollars resulted in losses and is indicative of the foreign exchange risk assumed by us. Currently, we do not hedge our exposure to foreign currency fluctuations.

Our limited operating history in the trade show business as well as other factors could adversely affect our ability to operate in this business successfully.

     Our trade show business to date has been limited. To increase our scale in the trade show business, we will need to hire additional personnel and expend additional capital. The trade show business also requires us to make substantial non-refundable deposits to secure venue dates far in advance of our conducting the trade show. We may not have sufficient access to capital to expand our trade show business and we can give no assurances that our operation of this business will be incremental to our growth.

     In addition, while we expect that a significant portion of our future revenues will be derived from our trade show business, several factors could negatively affect our financial performance in this business, including:

     o    the spread of SARS, Avian influenza and other similar epidemics;

     o    political instability and the threat of terrorist attacks;

     o    decrease in demand for booth space;

     o    limited availability of venues and appropriate venue dates;

     o    competing trade shows; and

     o    our inability to effectively expand our staff and infrastructure.

If our current and potential customers are not willing to adopt and renew our services, we may not attract and retain a critical mass of customers.

     Our services will be attractive to suppliers only if buyers use our services to identify suppliers and purchase their products. The content, products and suppliers currently available on our websites and other media or made available by suppliers may not be sufficient to attract and retain buyers. If buyers and suppliers do not accept our online services and other media, or if we are unable to attract and retain a critical mass of buyers and suppliers for our online services and other media, our business will suffer and our revenues may decrease.

     None of the buyers or suppliers that currently pay to use our services are under any long-term contractual obligation to continue using our services. A significant percentage of our customers do not renew their contracts and we experience high customer turnover from year to year. If we cannot replace non-renewing customers with new customers, our business could be adversely affected.

We may not be successful in identifying and consummating acquisitions, joint ventures and alliances to expand our business.

     We are regularly evaluating potential strategic acquisitions, joint ventures and alliances and we believe that such transactions are an integral part of our business strategy. However, we may not be able to negotiate terms successfully, finance the acquisition or arrangement, or integrate any new businesses, products or technologies into our existing business and operations. Even if we are successful in integrating any new businesses, products or technologies into our existing business, we may not achieve expected results, or we may not realize other expected benefits. If we are unable to make acquisitions and enter into joint ventures and alliance arrangements successfully, our growth potential may be harmed.

If we are unable to compete effectively, we will lose current customers and fail to attract new customers.

     Our industry is intensely competitive, evolving and subject to rapid change. Barriers to entry are minimal, and competitors are able to launch new websites and other media at a low cost. Competition is likely to result in price reductions, reduced margins and loss of market share, any one of which may harm our business. We compete for our share of customers' marketing and advertising budgets with other online marketplaces, trade publications and trade shows. Competitors vary in size, geographic scope, industries served and breadth of the products and services offered. We may encounter competition from companies which offer more comprehensive content, services, functionality and/or lower prices.

     Many of our current and potential competitors may have greater financial, technical, marketing and/or other resources and experience and greater name recognition than we have. In addition, many of our competitors may have established relationships with one another and with our current and potential suppliers and buyers and may have extensive knowledge of our industry. Current and potential competitors have established or may establish cooperative relationships with third parties to increase the ability of their products to address customer needs. Accordingly, our competitors may develop and rapidly acquire significant market share.

Our quarterly operating results may have seasonal fluctuations, and we may fail to meet analyst, investor and shareholder expectations, causing our share price to decline.

     We have experienced seasonal quarter-to-quarter fluctuations. Our buyer activity is often relatively slower during the summer and year-end vacation and holiday periods. Additionally, our online and trade publication advertising revenue is seasonal and tends to be highest in the fourth quarter of each calendar year as a result of increased advertising and media buying in that quarter. Virtually all of our trade shows are expected to be held in April and October of each year. As a result, second and fourth quarter revenues are likely to be substantially higher than the first and third quarter revenues. However, certain expenses associated with these revenues are likely to be incurred in preceding quarters, which may cause results to be lower in those quarters. If revenues in a quarter fails to meet or exceed the expectations of public market analysts, investors and shareholders, the price of our shares may decline.

Current weakness of the telecommunications and Internet infrastructure in the Asia-Pacific region could harm our business.

     We are likely to continue to derive the majority of our Internet-based online marketplace revenues from the Asia-Pacific region. The quality of some of the telecommunications and Internet infrastructure and telephone line availability in China and in some Asia-Pacific countries is poor. This may contribute to lower than expected adoption of many of our services and may cause usage growth and revenues to fall below expectations. In addition, access fees are high in many Asia-Pacific countries, which also contributes to low usage and may adversely affect our growth and revenues potential.

Customer concerns regarding security may deter use of our online products and services.

     Widely publicized security breaches involving the Internet or in online services generally, or our failure to prevent security breaches, may cause our current and potential customers not to use our products and services and adversely affect our revenues. We may be required to incur additional costs to protect against security breaches or to alleviate problems caused by these breaches. Our potential for growth depends on our customers' confidence in the security of our products and services.

The failure of outside parties to meet our service level and information accuracy expectations may make our services less attractive to customers and harm our business.

     We rely on outside parties for some information, licenses, product delivery and technology products and services. We rely on technology relationships with software developers and providers, systems integrators and other technology firms to support, enhance and develop our products and services. Although we have contracts with technology providers to enhance, expand, manage and maintain our computer and communications equipment and software, these service providers may not provide acceptable services. Services provided by third parties include managing our Global Sources Online network Web server, maintaining our communica-tions lines and managing our network data centers and software development. These relationships may not continue or we may not be able to develop additional third-party relationships on acceptable commercial terms, which could cause customer dissatisfaction and/or a delay in the launch of new software or services.

     We license some components of our technology from third parties. These licenses may not be available to us on commercially reasonable terms in the future. The loss of these licenses could delay release or enhancement of our services until equivalent technology could be licensed, developed or otherwise obtained. Any such delay could have a material adverse effect on our business. These factors may deter customers from using our services, damage our business reputation, cause us to lose current customers, and harm our ability to attract new customers.

     We have no control over the accuracy, timeliness or effectiveness of the information, products and services of these outside parties. As a result of outside party actions, we may fail to provide accurate, complete and current information about customers and their products in a timely manner and to deliver information to buyers in a satisfactory manner.

We rely on independent sales representative firms and the loss of any significant firm or members of a firm would harm our business and revenues.

     We rely on the services of independent sales representative firms for the sales and marketing of our products and services. We have service agreements with various sales representative firms that employ sales representatives. Four sales representative firms in China are responsible for supplier accounts which in the aggregate accounted for approximately 43% of our total revenues for the year ended December 31, 2003. Generally, either we or the sales representative firm may terminate the service agreement between us upon short notice. It is possible that we may not retain some of our sales representative firms, or they may not retain some of their sales personnel or be able to replace them with equally qualified personnel. Furthermore, if a sales representative firm terminates its agreement with us, some of our customers with a direct relationship with that sales representative firm or its personnel may terminate their relationship with us. Although these firms and their employees are independent from us, there can be no assurance that our reputation and our business will not be harmed by their acts or omissions.

The loss of one or more of our executive officers or key employees, either to a competitor or otherwise, could harm our business.

     Our executive officers and key employees are critical to our business. Our executive officers and key personnel may not remain with us and their loss may negatively impact our operations, and may reduce our revenues and cash flows. In particular, the services of our chief executive officer, chief financial officer, chief operating officer and chief information officer are important to our operations. If competitors hire our key personnel, it could allow them to compete more effectively by diverting customers from us and facilitating more rapid development of their competitive offerings. We do not maintain key man insurance on any of our executive officers.

Our inability to maintain effective Internet domain names could create confusion and direct traffic away from our online services.

     If we are not able to prevent third parties from acquiring Internet domain names that are similar to the various Internet domain names that we own, third parties could create confusion that diverts traffic to other websites away from our online services, thereby adversely affecting our business. The acquisition and maintenance of Internet domain names generally are regulated by governmental agencies. The regulation of Internet domain names in the United States and in foreign countries is subject to change. As a result, we may not be able to acquire or maintain relevant Internet domain names. Furthermore, the relationship between regulations governing such addresses and laws protecting proprietary rights is unclear.

If we release new services, catalog tools or software that contain defects, we may need to suspend further sales and services until we fix the defects, and our reputation could be harmed.

     Our services depend on software that is complex and that may contain unknown and undetected defects, errors or performance problems. We may not discover defects, errors or performance problems that affect our new or current services or enhancements until after they are deployed. These defects, errors or performance problems could force us to suspend sales and services or cause service interruptions which could damage our reputation or increase our service costs, cause us to lose revenues, delay market acceptance or divert our development resources, any of which could severely harm our business.

Risk of failure of our computer and communications hardware systems increases without redundant facilities.

     Our business depends on the efficient and uninterrupted operation of our computer and communications hardware systems. Any system interruptions that cause Global Sources Online or any of our online sites to be unavailable may drive away buyers and reduce the attractiveness of these sites to advertisers and could adversely affect our business, financial condition and operating results. We maintain most of our computer systems in one web-hosting and internal support facility in Singapore. We do not have redundant facilities or disaster recovery systems for our computer systems. Interruptions could result from natural disasters as well as catastrophic hardware failures, software problems, extended power loss, telecommunications failure and similar events.

We may be subject to legal liability for publishing or distributing content over the Internet or in our trade publications or trade shows.

     We may be subject to legal claims relating to the content on Global Sources Online or our other websites, or the downloading and distribution of such content, as well as legal claims arising out of the products or companies featured in our trade publications and tradeshows. Claims could involve matters such as libel and defamation, patent, trademark, copyright and design infringement, fraud, and invasion of privacy. Media companies have been sued in the past, sometimes successfully, based on the content published or made available by them. Like many companies in our industry, we have received notices of claims based on content made available on our website. In addition, some of the content provided on Global Sources Online is manually entered from data compiled by other parties, including governmental and commercial sources, and this data may have errors, or we may introduce errors when entering such data. If our content is improperly used or if we supply incorrect information, third parties may take legal action against us. In addition, we may violate usage restrictions placed on text or data that is supplied to us by third parties. Our insurance may not cover claims of this type, or may not provide sufficient coverage, which could harm our reputation and operating results.

Evolving regulation of the Internet and commercial e-mail may affect us adversely.

     As Internet commerce continues to evolve, increasing regulation by federal, state or foreign agencies becomes more likely. Strict legal prohibitions on the transmission of unsolicited commercial email, coupled with aggressive enforcement, could reduce our ability to promote our services and our ability to facilitate communications between suppliers and buyers and, as a result, adversely affect our business.

     In addition, taxation of products and services provided over the Internet or other charges imposed by government agencies or by private organizations for accessing the Internet may also be imposed. Any regulation imposing greater fees for Internet use or restricting information exchange over the Internet could result in a decline in the use of the Internet and the viability of Internet-based services, which could harm our business and operating results.

     The laws governing Internet transactions and market access over the Internet are evolving and remain largely unsettled. The adoption or modification of laws or regulations relating to the Internet may harm our business by increasing our costs and administrative burdens. It may take years to determine whether and how existing laws apply to the Internet.

Our intellectual property protection is limited, and others may infringe upon it, which may reduce our ability to compete and may divert our resources.

     Our success depends upon proprietary technology, content and other intellectual property rights. We have relied on a combination of copyright, trade secret and trademark laws and nondisclosure and other contractual restrictions to protect ourselves. Our efforts to protect our intellectual property rights may not be adequate. Our competitors may independently develop similar technology or duplicate our software and services. If others are able to develop or use technology and/or content we have developed, our competitive position may be negatively affected.

     We have in the past co-developed, and may in the future co-develop, some of our intellectual property with independent third parties. In these instances, we take all action that we believe is necessary and advisable to protect and to gain ownership of all co-developed intellectual property. However, if such third parties were to introduce similar or competing online products and services that achieve market acceptance, the success of our online services and our business, financial condition, prospects and operating results may be harmed.

     We cannot determine whether future patent, service mark or trademark applications, if any, will be granted. No certainty exists as to whether our current intellectual property or any future intellectual property that we may develop will be challenged, invalidated or circumvented or will provide us with any competitive advantages.

     Litigation may be necessary to enforce our intellectual property rights, protect trade secrets, determine the validity and scope of the proprietary rights of others, or defend against claims of infringement or invalidity. Intellectual property laws provide limited protection. Moreover, the laws of some foreign countries do not offer the same level of protection for intellectual property as the laws of the United States. In addition, we may be unable to detect unauthorized use of our intellectual property. Litigation may result in substantial costs and diversion of resources, regardless of its outcome, which may limit our ability to develop new services and compete for customers.

If third parties claim that we infringe upon their intellectual property rights, our ability to use technologies and products may be limited, and we may incur substantial costs to resolve these claims.

     Litigation regarding intellectual property rights is common in the Internet and software industries. Defending against these claims could be expensive and divert our attention from operating our business. We expect third-party infringement claims involving Internet technologies and software products and services to increase. If we become liable to third parties for infringing their intellectual property rights, we could be required to pay substantial damage awards and be forced to develop non-infringing technology, obtain a license or cease using the products and services that contain the infringing technology or content. We may be unable to develop non-infringing technology or content or to obtain a license on commercially reasonable terms, or at all.

     In the past, we have received notices alleging intellectual property infringements. Although, to date, there has been no successful litigation directed against us with respect to the infringement and/or improper use of the intellectual property rights of third parties, there can be no assurances that there will not be any successful litigation in the future.

     We may also be named as a defendant in litigation alleging infringement of intellectual property rights by our customers. We may be required to defend ourselves and our customers against infringement claims. In the event of a claim of infringement, we and our customers may be required to pay significant damages or obtain one or more licenses from third parties, and we may be unable to obtain necessary licenses at a reasonable cost or at all. Inability to obtain licenses may prevent us from offering products and services, which may limit our revenues.

Our lengthy sales and implementation cycle could cause delays in revenues growth.

     The period between our initial contact with a potential customer and the purchase by it of our products and services is often long and unpredictable and may have delays associated with the lengthy budgeting and approval processes of our customers. This lengthy sales and implementation cycle may affect our ability to estimate our revenues in future quarters.

Our growth could strain our resources, and if we are unable to implement appropriate controls and procedures to manage our growth, we may not be able to successfully implement our business plan.

     We plan to increase substantially the number of independent sales representatives in China in order to pursue our business objectives. Our success will depend in part upon the ability of our senior management to implement and manage this growth effectively. To do this, additional new representatives must be recruited and trained. If our new representatives perform poorly, or if their training and management is unsuccessful, or if our relationships with our existing representatives fail, our business may be harmed. To manage the expected growth of our operations, we will need to continue to improve our operational, financial and management con-trols and our reporting systems and procedures. If we fail to manage our growth successfully, we will be unable to execute our business plan.

Merle A. Hinrichs, our Chairman and Chief Executive Officer, is also our controlling shareholder and he may take actions that conflict with your interest.

     Merle A. Hinrichs beneficially owns 67% of our common shares. Accordingly, Mr. Hinrichs controls the power to elect our directors, to appoint new management and to oppose actions requiring shareholder approval, such as adopting amendments to our articles of incorporation and approving mergers or sales of all or substantially all of our assets. Such concentration of ownership may have the effect of delaying or preventing a change of control even if a change of control is in the best interest of all shareholders. In addition, Mr. Hinrichs may still effectively control our company even if his share holdings would be significantly reduced. There may be instances in which the interest of our controlling shareholder may conflict with the interest of a holder of securities sold pursuant to this prospectus.

There is a limited public market for our shares and the trading volume for our shares is low which may limit your ability to sell your shares or purchase more shares.

     Our common shares have been traded in the public market for a limited time and this market may not be sustained. As a result of the April 2000 share exchange, 1,189,949 of our common shares were listed on the Nasdaq National Market. As of April 1, 2004 we had approximately 1,009 shareholders, and approximately 7,080,216 shares that were tradable on the Nasdaq National Market.

     However, because of the small number of shareholders and the small number of publicly tradable shares, we cannot be sure that an active trading market will develop or be sustained or that you will be able to sell or buy common shares when you want to. As a result, it may be difficult to make purchases or sales of our common shares in the market at any particular time or in any significant quantity. If our shareholders sell our common shares in the public market, the market price of our common shares may fall. In addition, such sales may create the perception by the public of difficulties or problems with our products and services or management. As a result, these sales may make it more difficult for us to sell equity or equity related securities in the future at a time or price that is appropriate.

Future sales of our common shares could depress the price of the common shares.

     Future sales of common shares by us or our existing shareholders could adversely affect the prevailing market price of the common shares. As of April 1, 2004, we had 28,952,194 common shares outstanding. At least 19,920,392 common shares outstanding are beneficially owned by people who may be deemed "affiliates," as defined by Rule 405 of the Act, and are "restricted securities" which can be resold in the public market only if registered with the Securities and Exchange Commission or pursuant to an exemption from registration.

     We cannot predict what effect, if any, that future sales of such restricted shares or the avilability of shares for future sale, will have on the market price of the common shares from time to time. Sales of substantial amounts of common shares in the public market, or the perception that such sales could occur, could adversely affect prevailing market prices for the common shares and could impair our ability to raise additional capital through an offering of our equity securities.

Because we are governed by Bermuda law rather than the laws of the United States and our assets are outside the U.S., our shareholders may have more difficulty protecting their rights because of differences in the laws of the jurisdictions.

     We are organized under the laws of Bermuda. In addition, certain of our directors and officers reside outside the United States and a substantial portion of our assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon such persons or to realize against them judgments of courts of the United States predicated upon civil liabilities under the United States federal securities laws. We have been advised by our legal counsel in Bermuda, Appleby Spurling Hunter, that there is doubt as to the enforcement in Bermuda, in original actions or in actions for enforcement of judgments of United States courts, of liabilities predicated upon U.S. federal securities laws, although Bermuda courts will enforce foreign judgments for liquidated amounts in civil matters subject to certain conditions and exceptions.

It may be difficult for a third party to acquire us, and this may depress our share price.

     Our bye-laws contain provisions that may have the effect of delaying, deferring or preventing a change in control or the displacement of our management. These provisions may discourage proxy contests and make it more difficult for the shareholders to elect directors and take other corporate actions. These provisions may also limit the price that investors might be willing to pay in the future for our common shares. These provisions include:

     o providing for a staggered board of directors, so that it would take three successive annual general meetings to replace all directors;

     o requiring the approval of 100% of shareholders for shareholder action by written consent;

     o establishing advance notice requirements for submitting nominations for election to the board of directors and for proposing matters that may be acted upon by shareholders at a general meeting; and

     o restricting business combinations with interested shareholders that have not been approved by at least two-thirds of the holders of our voting shares (other than the interested shareholder) or by a majority of the continuing directors or if certain prescribed conditions are met assuming that we will receive fair market value in exchange for such business combination. In this context, a "business combination" includes mergers, asset sales and other material transactions resulting in a benefit to the interested shareholder or the adoption of a plan for our liquidation or dissolution; a "continuing director" is a member of our board of directors that is not an affiliate or associate of an interested shareholder and was a member of our board prior to such person becoming an interested shareholder; and an "interested shareholder" is any person (other than us or any of our subsidiaries, any employee benefit or other similar plan or any of our shareholders who owned shares prior to the listing of our shares on the Nasdaq National Market) that owns or has announced its intention to own, or with respect to any of our affiliates or associates, within the prior two years did own, at least 15% of our voting shares.

Issues related to Arthur Andersen may impede our ability to access the capital markets.

     SEC rules and regulations require us to present historical audited financial statements in various SEC filings, including registration statements, along with our accountants' consent to our inclusion of its audit report in those filings. Prior to August 8, 2002, Arthur Andersen served as our independent auditors. Effective August 8, 2002, Arthur Andersen resigned as our independent public accountants and we subsequently retained Ernst & Young as our independent auditors for the fiscal year ended December 31, 2002. On August 31, 2002, Arthur Andersen ceased practicing before the SEC and, as a result, we are unable to obtain their written consent to incorporate by reference or include Arthur Andersen's reports on our financial statements. If the SEC ceased accepting financial statements previously audited by Arthur Andersen without Arthur Andersen's written consent, we would be unable to access the public capital markets unless Ernst & Young, our current independent accountant, or another independent accountant, is able to re-audit the financial statements originally audited by Arthur Andersen. In addition, investors in the securities offered hereby and in any future offerings we make for which we use Arthur Andersen audit reports will not be entitled to recovery against Arthur Andersen under the Securities Act for any material misstatements or omissions in those financial statements. Furthermore, Arthur Andersen will be unable to participate in the "due diligence" process that would customarily be performed by potential investors in our securities, which process includes having Arthur Andersen perform procedures to assure the continued accuracy of its report on our audited financial statements and to confirm its review of unaudited interim periods presented for comparative purposes. As a result, we may not be able to bring to the market successfully an offering of our securities. Consequently, our financing costs may increase or we may miss attractive market opportunities.

                                 USE OF PROCEEDS

     Except as may otherwise be described in the prospectus supplement relating to an offering of securities, the net proceeds from the sale of the securities included in this prospectus will be used for general corporate purposes. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the related prospectus supplement.

     We will not receive any of the proceeds from the sale of our common shares by the selling shareholders.

                          PRICE RANGE OF COMMON SHARES

         Our common shares are traded on the Nasdaq National Market under the symbol "GSOL." For the periods presented below, the high and low sales prices for our common shares as reported on the Nasdaq National Market were as follows:

PERIOD                                                HIGH            LOW
2002
First Quarter..............................         $5.06           $3.32
Second Quarter.............................         $4.64           $3.68
Third Quarter..............................         $3.82           $2.59
Fourth Quarter.............................         $4.72           $3.05
2003
First Quarter..............................         $4.82           $3.77
Second Quarter.............................         $5.50           $3.69
Third Quarter..............................        $10.09           $4.37
Fourth Quarter.............................         $9.09           $6.36
2004
First
Quarter....................................         $16.82          $6.74
Second Quarter (through April 8, 2004).....         $12.82          $11.01

     On April 8, 2004, the closing sales price for our common shares as reported on the Nasdaq National Market was $12.00. As of April 1, 2004, and based on information provided to us by our transfer agent, there were approximately 1,009 holders of record of our common shares.

                                 DIVIDEND POLICY

     Under Bermuda law, a company may declare and pay dividends unless there are reasonable grounds for believing that the company is, or would, after the payment, be unable to pay its liabilities as they become due or that the realizable value of the company's assets would thereby be less than the aggregate of its liabilities and issued share capital and share premium accounts.

     Under our bye-laws, each share is entitled to a dividend if, as and when dividends are declared by the board of directors. The board of directors may determine that any dividend may be paid in cash or will be satisfied by paying up in full common shares in Global Sources to be issued to the shareholders credited as fully paid or partly paid. The board of directors may also pay any fixed cash dividend which is payable on any of our common shares half-yearly or on other dates, whenever our position, in the opinion of the board of directors, justifies such payment.

     Dividends, if any, on our common shares will be paid at the discretion of our board of directors and will depend on our future operations and earnings, capital requirements, surplus and general financial conditions, as our board of directors may deem relevant.

     We have not paid any cash dividends on our common shares since October 1999. Previously, we paid dividends as a private company as a means to distribute earnings to shareholders. Beginning in October 1999, we have focused on the implementation of our growth plans, and we have retained earnings in furtherance of such plans. We are not permitted to pay a dividend under Bermuda law until such time as we have positive retained earnings. In any event, we do not intend to pay dividends for the foreseeable future in order to focus on our growth plans.

          SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OPERATING DATA

     The following table sets forth selected historical consolidated financial and operating data for the five-year period ended December 31, 2002 and the nine months ended September 30, 2002 and 2003, respectively. Such data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the related notes which are included elsewhere in this prospectus. We derived the financial data as of December 31, 2002 and 2001 and for the years ended December 31, 2002, 2001 and 2000 from our audited financial statements included elsewhere in this prospectus. We derived the financial data as of December 31, 2000, 1999 and 1998 and for the years ended December 31, 1999 and 1998 from our audited financial statements not included in this prospectus. We derived the financial data as of September 30, 2003 and for the nine months ended September 30, 2003 and 2002 from our unaudited financial statements included elsewhere in this prospectus. Results for interim periods are not necessarily indicative of results to be expected during the remainder of the fiscal year or for any future periods.

     Our consolidated financial statements for the year ended December 31, 1998 have been audited by PricewaterhouseCoopers and our consolidated financial statements for the years ended December 31, 1999, 2000 and 2001 have been audited by Arthur Andersen. Since Arthur Andersen ceased practicing before the SEC on August 31, 2002, we are unable to obtain their written consent to incorporate or include by reference its reports on our financial statements. See "Risk Factors--Issues related to Arthur Andersen may impede our ability to access the capital markets."

                                                                                                                NINE MONTHS
                                                                                                                   ENDED
                                                          YEAR ENDED DECEMBER 31,                              SEPTEMBER 30,
                                         1998          1999          2000         2001         2002         2002         2003
                                                                 (In Thousands, Except Per Share Data)
INCOME STATEMENT DATA:
Revenues:
  Online services...............     $  14,450     $  25,463      $  55,121    $  55,468    $  51,268    $   38,661    $ 38,300
  Other media services..........        76,900        61,778         44,113       36,391       33,132        24,254      25,859
  Exhibitions...................         1,312         1,906          2,635        2,619        2,455         1,890       1,362
  Miscellaneous.................         1,681         1,125          1,184          807          631           477         509
Total revenues..................        94,343        90,272        103,053       95,285       87,486        65,282      66,030
Operating Expenses:
  Sales.........................        27,498        29,481         33,847       31,236       28,659        21,649      21,827
  Event production..............           507           562            795          811          933           584         328
  Community ....................        15,413        13,120         13,710       12,735       12,481         9,364       8,903
  General and administrative....        34,787        31,521         35,618       32,748       28,885        21,382      21,041
  Online services development...         3,182         3,461          6,665        8,393        5,378         4,085       3,888
  Non-cash compensation expense(1)          --            --         65,689        2,501        2,564         1,999       1,213
  Other(2) .....................           379           371          2,371        3,476        3,740         2,715       3,533
Total operating expenses .......        81,766        78,516        158,695       91,900       82,640        61,778      60,733
Income (loss) from operations ..     $  12,577       $11,756      $ (55,642)   $   3,385    $   4,846         3,504    $  5,297
Income expense .................          (336)         (337)          (649)        (172)          --            --          --
Interest income ................           732           558          1,135          357          439           230          73
Foreign exchange gains (losses),
  net...........................           160           427             50         (470)          50            57         102
Write down of investments.......           --             --        (11,750)      (1,150)          --            --         --
Income (loss) before income taxes       13,133        12,404        (66,856)       1,950        5,335         3,791       5,472
Income tax provision............        (1,552)       (1,435)        (1,277)      (1,143)        (720)        (597)        (325)
Income (loss) before minority
  interest .....................     $  11,581     $  10,969      $ (68,133)   $     807    $   4,615    $    3,194       5,147
Equity in income (loss) of
  affiliate.....................            --            --            (51)          51           --            --          --
Minority interest...............            --            --            (37)         (83)        (308)        (168)        (469)
Net income (loss)...............     $  11,581     $  10,969      $ (68,221)   $     775    $   4,307    $    3,026    $  4,678
Basic and diluted net income                                                                                        0
  (loss) per share..............     $    0.42     $    0.40      $  (2.39)    $     0.03   $    0.15    $       0.1   $    0.16
Cash dividends declared per share          0.73         0.54             --           --           --           --           --
Shares used in basic net income
  per share calculations(3).....        27,557        27,557         28,543       28,934       28,939       28,939       28,944
Shares used in diluted net income
  per share calculations(3).....        27,557        27,557         28,543       28,934       28,940       28,940       28,969


                                                                                                                NINE MONTHS
                                                                                                                   ENDED
                                                          YEAR ENDED DECEMBER 31,                              SEPTEMBER 30,
                                         1998          1999          2000         2001         2002         2002         2003
                                                          (In U.S. Dollars Thousands, except Buyer community)
OTHER DATA:

  Net cash provided by operating
  activities.......................  $14,635     $  15,139        $  16,913    $  15,464    $  20,662   $  15,335     $  17,933
  Buyer community(4)...............    --          195,367          209,739      306,943      378,031     369,885       398,026


                                                                                                                          AS OF
                                                                        AS OF DECEMBER 31,                            SEPTEMBER 30,

                                                   1998         1999          2000          2001           2002           2003
                                                                    (In U.S. Dollars Thousands)
BALANCE SHEET DATA:
   Cash and securities...................      $  15,713    $  15,433     $  12,727     $  20,236      $  37,208      $      54,156
   Total assets .........................         46,960       46,645        55,706        53,602         62,650             76,256
   Net assets ...........................          9,686        5,710         8,161        11,601         18,522             24,915
  Long-term debt, less current portion...          5,366        3,540        16,084        15,963         15,856             15,820
   Total shareholders' equity .........            9,686        5,710         8,161        11,601         18,522             24,915

_______________________________


(1) Reflects the non-cash compensation expenses associated with the grants under the employee equity compensation plans and for year 2000, also includes the non-cash compensation expenses associated with the transfer of shares from Hung Lay Si Co. Ltd., our former parent company, to our chairman and chief executive officer. Non-cash compensation expense was allocated according to the category under which a staff employee and team member functioned as follows: approximately $623 (2001: $381; 2000: $291; nine months ended September 30, 2003: $284; nine months ended September 30, 2002: $394) represents sales expenses, $238 (2001: $87; 2000: $168; nine months ended September 30, 2003: $78; nine months ended September 30, 2002:
     $217) represents community expenses, $1,179 (2001: $1,546; 2000: $65,044;
     nine months ended September 30, 2003: $608; nine months ended September 30, 2002: $961) represents general and administrative expenses and $524 (2001:
     $487; 2000: $186; nine months ended September 30, 2003: $243; nine months ended September 30, 2002: $427) represents online services development expenses.

(2) Includes amortization of intangibles/software development cost and for the year ended December 31, 2000 also includes non-cash listing expenses of approximately $1.4 million.

(3) On April 14, 2000, in conjunction with our share exchange pursuant to which we became a public company listed on the Nasdaq National Market, we effectively consummated a 2,505 for 1 share split. All share and per share amounts have been restated for all periods presented. Effective April 1, 2004, we issued to all of our shareholders a bonus share distribution of one share for every ten shares held as of March 1, 2004. All common shares and per share amounts have been retroactively adjusted to reflect the eleven for ten share split for all periods presented.

(4) Represents number of buyers who have received a magazine or a CD-ROM or who have made an inquiry through the Global Sources website
     (www.globalsources.com) within the applicable periods. Our independent certification of the buyer community began in 1999. We did not track buyer community data for 1998.

        RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED SHARE DIVIDENDS

     Because we did not have any preferred shares outstanding during the period presented, the ratio of earnings to combined fixed charges and preference dividends was the same as the ratio of earnings to fixed charges. The ratio of earnings to fixed charges, and any deficiency, where applicable, for each of the periods set forth below is as follows:

                                                                                                  NINE MONTHS ENDED
                                                          YEAR ENDED DECEMBER 31,                   SEPTEMBER 30,
                                              1998      1999       2000       2001       2002           2003

Ratio of earnings to fixed charges....         40        38        --          12         N/A           N/A
Deficiency of earnings to cover fixed
charges...............................         --         --       (66,856)     --         --            --

     "Fixed Charges" consists of:

     o    interest expensed and capitalized, and

     o    an estimate of the interest within rental expense.

     "Earnings" consists of income from continuing operations before income taxes and fixed charges (excluding capitalized interest).

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion of our financial condition and results of operations should be read in conjunction with the "Selected Financial Data" and the accompanying financial statements and the notes to those statements appearing elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this prospectus, particularly under the caption "Risk Factors."

OVERVIEW

OUR HISTORY AND DEVELOPMENT

     We are a leading facilitator of global merchandise trade. Our business began in 1971 in Hong Kong when we launched Asian Sources, a trade magazine to serve global buyers importing products in volume from Asia. Today we are one of Asia's leading providers of trade information in print, online, on CD ROM and face to face, meeting the marketing and sourcing needs of our supplier and buyer communities.

     While our core business facilitates exports from Asia to the world, we also facilitate trade from the world to Asia. In 1985, we launched Electronics News for China for this purpose. Today we have several publications, their associated websites plus leading events and conferences that provide information to high tech design engineers and manufacturers in China and throughout Asia.

     Realizing the importance of the Internet, we became one of the first providers of business to business online services by launching Asian Sources Online in 1995. In 1999, we changed the name of Asian Sources Online to Global Sources Online.

     We were originally incorporated under the laws of Hong Kong in 1970. In April 2000, we completed a share exchange with a publicly traded company based in Bermuda, and our shareholders became the majority shareholders of the Bermuda corporation. As a result of the share exchange, we became incorporated under the laws of Bermuda and changed our name to Global Sources Ltd.

     We derive revenue from three principal activities.

     Online services -- Our primary service is creating and hosting marketing websites that present suppliers' products and company information in a consistent and easily searchable manner on Global Sources Online. We also derive revenue from banner advertising fees. We ratably recognize the fees we receive to display a supplier's advertisement or company data over the contractual term, which generally is six to twelve months.

     Other media services -- We publish trade magazines, which consist primarily of product advertisements from suppliers and our independent editorial reports and product surveys. We publish our core trade magazines monthly, and a host of specialized magazines seasonally. Suppliers pay for advertising in our trade magazines to promote their products and companies. We also derive revenue from buyers that subscribe to our trade publications. We also offer CD-ROM versions of the content on Global Sources Online. We recognize revenue ratably over the period during which the advertisement is displayed, generally not exceeding one year.

     Events and trade shows -- We also host trade shows and recognize revenue for these trade shows at the conclusion of these events.

     Our sales costs consist of the commissions and marketing fees we pay to our independent sales representatives, as well as support fees for processing sales contracts and incentive payments. These representatives sell online services, advertisements in our trade magazines and exhibitor services and earn a commission as a percentage of the revenue generated.

CRITICAL ACCOUNTING POLICIES

     Our significant accounting policies are described in note 2 to the consolidated financial statements included elsewhere in this document. The following is a discussion of our critical accounting policies:

Revenue Recognition

     We derive our revenue primarily from receipt of advertising fees in our published trade magazines and websites, sale of trade magazines, receipt of fees from licensing our trade and service marks, receipt of service fees from the provision of software maintenance services, and from organizing trade shows and business seminars.

     Revenues from advertising in trade magazines and websites are recognized ratably over the period in which the advertisement is displayed. Advertising contracts do not exceed one year. When advertising fees from published trade magazines and websites are contracted under a single arrangement, we allocate the total advertising fees to the multiple deliverables based on their relative fair values. The fair value of the revenues from published trade magazines and websites is based on our average historical selling prices. We recognize revenue from sales of trade magazines upon delivery of the magazine. Magazine subscriptions received in advance are deferred and recognized as revenue upon delivery of the magazine. Revenue from the provision of maintenance service is deferred and recognized ratably over the maintenance service period. We recognize revenue from organizing trade shows and business seminars at the conclusion of the event and the related direct event production costs and direct event promotion costs are deferred and recognized as expenses upon conclusion of the event.

     We receive license fees and royalties from licensing our trade and service marks. Revenue from license fees is recognized ratably over the term of the license, currently four to five years. Royalties from license arrangements are earned ratably in the period in which the advertisement is displayed by the licensee.

     The correct measurement of timing and the duration of the contracts with our clients are essential to the recognition of our revenue. Any delays in recognizing the revenue could cause our operating results to vary significantly from period to period. In addition our revenue recognition determines the timing of certain expenses such as commissions and circulation expenses. We believe that we have adequate controls and processes in place to ensure the accuracy of the revenue recording.

Capitalization of development costs of software for internal use

     We adopted Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." Costs incurred in the preliminary project stage with respect to the development of software for internal use are expensed as incurred; costs incurred during the application development stage are capitalized and are amortized over the estimated useful life of three years upon the commissioning of service of the software. Training and maintenance costs are expensed as incurred.

     To account for the development costs related to the products to be sold, leased or otherwise marketed, we adopted SFAS No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed." Development costs incurred subsequent to the establishment of the technological feasibility of the product are capitalized. The capitalization will end when the product is available for general release to customers.

     Our policies on capitalized software development costs determine the timing and our recognition of certain development costs. In addition, these policies determine whether the costs are capitalized or recorded as expenses.

Estimation of allowance for doubtful debts

     The preparation of financial statements requires that our management make estimates and assumptions that affect the reported amounts of assets and liabilities in the financial statements.

     We estimate the collectibility of our accounts receivable based on the analysis of the accounts receivable, historical bad debts, customer credit-worthiness and current economic trends. We continuously monitor collections from our customers and maintain adequate allowance for doubtful accounts. While credit losses have historically been within our expectations and the allowances we established, if the bad debts significantly exceed our provisions, our operating results and liquidity would be adversely affected.

Impairment of long-lived assets

     Property and equipment are amortized over their estimated useful lives. Useful lives are based on our estimates of the period that the assets will generate revenue and can be productively employed.

     We periodically review the carrying values of our long-lived assets based on the anticipated gross cash flows and will provide for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The impairment loss is measured based on the difference between the carrying amount of the asset and its fair value.

     While we believe our estimation of the useful lives and future cash flows are reasonable, different assumptions regarding such useful lives and cash flows could materially affect our valuations.

RESULTS OF OPERATIONS

     The following table sets forth the consolidated results of our operations as a percentage of total revenues:

                                                                                                    NINE MONTHS
                                                                                                       ENDED
                                                         YEAR ENDED DECEMBER 31,                   SEPTEMBER 30,
                                                    2000           2001           2002          2002           2003
INCOME STATEMENT DATA:
Revenue:
   Online services........................           53%            58%            59%           59%            58%
   Other media services...................           43             38             38            37             39
   Exhibitions............................            3              3              2             3              2
   Miscellaneous..........................            1              1              1             1              1
     Total revenue........................          100            100            100           100            100
OPERATING EXPENSES:
   Sales..................................           33             33             33            33             33
   Event Production.......................            1              1              1             1              1
   Community..............................           13             13             14            14             13
   General and administrative.............           35             34             33            33             32
   Online services development............            6              9              6             7              6
   Non-cash compensation..................           64              3              3             3              2
   Other..................................            2              3              4             4              5
   Total operating expenses...............          154             96             94            95             92
   Income (loss) from operations..........          (54)%            4%             6%            5%             8%
     Net income (loss)....................          (66)%            1%             5%            5%             7%


                                                                  NINE MONTHS
                                                                     ENDED
                                                                 SEPTEMBER 30,
                                                           2002                  2003
                                                           (IN U.S. DOLLAR THOUSANDS)
REVENUES:
  Online services.........................            $    38,661           $    38,300
  Other media services....................                 24,254                25,859
  Exhibitions.............................                  1,890                 1,362
  Miscellaneous...........................                    477                   509
                                                           65,282                66,030
OPERATING EXPENSES:
  Sales...................................                 21,649                21,827
  Event production........................                    584                   328
  Community...............................                  9,364                 8,903
  General and administrative..............                 21,382                21,041

                                       21


                                                                  NINE MONTHS
                                                                     ENDED
                                                                 SEPTEMBER 30,
                                                           2002                  2003
                                                           (IN U.S. DOLLAR THOUSANDS)

  Online services development.............                  4,085                 3,888
  Non-cash compensation expense...........                  1,999                 1,213
  Amortization of intangibles/Software
    development cost......................                  2,715                 3,533
TOTAL OPERATING EXPENSES..................                 61,778                60,733
INCOME FROM OPERATIONS....................                  3,504                 5,297
NET INCOME................................            $     3,026           $     4,678
INCOME FROM OPERATIONS:
  Online services.........................                  4,890                 3,954
  Other media services....................                 (1,622)                1,792
  Exhibitions.............................                      5                  (907)
  Miscellaneous...........................                    231                   458
CONSOLIDATED..............................            $     3,504           $     5,297


                                                                  NINE MONTHS
                                                                     ENDED
                                                                 SEPTEMBER 30,
                                                           2002                  2003
Asia......................................            $    61,073           $    61,179
United States.............................                  3,464                 4,194
Europe....................................                    354                   343
Other.....................................                    391                   314
Total revenue.............................            $    65,282           $    66,030


NINE MONTHS ENDED SEPTEMBER 30, 2003 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 2002

REVENUES

     Total revenues grew to $66.0 million during the nine months ended September 30, 2003 from $65.3 million during nine months ended September 30, 2002, a growth of 1%. Our online services revenue declined marginally by $0.4 million or 1% to $38.3 million during the nine months ended September 30, 2003, as compared to $38.7 million during the nine months ended September 30, 2002. Revenue from our other media services grew by $1.6 million or 7% to $25.9 million during the nine months ended September 30, 2003 as compared to $24.3 million during the nine months ended September 30, 2002.

     We have made substantial progress in developing our customer base in China as manufacturing and investment moves into China, which has offset much of the decline in other markets. Revenues from China grew by 20% during the nine months ended September 30, 2003 compared to the nine months ended September 30, 2002, making China the Company's largest market. China accounts for 42% of total revenues for the nine months ended September 30, 2003.

     Our goal is to be the leading creator and facilitator of global merchandise trade. Our strategies to achieve and maintain this goal are as follows:

     Our primary strategy is to expand in China by facilitating two-way trade. As manufacturers in the rest of Asia adapt to the seismic shifts being caused by China's growth, we have anticipated the needs of buyers and suppliers, and have developed the expertise to address them. For example, our online sourcing capabilities provide buyers with unrivalled access to the Chinese export manufacturing powerhouse. We also serve the importing needs of China's high-tech manufacturers with several publications and associated websites, such as our popular Electronic Engineering Times.

     In 2003 we launched a new line of business called the China Sourcing Fairs. This will offer international buyers direct access to China and other Asian manufacturers. The first fair was held during the fourth quarter of 2003. Future fairs will be held mainly in the second quarter and fourth quarter of each financial year. We will recognize exhibitor services revenue when the related event occurs.

     Our other key strategy is to improve the penetration of our services in all of our markets. This includes increasing the adoption and functionality of our electronic catalog solutions, and expanding our business serving Asia's high-tech manufacturers located outside China.

     Our objective is to steadily increase the usage of our print and online solutions by bringing together a critical mass of buyers and suppliers. By doing this, we believe our services will inherently create value for those users. Then, each new buyer increases the value to suppliers, and likewise, each new supplier gives buyers more choices. Thus, as our community grows, so does our leadership position.

OPERATING EXPENSES

     Sales. We utilize sales representatives in various territories to promote our products and services. Under these arrangements, the sales representatives are entitled to commissions as well as marketing fees. Commission expense is recorded when the associated revenue is recognized or when the associated accounts receivable are paid, whichever is earlier, and is included in sales expenses.

     The sales representatives, which are mainly corporate entities, handle collections from clients on our behalf. We include these collections as well as cash advances made to the sales representatives in receivables from sales representatives. As of June 30, 2002, our board of directors of two of these sales representative companies included a director we nominated to monitor the receivables collected from our clients by these related party sales representatives, and to monitor any changes to the authorized signatories of the depository bank accounts. The nominated directors were our employees. We and the nominated directors did not have any interest in the share capital of the sales representatives companies. However as of September 30, 2003 and September 30, 2002, we did not have any nominated directors on the board of directors of any of our sales representative companies.

     Sales costs consists of the commissions and marketing fees paid and incentives provided to our independent sales representatives and sales support costs.

     Sales costs increased from $21.6 million for the nine months ended September 30, 2002 to $21.8 million for the nine months ended September 30, 2003, an increase of 1% resulting mainly from the increase in sales.

     Event Production. Event production costs consist of costs incurred for hosting the exhibition events. The event production costs include venue rental charges, booth construction costs, travel costs incurred for the event hosting and other event organizing costs.

     Event production costs declined from $0.6 million during the nine months ended September 30, 2002 to $0.3 million during the nine months ended September 30, 2003, a decline of 50% due to decline in event production costs of our technical seminars and trade shows during the first nine months of 2003.

     Community. During the third quarter of 2003, we restructured our circulation function to enhance its scope and renamed it as community development. Certain items of costs for the first half of 2003 and prior periods have been regrouped from general and administrative costs to community costs to conform to current presentation.

     Community costs consist of the costs incurred for servicing our buyer community and for marketing our solutions to the global buyer community. The community costs also include costs relating to our trade magazine publishing business, specifically printing, paper, bulk circulation, subscription promotions and customer services costs.

     Community costs declined from $9.4 million during the nine months ended September 30, 2002 to $8.9 million during the nine months ended September 30, 2003. The decline of 5% was primarily due to a decline in printing charges, payroll costs and rental costs of premises.

     General and Administrative. General and administrative costs consist mainly of corporate staff compensation, information technology support services, content management services, marketing costs, office rental, depreciation, communication and travel costs.

     General and administrative costs declined marginally from $21.4 million during the nine months ended September 30, 2002 to $21.0 million during the nine months ended September 30, 2003, due mainly to a decline in information technology support services costs.

     Online Services Development. Online services development costs consist mainly of payroll, office rental and depreciation costs relating to the enhancements of Global Sources Online.

     Online services development costs to fund the expansion of our online services declined from $4.1 million during the nine months ended September 30, 2002 to $3.9 million during the nine months ended September 30, 2003, a decline of 5%. This decline resulted mainly from a decline in depreciation costs and rental cost of premises.

     Non-Cash Compensation Expenses. We have issued share awards under several equity compensation plans (ECP) to both employees and team members. The total non-cash compensation expense, resulting from the ECP, recorded by us during the nine months ended September 30, 2003 was $1.2 million compared to $2.0 million recorded during the nine months ended September 30, 2002. This decline was a result of the earlier shares awards that were fully vested in April 2003. The corresponding amounts for the non-cash compensation expenses are credited to shareholders' equity.

     Other Non-Cash Expenses. Other non-cash expenses mainly consist of amortization of software development costs.

     Other non-cash expenses during the nine months ended September 30, 2003 were $3.5 million, compared to $2.7 million for the nine months ended September 30, 2002.

     Income from Operations. The total income from operations during the nine months ended September 30, 2003 was $5.3 million compared to $3.5 million during the nine months ended September 30, 2002. The improvement primarily was due to growth in revenue, declines in event production costs, community costs, general and administrative costs, online services development costs and non-cash compensation expenses, and was offset partially by an increase in sales costs and amortization of software development costs. Income from operations for online services declined from $4.9 million during the nine months ended September 30, 2002 to $4.0 million during the nine months ended September 30, 2003, a decline of 18%. The decline primarily resulted from an increase in amortization of software development costs and a decline in online services revenue.

     Income Taxes. We and certain of our subsidiaries operate in the Cayman Islands and other jurisdictions where there are no taxes imposed on companies. Certain of our subsidiaries operate in Shenzhen, China, Hong Kong SAR and Singapore and are subject to income taxes in their respective jurisdictions. Also, we are subject to withholding taxes for revenues earned in certain other countries.

     We reported a tax provision of $0.3 million during the nine months ended September 30, 2003 and $0.6 million during the nine months ended September 30, 2002.

     Net Income. Net income was $4.7 million during the nine months ended September 30, 2003, compared to a net income of $3.0 million during the nine months ended September 30, 2002. The improvement was mainly due to growth in revenue, declines in event production costs, community costs, general and administrative costs, online services development costs, non-cash compensation expenses, income taxes and increases in foreign exchange gain, offset partially by decline in interest income, increases in sales costs, in amortization of software development costs and the share of profits attributable to a minority shareholder during nine months ended September 30, 2003 due to profitable performance of a subsidiary.

FISCAL YEAR 2002 COMPARED TO FISCAL YEAR 2001

REVENUE

     During the year ended December 31, 2002, our online services revenue declined by $4.2 million or 8% to $51.3 million as compared with $55.5 million during the year ended December 31, 2001. Revenues from our other media services declined by $3.3 million or 9% to $33.1 million during the year ended December 31, 2002 as compared with $36.4 million during the year ended December 31, 2001. Total revenues for the year ended December 31, 2002 were $87.5 million compared with $95.3 million for the year ended December 31, 2001, a decline of $7.8 million or 8%.

     Revenues have been affected by the poor global economy, and especially the severe recession in some of our traditional markets, Hong Kong SAR and Taiwan, which accounted for 60% of our revenues for fiscal year 2000. However, we have made substantial progress in developing our customer base in China as manufacturing and investment moves into China, which has offset much of the decline we have experienced in other markets. Revenues from China grew by 10% during fiscal year 2002, making China our largest market and China accounted for 38% of total revenues in fourth quarter of fiscal year 2002.

OPERATING EXPENSES

     Sales. Sales costs consist of the commissions and marketing fees paid and incentives provided to our independent sales representatives and sales support costs. Sales costs declined from $31.2 million during the year ended December 31, 2001 to $28.7 million during the year ended December 31, 2002, a decline of 8% due mainly to a decline in revenue.

     Event Production. Event production costs consist of costs incurred for hosting the exhibition events. The event production costs include venue rental charges, booth construction costs, travel costs incurred for the event hosting and other event organizing costs.

     Event production costs increased from $0.8 million during the year ended December 31, 2001 to $0.9 million during the year ended December 31, 2002, an increase of 13% due to an increase in event organizing costs.

     Community. Community costs consist of the costs incurred for servicing our buyer community and for marketing our solutions to the global buyer community. The community costs also include costs relating to our trade magazine publishing business, specifically printing, paper, bulk circulation, subscription promotions and customer service costs.

     Community costs declined slightly from $12.7 million during the year ended December 31, 2001 to $12.5 million during the year ended December 31, 2002, a decline of 2% due to a decline in printing costs and paper consumption.

     General and Administrative. General and administrative costs consist mainly of corporate staff compensation, information and technology support services, content management services, marketing costs, office rental, depreciation, communication and travel costs.

     General and administrative costs declined from $32.7 million during the year ended December 31, 2001 to $28.9 million during the year ended December 31, 2002, a decline of 12% due to our cost reduction measures that resulted in a decline in marketing expenses, information technology support costs, telecommunications costs and payroll costs, and a decline in content management services costs in the first half of 2002.

     Online Services Development. Online services development costs consist mainly of payroll, office rental and depreciation costs relating to the enhancements of Global Sources Online.

     Online services development costs to fund the expansion of our online services declined from $8.4 million during the year ended December 31, 2001 to $5.4 million during the year ended December 31, 2002, a decline of 36%. This decline resulted from reductions in fees paid to consultants and capitalization of expenses related to the internal development of new software and software tools.

     Non-Cash Compensation Expenses. We have issued share awards under several equity compensation plans ("ECP") to both employees and team members. The total non-cash compensation expense, resulting from the ECP, recorded by us during the years ended December 31, 2002 and 2001 was $2.6 million and $2.5 million, respectively. The corresponding amounts for the non-cash compensation expenses are credited to Shareholders' equity.

     Other Non-Cash Expenses. Other non-cash expenses consist of amortization of software development costs and amortization of intangibles.

     Other non-cash expenses during the year ended December 31, 2002 were $3.7 million, consisting primarily of amortization of software development costs, compared to $3.5 million for the year ended December 31, 2001, consisting of $3.1 million for amortization of software development costs and $0.4 million for amortization of intangibles.

     Income from Operations. Income from operations for online services grew to $6.3 million during the year ended December 31, 2002 from $6.0 million during the year ended December 31, 2001, an increase of 5%. The improvement primarily resulted from declines in sales costs, general and administration costs and online development costs compared to last year, offset partially by the decline in online services revenue. The total income from operations during the year ended December 31, 2002 was $4.8 million compared to $3.4 million during the year 2001. The improvement primarily was due to declines in sales costs, general and administration costs and online development costs compared to last year, offset partially by the decline in total revenues.

     Income Taxes. We and certain of our subsidiaries operate in the Cayman Islands and other jurisdictions where there are no taxes imposed on companies. Certain of our subsidiaries operate in Hong Kong SAR and Singapore and are subject to income taxes in their respective jurisdictions. Also, we are subject to withholding taxes for revenues earned in certain other countries.

     We reported a tax provision of $0.7 million during the year ended December 31, 2002 and $1.1 million during the year ended December 31, 2001.

Net Income

     Our net income was $4.3 million during the year ended December 31, 2002, compared to a net income of $0.8 million during the year ended December 31, 2001. The improvement primarily was due to declines in sales costs, general and administration costs, online development costs and exchange loss compared to the year ended December 31, 2001, and the $1.2 million write-down of investments recorded in year 2001 and offset partially by a decline in revenue.

LIQUIDITY AND CAPITAL RESOURCES

         We financed our activities for nine months ended September 30, 2003 using cash generated from our operations.

     Net cash generated from operating activities was $17.9 million during the nine months ended September 30, 2003, compared to $15.3 million cash generated from operating activities during the nine months ended September 30, 2002. The primary source of cash from operating activities was collections from our customers received through our independent sales representatives.

     Net cash used for investing activities was $8.8 million during the nine months ended September 30, 2003, which was used principally for capital expenditures for computers, software, software development, leasehold improvements, a motor vehicle and purchase of available-for-sale securities. Net cash used for investing activities during the nine months ended September 30, 2002 was $23 million, which was used principally for capital expenditures for computers, software, software development, leasehold improvements and purchase of available-for-sale securities.

     Net cash generated from financing activities was $0.03 million during the nine months ended September 30, 2003, which represents the amount received from directors for the shares subscribed by them in the directors' stock purchase plan. Net cash used for financing activities was $0.05 million during nine months ended September 30, 2002, which represents the amount received from directors for the shares subscribed by them in the directors' stock purchase plan.

     We have an existing credit facility with Bank of Bermuda (Isle of Man) Limited, which may be drawn in tranches of a minimum of U.S. $1.0 million. The lender may request that we secure our borrowings under the credit facility. The credit facility bears interest, payable quarterly in arrears, at the London Inter-Bank Market Rate plus 0.5%. The credit facility can be used for investments, working capital and general corporate purposes. Our shareholder, Hung Lay Si Co. Ltd., has guaranteed all of the obligations under the credit facility. On March 7, 2003, the credit facility was renewed for $10.0 million for one year, subject to the same terms and conditions as applicable to the original facility. We did not draw on that credit facility during the nine months ended September 30, 2003, and we have no bank debt as at September 30, 2003. Our credit facility expired on March 20, 2004 and we did not renew it.

     We continuously monitor collections from our customers and maintain an adequate allowance for doubtful accounts. While credit losses have historically been within our expectations and the allowances established, if bad debts significantly exceed our provisions, additional allowances may be required.

     Advance payments received from customers were $25.9 million as of September 30, 2003, compared to $18.3 million as at December 31, 2002, improving our liquidity. We anticipate that cash on hand and cash generated from operations will be adequate to satisfy our working capital, capital expenditure requirements and cash commitments based on the current levels of our operations.

     Our capital expenditures during the year ended December 31, 2003 amounted to $2.3 million and were incurred mainly for computers, software, software development, leasehold improvements and a motor vehicle. Our capital expenditures were financed using cash generated from our operations. The net book value of capital assets disposed during the year ended December 31, 2003 amounted to $0.04 million.

RECENT ACCOUNTING PRONOUNCEMENTS

     In June 2001, FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." This statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The purpose of this statement is to develop consistent accounting for asset retirement obligations and related costs in the financial statements and provides more information about future cash outflows, leverage and liquidity regarding retirement obligations and the gross investment in long-lived assets. We adopted SFAS No. 143 effective January 1, 2003 and believe that the adoption of this standard did not have a material impact on the Company's financial statements of position, results of operations, or cash flows.

     In December 2002, FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure," which requires additional disclosures in interim and annual financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The disclosure provisions of SFAS No. 148 are effective for fiscal years ending after December 15, 2002.

     In January 2003, FASB issued FIN No. 46, "Consolidation of Variable Interest Entities." FIN 46 requires a beneficiary to consolidate a variable interest entity ("VIE") if it is the primary beneficiary of that entity. The primary beneficiary is defined as having a variable interest in a VIE that will absorb a majority of the entity's expected losses if they occur, receives a majority of the entity's expected residual returns if they occur, or both. In December 2003, FASB completed deliberations of proposed modifications to FIN 46 ("Revised Interpretations") resulting in multiple effective dates based on the nature as well as the creation date of the VIE. VIEs created after January 31, 2003, but prior to January 1, 2004, may be accounted for either based on the original interpretation or the Revised Interpretations. However, the Revised Interpretations must be applied no later than the Company's first quarter of fiscal 2004. VIEs created after December 31, 2003 must be accounted for under the Revised Interpretations. Special Purpose Entities ("SPEs") created prior to February 1, 2003, may be accounted for under the original or revised interpretation's provisions no later than the first period ending after December 15, 2003. Non-SPEs created prior to February 1, 2003, should be accounted for under the revised interpretation's provisions no later than the Company's first quarter of fiscal 2004. We believe that the adoption of FIN 46 will not have a material impact on the Company's financial statements of position, results of operations, or cash flows.

     In November 2002, the EITF reached consensus on EITF Issue No. 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables," which addresses how to account for arrangements that may involve the delivery or performance of multiple products, services, and/or rights to use assets. The final consensus of EITF 00-21 is applicable to agreements entered into in fiscal periods beginning after June 15, 2003. We believe that the adoption of EITF 00-21 does not have a material impact on the Company's financial statements of position, results of operations or cash flows.

QUALITATIVE AND QUANTITATIVE DISCLOSURES ABOUT MARKET RISK

     We operate internationally and foreign exchange rate fluctuations may have a material impact on our results of operations. Historically, currency fluctuations have been minimal on a year to year basis in the currencies of the countries where we have operations. As a result, foreign exchange gains or losses in revenues and accounts receivable have been offset by corresponding foreign exchange losses or gains arising from expenses. However, during the Asian economic crisis of 1997 to 1998, both advertising sales and the value of Asian currencies declined, which caused a significant decline in revenues that was not fully offset by lower expense levels in Asian operations.

     This decline in revenues occurred due to contracts being denominated and priced in foreign currencies prior to devaluations in Asian currencies. The conversion of these contract proceeds to U.S. dollars resulted in losses and reflects the foreign exchange risk assumed by us between contract signing and the conversion of cash into U.S. dollars. We believe this risk is mitigated because historically a majority (ranging between 55% to 60%) of our revenues are denominated in U.S. dollars or are received in the Hong Kong currency which is currently pegged to the U.S. dollar. Correspondingly, a majority (approximately 85%) of our expenses are denominated in Asian currencies. To the extent significant currency fluctuations occur in the New Taiwan dollar, the Chinese renminbi or other Asian currencies, or if the Hong Kong dollar is no longer pegged to the U.S. dollar, our revenues and expenses fluctuate in tandem thus reducing the net impact on our profits.

     During the nine months ended September 30, 2003 and the nine months ended September 30, 2002, we have not engaged in foreign currency hedging activities.

     In the first nine months of 2003 and the first nine months of 2002, we derived more than 90% of its revenue from customers in the Asia-Pacific region. We expect that a majority of our future revenue will continue to be generated from customers in this region. Future political or economic instability in the Asia-Pacific region could negatively impact our business.

                                    BUSINESS

SUMMARY

     We are a leading business-to-business (B2B) media company that provides information and integrated marketing services, with a particular focus on the China market. Our mission is to facilitate global trade between buyers and suppliers by providing the right information, at the right time, in the right format. Although our range of media has grown, for more than 33 years we have been in the same basic business of helping buyers worldwide find products and suppliers in Asia.

     Buyers rely on our media to stay current with available purchasing opportunities. Suppliers use our media to find new buyers and markets for their products. With our broad range of online, trade magazine and trade show offerings, we provide comprehensive export marketing media and services.

     We have a significant presence across a number of industry sectors including electronics, fashion accessories, hardware and gifts. We are particularly strong in facilitating China's two-way trade of electronics, China's largest import and export sector. Our revenue from China has grown 59% since 2000.

     We serve an independently certified community of more than 400,000 active members in more than 200 countries and territories. This buyer community has almost doubled in size from 209,000 at the end of 2000. During 2003, buyers sent more than 3.8 million requests for information (RFIs) to the 130,000 suppliers listed on Global Sources Online, up from 2.4 million for the year 2000.

     We are diversified in terms of products and services offered, industries served and our customer base. We have powerful and valuable assets including: the Global Sources brand; leading products and market positions; a long history and extensive presence in China; and substantial online leadership and expertise. We believe that all of these provide a strong platform for success and that we are well positioned to grow along with China's exports and imports in the industry segments within which we operate.

INDUSTRY BACKGROUND

Global Trade and the Role of China

     Over the past few decades, as communications and logistics technologies have improved and as more free trade agreements have been signed, international trade has grown at a pace far exceeding the growth of overall global production. For example, from 1990 to 2002, world exports increased at an average annual rate of 6.0% while world GDP grew at an average annual rate of 2.2%. Asia, and China in particular, have been significant contributors to the growth of global trade.

     According to the World Trade Organization (WTO), China is the world's fourth largest economy, after the European Union, the United States and Japan. China is rapidly expanding as both an exporter and an importer of goods and services. According to the US-China Business Council (UCBC), from 1999 to 2003 China's exports have grown from $195 billion to $438 billion, a compound annual growth rate (CAGR) of 22%, and its imports have grown from $166 billion to $413 billion, a CAGR of 26%.

     China has become a major manufacturer and exporter of a wide range of products, due to its significant labor cost advantages, large population, improving quality controls and increasing amounts of foreign investment. Being admitted to the WTO in 2001 was a very important turning point for China. Membership led to a dramatic shift in global trade, with more orders flowing to China and away from traditional supply markets.

     As an indicator of China's export strength, exports to the United States grew by a CAGR of 15% between 1999 and 2003, from $81.8 billion to $152.4 billion. This is in sharp contrast to other traditional trading powers, such as Taiwan and Hong Kong SAR, which have each experienced an 8% decrease in their exports to the United States over the same period.

     The graph below illustrates the recent growth of China's exports to the United States across a range of selected product categories.


                        CHINA EXPORTS TO THE US IN SELECTED PRODUCT CATEGORIES (US DOLLARS IN MILLIONS)

INDUSTRY SEGMENT                       2001            2002            2003           CAGR*
Household goods                       $19,296        $24,473         $28,864           22%
Computers and accessories,
peripherals and parts                 10,406          14,774          21,988           45%
Sporting goods, footwear, and
toys                                  15,411          18,166          20,007           14%
Television receivers, VCR's &
other video equip.                     2,416          4,276           5,749            54%
Telecommunications equipment           2,069          2,812           3,747            35%
Electric apparatus and parts           2,846          3,115           3,484            11%
Automotive parts and accessories       1,350          1,697           2,144            26%

     Source: Foreign Trade Division, U.S. Census Bureau
     *    Compound annual growth rate

     The largest segment of China's overall global trade, for both imports and exports, is electrical machinery and equipment. According to the UCBC, this segment includes consumer electronics, semiconductors, computers and communications equipment. The UCBC estimates that China:

     o Exported $89 billion worth of electrical machinery and equipment in 2003. This is up 36% from 2002 and represents 20% of China's total exports.

     o Imported $104 billion worth of electrical machinery and equipment in 2003. This is up 42% from 2002 and represents 18% of China's total imports.

     With a population that is more than 15 times as large as Hong Kong SAR, Taiwan and Korea combined, and with comparably more manufacturing facilities, the potential scale of China as an exporter is very substantial. China's exporters include state-owned enterprises, joint ventures and a rapidly growing number of entrepreneurial companies. Many of these companies are relatively inexperienced with exporting.

     With thousands of manufacturers spread across vast regions, and given the large distances between them and their customers, it is difficult for buyers and suppliers to identify and communicate with each other. Accordingly, buyers' search and evaluation costs, and suppliers' advertising and marketing expenses can be substantial.

The Role of Media in Global Trade

     In global trade, media play a key role in helping suppliers and buyers find, connect and transact with each other. To facilitate this, media companies provide three major offerings - online marketplaces, trade publications and trade shows. Many media companies, however, offer just one or two of these types of media.

     For media companies doing business in Asia, the fragmentation existing in many markets presents significant challenges. They need to find, qualify and visit tens of thousands of suppliers and then assist them to promote their products to the global marketplace. Building a sales force to contact these suppliers is a significant undertaking and typically requires substantial financial and manpower commitments and resources. In particular, there is a huge challenge to effectively and efficiently hire, train and manage a network of sales representatives across such an immense area, where multiple jurisdictions have varying legal requirements, languages, currencies and customs.

     Buyers rely on media to stay current with all available purchasing opportunities. They use the media to identify and pursue new suppliers with which they can compare both pricing and product quality with their existing suppliers. They also seek to purchase new product lines appropriate to their distribution channels. Buyers choose media based on the quality and quantity of information relevant to their interests, and on the range and flexibility of the formats and delivery methods.

     Most suppliers frequently introduce new products and actively seek new buyers and markets through the use of media. Their objective is to make sure their products are seen by as many potential buyers as possible, and sold to buyers that will provide them the best price and the right order size. Suppliers select media based on the number and quality of buyers reached, and on the reputation of the medium and its cost. Also, particularly in China, creative services for ad design and English language copywriting play a significant role in media selection. Suppliers measure the return on their promotional investments by the quantity and quality of sales leads, or RFIs, that they receive, and where possible, by the actual orders generated.

     Operators of online marketplaces generate most of their business from selling marketing services to suppliers, such as hosting and publishing a suppliers' website or catalog, and from advertising. Online marketplaces have the advantages of content depth and timeliness and provide a venue where suppliers can make detailed product and company information accessible to buyers. In the past several years, the use of the Internet for sourcing and purchasing activities has increased significantly. In the United States for example, Forrester Research and the Institute for Supply Chain Management stated that 69% of companies surveyed ecently indicated that they were using the Internet as part of the request for proposal (RFP) process.

     Trade magazine publishers garner the vast majority of their revenue from the sale of advertising. Magazines offer buyers the convenience of portability while offering suppliers a proven medium that delivers a targeted audience. Magazine advertising formats are effective since they enable suppliers to do high-impact, display advertising that can strongly position their company and their products. Advertising in trade magazines contributes greatly to making buyers aware that a company is a potential supplier, and if the buyer is in an active sourcing mode, these advertisements often stimulate the buyer to make an inquiry or to visit the supplier's website.

     Trade show organizers generate most of their business from selling booth space to suppliers. Trade shows play a unique role in the sales process since they allow sellers to make face-to-face presentations to buyers and to negotiate and take orders at the booth. In international trade, this is something that cannot be accomplished by online or print media.

     Many suppliers want to reach their customers and prospects in multiple ways: online, in print and in person at trade shows. Suppliers need this full range of media to make sure they reach their entire target market, because of the benefits of different exposures to buyers, and because each of the media plays a different role in the sales cycle.

OUR OFFERINGS

     Our primary business relates to connecting buyers worldwide with suppliers in Asia and other emerging markets. However, we also enable trade in the other direction with a range of media that facilitate selling to Asia and China.

     We provide a broad set of business-to-business (B2B) media products and services to stimulate and streamline the marketing and sourcing processes of global trade. In particular, we believe that we are the largest company offering such an integrated solution to suppliers and buyers engaged in international trade with China.

     Buyers request information and purchase goods from suppliers who market themselves through our online services, trade magazines, CD-ROMs and trade shows. We provide information to help buyers evaluate numerous sourcing options so they can place orders with suppliers that offer them the best terms. We help suppliers market their products and their capabilities to our community of buyers worldwide. By receiving inquiries from a wide selection of buyers, suppliers have more opportunities to achieve the best possible terms, and to learn about the demand and specific requirements in different markets.

     With the combination of our print, online and trade show offerings, supported by our creative and production services, we offer suppliers a virtual one-stop shop for most of their export marketing communications needs.

Media for Buyers Worldwide

Online Services

     Through Global Sources Online, our online marketplace, buyers are able to identify and make inquiries to suppliers. Our primary source of revenue is from suppliers who pay for marketing websites. Each marketing website is comprised of a home page, a company profile and a virtual showroom containing product profile pages on the supplier's products. Each product profile page contains detailed product information, specifications and full color images. Many suppliers choose to supplement their marketing websites with additional online marketing services. For example, suppliers can sponsor a particular product or other search category and when a buyer searches that category, the supplier's banner advertisement is displayed promoting its products or services, with a link to that supplier's marketing website.

     Buyers may search Global Sources Online by product, keyword, supplier or country. Buyers can reach a large potential supply base by searching among, and/or making inquiries to the 130,000 suppliers who are categorized according to the products they can supply. In listing suppliers for a specific product, we give prominence to those who maintain marketing websites with us.

     A key feature of Global Sources Online for buyers is the standard format for suppliers' information, making it unnecessary for buyers to leave our website to visit numerous individual supplier websites, each with a different data structure and design. Another important feature is our "Product Alert." Buyers register their profiles and are then notified by e-mail whenever there is new advertising or editorial content in the product categories they specified.

Trade Publications

     We publish seven monthly publications, plus other quarterly and seasonal publications, that are circulated to buyers worldwide. Our trade publications contain paid advertisements from suppliers, as well as our independent editorial features, which include market reports and product surveys. In addition to our paid subscription base, we distribute samples of our trade magazines and CD-ROMs free of charge to prospective buyers worldwide at a variety of trade shows and events. Our CD-ROMs provide buyers with an offline, electronic means of accessing content found within the industry sectors on Global Sources Online. We do not charge suppliers separately for including their information on CD-ROMs.

Trade Shows

     We have six China Sourcing Fairs scheduled for 2004 in Shanghai. The shows bring buyers from around the world to meet face-to-face with Chinese suppliers. The first China Sourcing Fair was held in Shanghai in October 2003. It featured nearly 600 booths and was attended by 15,000 buyers from more than 100 countries and territories.

     Our online Trade Show Center provides extensive event, exhibitor and product information and enables buyers to search for products, send inquiries or make appointments with suppliers at the listed events. We also publish show guides with CD-ROMs for China Sourcing Fairs.

Advertising Creative Services

     We offer our customers advertising and marketing creative services, which assist them in communicating their unique selling propositions and in executing integrated marketing campaigns across our online services, trade magazines and trade shows. Account managers and copywriters in our customer service centers assist suppliers with various creative services - including digital photography of products, translation, copywriting, ad layout and quality control. Basic media and creative services are included in our media charges.

Private Catalogs

     My Catalog is an online service for buyers to make their sourcing and purchasing activities more efficient. My Catalog has all the functionality of Global Sources Online plus additional content, functionality and support. My Catalog enables buyers to maintain personalized product and supplier information for current and/or potential suppliers. As of March 2004, a variety of companies were using this service including large buying organizations such as AEON, Best Buy and Kingfisher.

     Our Private Supplier Catalogs enable suppliers to enter, manage, update and distribute their product and company data for a variety of online marketing and cataloging applications. We provide tools within the catalog to assist suppliers with creating, updating and posting content.

     Our online catalog offerings are maintained in a private, password-protected environment where the catalog user has the sole right of access and data entry. We currently derive little revenue from these services.

Media for Asian Engineers and Executives

     In addition to our primary media, which connect export suppliers in Asia with buyers worldwide, we are a leading provider of information to electronics engineers and executives within Asia. For this segment of our business, we have six websites, seven magazines and host several conferences and events each year.

STRATEGY

     Our objective is to be the preferred provider of essential information and integrated marketing solutions in the markets we serve, with a particular emphasis on the large and rapidly growing China market. Our primary strategy to achieve this objective is to serve our industry sectors with each of online, trade publication and trade show media. This full range of media enables suppliers to reach their target market in multiple ways. This strategy can also enable us to achieve a competitive advantage versus other media companies who do not provide this full range of media.

     Our focus for growth is to invest in the organic development of our core businesses and competencies, where we believe significant opportunities exist, and to seek acquisitions and alliances. More specifically, there are five principal components of our growth strategy:

     o Continue to Expand in China. We are significantly expanding our sales representation, marketing and infrastructure in China to enable us to grow our revenue along with the anticipated growth of China trade in the industry sectors we serve. Our revenue from China has grown approximately 59% since 2000 and we expect revenue from China to continue to grow.

     o Expand Trade Show Business. Our primary initiative is to launch more trade shows. Building on the success of our first China Sourcing Fair, which was held in October 2003, we currently have six China Sourcing Fairs scheduled in 2004. We are looking to expand the number of exhibitors, industry sectors served, frequency, and locations where our trade shows are held.


     o Add New Customers for Existing Services. To date, we have sold our solutions to a relatively small number of the 130,000 suppliers currently listed on Global Sources Online. We believe we can significantly increase the number of suppliers who will purchase our online marketplace, trade publication and trade show services for three primary reasons: the overall strength and differentiation of our services; the largest community of independently certified buyers we ave involved in global B2B trade; and the increasing number of buyers making inquiries through Global Sources Online. We also intend to further penetrate the high-tech sector in Asia, which we serve in several languages, and where we see significant potential to continue to increase our revenue.

     o Cross-Sell Services to Existing Customers. We believe that we can increase our revenues by cross-selling our existing products and services to suppliers who are already customers. We see significant potential to convince more of our online marketplace and trade publication customers to also exhibit in our trade shows; and to convince more of our trade show exhibitors to also become customers of our online marketplaces and trade publications.

     o Seek Acquisitions, Joint Ventures and Alliances. We intend to selectively pursue acquisitions, joint ventures and alliances to help us accelerate achievement of our strategic goals and maintain and achieve market-leading positions. Specific objectives currently include: gaining greater penetration into existing or adjacent additional industry sectors, expanding into new industry sectors, and gaining access to a larger number of potential users.

     At the core of our strategy is one basic goal: to steadily increase the usage of our media. As we do this, we expect to increase the size and loyalty of the communities we serve. Our belief is that as our community of active buyers increases, our products and services become increasingly attractive to suppliers. As the number of buyers and sellers using our products and services grows, our offerings become incrementally more attractive to additional buyers and sellers, which we believe will drive revenue growth through further adoption of our online, publication and trade show products and services.

PRODUCTS & SERVICES

Media for Buyers Worldwide

Online Services

     Global Sources Onlines, our primary online service, is comprised of the following industry sector marketplaces:

Computer Products                            Hardwares
Electronic Components                        Security Products
Electronics                                  Telecom Products
Fashion Accessories & Supplies               Timepieces
Gifts & Home Products

Trade Publications

     We publish the following industry-specific trade magazines monthly:

Asian Sources Computer Products              Asian Sources Gifts & Home Products
Asian Sources Electronic Components          Asian Sources Hardwares
Asian Sources Electronics                    Asian Sources Telecom Products
Asian Sources Fashion Accessories & Supplies

     We also publish the following specialized magazines and CD-ROMs seasonally and/or for special trade events:

Global Sources Electronic Components         Global Sources Security Products
Global Sources Lighting Products             Global Sources Timepieces


Trade Shows

   TRADE SHOW                                     DESCRIPTION
   China Sourcing Fair: DIY & Home Improvement    o     Primary product categories include: DIY & home
                                                        center; furniture & furnishings; garden & outdoor
                                                        products; and lighting & electrical.
                                                  o     Spring and fall 2004 events in Shanghai

   China Sourcing Fair: Gifts & Home Products     o     Primary product categories include: gifts, premiums
                                                        & toys; sporting goods; Christmas & holiday products;
                                                        stationery; health & beauty products; and kitchen &
                                                        household appliances.
                                                  o     Spring and fall 2004 events in Shanghai

   China Sourcing Fair: Electronics & Components  o     Primary product categories include: personal &
                                                        mobile electronics; computers & networking products;
                                                        electronic components; security & safety products;
                                                        telecom products & accessories; and home & office
                                                        electronics.
                                                  o     Spring and fall 2004 events in Shanghai

Media for Asian Engineers and Executives

Magazines

   MAGAZINE                                       DESCRIPTION
   Electronic Engineering Times - Asia            o     Editions published bi-weekly in simplified and
                                                        traditional Chinese, Korean and English; covers the
                                                        latest technology and design techniques for
                                                        electronics engineers.

   Electronic Buyers' News - China                o     Published monthly in simplified Chinese; delivers
                                                        technology and business intelligence required by
                                                        procurement, production and corporate management who
                                                        oversee electronics manufacturing in China, select
                                                        technology solutions and approve vendor selection.

   Chief Executive China                          o     Published monthly in simplified Chinese; serves
                                                        mainland China senior management with case studies
                                                        and information on management techniques
                                                        and strategies.



Websites

   WEBSITE                                        DESCRIPTION
   Electronic Engineering Times - Asia Online     o     Provides industry news, new product information and
                                                        feature stories covering electronic technology and its
                                                        application; websites in traditional and simplified
                                                        Chinese, English and Korean.

   Electronic Buyers' News - China Online         o     Provides global and local industry news,
                                                        technology trends and product updates in
                                                        simplified Chinese.

   Chief Executive China Online                   o     A resource focusing on excellent management
                                                        practices for China's business leaders in
                                                        simplified Chinese.

Trade Shows and Exhibitions:

   TRADE SHOW                                     DESCRIPTION
   The 9th Annual International IC-China          o     Mainland China's premiere showcase of integrated
   Conference & Exhibition                              circuits (IC) application technologies and high-end
                                                        components.
                                                  o     March 2004 events in mainland China

   The 4th Annual Embedded Systems                o     Embedded systems design, skills training
   and Conferences-Asia & China                         technologies in mainland China and Taiwan.
                                                  o     March 2004 events in mainland China and July 2004 in

                                       35


                                                        Taiwan

   The 3rd EDA & Test-China Conference &          o     Asia-Pacific's largest, longest-running showcase of
   Exhibition & 12th EDA & Test-Taiwan                  electronic design automation and test technologies.
   Conference & Exhibition                        o     March 2004 in mainland China and July 2004 in Taiwan

   Franchising China 2004 Conference &            o     China's foremost showcase of international
   Exhibition                                           franchising concepts.
                                                  o     November 2004 events in mainland China




CUSTOMERS

     We provide services to a broad range of international buyers and suppliers in various industry sectors.

Suppliers

     During 2003, more than 6,600 suppliers paid us for marketing or advertising services. More than 5,900 of these suppliers were located in greater China, including approximately 3,100 located in mainland China, 1,900 in Taiwan and 950 in Hong Kong. Customers during 2003 included: Analog Devices, Hitachi, Honeywell, Matsushita, Motorola Semiconductor, NEC, Philips, Seiko, TDK, Texas Instruments and Toshiba. However, most customers do not have brands or company names that are well-known by those not involved in our industry sectors. None of our supplier customers represented more than 2% of our revenue during 2003.

Buyers

     For our primary group of media, which connect export suppliers in Asia with buyers worldwide, we serve an independently certified community of more than 400,000 active members in more than 200 countries and territories. This figure is based on procedures to ensure that only buyers who have received a magazine or a CD-ROM, or who have made an inquiry through the Global Sources website (www.globalsources.com) within the 12 month period ended December 31, 2003 are extracted from the databases. This community is up from approximately 209,000 at the end of 2000, representing a compound annual growth rate of 24%.

     We have developed our services primarily for retailers, distributors and manufacturers who import in volume for resale. We serve a specialized group of senior executives with large import buying power. We believe a significant portion of these executives are owners, partners, presidents, vice presidents, general managers or directors of their respective companies.

     We derive a relatively small proportion of our total revenue from these buyers for subscriptions to our magazines, reports, and to My Catalog.

SALES AND MARKETING

     Our sales organization consists of approximately 870 independent representatives in approximately 60 cities worldwide, with 45 of these locations in Greater China. We have a staff of nine full-time employees that oversee and monitor the independent sales representative organizations that employ these representatives. These organizations operate pursuant to service agreements with us that generally are terminable by either party on short notice. These representatives focus on developing and maintaining relationships with suppliers that are current customers and they seek to increase the number of new suppliers using our services. Substantially all of our contracts with suppliers are entered into directly between the supplier and us. Online services and print advertising revenue is seasonal and tends to be highest in the fourth quarter of each calendar year. Revenue for trade shows is highly seasonal as it is recognized in the month in which each show is held. Our sales representatives collectively make an average of 40,000 supplier visits per month. The largest representative sales offices are located in Beijing, Guangzhou, Shanghai, Shenzhen, Hong Kong SAR and Taipei. Our four largest sales representatives in China accounted for approximately 43% of our total revenue in 2003.

     Our marketing strategy leverages our database of approximately 130,000 suppliers currently listed on Global Sources Online. Sophisticated analyses of buyer and supplier profile data enable us to target our sales and marketing programs to new geographic areas, and to specific product categories within industry sectors.

     Our sales representative organization is generally structured to offer an integrated marketing solution of our media to customers. With this approach, the focus is on the customers' needs as opposed to separate sales representatives selling individual media. Our community development group is responsible for marketing our services to the global buyer community through online advertisements and promotions, trade shows and direct mail campaigns.

CONTENT DEVELOPMENT

     Our content development group, comprised of 289 team members, is responsible for compiling, editing, integrating and processing the content that appears in our online services, print media and CD-ROMs. Within content development, the advertisement operations and editorial groups compile materials from suppliers and freelance writers, respectively, and transform these materials into the advertising and editorial content. Research teams analyze customer content usage to direct content development and they work with sales representatives and marketing staff to develop appropriate content for new industry sectors. Our site team is responsible for evaluating and integrating content into our online services, as well as maintaining the overall integrity of such services. In addition, members of the content development group manage the pre-press production work and print production processes associated with the creation of our trade magazines. They also maintain the back-end supplier database, which is the foundation for our online supplier and product information.

STRATEGIC RELATIONSHIPS

     We own 60.1% of a joint venture with CMP Media Inc., through UBM Asia B.V., a subsidiary of United News & Media plc. We entered into the joint venture in September 2000, to provide new technology content, media and online services for the Asian electronics market, focusing on new opportunities in the greater China market. During 2001, we increased the frequency of the joint ventures' publications.

     In November 2001, we formed a strategic alliance with the WorldWide Retail Exchange (WWRE), to offer a supplier sourcing program for WWRE members and Asian suppliers.

     We have formed license-based partnerships with third parties to operate regional online marketing services such as South African Sources, and Turkish Sources. These enable suppliers within the relevant geographic regions to promote their products and services to buyers located primarily outside of such regions.

TECHNOLOGY AND SYSTEMS

     We use a combination of commercial software and internally developed systems to operate our websites and services. We have invested more than $34.1 million from 1995 to September 30, 2003 in online services development. As of December 31, 2003, we had 138 team members engaged in technology development, maintenance, software customization and data center operations.

     Our online marketplace services are run on the Oracle DBMS release 8. The catalog application that supports Global Sources Online's core functions uses a Java Application Platform.

     Our servers are hosted by Singapore Telecommunications ("SingTel"). We have a dedicated 10Mbps link to SingTel's IX backbone, while SingTel maintains a 777 Mbps link to the United States and direct links to most countries in Asia. We use Storage Tech Enterprise tape back-up systems as well as servers located at our Singapore facility for back-up. For the year ended December 31, 2003 our external network had approximately 99.99% uptime availability.

     Our platform applications use standard industry database protocols. We can, therefore, integrate our systems with products from other vendors written in traditional program languages or more innovative systems. Our Internet offerings are based on industry standard Web technologies. We may deploy our Web offerings on any modern Internet browser platform, which means that our Web clients do not need to download the software onto their personal computers.

     All of our systems use secure socket layer, known as SSL, to encrypt sensitive communications between browsers and Web servers. SSL enables secure communication by encoding information transmitted over the Internet. We use Extensible Markup Language, referred to in the industry as XML, as an open communication protocol for information delivery.

COMPETITION

     For our online marketplaces, trade magazines and trade show services, the market is highly fragmented and potential competition and competitors vary by the range of services provided, geographic focus and the industry sector served. Some competitors only offer trade shows and other competitors only offer online services. However, across the range of our services, geographic focus and industry sectors served, we do not believe that there is a dominant direct competitor.

     We may compete to some extent with a variety of organizations that have announced their intention to launch, or have already launched, products and services that compete to a certain degree with ours. These businesses include business media companies, trade show organizers, consortium exchanges, government trade promotion bodies, domestic retail marketplaces, international trade marketplaces, global standards organizations, transaction software and services providers, electronic sourcing application and/or service providers, and distributor, sell-side marketplaces. We may be at a competitive disadvantage to companies that have greater financial resources, that have more advanced technology, that have greater experience or that offer lower cost solutions than ours. In addition, some buyers and suppliers may have developed in-house solutions for the online sourcing and marketing of goods and may be unwilling to use ours.

INTELLECTUAL PROPERTY

     Our primary product and supplier content, in addition to our in-house produced editorial content, is held under common law copyright. We actively protect this intellectual property by several means, including the use of digital watermark technology on the images on our website, which enables us to identify unauthorized use on other websites.

     We have also developed several proprietary technology applications. In the future, we may apply for patents for these technology applications, where appropriate. However, we may not be successful in obtaining the patents for which we applied. Even if we are issued a patent, it is possible that others may be able to challenge such a patent or that no competitive advantage will be gained from such patent.

     Our intellectual property is very important to our business. We rely on a combination of contractual provisions, employee and third-party nondisclosure agreements, and copyright, trademark, service mark, trade secret and patent laws to establish and protect the proprietary rights of our software and services.

     We have registered trademarks for "Asian Sources" and/or "Global Sources" in Australia, the European Community, Germany, Hong Kong SAR, Indonesia, Israel, Malaysia, Mexico, Japan, the Philippines, the People's Republic of China, Singapore, South Africa, South Korea, Switzerland, Taiwan, Thailand, Turkey and the USA, and we have trademarks pending registration in various countries, including Australia, the European Community, Hong Kong SAR, India, Indonesia, Japan, Malaysia, Mexico, the People's Republic of China, the Philippines, South Africa, Thailand, Turkey and the USA.

     We have in the past, and may in the future, co-develop some of our intellectual property with independent third parties. In these instances, we take all action that we believe is necessary or advisable to protect and to gain ownership of all co-developed intellectual property. However, if such third parties were to introduce similar or competing online services that achieve market acceptance, the success of our online services and our business, financial condition, prospects and operating results may be harmed.

GOVERNMENT REGULATION

     Our services are subject to government regulation.

Internet Regulation

     There are an increasing number of laws and regulations pertaining to the Internet. In addition, a number of legislative and regulatory proposals are under consideration by federal, state and local and foreign governments and agencies. Laws or regulations may be adopted with respect to the Internet relating to the liability for information retrieved from or transmitted over the Internet, online content regulation, user privacy, taxation and the quality of products and services. Moreover, it may take years to determine whether and how existing laws, such as those governing issues relating to intellectual property ownership and infringement, privacy, libel, copyright, trademark, trade secret, design rights, taxation, and the regulation of, or any unanticipated application or interpretation of existing laws, may decrease the use of the Internet, which could in turn decrease the demand for our services, increase our cost of doing business or otherwise have a material adverse effect on our business, financial condition, prospects and operating results.

Regulation of Communications Facilities

     To some extent, the rapid growth of the Internet in the United States has been due to the relative lack of government intervention in the marketplace for Internet access. For example, several telecommunications carriers are seeking to have telecommunications over the Internet regulated in the same manner as are certain other telecommunications services. Additionally, local telephone carriers have petitioned the Federal Communications Commission to regulate Internet service providers in a manner similar to long distance telephone carriers and to impose access fees on such providers. Some Internet service providers are seeking to have broadband Internet access over cable systems regulated in much the same manner as telephone services, which could slow the deployment of broadband Internet access services. Because of these proceedings or others, new laws or regulations could be enacted, which could burden the companies that provide the infrastructure on which the Internet is based, thereby slowing the rapid expansion of the medium and its availability to new users.

EMPLOYEES

     As of December 31, 2003, we had 464 employees worldwide, the majority of whom work in management, technical or administrative positions. We consider our employee relationships generally to be satisfactory. Our employees are not represented by labor unions and we are not aware of any attempts to organize our employees. Our team members include full-time employees, independent sales representatives, consultants and others paid on a contract basis.

     The following summarizes the approximate number of employees and independent contractors by function:

                                                                                     INDEPENDENT
  FUNCTION                                                            EMPLOYEES      CONTRACTORS         TOTAL
  Content Development.........................................           103             186              289
  Corporate Human Resources & Administration..................            34              38               72
  Corporate Marketing.........................................             8              37               45
  Community Development.......................................            91              25              116
  Sales.......................................................             9             870              879
  Publishing..................................................            17              49               66
  Electronic Commerce Services................................             6              16               22
  Information System Department...............................           109              29              138
  Corporate Accounts..........................................            62              57              119
  Office of the CEO, COO, CTO.................................             9              --                9
  Legal and Group Secretarial.................................             4               6               10
  Conference & Trade Show Services............................            12               4               16
      TOTAL...................................................           464           1,317            1,781

PROPERTIES

     We do not own any of our offices. Generally, we lease our office space under cancelable and non-cancelable arrangements with terms of two to five years. We also service our customers through independent sales representative offices located in Australia, Hong Kong SAR, India, Israel, Japan, Malaysia, the Netherlands, the Philippines, Singapore, Taiwan, Thailand, the United Kingdom, the United States and over 40 locations in mainland China. We lease in the aggregate approximately 117,915 square feet of executive and administrative offices in China, Hong Kong SAR, the Philippines, Singapore and Taiwan. Our aggregate base rental and building management fee payments for the nine months ended September 30, 2003 were approximately $1.2 million.

LEGAL PROCEEDINGS

     We are a party to litigation from time to time in the ordinary course of our business. We do not expect the outcome of any pending litigation to have a material adverse effect on our business.

                         SENIOR MANAGEMENT AND DIRECTORS

SENIOR MANAGEMENT AND DIRECTORS

     The following table sets forth information regarding the persons who are our senior management and directors.

        NAME                                        AGE      POSITION
        Merle A. Hinrichs...................         62      Director, Chairman and Chief Executive Officer
        Eddie Heng Teng Hua.................         53      Director and Chief Financial Officer
        J. Craig Pepples....................         43      Chief Operating Officer
        Bill Georgiou.......................         59      Chief Information Officer
        James W. W. Strachan................         52      Executive Vice President, Corporate Development
        Sarah Benecke.......................         47      Director
        Roderick Chalmers...................         56      Director
        Dr. H. Lynn Hazlett.................         67      Director
        David F. Jones......................         39      Director
        Jeffrey J. Steiner..................         67      Director

     Mr. Hinrichs has been a director since April 2000 and is currently our Chairman and Chief Executive Officer. Mr. Hinrichs is our co-founder and was the principal executive officer of our predecessor company, Trade Media Holdings Limited, a Cayman Islands corporation which is now wholly owned by us ("Trade Media"), from 1971 through 1993 and resumed that position in September 1999. From 1994 to August 1999, Mr. Hinrichs was chairman of the ASM Group, which included Trade Media. Mr. Hinrichs is a director of Trade Media and has also been the Chairman of the Board of Trade Media. Mr. Hinrichs graduated from the University of Nebraska and Thunderbird, the American Graduate School of International Management ("Thunderbird"). Mr. Hinrichs is a co-founder and former chairman of the Society of Hong Kong Publishers. He is a member of the board of trustees of Thunderbird and is a board member of the Economic Strategy Institute. His term as director expires in 2006.

     Mr. Heng has been the Chief Financial Officer (previously entitled vice president of finance) since 1994 and has been a director since April 2000. He joined us in August 1993 as deputy to the vice president of finance. He received an MBA from Shiller International University in London in 1993, is a Singapore Certified Public Accountant, a member of the Institute of Certified Public Accountants, Singapore, and a Fellow Member of The Association of Chartered Certified Accountants in the United Kingdom. Prior to joining us, he was the regional financial controller of Hitachi Data Systems, a joint venture between Hitachi and General Motors. His term as director expires in 2004.

     Mr. Pepples has been our Chief Operating Officer since June 1999 and is responsible for our worldwide operations, including interactive media, corporate marketing, community development, information services, human resources and finance. Mr. Pepples joined Trade Media in October 1986 in an editorial capacity, managed Trade Media's sales in China from 1989 to 1992, and served as country manager for China from 1992 to June 1999. Mr. Pepples graduated with a B.A. in Linguistics from Yale University.

     Mr. Georgiou was appointed our Chief Information Officer (previously Chief Technology Officer) in January 2001. Mr. Georgiou has had over 20 years' experience in information technology, most recently as a consultant with 3Com Technologies during 2000 and as IT Director with Park N'Shop (HK) Ltd., a subsidiary company of A.S. Watson, from 1999 to 2000. He received his B.Ec. (Honours degree) and M.B.A. from the University of Adelaide.

     Mr. Strachan has been our Executive Vice President, Corporate Development since May 2000, and is responsible for business development, partner and investor relations, and strategic planning in North America. Mr. Strachan joined us in 1979 and became vice president, sales and marketing in 1984. Mr. Strachan served as a group publisher beginning in 1988 before being appointed executive vice-president of sales and marketing in 1994. Mr. Strachan received his M.B.A. from the University of Hawaii.

     Ms. Benecke has been a director since April 2000, and, since 1993, has been a director of Trade Media Holdings Ltd. Ms. Benecke was our principal executive officer from January 1994 through August 1999. She joined us in May 1980 and served in numerous positions, including publisher from 1988 to December 1992 and chief operating officer in 1993. Since September 1999, Ms. Benecke has been a consultant to Publishers Representatives, Ltd. (Hong Kong), a subsidiary of our company. She is also a director of Hintak Ltd. (Hong Kong). She graduated with a B.A. from the University of New South Wales, Australia. Her term as director expires in 2004.

     Mr. Chalmers has been a director since October 2000. He was chairman, Asia-Pacific, of PricewaterhouseCoopers LLP ("PwC") and a member of PwC's Global Management Board from 1998 until his retirement in July 2000. He was a 30-year veteran with PwC's merger partner Coopers & Lybrand with specialist experience in the securities industry. He has at various times been a non-executive director of the Hong Kong SAR Securities and Futures Commission, a member of the Takeovers and Mergers Panel, and chairman of the Working Group on Financial Disclosure. He is a director of Gasan Group Limited (Malta) and Gasan Mamo Insurance Co. Limited (Malta). His term as director expires in 2006.

     Dr. H. Lynn Hazlett has been a director since October 2000. He was a former chief executive officer and president of QRS Corporation, a leading US-based provider of supply chain management solutions to the retail industry, until his retirement in 2000. He previously managed Supply Chain Associates, an international consulting firm until 1997. Prior to that he was corporate vice president at VF Corporation, the US apparel company, from 1989 to 1994. Currently he is the owner and managing partner of RxD Citrus Ltd., a grower of citrus fruit. He is also managing partner of AMI Bayshore Developer LLC and GFB LLC, both coastal land development companies. Dr. Hazlett has a doctorate in Economics and Automated Systems from George Washington University. His term as director expires in 2005.

     Mr. Jones has been a director since April 2000. Mr. Jones was an executive at MacQuarie Direct Investment, a venture capital firm in Sydney, Australia from 1994 to August 1999. He founded and ran UBS Capital in Australia from July 1999 to September 2002. Since September 2002, Mr. Jones has been a director of Castle Harlan Australian Mezzanine Partners Pty. Limited, an Australian buyout firm. He is currently a director of the following companies: Otowa Pty Ltd.; Sheridan Australia Pty Ltd.; Austar United Ltd.; New Price Retail; and Penrice Soda Products Pty Ltd. Mr. Jones has an MBA from Harvard Business School and is a mechanical engineering graduate from the University of Melbourne. His term as director expires in 2005.

     Mr. Steiner has been a director since November 1999. Mr. Steiner also has been a director of The Fairchild Corporation ("Fairchild") since 1985. He has been the chairman of the board and chief executive officer of Fairchild from December 1985 to the present. Mr. Steiner was president of Fairchild from July 1991 to September 1998. His term as director expires in 2006.

     In 2003, Mr. Jeffrey Steiner was convicted in France on a charge of unjustified use (in 1990) of the corporate funds of Elf Acquitaine, which is a criminal offense in France. Mr. Steiner was given a suspended sentence of one year and ordered to pay a fine of (euro)500,000 by the French court.

COMPENSATION

     For the nine months ended September 30, 2003, we and our subsidiaries provided our nine directors and executive officers as a group aggregate remuneration, pension contributions, allowances and other benefits of approximately $1,821,063 including the non-cash compensation of $301,013 associated with the share award and ECP plans. Of that amount, $90,000 was paid under a performance based, long-term discretionary bonus plan which we implemented in 1989 for members of our senior management. Under the plan, members of senior management may, at our discretion, receive a long-term discretionary bonus payment. The awards, which are payable in either five or ten years time, are paid to a member of senior management if his or her performance is satisfactory to us. There are five current members of senior management and four former members of senior management who may receive payments on maturity.

     Through September 30, 2003, we and our subsidiaries incurred $22,733 in costs to provide pension, retirement or similar benefits to our respective officers and directors pursuant to our retirement plan and pension plan.

EMPLOYMENT AGREEMENTS

     We have employment agreements with Merle A. Hinrichs under which he serves as our chairman and chief executive officer and as president of Global Sources USA, Inc., one of our subsidiaries. The agreements contain covenants restricting Mr. Hinrichs' ability to compete with us during his term of employment and preventing him from disclosing any confidential information during the term of his employment agreement and for a period of three years after the termination of his employment agreement. In addition, we retain the rights to all trademarks and copyrights acquired and any inventions or discoveries made or discovered by Mr. Hinrichs in the course of his employment. Upon a change of control, if Mr. Hinrichs is placed in a position of lesser stature than that of a senior executive officer, a significant change in the nature or scope of his duties is effected, Mr. Hinrichs ceases to be a member of the board or there is a breach of those sections of his employment agreements relating to compensation, reimbursement, title and duties or termination, each of us and such subsidiary shall pay Mr. Hinrichs a lump sum cash payment equal to five times the sum of his base salary prior to the change of control and the bonus paid to him in the year preceding the change of control. The agreements may be terminated by either party by giving six months notice.

     We have employment agreements with each of our executive officers. Each employment agreement contains a non-competition provision, preventing the employee from undertaking or becoming involved in any business activity or venture during the term of employment without notice to us and our approval. The employee must keep all of our proprietary and private information confidential during the term of employment and for a period of three years after the termination of the agreement. We can assign the employee to work for another company if the employee's duties remain similar. In addition, we retain the rights to all trademarks and copyrights acquired and any inventions or discoveries made or discovered by the employee during the employee's term of employment. Each employment agreement contains a six month's notice provision for termination, and does not have a set term of employment. Bonus provisions are determined on an individual basis.

BOARD PRACTICES

     Our board of directors consists of seven members divided into three classes, the terms of which expire at the general meeting of shareholders to be held in each year indicated above. Each director holds office until his or her term expires and his or her successor has been elected and qualified. At each general meeting of shareholders, directors nominated to a class with a term that expires in that year will be elected for a three-year term. Executive officers serve at the discretion of the board of directors. Officers are elected at the annual meeting of the directors held immediately after the annual general meeting of shareholders. Our executive officers have, on average, 16 years of service with us. Directors receive a cash fee of $10,000 per year, plus an additional $2,500 for each board meeting attended.

COMMITTEES OF THE BOARD OF DIRECTORS

     We have established an audit committee and an executive committee of our board of directors. The audit committee recommends the appointment of auditors, oversees accounting and audit functions and other key financial matters of our company. David Jones, Roderick Chalmers and Lynn Hazlett are the members of the audit committee and the board of directors determined that Mr. Chalmers is an audit committee financial expert as defined under appropriate SEC guidelines. The executive committee acts for the entire board of directors between board meetings. Merle Hinrichs and Eddie Heng are the members of the executive committee.

CODE OF ETHICS

     We have adopted a Code of Ethics & Business Responsibilities ("Code of Ethics") that applies to our chief executive officer, chief financial officer, chief accounting officer or controller and persons performing similar functions. Any amendments or waivers to our Code of Ethics that apply to the chief executive officer or senior financial officers will be promptly disclosed on our website as required by law or by the Securities and Exchange Commission or by the Nasdaq National Market.

SHARE OWNERSHIP

     Information on the ownership of our Common Shares is given under "Major Shareholders and Related Party Transactions."

EQUITY COMPENSATION PLANS

     We established The Global Sources Employee Equity Compensation Trust (the "Trust") on December 30, 1999. The Trust is administered by Harrington Trust Limited, as trustee. The purpose of the Trust is to administer monies and other assets contributed to the trustee for the establishment of equity compensation and other benefit plans, including the equity compensation plans described below. The number of shares that may be sold pursuant to these plans is limited to the number of our shares held by the Trust. Following our takeover of Trade Media on April 14, 2000, the Trade Media shares were exchanged for our common shares. These Trade Media shares currently represent our common shares. As of September 30, 2003, the Trust held 2,172,987 of our common shares after adjustment to reflect the share split resulting from our bonus share distribution of one share for every ten shares held, as of March 1, 2004. The Trust has informed us that it does not intend to acquire any additional shares. In exercising its powers, including the voting of securities held in the Trust, the trustee may be directed by a plan committee, selected by the board of directors of one of our wholly owned subsidiaries.

Global Sources Equity Compensation Plans Numbers I, II and III

     In March 2000, we adopted the Global Sources Equity Compensation Plans
(ECP) Numbers I, II and III. Employees, directors, consultants, advisors and independent contractors of ours, our subsidiaries or affiliates are eligible to receive option grants under ECP I. Employees, directors and consultants of ours, our subsidiaries or affiliates are eligible to receive grants under ECP II and
III. Options granted under ECP I and II will be exercisable, and coupons granted under ECP III will be redeemable, for our shares held by the trust.

     ECPs I, II and III are administered by the trustee subject to the directions of the plan committee of one of our wholly-owned subsidiaries. The plan committee determines who will receive, and the terms of, the options under ECP I and II. The exercise price of these options may be below the fair market value of our shares. Under ECP I, payment for shares being purchased upon exercise of an option may be made in the manner determined by us at the time of grant. Under ECP II optionees may pay for common share purchased upon exercise of options by check to the trust. Under ECP II, the number of common shares that optionees may purchase is based on the number of years they have been employed by, or have been working with us, our subsidiaries or affiliates.

     Under ECP III, outstanding coupons are redeemable for a defined amount of compensation payable in our common shares, which will be transferred from the trust to the coupon holders. The number of shares will be determined by dividing the amount of compensation awarded by an amount determined by the plan committee. Under each of ECPs I and III, the maximum number of shares that may be issued to any individual in any calendar year may not exceed 25% of the total shares available under such plan.

     On each of the first three annual anniversaries of the listing of our common shares on a securities exchange, the trustee will release one-third of the common shares purchased by an optionee, under ECP II, and one-third of the shares granted to each coupon holder, under ECP III, if such optionee or holder, as the case may be, is still employed with us on these dates. Under ECP II, the consideration paid for any common share purchased by an optionee fired for cause or who becomes an employee of one of our competitors, but not yet released by the trustee, will be returned to the optionee by the trust and the right to receive these shares will be forfeited and revert back to the trustee. Under ECP III, common shares allotted by, but not yet released by the trustee, to an employee who is subsequently fired for cause or who becomes an employee of one of our competitors, are forfeited and revert back to the trustee for future use. Options are not transferable under ECPs I and II and coupons are not transferable under ECP III.

     Under ECPs I and II, all options held by an optionee terminate on the date of that optionee's termination for cause or resignation. Death, disability or retirement does not affect an optionee's right to exercise an option.

     All outstanding options are adjusted to preserve the optionee's benefits under ECPs I and II and all outstanding common shares are adjusted to preserve the interests of the holders of these common shares under ECP III if there is a change in the number of our outstanding common shares or an exchange for securities of a successor entity as a result of our: (i) reorganization; (ii) recapitalization; (iii) stock dividend; or (iv) stock split.

     If a person or group of persons acting together becomes the beneficial owner of at least 50% of our issued and outstanding common shares, by tender offer or otherwise, all unexercised options under ECPs I and II become immediately exercisable and all optionees will be entitled to sell to the trustee all unexercised options at a price equal to the greater of fair market value or the tender offer price.

     If ECPs I, II and III terminate, all optionees will be entitled to sell to the trustee all unexercised options at a price equal to the difference between the fair market value of the common shares and the aggregate exercise price of the options under ECPs I and II and securities and any cash held by the trustee shall be distributed in equal shares to people who received coupons under ECP III, upon our: (i) dissolution or liquidation; (ii) reorganization, merger or consolidation; or (iii) sale of our business. If none of these events occurs, ECPs I, II and III terminate in February 2010.

     The non-cash compensation expense associated with the awards under ECP II and ECP III of approximately $2,904,000 and $2,357,000, respectively, were recognized ratably over the three year vesting term from the respective award dates.

Global Sources Equity Compensation Plans Numbers IV and V

     Eligible employees, directors, consultants, advisors and independent contractors under ECP IV are awarded a defined amount of compensation payable in Global Sources Ltd. common shares the number of which are determined by the plan committee periodically.

     Entitlement of the employees, directors, consultants, advisors and independent contractors to these common shares is subject to employment and vesting terms.

     Eligible employees, directors, consultants, advisors and independent contractors under ECP V were awarded a one-time grant of shares the number of which were determined by the plan committee.

     Entitlement of the employees, directors, consultants, advisors and independent contractors to these common shares is subject to employment and vesting terms.

     The Equity Compensation Plan committee approved the awards of common shares under ECP IV and ECP V on January 23, 2001. The Equity Compensation Plan Committee approved additional awards of common shares under ECP IV on April 1, 2001 and July 1, 2001 and under ECP V in January 2002.

     The non-cash compensation expenses associated with the above awards under ECP IV and ECP V of approximately $3,095,000 and $1,823,000, respectively, are recognized over the five year vesting term from the respective award dates.

Global Sources Equity Compensation Plan VI

     Eligible employees, directors, consultants, advisors and independent contractors under ECP VI are awarded a one-time grant of our common shares the number of which are determined by the plan committee.

     Entitlement of the employees, directors, consultants, advisors and independent contractors to these common shares is subject to non-compete and vesting terms.

     The Equity Compensation Plan committee approved the ECP VI on March 13, 2001 and made awards of common shares under the plan on various dates during the year 2001 and 2002.

     The non-cash compensation expenses associated with the awards in accordance with ECP VI totaling approximately $589,000 are recognized over the five year vesting term from the respective award dates.

Global Sources Equity Compensation Plan VII

     Eligible employees, directors, consultants, advisors and independent contractors under ECP VII are awarded a grant of a defined number of our common shares, the number of which are determined by the plan committee periodically.

     Entitlement of the employees, directors, consultants, advisors and independent contractors to these common shares is subject to employment and vesting terms.

     The Equity Compensation Plan committee approved the awards of common shares under ECP VII in January 2002 and made further awards on March 31, 2003 and on June 19, 2003. The non-cash compensation expenses associated with the above awards under ECP VII of approximately $1,967,000 are recognized over the six year vesting term from the respective award dates.

DIRECTORS PURCHASE PLAN

     A 2000 Non-Employee Directors Share Option Plan was approved on October 26, 2000 by our shareholders. Each eligible director on the date of the first board meeting of each calendar year, commencing in 2001, receives the grant of an option to purchase 22,000 common shares on that date. The options granted are subject to such terms and conditions as determined by the board of directors at the time of the grant.

     The option price per share, payable before the end of each February, is determined by the board of directors for each such grant of options. The non-employee directors may decline all or part of the award, which is non-transferable.

     The board of directors granted the first awards under the above plan in 2001. The option price was fifteen percent less than the average closing price of the shares for the last five trading days of the previous calendar year. Full payment must be made upon exercising the option. The award vests over four years with one quarter of the shares vesting each year. Upon resignation of an eligible director, all unvested shares are forfeited and the option price received for the forfeited unvested shares is refunded. Only one director accepted the offer for the 22,000 shares granted under the option on February 10, 2001. On February 28, 2002, 2003 and 2004, we issued to the director 5,500, 5,500 and 5,500 of our common shares, respectively, that vested on those dates, adjusted to reflect the share split resulting from our bonus share distribution of one share for every ten shares held, as of March 1, 2004 . As of September 30, 2003, $164,300 from the proceeds of this plan was included in additional paid in capital.

     As per the terms of the plan, the board of directors granted options to all eligible directors in February 2002. These awards will vest after four years. Optionees must pay 15% of the option price, which is the average closing price of the shares for the last five trading days of year 2001, at the time of exercising the option. The balance of 85% must be paid on or before the vesting date. The resignation of a director following his or her exercise of the grant of options and payment of the option price shall not cause a forfeiture of the unvested shares. All the eligible non-employee directors accepted the offer before February 28, 2002. We received $49,896 towards the 15% of the option price which was included in additional paid in capital.

     The board of directors granted options to all eligible directors again in February 2003. These awards will vest after four years. Optionees must pay 10% of the option price, which is the average closing price of the shares for the last five trading days of year 2002, at the time of exercising the option. The remaining 90% must be paid on or before the vesting date. The resignation of a director following his or her exercise of the grant of options and payment of the option price shall not cause a forfeiture of the unvested shares. Three eligible directors accepted the offer before February 28, 2003. The $29,700 received towards the 10% of the option price was included in the additional paid in capital.

     On May 8, 2003, shareholders approved the amendments to the 2000 Non-Employee Directors Share Option Plan to allow both employee and non-employee directors to participate in the plan. The plan was renamed as Directors Purchase Plan by the board of directors on August 14, 2003.

     Directors purchasing the shares under the plan pay 10% of the purchase price which is the average closing price of the shares for the last five trading days of year 2003, on or before February 28, 2004. The balance of 90% is paid by February 28, 2008 and the shares will be issued thereafter. The resignation of a director following his or her purchase of the shares and payment of the 10% initial installment shall not cause a forfeiture of the purchased shares. Six directors opted to purchase 22,000 shares each and a director opted to purchase part of the 22,000 shares. The amount of $92,069 received towards the 10% of the purchase price will be included in the additional paid in capital.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

MAJOR SHAREHOLDERS

     The following table sets forth information about those persons who hold more than 5% of our common shares and the share ownership of our directors and officers as a group. The information is based upon our knowledge of the share ownership of such persons on March 29, 2004, after adjustment to reflect the share split resulting from our bonus share distribution of one share for every ten shares held as of March 1, 2004.

     Prior to November 27, 2003, the Quan Gung 1986 Trust (through Hung Lay Si Co. Ltd., its wholly owned subsidiary) beneficially owned approximately 61% of our common shares. Hung Lay Si Co. Ltd. is a company organized under the laws of the Cayman Islands. The Quan Gung 1986 Trust was formed under the laws of the Island of Jersey. Counsel to the trustee has informed us that, by virtue of the terms of the Trust and the laws of the Island of Jersey, the trustee cannot make disclosure of the names of the beneficiaries and settlor of the Trust in breach of the obligations placed on it and in accordance with its duties of confidentiality.

     On November 27, 2003, Merle A. Hinrichs acquired 15,033,846 of our common shares, after adjustment to reflect the share split resulting from our bonus share distribution of one share for every ten shares held as of March 1, 2004, representing 51.9% of the outstanding common shares, from Hung Lay Si Co. Ltd. As a result, Mr. Hinrichs owns approximately 67% of our outstanding common shares. As consideration for the purchase of the common shares, Mr. Hinrichs agreed to pay Hung Lay Si Co. Ltd. the purchase price of $109,337,056 payable on November 27, 2013. Mr. Hinrichs has granted to Hung Lay Si Co. Ltd. a security interest in all 15,033,846 common shares he purchased pending payment of the consideration. A copy of the purchase agreement and security agreement was filed by Mr. Hinrichs with the SEC on Schedule 13D on December 8, 2003, and jointly by the Trust and Hung Lay Si Co. Ltd. on Schedule 13D/A on the same day, and reference is made to those filings for the complete terms of the transaction. The agreements provide that in the event of cash dividends declared and paid by us, Mr. Hinrichs will pay to Hung Lay Si Co. Ltd. 50% of the dividends for any of the common shares purchased by Mr. Hinrichs that remain subject to Hung Lay Si Co. Ltd.'s security interest in the shares. If Mr. Hinrichs wishes to transfer or sell any shares subject to those agreements to someone other than Hung Lay Si Co. Ltd., Hung Lay Si Co. Ltd. has a right of first refusal to offer to purchase those shares. If Hung Lay Si Co. Ltd. waives its right to purchase the shares, upon consummation of a sale to the other person, at least 80% of the proceeds of the sale will be applied to the payment of the purchase price. Hung Lay Si Co. Ltd. may also be deemed, under Securities and Exchange Commission rules, to be a beneficial owner of the shares in which it has a right of first refusal and a security interest.


                                                                  COMMON SHARES BENEFICIALLY OWNED
NAME OF BENEFICIAL OWNER                                             SHARES             PERCENTAGE
Merle A. Hinrichs....................................                 19,456,863              67.2%
Hung Lay Si Co. Ltd..................................                  2,605,082               9.0%
Harrington Trust Limited.............................                  2,394,619               8.3%
Jeffrey J. Steiner (1)...............................                    366,808               1.3%
Eddie Heng Teng Hua..................................                          *               *
J. Craig Pepples.....................................                          *               *
Bill Georgiou........................................                          *               *
Sarah Benecke........................................                          *               *
David F. Jones.......................................                          *               *
Roderick Chalmers....................................                          *               *
Dr. H. Lynn Hazlett..................................                          *               *
All officers and directors as a group (9 persons)....                 19,920,392              68.8%

________________________

* Indicates beneficial ownership of less than 1%.

(1) Mr. Jeffrey J. Steiner may be deemed to beneficially own the same common shares owned directly or beneficially by The Steiner Group LLC. Mr. Steiner disclaims beneficial ownership of shares owned by The Steiner Group LLC, the Jeffrey Steiner Family Trust and shares owned by him as custodian for his children. The Steiner Group LLC is a Delaware limited liability company.

     At March 29, 2004, we believe that 3,143,610 of our shares, after adjustment to reflect the share split resulting from our bonus share distribution of one share for every ten shares held as of March 1, 2004, or 10.86%, were beneficially owned by U.S. holders and there were 823 shareholders of record in the U.S.

     Mr. Merle A. Hinrichs, our Chairman and Chief Executive Officer, beneficially owns approximately 67% of our common shares and is deemed our controlling shareholder.

     Our major shareholders do not have different voting rights. We do not know of any arrangement which may at a subsequent date result in a change in control of our company.

RELATED PARTY TRANSACTIONS

     On December 31, 2002, we had $11,404,000 in net intercompany obligations due to our former controlling shareholder.

     These obligations arose from:

     o the transfer of intangibles, including copyrights for magazines, from Hung Lay Si Co. Ltd. to us in 1983; and

     o allocations of operating expenses from Hung Lay Si Co. Ltd. and its affiliates to us prior to year 2000, when we became a public company pursuant to a share exchange.

     Effective January 1, 2000, we executed an unsecured promissory note in the principal amount of $11,404,000 to establish the repayment terms of these intercompany obligations owed to Hung Lay Si Co. Ltd. On January 1, 2005, we will begin repayment of this promissory note by making quarterly payments of principal and interest over the following ten years. Interest will accrue beginning on January 1, 2005 at the U.S. Federal Funds rate on the following business day and will be adjusted quarterly. For each subsequent interest period, the interest rate will be the U.S. Federal Funds rate on the first business day of the applicable calendar quarter. If we fail to make a timely payment, the interest rate on that payment will be adjusted quarterly to equal 2% over the U.S. Federal Funds rate on the first business day of each calendar quarter that payment and the accrued but unpaid interest are outstanding until that payment is made. The interest that accrues on the unpaid amount will be payable quarterly unless Hung Lay Si Co. Ltd. demands immediate payment. If we fail to make a payment, Hung Lay Si Co. Ltd. may also accelerate the promissory note and demand full payment.

     We have extended loans to some of our employees for the sole purpose of financing the purchase or lease of a residence. The loans for the purchase of a residence are secured by that residence, bear interest at a rate of LIBOR plus 2 to 3%, generally have a term of ten years and become due and payable immediately upon the termination of the employee's employment. The loans for the lease of a residence are unsecured, interest free and are repayable in equal monthly installments over the period of the lease, which is typically less than or equal to 12 months. The maximum loan amounts are limited to the lower of the aggregate of two years' gross compensation of the borrower or $500,000. The loans were made upon terms and subject to conditions that are more favorable to the borrowers than those that would customarily be applied by commercial lending institutions in the borrower's country of employment. Since the beginning of 2000, the largest aggregate amount of indebtedness of Mr. Pepples to us, outstanding at any time during such period, was approximately $32,233. Mr. Pepples has repaid his loan in full in November 2002. Mr. Pepples' loan was interest free and unsecured. Except for the aforementioned loan, there were no other loans due from our directors and executive officers as at December 31, 2002 and September 30, 2003. We do not expect to extend loans to our directors or executive officers to the extent such loans would be prohibited by the Sarbanes-Oxley Act of 2002.

     We lease approximately 90,157 square feet of our office facilities from companies controlled by a wholly-owned subsidiary of Hung Lay Si Co. Ltd. under cancelable and non-cancelable operating leases and incur building maintenance services fees to our former affiliated companies. We incurred rental and building services expenses of $577,272 during the nine months ended September 30, 2003. We also receive legal, secretarial and treasury management consultancy services from wholly-owned subsidiaries of Hung Lay Si Co. Ltd. The expenses incurred for these services during the nine months ended September 30, 2003 was $200,177.

     On March 17, 2000 we entered into a revolving credit facility with Bank of Bermuda (Isle of Man) Limited. The credit facility has a term of one year and provides for borrowings of up to $25.0 million, with minimum borrowings of $1.0 million. The lender may request security from time to time to secure borrowings under the credit facility. The credit facility bears interest, payable quarterly in arrears, at the London Inter-Bank Market Rate plus 0.5%. The credit facility may be used for investments, working capital and general corporate purposes. If any payment is not made when due, the interest rate will increase by 2% on the aggregate amount outstanding and will be payable in arrears and, if not paid when due, will be compounded. The loan may not be prepaid prior to the end of any quarter, but if the bank notifies us of its intention to charge a maintenance fee to cover its costs for the facility, we may prepay without penalty the amount outstanding within seven days of the bank's notice. When we entered into the credit facility, we paid the bank an arrangement fee of approximately $16,000. Hung Lay Si Co. Ltd. guaranteed all of our obligations under the credit facility. Hung Lay Si Co. Ltd. did not receive a fee for issuing this guarantee. We repaid the loan in full by December 31, 2001.

     On March 20, 2002, we renewed the credit facility for $10.0 million for one year subject to the same terms and conditions as applicable to the original facility. We did not draw on the credit facility during our fiscal year 2002. On March 7, 2003, we renewed the credit facility for $10.0 million for a further one year period subject to the same terms and conditions as applicable to the original facility. We did not draw on the credit facility during our fiscal year 2003. We did not renew the credit facility for 2004.

     We also have a documentary credit facility with the Hongkong and Shanghai Banking Corporation Limited, for providing documentary credits to our suppliers. As at December 31, 2002, this facility had a maximum limit of $0.8 million. One of our former fellow subsidiaries has guaranteed our obligation under this facility. This facility has been renewed during the year 2003 for a maximum limit of $0.577 million and at the time of renewal, the guarantee given by our former fellow subsidiary was released. The largest amount outstanding under this facility during the nine months ended September 30, 2003, prior to the renewal date, was $0.475 million.

     For further information on these transactions, see the notes to our audited consolidated financial statements included elsewhere in this prospectus.

     We believe these transactions are commercially reasonable in the jurisdictions where we operate and for our employees where they reside or work.

                  GENERAL DESCRIPTION OF THE OFFERED SECURITIES

     We may offer from time to time under this prospectus, separately or together:

     o    common shares,

     o    preferred shares,

     o    unsecured senior or subordinated debt securities,

     o warrants to purchase common shares, preferred shares or debt securities,

     o    share purchase contracts to purchase common shares, and

     o share purchase units, each consisting of (a) a common share purchase contract, under which the holder or Global Sources Ltd., upon settlement, will purchase a fixed or varying number of common shares, and (b) a beneficial interest in either debt securities, preferred shares or debt or equity obligations of third parties, including U.S. Treasury securities, purchased with the proceeds from the sale of the share purchase units.

     The prior consent of the Bermuda Monetary Authority may be required for the issue of any such securities. Material U.S. federal income tax considerations pertaining to an investment in the securities offered will be described in the applicable prospectus supplement.

     References to "we," "our" or "us" in "Description of Share Capital," "Description of Preferred Shares," "Description of Debt Securities," "Description of Warrants to Purchase Common Shares or Preferred Shares," "Description of Warrants to Purchase Debt Securities" and "Description of Shares Purchase Contracts and the Shares Purchase Units" refer solely to Global Sources Ltd. and not its subsidiaries.

                          DESCRIPTION OF SHARE CAPITAL

MEMORANDUM AND ARTICLES OF ASSOCIATION

DESCRIPTION OF SHAREHOLDER RIGHTS ATTACHING TO OUR COMMON SHARES

     The following discussion of our common shares, and the laws governing the rights of our shareholders, is based upon the advice of Appleby Spurling Hunter, our Bermuda counsel.

     Our authorized share capital consists of 50,000,000 common shares, par value $0.01 per share. Effective April 1, 2004, we issued to all of our shareholders a bonus share distribution of one share for every ten shares held as of March 1, 2004. As of April 1, 2004, we had 28,952,194 common shares issued and outstanding.

     o Holders of common shares have no preemptive, redemption, conversion or sinking fund rights.

     o Holders of common shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares and do not have any cumulative voting rights.

     o In the event of our liquidation, dissolution or winding-up, the holders of common shares are entitled to share ratably in our assets, if any, remaining after the payment of all our debts and liabilities.

     o Our outstanding common shares are fully paid and non-assessable. Non-assessable as that term is understood under Bermuda Law means in relation to fully-paid shares of a company and subject to any contrary provision in any agreement in writing between such company and the holder of shares, that no shareholder shall be obliged to contribute further amounts to the capital of the company, either in order to complete payment for their shares, to satisfy claims of creditors of the company, or otherwise; and no shareholder shall be bound by an alteration of the memorandum of association or bye-laws of the company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the company.

     o Additional authorized but unissued common shares may be issued by the board of directors without the approval of the shareholders.

     The holders of common shares will receive dividends, if any, as may be declared by the board of directors out of funds legally available for purposes. We may not declare or pay a dividend, or make a distribution out of contributed surplus, if there are reasonable grounds for believing that:

     o we are, or after the payment would be, unable to pay our liabilities as they become due; or

     o the realizable value of our assets after such payment or distribution would be less than the aggregate amount of our liabilities and our issued share capital and share premium accounts.

     The following is a summary of provisions of Bermuda law and our organizational documents, including the bye-laws. We refer you to our memorandum of association and bye-laws, copies of which have been filed with the SEC. You are urged to read these documents for a complete understanding of the terms of the memorandum of association and bye-laws.

SHARE CAPITAL

     Our authorized capital consists of one class of common shares. Under our bye-laws, our board of directors has the power to issue any authorized and unissued shares on such terms and conditions as it may determine. Any shares or class of shares may be issued with such preferred, deferred, qualified or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as we may from time to time by resolution of the shareholders prescribe.

VOTING RIGHTS

     Generally, under Bermuda law and our bye-laws, questions brought before a general meeting are decided by a simple majority vote of shareholders present or represented by proxy. Each shareholder is entitled to one vote for each share held. Matters will be decided, by way of votes cast on a show of hands, unless a poll is demanded.

     If a poll is demanded, each shareholder who is entitled to vote and who is present in person or by proxy has one vote for each common share entitled to vote on such question. A poll may only be demanded under the bye-laws by:

     o    the chairman of the meeting;

     o    at least three shareholders present in person or by proxy;

     o any shareholder or shareholders present in person or by proxy and holding between them not less than one-tenth of the total voting rights of all shareholders having the right to vote at such meeting; or

     o a shareholder or shareholders present in person or represented by proxy holding shares conferring the right to vote at such meeting, being common shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all such common shares conferring such right.

     No shareholder shall, unless the board of directors otherwise determines, be entitled to vote at any general meeting unless all calls or other sums presently payable by that shareholder in respect of all shares held by such shareholder have been paid.

DIVIDEND RIGHTS

     Under Bermuda law, a company may declare and pay dividends unless there are reasonable grounds for believing that the company is, or would, after the payment, be unable to pay its liabilities as they become due or that the realizable value of the company's assets would thereby be less than the aggregate of its liabilities and issued share capital and share premium accounts.


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     Under our bye-laws, each share is entitled to a dividend if, as and when dividends are declared by the board of directors. The board of directors may determine that any dividend may be paid in cash or will be satisfied in paying up in full in our common shares to be issued to the shareholders credited as fully paid or partly paid. The board of directors may also pay any fixed cash dividend which is payable on any of our common shares half-yearly or on other dates, whenever our position, in the opinion of the board of directors, justifies such payment.

     Dividends, if any, on our common shares will be paid at the discretion of our board of directors and will depend on our future operations and earnings, capital requirements, surplus and general financial conditions, as our board of directors may deem relevant.

     We have not paid any cash dividends on our common shares since October 1999. Previously, we paid dividends as a private company as a means to distribute earnings to shareholders. Beginning in October 1999, we have focused on the implementation of our growth plans, and we have retained earnings in furtherance of such plans. Currently, we do not intend to pay dividends for the foreseeable future in order to focus on our growth plans. We are not permitted to pay a dividend under Bermuda law until such time as we have positive retained earnings. In any event, we do not intend to pay dividends for the foreseeable future in order to focus on our growth plans.

PURCHASE BY A COMPANY OF ITS OWN COMMON SHARES

     We may purchase our own common shares out of the capital paid up on the common shares in question or out of funds that would otherwise be available for dividend or distribution or out of the proceeds of a fresh issue of common shares made for the purposes of the purchase. We may not purchase our shares if, as a result, our issued share capital would be reduced below the minimum capital specified in our memorandum of association.

     However, to the extent that any premium is payable on the purchase, the premium must be provided out of the funds of the company that would otherwise be available for dividend or distribution or out of a company's share premium account. Any common share purchased by a company are treated as cancelled and the amount of the company's issued capital is diminished by the nominal value of the shares accordingly but shall not be taken as reducing the amount of the company's authorized share capital.

VARIATION OF RIGHTS

     We may issue more than one class of shares and more than one series of shares in each class. If we have more than one class of shares, the rights attached to any class of shares may be altered or abrogated either:

     o with the consent in writing of the holders of not less than seventy-five percent of the issued common shares of that class; or

     o with the sanction of a resolution passed at a separate general meeting of the holders of such common shares, voting in proxy or present, at which a quorum is present.

     The bye-laws provide that a quorum for such a meeting shall be two persons present in person or by proxy representing a majority of the shares of the relevant class. The bye-laws specify that the creation or issue of shares ranking on parity with existing shares will not, subject to any statement to the contrary in the terms of issue of those shares or rights attached to those shares, vary the special rights attached to existing shares.

TRANSFER OF COMMON SHARES

     Subject to the "Transfer Restrictions" section below, a shareholder may transfer title to all or any of his shares by completing an instrument of transfer in the usual common form or in such other form as the board of directors may approve.

TRANSFER RESTRICTIONS

     The board of directors may in its absolute discretion and without assigning any reason refuse to register the transfer of any share that is not fully paid.

     The board of directors may refuse to register an instrument of transfer of a share unless it:


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     o    is duly stamped, if required by law, and lodged with us;

     o is accompanied by the relevant share certificate and such other evidence of the transferor's right to make the transfer as the board of directors shall reasonably require;

     o has obtained, where applicable, permission of the Bermuda Monetary Authority; and

     o    is in respect of one class of shares.

     A "blanket" authorization has been obtained from the Bermuda Monetary Authority for all transfers of our common shares between persons who are not resident in Bermuda for exchange control purposes, provided our common shares remain listed on an "appointed stock exchange" (which includes listing on the Nasdaq National Market).

TRANSMISSION OF SHARES

     In the event of the death of a shareholder, the survivor or survivors, where the deceased shareholder was a joint holder, or the legal personal representative of such shareholder, including executors and administrators, shall be the only persons recognized by us as having any title to the shareholder shares.

RIGHTS IN LIQUIDATION

     Under Bermuda law, in the event of liquidation, dissolution or winding-up of a company, after satisfaction in full of all claims of creditors and subject to the preferential rights accorded to any series of preferred stock, the proceeds of such liquidation, dissolution or winding-up are distributed among the holders of shares in accordance with a company's bye-laws.

     Under our bye-laws, if we are wound up, the liquidator may, with the sanction of a resolution from us and any sanction required by the Companies Act, divide amongst the shareholders in specie or kind the whole or part of our assets, whether they shall consist of property of the same kind or not and may for such purposes set such values as he deems fair upon any property to be divided as set out above and may determine how such division shall be carried out as between the shareholders.

MEETINGS OF SHAREHOLDERS

     Under Bermuda law, a company is required to convene at least one general meeting per calendar year. The directors of a company, notwithstanding anything in its bye-laws, shall, on the requisition of the shareholders holding at the date of the deposit of the requisition not less than one-tenth of the paid-up capital of the company carrying the right of vote, duly convene a special general meeting.

     The bye-laws provide that the board of directors may convene a special general meeting whenever in their judgment such a meeting is necessary. Unless the bye-laws of a company specify otherwise, Bermuda law requires that shareholders be given at least five days' notice of a meeting of the company. Our bye-laws extend this period to provide that at least 21 days' written notice of a general meeting must be given to those shareholders entitled to receive such notice. The accidental omission to give notice to or non-receipt of a notice of a meeting by any person does not invalidate the proceedings of a meeting.

     Under Bermuda law the number of shareholders constituting a quorum at any general meeting of shareholders may not be less than two individuals. Our bye-laws add to this quorum requirement to provide that no business can be transacted at a general meeting unless a quorum of at least two shareholders representing a majority of the issued shares of the company are present in person or by proxy and entitled to vote. A shareholder present at a general meeting or a meeting of a class of shareholders in person or by proxy shall be deemed to have received appropriate notice of the meeting.

     Under our bye-laws, notice to any shareholders may be delivered either personally, by electronic means or by sending it through the post, by airmail where applicable, in a pre-paid letter addressed to the shareholder at his address as appearing in the share register or by delivering it to, or leaving it at such registered address or, in the case of delivery by electronic means, by delivering it to the shareholder at such address as may be provided to the company by the shareholder for such purpose. A notice of a general meeting is deemed to be duly given to the shareholder if it is sent to him by cable, telex, telecopier or electronic means.


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ACCESS TO BOOKS AND RECORDS AND DISSEMINATION OF INFORMATION

     Under Bermuda law, members of the general public have the right to inspect the public documents of a company available at the office of the Bermuda Registrar of Companies. These documents include the memorandum of association and any alteration to the memorandum of association.

     Our shareholders and directors have the additional right to inspect our minute books and our audited financial statements, which must be presented at an annual general meeting.

     Our bye-laws provide that our register of shareholders is required to be open for inspection during normal business hours by shareholders without charge and to members of the general public on the payment of a fee. A company is required to maintain its share register in Bermuda but may, subject to the provisions of the Companies Act, establish a branch register outside of Bermuda. We have established a branch register with our transfer agent, Mellon Investor Services, LLC, at 85 Challenger Road, Ridgefield Park, NJ 07660, USA.

     Under Bermuda law, a company is required to keep at its registered office a register of its directors and officers that is open for inspection for not less than two hours in each day by members of the public without charge. Our bye-laws extend this obligation to provide that the register of directors and officers be available for inspection by the public during normal business hours. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.

ELECTION OR REMOVAL OF DIRECTORS

     The bye-laws provide that the number of directors will be such number not less than two, as our shareholders by resolution may from time to time determine. A director will serve until his successor is appointed or his prior removal in the manner provided by the Companies Act or the bye-laws. Our bye-laws provide that at each annual general meeting one-third of the directors will retire from office on a rotational basis based on length of time served. A director is not required to hold shares in a company to qualify to join the board, and once appointed may sit on the board regardless of age, unless the bye-laws provide otherwise. Our bye-laws do not require qualifying shares to join the board and do not set age limits for directors who serve on the board. All directors must provide written acceptance of their appointment within thirty days of their appointment.

     The board has the power at any time and from time to time to appoint any individual to be a director so as to fill a casual vacancy. The board may approve the appointment of alternate directors.

     We may, in a special general meeting called for this purpose, remove a director, provided notice of such meeting is served upon the director concerned not less than fourteen days before the meeting and he shall be entitled to be heard at that meeting.

     The office of a director will be vacated in the event of any of the following:

     o if he resigns his office by notice in writing to be delivered to our registered office or tendered at a meeting of the board of directors;

     o if he becomes of unsound mind or a patient for any purpose of any statute or applicable law relating to mental health;

     o if he becomes bankrupt under the law of any country or compounds with his creditors;

     o    if he is prohibited by law from being a director; or

     o if he ceases to be a director by virtue of the Companies Act or is removed from office pursuant to the bye-laws.

AMENDMENT OF MEMORANDUM OF ASSOCIATION AND BYE-LAWS

     Bermuda law provides that the memorandum of association of a company may be amended by resolution of the board subject to approval by a resolution passed at a general meeting of which due notice has been given. An amendment to a memorandum of association does not require the consent of the Minister of Finance save for specific circumstances, for example, the adopting of any objects which constitute restricted business activities under the Companies Act.


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     Under Bermuda law, the holders of:

     o an aggregate of not less than twenty percent in par value of a company's issued share capital or any class thereof, or

     o not less in the aggregate than twenty percent of the company's debentures entitled to object to alterations to its memorandum of association,

have the right to apply to the Supreme Court of Bermuda for an annulment of any amendment of the memorandum of association. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda Supreme Court. An application for an annulment of an amendment of the memorandum of association must be made within twenty-one days after the date on which the resolution altering the memorandum of association is passed and may be made on behalf of the persons entitled to make the application by one or more of their number as they may appoint in writing for the purpose. No such application may be made by persons voting in favor of the amendment or any persons who have given to the company a statement in writing duly signed that he, having had notice, consents to the alteration.

     Our bye-laws provide that they may be amended in the manner provided for in the Companies Act. The Companies Act provides that the directors may amend the bye-laws, provided that any such amendment shall be operative only to the extent approved by the shareholders.

TRANSACTIONS WITH INTERESTED SHAREHOLDERS

     Our bye-laws prohibit us from engaging in a business combination with any interested shareholder unless the business combination is approved by two-thirds of the holders of our voting shares (other than shares held by that interested shareholder), or by a simple majority if the business combination is approved by a majority of continuing directors or if certain prescribed conditions are met assuring that we will receive fair market value in exchange for such business combination. In this context, a "business combination" includes mergers, asset sales and other material transactions resulting in a benefit to the interested shareholder or the adoption of a plan for our liquidation or dissolution; a "continuing director" is a member of our board of directors that is not an affiliate or associate of an interested shareholder and was a member of our board prior to such person becoming an interested shareholder; and an "interested shareholder" is any person (other than us or any of our subsidiaries, any employee benefit or other similar plan or any of our shareholders that received our shares in connection with our share exchange in 2000 prior to the listing of our shares on the Nasdaq National Market) that owns or has announced its intention to own, or with respect to any of our affiliates or associates, within the prior two years did own, at least 15% of our voting shares.

APPRAISAL RIGHTS AND SHAREHOLDER SUITS

Amalgamation

     The Companies Act provides that, subject to the terms of a company's bye-laws, the amalgamation of a Bermuda company with another company requires the amalgamation agreement to be approved by the board of directors and at a meeting of the shareholders by seventy-five percent of the members present and entitled to vote at that meeting in respect of which the quorum shall be two persons holding or representing at least one-third of the issued shares of the company or class, as the case may be.

     Our bye-laws alter the majority vote required and provide that any resolution submitted for the consideration of shareholders at any general meeting to approve a proposed amalgamation with another company requires the approval of two-thirds of the votes of disinterested shareholders cast at such meeting.

     Under Bermuda law, in the event of an amalgamation of a Bermuda company, a shareholder who did not vote in favor of the amalgamation and who is not satisfied that fair value has been offered for such shareholder's shares, may apply to a Bermuda court within one month of notice of the meeting of shareholders to appraise the fair value of those shares.

Class Actions and Derivative Actions

     Class actions and derivative actions are generally not available to shareholders under Bermuda law. Under Bermuda law, a shareholder may commence an action in the name of a company to remedy a wrong done

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


to the company where the
act complained of is alleged to be beyond the corporate power of the company, or is illegal or would result in the violation of the company's memorandum of association or bye-laws. Furthermore, consideration would be given by a Bermuda court to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company's shareholders than those who actually approved it.

     When the affairs of a company are being conducted in a manner which is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to a Bermuda court, which may make such order as it sees fit, including an order regulating the conduct of the company's affairs in the future or ordering the purchase of the shares of any shareholders, by other shareholders or by the company.

CAPITALIZATION OF PROFITS AND RESERVES

     Under our bye-laws, the board of directors may resolve to capitalize all or any part of any amount for the time being standing to the credit of any reserve or fund which is available for distribution or to the credit of our share premium account; and accordingly make that amount available for distribution among the shareholders who would be entitled to it if distributed by way of a dividend in the same proportions and on the footing that the same may be paid not in cash but be applied either in or towards:

     o paying up amounts unpaid on any of our shares held by the shareholders; or

     o payment up in full of our unissued shares, debentures, or other obligations to be allotted and credited as fully paid amongst such shareholders.

     As a proviso to the foregoing, the share premium account may be applied only in paying up unissued shares to be issued to shareholders credited as fully paid, and provided, further, that any sum standing to the credit of a share premium account may only be applied in crediting as fully paid shares of the same class as that from which the relevant share premium was derived.

REGISTRAR OR TRANSFER AGENT

     Our transfer agent and registrar is Mellon Investor Services, LLC. In addition to a register held by Mellon Investor Services, a register of holders of the shares is maintained by Appleby Spurling Hunter in Bermuda located at Canon's Court, 22 Victoria Street, Hamilton HM12 Bermuda.

UNTRACED SHAREHOLDERS

     We are entitled to sell the common shares of a person entitled to such common shares provided such person goes untraced for a period of 12 years. We shall be held to account to the rightful holder of such common shares for an amount equal to the proceeds of sale. Any dividend or distribution out of contributed surplus unclaimed for a period of six years from the date of declaration of that dividend or distribution shall be forfeited and shall revert to us and the payment by the board of directors of any unclaimed dividend, distribution, interest or other sum payable on or in respect of the common share into a separate account shall not constitute us a trustee in respect thereof.

PERSONAL LIABILITY OF DIRECTORS AND INDEMNITY

     The Companies Act requires every officer, including directors, of a company in exercising powers and discharging duties, to act honestly in good faith with a view to the best interests of the company, and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. The Companies Act further provides that any provision whether in the bye-laws of a company or in any contract between the company and any officer or any person employed by the company as auditor exempting such officer or person from, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him, in respect of any fraud or dishonesty of which he may be guilty in relation to the company, shall be void.

     Every director, officer, resident representative and committee member shall be indemnified out of our funds against all liabilities, loss, damage or expense, including liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable, incurred or suffered by him as director, officer, resident representative or committee member; provided that the

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indemnity contained in the bye-laws will not extend to any matter which would render it void under the Companies Act as discussed above.

EXCHANGE CONTROLS

BERMUDA LAW

     We have been designated as a non-resident under the Exchange Control Act of 1972 by the Bermuda Monetary Authority. This designation will allow us to engage in transactions in currencies other than the Bermuda dollar.

     The Registrar of Companies (Bermuda) has neither approved nor disapproved of the securities to which this document relates, nor passed on the accuracy or adequacy of this document and accepts no responsibility for the financial soundness of any proposals or the correctness of any statements made or opinions expressed with regard to such securities. Approvals or permissions received from the Bermuda Monetary Authority do not constitute a guarantee by the Bermuda Monetary Authority as to our performance or our creditworthiness. Accordingly, in giving such approvals or permissions, the Bermuda Monetary Authority will not be liable for our performance or default or for the correctness of any opinions or statements expressed in this document.

     The transfer of common shares between persons regarded as resident outside Bermuda for exchange control purposes and the issue of common shares to such persons may be effected without specific consent under the Control Act and regulations thereunder. Issues and transfers of common shares to any person regarded as resident in Bermuda for exchange control purposes require specific prior approval from the Bermuda Monetary Authority under the Control Act.

     There are no limitations on the rights of persons regarded as non-resident of Bermuda for foreign exchange control purposes owning our shares. Because we have been designated as a non-resident for Bermuda exchange control purposes, there are no restrictions on our ability to transfer funds, other than funds denominated in Bermuda dollars, in and out of Bermuda or to pay dividends to non-Bermuda residents who are holders of our shares, other than in respect of local Bermuda currency.

     Under Bermuda law, share certificates are only issued in the names of corporations, partnerships or individuals. In the case of an applicant acting in a special capacity, for example an executor or a trustee, certificates may, at the request of the applicant, record the capacity in which the applicant is acting.

     Notwithstanding the recording of any such special capacity, we are not bound to investigate or incur any responsibility in respect of the proper administration of any such estate or trust.

     We will take no notice of any trust applicable to any of our common shares whether or not we had notice of such trust.

     As an "exempted company," we are exempt from Bermuda laws which restrict the percentage of share capital that may be held by non-Bermudians. However, as an exempted company we may not participate in designated business transactions, including:

     o the acquisition or holding of land in Bermuda (except that required for our business and held by way of lease or tenancy agreement for a term not exceeding 50 years or, with the consent of the Minister granted in his discretion, land held by way of lease or tenancy for a term of not more than 21 years in order to provide accommodation or recreational facilities for our officers and employees);

     o the taking of mortgages on land in Bermuda to secure an amount in excess of $50,000 without the consent of the Minister of Finance of Bermuda;

     o the acquisition of bonds or debentures secured on land in Bermuda, unless they are issued by the Bermuda Government or a public authority; or

     o the carrying on of business of any kind in Bermuda, except in furtherance of our business carried on outside Bermuda or under a license granted by the Minister of Finance of Bermuda.


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TAXATION

BERMUDA TAXATION

     We have received from the Minister of Finance a written undertaking under the Exempted Undertakings Tax Protection Act, 1996 (as amended) of Bermuda, to the effect that in the event of there being enacted in Bermuda any legislation imposing tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax shall not be applicable to us or to any of our operations or to our shares, debentures or other obligations until March 28, 2016. These assurances are subject to the proviso that they are not construed so as to prevent the application of any tax or duty to such persons as are ordinarily resident in Bermuda or to prevent the imposition of property taxes on any company owning real property or leasehold interests in Bermuda.

     Currently there is no Bermuda withholding tax on dividends that may be payable by us in respect to the holders of our common shares. No income, withholding or other taxes or stamp duty or other duties are imposed upon the issue, transfer or sale of the shares or on any payment thereunder. There is no income tax treaty between Bermuda and the United States.


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                         DESCRIPTION OF PREFERRED SHARES

General

     The following summary of terms of our preferred shares is not complete. You should refer to the provisions of our memorandum of association and bye-laws and the terms of each class or series of the preferred shares which will be filed with the SEC at or prior to the time of issuance of such class or series of preferred shares and described in the applicable prospectus supplement. The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to that series of preferred shares, provided that the information set forth in the prospectus supplement does not constitute material changes to the information herein such that it alters the nature of the offering or the securities offered.

     Our bye-laws allow the board, subject to the prior consent of our shareholders, to authorize the creation and issuance of preferred shares in one or more series, and may fix the rights and preferences of those shares, including as to dividends, voting, redemption, conversion rights and otherwise.

     Issuances of preferred shares are subject to the applicable rules of the Nasdaq National Market or other organizations on whose systems our preferred shares may then be quoted or listed. Depending upon the terms of the preferred shares established by our board of directors, any or all series of preferred shares could have preferences over the common shares with respect to dividends and other distributions and upon liquidation of the company. Issuance of any such shares with voting powers, or issuance of additional common shares, would dilute the voting power of the outstanding common shares.

Terms

     The terms of each series of preferred shares will be described in any prospectus supplement related to that series of preferred shares.

     The board of directors in approving the issuance of a series of preferred shares has authority to determine, and the applicable prospectus supplement may set forth with respect to that series, the following terms, among others:

     o the number of shares constituting that series and the distinctive designation of that series;

     o the dividend rate on the shares of that series, if any, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

     o the voting rights for shares of the series, if any, in addition to the voting rights provided by law, and the terms of those voting rights;

     o the conversion or exchange privileges for shares of the series, if any (including, without limitation, conversion into shares of common share), and the terms and conditions of such conversion or exchange, including provisions for adjustment of the conversion or exchange rate in those events as the board will determine;

     o whether or not the shares of that series will be redeemable and, if so, the terms and conditions of the redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates upon or after which they will be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

     o any sinking fund for the redemption or purchase of shares of that series and the terms and amount of the sinking fund;

     o the right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness by us or any of our subsidiaries, upon the issue of any additional

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

          shares (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by us or any of our subsidiaries of, any of our outstanding shares;

     o the rights of the shares of that series in the event of our voluntary or involuntary liquidation, dissolution or winding up, and the relative rights of priority, if any, of payment of shares of that series; and

     o any other relevant participating, optional or other special rights, qualifications, limitations or restrictions of that series.

Non-U.S. Currency

     If the purchase price of any preferred share is payable in a currency other than U.S. dollars, the specific terms with respect to such preferred share and such foreign currency will be specified in the applicable prospectus supplement.


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                         DESCRIPTION OF DEBT SECURITIES

     We may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates. Senior debt securities and subordinated debt securities may be issued pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and a trustee qualified under the Trust Indenture Act of 1939, as amended. The form of such indentures have been filed as exhibits to the registration statement of which this prospectus is a part, subject to such amendments or supplements as may be adopted from time to time. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an "indenture" and collectively as the "indentures." Each indenture will be subject to and governed by the Trust Indenture Act. The aggregate principal amount of debt securities which may be issued under each indenture will be unlimited and each indenture will set forth the specific terms of any series of debt securities or provide that such terms will be set forth in, or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.

     The statements made below relating to the debt securities and the indentures are summaries of the anticipated provisions thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture and any applicable U.S. federal income tax considerations as well as any applicable modifications of or additions to the general terms described below in the applicable prospectus supplement. The applicable prospectus supplement also may state that any of the terms set forth herein are inapplicable to a particular series of debt securities; provided, that the information set forth in that prospectus supplement does not constitute a material change to the information herein such that it alters the nature of the offering or the securities offered.

TERMS

     The debt securities will be our unsecured obligations.

     The senior debt securities will rank equal in right of payment with all our other unsecured and unsubordinated indebtedness.

     The subordinated debt securities will be subordinated in right of payment to the prior payment in full of all our senior indebtedness, which is defined in the section called "--Ranking of Debt Securities" below.

     The specific terms of each series of debt securities will be set forth in the applicable prospectus supplement relating thereto, including the following, as applicable:

     (1) the title of such debt securities and whether the debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the specific subordination provisions applicable thereto;

     (2) the aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

     (3) the price (expressed as a percentage of the principal amount thereof) at which such debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of the debt securities that is convertible into shares of common shares or shares of preferred shares or the method by which any such portion, if any, will be determined;

     (4) if convertible into shares of common shares or preferred shares, the terms on which the debt securities are convertible, including the initial conversion price, the conversion period, any events requiring an adjustment of the applicable conversion price and any requirements relating to the reservation of such common shares or preferred shares for purposes of conversion;

     (5) the date(s), or the method for determining the date or dates, on which the principal of the debt securities will be payable and, if applicable, the terms on which the maturity may be extended;


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     (6)  the rate(s) (which may be fixed or floating), or the method by which the rate or rates will be determined, at which the debt securities will bear interest, if any, including if applicable, that the debt securities will bear interest at an increased rate (up to a specified maximum) upon the occurrence of an event of default and/or under certain circumstances described in the applicable prospectus supplement (which may include, among other things, a reduction in the trading price of our common shares below certain levels for a minimum period of time);

     (7) the date(s), or the method for determining the date or dates, from which any such interest will accrue, the dates on which the interest will be payable, the record dates for the interest payment dates, or the method by which the dates will be determined, the persons to whom the interest will be payable, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

     (8) the place(s) where the principal of and interest, if any, on the debt securities will be payable, where the securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon us in respect of the debt securities and the applicable indenture may be served;

     (9) the period(s), if any, within which, the price or prices at which and the other terms and conditions upon which the debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, as a whole or in part, at our option;

     (10) our obligation, if any, to redeem, repay or repurchase the debt securities pursuant to any sinking fund (as defined in the applicable supplemental indenture) or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the other terms and conditions upon which the debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to those obligations;

     (11) if other than U.S. dollars, the currency or currencies in which the principal of and interest, if any, on such debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

     (12) whether the amount of payments of principal of or interest, if any, on the debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on the yield on or trading price of other securities, including United States Treasury securities, or on a currency, currencies, currency unit or units, or composite currency or currencies) and the manner in which those amounts will be determined;

     (13) whether the principal of or interest, if any, on the debt securities of the series is to be payable, at our election or a holder thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which the debt securities are denominated or stated to be payable and the period or periods within which, and the terms and conditions upon which, an election may be made;

     (14) provisions, if any, granting special rights to the holders of debt securities of the series upon the occurrence of particular events as may be specified;

     (15) any deletions from, modifications of or additions to the events of default or our covenants with respect to debt securities of the series, whether or not such events of default or covenants are consistent with the events of default or covenants described herein;

     (16) whether debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form and, if so, whether beneficial owners of interests in any such security in permanent global form may exchange their interests for debt securities of the same series and of like tenor of any authorized form and denomination and the circumstances under which any exchanges may occur, if other than in the manner provided in the applicable indenture, and, if debt securities of the series are to be issuable as a global security, the identity of the depository for that series;


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     (17) the applicability, if any, of the defeasance and covenant defeasance provisions of the applicable indenture to the debt securities of the series;

     (18) if exchangeable into another series of our debt securities, the terms on which those debt securities are exchangeable; and

     (19) any other terms of the series of debt securities and any additions, deletions or modifications to the applicable indenture.

     The debt securities, if convertible or exchangeable, will not be convertible into or exchangeable for securities of a third party.

     If the applicable prospectus supplement provides, the debt securities may be issued at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof.

     Except as may be set forth in the applicable prospectus supplement, the debt securities will not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protections against transactions involving us, including a highly leveraged transaction involving us or a change of control. The applicable prospectus supplement will contain information with respect to any deletions from, modifications of or additions to the events of default or covenants described below, including any addition of a covenant or other provision providing event risk or similar protection.

DENOMINATION, INTEREST, REGISTRATION AND TRANSFER

     We will issue the debt securities of each series only in registered form, without coupons, in denominations of $1,000, or in such other currencies or denominations as may be set forth in the applicable supplemental indenture or specified in, or pursuant to, an authorizing resolution and/or supplemental indenture, if any, relating to that series of debt securities.

     The principal of and interest, if any, on any series of debt securities will be payable at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. However, at our option, interest payments may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such debt securities.

     Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series:

     o will be exchangeable for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and tenor upon surrender of the debt securities at the trustee's corporate trust office or at the office of any registrar designated by us for that purpose; and

     o may be surrendered for registration of transfer or exchange thereof at the corporate trust office of the trustee or at the office of any registrar designated by us for that purpose.

     No service charge will be made for any registration of transfer or exchange, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers and exchanges. We may act as registrar and may change any registrar without notice.

CERTAIN COVENANTS

     The applicable prospectus supplement will describe any material covenants in respect of a series of debt securities that are not described in this prospectus.

     Unless otherwise indicated in the applicable prospectus supplement, senior debt securities and the subordinated debt securities will include the provision described below.


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Merger, Consolidation or Sale of Assets

     We may not (1) consolidate with or merge into any other person (other than a subsidiary) or convey, transfer, sell or lease all of substantially all of our properties and assets as an entirety to any other person or (2) permit any person (other than a subsidiary) to consolidate with or merge into us unless:

     o in the case of (1) and (2) above, if we are not the surviving person, the surviving person assumes the payment of the principal of, premium, if any, and interest on the debt securities and the performance of our other covenants under the applicable indenture, and

     o in all cases, immediately after giving effect to the transaction, no event of default, and no event that, after notice or lapse of time or both, would become an event of default, will have occurred and be continuing.

Payment of Principal, Premium and Interest

     We will duly and punctually pay the principal of (and premium, if any) and interest on the debt securities in accordance with the terms of such debt securities.

Maintenance of Office or Agency

     We will maintain an office or agency where the debt securities may be presented or surrendered for registration of transfer or exchange and where notices and demands to or upon us in respect of the debt securities may be made.

Money for Securities; Payments to Be Held in Trust

     If we will at any time act as our own paying agent with respect to any debt securities, we will, on or before each due date of the principal of (and premium, if any) or interest on any of the debt securities, segregate and hold in trust for the benefit of the persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums will be paid to such persons or otherwise disposed of as provided in the indentures and will promptly notify the trustee of our action or failure so to act.

Corporate Existence

     Except as permitted under "--Merger, Consolidation or Sale of Assets" above, we will do or cause to be done all things necessary to preserve and keep in full force and effect our corporate existence, rights (charter and statutory) and franchises; provided, however, that we will not be required to preserve any such right or franchise if the board determines that the preservation thereof is no longer desirable in our conduct of business and that the loss thereof is not disadvantageous in any material respect to the holders.

Maintenance of Properties

     We will use our reasonable efforts to cause all material properties used or useful in the conduct of our business to be maintained and kept in good condition, repair and working order (subject to wear and tear) and supplied with all necessary material equipment and will use our reasonable efforts to cause to be made all necessary material repairs, renewals, replacements, betterments and improvements thereof, all as in our judgment may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing will prevent us from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in our judgment, desirable in the conduct of our business and not disadvantageous in any material respect to the holders.

Statement by Officers as to Default

     We will deliver to the trustee, within 120 days after the end of each of our fiscal years, a certificate of our principal executive officer, principal financial officer or principal accounting officer stating whether or not to the best knowledge of the signers thereof we are in default in the performance and observance of any of the terms, provisions and conditions of the indenture, and if we are in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.


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Waiver of Certain Covenants

     We may omit in any particular instance to comply with any term, provision or condition of the foregoing covenants if before or after the time for such compliance the holders of at least a majority in principal amount of the outstanding debt securities (taken together as one class) will, by act of such holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition except to the extent so expressly waived, and, until such waiver will become effective, our obligations and the duties of the trustee in respect of any such term, provision or condition will remain in full force and effect.

RANKING OF DEBT SECURITIES

General

     We currently conduct some of our operations through our subsidiaries and our subsidiaries generate substantially all of our operating income and cash flow. As a result, distributions and advances from our subsidiaries will be a principal source of funds necessary to meet our debt service obligations. Contractual provisions or laws, as well as our subsidiaries' financial condition and operating and regulatory requirements, may limit our ability to obtain cash from our subsidiaries that we require to pay our debt service obligations. Holders of the debt securities will have a junior position to the claims of creditors of our subsidiaries on their assets and earnings.

Senior Debt Securities

     The senior debt securities will be our unsecured unsubordinated obligations and will:

     o rank equal in right of payment with all our other unsecured and unsubordinated indebtedness;

     o be effectively subordinated in right of payment to all our secured indebtedness to the extent of the value of the assets securing such indebtedness; and

     o    be effectively subordinated to all of our subsidiaries' indebtedness.

     As of September 30, 2003, the aggregate amount of our outstanding consolidated indebtedness for money borrowed was approximately $11.4 million, none of which was secured. The senior debt that may be issued under the senior debt securities indenture would be effectively subordinated in right of payment to any secured indebtedness and would rank equal in right of payment with all of our other senior unsecured obligations. All obligations (including insurance obligations of our subsidiaries) would be effectively senior to any senior or subordinated debt issued by us.

     Except as otherwise set forth in the applicable senior indenture or specified in an authorizing resolution and/or supplemental indenture, if any, relating to a series of senior debt securities to be issued, there will be no limitations in any senior indenture on the amount of additional indebtedness which may rank equal with the senior debt securities or on the amount of indebtedness, secured or otherwise, which may be incurred by any of our subsidiaries.

Subordinated Debt Securities

     The subordinated debt securities will be our unsecured subordinated obligations. Unless otherwise provided in the applicable prospectus supplement, the payment of principal of, interest on and all other amounts owing in respect of the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash of principal of, interest on and all other amounts owing in respect of all of our senior indebtedness. Upon any payment or distribution of our assets of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or marshaling of our assets or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to us or our property, whether voluntary or involuntary, all principal of, interest on and all other amounts due or to become due will be paid, first, to all senior indebtedness in full in cash, or such payment duly provided for to the satisfaction of the holders of senior indebtedness, before any payment or distribution of any kind or character is made on account of any principal of, interest on or other amounts owing in respect of the subordinated debt securities, or for the acquisition of any of the subordinated debt securities for cash, property or otherwise.


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     If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any senior indebtedness, no payment of any kind or character will be made by or on behalf of us or any other person on our or their behalf with respect to any principal of, interest on or other amounts owing in respect of the subordinated debt securities or to acquire any of the subordinated debt securities for cash, property or otherwise.

     As of September 30, 2003, the aggregate amount of our consolidated indebtedness for money borrowed was approximately $11.4 million, of which all would rank senior in right of payment to the subordinated debt issuable under the subordinated debt securities indenture. All obligations (including insurance obligations of our subsidiaries) would be effectively senior to any senior or subordinated debt issued by us.

     If any other event of default occurs and is continuing with respect to any designated senior indebtedness, as such event of default is defined in the instrument creating or evidencing such designated senior indebtedness, permitting the holders of such designated senior indebtedness then outstanding to accelerate the maturity thereof and if the representative (as defined in the applicable indenture) for the respective issue of designated senior indebtedness gives written notice of the event of default to the trustee (a "default notice"), then, unless and until all events of default have been cured or waived or have ceased to exist or the trustee receives notice from the representative for the respective issue of designated senior indebtedness terminating the blockage period (as defined below), during the 179 days after the delivery of such default notice (the "blockage period"), neither we nor any other person on our behalf will:

     (1) make any payment of any kind or character with respect to any principal of, interest on or other amounts owing in respect of the subordinated debt securities; or

     (2) acquire any of the subordinated debt securities for cash, property or otherwise.

     Notwithstanding anything herein to the contrary, in no event will a blockage period extend beyond 179 days from the date the payment on the subordinated debt securities was due and only one such blockage period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any blockage period with respect to the designated senior indebtedness will be, or be made, the basis for commencement of a second blockage period by the representative of such designated senior indebtedness whether or not within a period of 360 consecutive days unless such event of default will have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such blockage period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing will constitute a new event of default for this purpose).

     As a result of the foregoing provisions, in the event of our insolvency, holders of the subordinated debt securities may recover ratably less than our general creditors.

     "Senior indebtedness," unless otherwise specified in one or more applicable supplemental indentures or approved pursuant to a board resolution in accordance with the applicable indenture, means, with respect to us,

     (1) the principal (including redemption payments), premium, if any, interest and other payment obligations in respect of (a) our indebtedness for money borrowed and (b) our indebtedness evidenced by securities, debentures, bonds, notes or other similar instruments issued by us, including any such securities issued under any deed, indenture or other instrument to which we are a party (including, for the avoidance of doubt, indentures pursuant to which senior debt securities have been or may be issued);

     (2) all of our obligations issued or assumed as the deferred purchase price of property, all of our conditional sale obligations, all of our hedging agreements and agreements of a similar nature thereto and all agreements relating to any such agreements, and all of our obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);


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     (3)  all of our obligations for reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction;

     (4) all obligations of the type referred to in clauses (1) through (3) above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise;

     (5) all obligations of the type referred to in clauses (1) through (4) above of other persons secured by any lien on any of our property or asset (whether or not such obligation is assumed by us) and

     (6) any deferrals, amendments, renewals, extensions, modifications and refundings of all obligations of the type referred to in clauses (1) through (5) above, in each case whether or not contingent and whether outstanding at the date of effectiveness of the applicable indenture or thereafter incurred, except, in each case, for the subordinated debt securities and any such other indebtedness or deferral, amendment, renewal, extension, modification or refunding that contains express terms, or is issued under a deed, indenture or other instrument, which contains express terms, providing that it is subordinate to or ranks equal with the subordinated debt securities.

     Such senior indebtedness will continue to be senior indebtedness and be entitled to the benefits of the subordination provisions of the applicable indenture irrespective of any amendment, modification or waiver of any term of such senior indebtedness and notwithstanding that no express written subordination agreement may have been entered into between the holders of such senior indebtedness and the trustee or any of the holders.

DISCHARGE AND DEFEASANCE

     Under the terms of the indenture, we will be discharged from any and all obligations in respect of the debt securities of any series and the applicable indenture (except in each case for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold moneys for payment in trust) if we deposit with the applicable trustee, in trust, moneys or U.S. government obligations in an amount sufficient to pay all the principal of, and interest on, the debt securities of such series on the dates such payments are due in accordance with the terms of such debt securities.

     In addition, unless the applicable prospectus supplement and supplemental indenture provide otherwise, we may elect either (1) to defease and be discharged from any and all obligations with respect to such debt securities ("defeasance") or (2) to be released from our obligations with respect to such debt securities under certain covenants in the applicable indenture, and any omission to comply with such obligations will not constitute a default or an event of default with respect to such debt securities ("covenant defeasance"):

     (1) by delivering all outstanding debt securities of such series to the trustee for cancellation and paying all sums payable by it under such debt securities and the indenture with respect to such series; or

     (2) after giving notice to the trustee of our intention to defease all of the debt securities of such series, by irrevocably depositing with the trustee or a paying agent

          (a) in the case of any debt securities of any series denominated in U.S. dollars, cash or U.S. government obligations sufficient to pay all principal of and interest on such debt securities; and

          (b) in the case of any debt securities of any series denominated in any currency other than U.S. dollars, an amount of the applicable currency in which the debt securities are denominated sufficient to pay all principal of and interest on such debt securities.

          Such a trust may only be established if, among other things:

          (1) the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under or any material agreement or instrument to which we are a party or by which we are bound;


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          (2)  no event of default or event which with notice or lapse of time or both would become an event of default with respect to the debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust after giving effect to such establishment; and

          (3) we have delivered to the trustee an opinion of counsel (as specified in the applicable supplemental indenture) to the effect that the holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by us, a Revenue Ruling published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the applicable supplemental indenture.

     In the event we effect covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any event of default, other than an event of default with respect to any covenant as to which there has been covenant defeasance, the government obligations on deposit with the trustee will be sufficient to pay amounts due on such debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default.

MODIFICATION AND WAIVER

     We, when authorized by a board resolution, and the trustee may modify, amend and/or supplement the applicable indenture and the applicable debt securities with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all series affected thereby (voting as a single class); provided, however, that such modification, amendment or supplement may not, without the consent of each holder of the debt securities affected thereby:

          (1) change the stated maturity of the principal of or any installment of interest with respect to the debt securities;

          (2) reduce the principal amount of, or the rate of interest on, the debt securities;

          (3) change the currency of payment of principal of or interest on the debt securities;

          (4) impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities;

          (5) reduce the above-stated percentage of holders of the debt securities of any series necessary to modify or amend the indenture relating to such series;

          (6) modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive any covenant or past default;

          (7) in the case of any subordinated indenture, modify the subordination provisions thereof in a manner adverse to the holders of subordinated debt securities of any series then outstanding; or

          (8) in the case of any convertible debt securities, adversely affect the right to convert the debt securities into shares of common shares or preferred shares in accordance with the provisions of the applicable indenture.

     Holders of not less than a majority in principal amount of the outstanding debt securities of all series affected thereby (voting as a single class) may waive certain past defaults and may waive compliance by us with any provision of the indenture relating to such debt securities (subject to the immediately preceding sentence); provided, however, that:

          (1) without the consent of each holder of debt securities affected thereby, no waiver may be made of a default in the payment of the principal of or interest on any debt security or in respect of a

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               covenant or provision of the indenture that expressly states that it cannot be modified or amended without the consent of each holder affected; and

          (2) only the holders of a majority in principal amount of debt securities of a particular series may waive compliance with a provision of the indenture relating to such series or the debt securities of such series having applicability solely to such series.

     We, when authorized by a board resolution, and the trustee may amend or supplement the indentures or waive any provision of such indentures and the debt securities without the consent of any holders of debt securities in some circumstances including:

          o    to cure any ambiguity, omission, defect or inconsistency;

          o to make any other change that does not, in the good faith opinion of our board of directors and the trustee, adversely affect the interests of holders of such debt securities in any material respect;

          o to provide for the assumption of our obligations under the applicable indenture by a successor upon any merger, consolidation or asset transfer permitted under the applicable indenture;

          o to provide any security for or guarantees of such debt securities;

          o    to add events of default with respect to such debt securities;

          o to add covenants that would benefit the holders of such debt securities or to surrender any rights or powers we have under the applicable indenture;

          o to make any change necessary for the registration of the debt securities under the Securities Act or to comply with the Trust Indenture Act of 1939, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of the applicable indenture under the Trust Indenture Act of 1939; provided, however, that such modification or amendment does not, in the good faith opinion of our board of directors and the trustee, adversely affect the interests of the holders of such debt securities in any material respect;

          o to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

          o to add to or change any of the provisions of the applicable indenture to such extent as will be necessary to permit or facilitate the issuance of the debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

          o to change or eliminate any of the provisions of the applicable indenture; provided, however, that any such change or elimination will become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

          o to establish the form or terms of debt securities of any series as permitted by the applicable indenture; or

          o to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the applicable indenture as will be necessary to provide for or facilitate the administration of the trusts under the applicable indenture by more than one trustee, pursuant to the requirements of the applicable indenture.

EVENTS OF DEFAULT AND NOTICE THEREOF

     The following are events that we anticipate will constitute "events of default" with respect to any series of debt securities issued thereunder:

          (1) default in the payment of any interest upon any debt securities of that series when it becomes due and payable, and continuance of such default for a period of 60 days; or


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


          (2) default in the payment of the principal of (or premium, if any, on) any debt securities of that series when due; or

          (3) default in the deposit of any sinking fund payment, when and as due by the terms of any debt securities of that series; or

          (4) default in the performance, or breach, of any material covenant or warranty of ours in the indenture (other than a covenant or warranty added to the indenture solely for the benefit of another series of debt securities) for a period of 60 days after there has been given, and continuance of such by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (5)  certain events of bankruptcy, insolvency or reorganization.

     Additional or different events of default, if any, applicable to the series of debt securities in respect of which this prospectus is being delivered will be specified in the applicable prospectus supplement.

     The trustee under such indenture will, within 90 days after the occurrence of any default (the term "default" to include the events specified above without grace or notice) with respect to any series of debt securities actually known to it, give to the holders of such debt securities notice of such default; provided, however, that, except in the case of a default in the payment of principal of or interest on any of the debt securities of such series or in the payment of a sinking fund installment, the trustee for such series will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of such debt securities; and provided, further, that in the case of any default of the character specified in clause (2) above with respect to debt securities of such series, no such notice to holders of such debt securities will be given until at least 30 days after the occurrence thereof. We will certify to the trustee quarterly as to whether any default exists.

     If an event of default, other than an event of default resulting from bankruptcy, insolvency or reorganization, with respect to any series of debt securities will occur and be continuing, the trustee for such series or the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding, by notice in writing to us (and to the trustee for such series if given by the holders of the debt securities of such series), will be entitled to declare all unpaid principal of and accrued interest on such debt securities then outstanding to be due and payable immediately.

     In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on all debt securities of such series then outstanding will be due and payable immediately without any declaration or other act on the part of the trustee for such series or the holders of any debt securities of such series.

     Such acceleration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of or interest on the debt securities of such series) may be waived by the holders of a majority in principal amount of the debt securities of such series then outstanding upon the conditions provided in the applicable indenture. No holder of the debt securities of any series issued thereunder may pursue any remedy under such indenture unless the trustee for such series will have failed to act after, among other things, notice of an event of default and request by holders of at least 25% in principal amount of the debt securities of such series of which the event of default has occurred and the offer to the trustee for such series of indemnity satisfactory to it; provided, however, that such provision does not affect the right to sue for enforcement of any overdue payment on such debt securities.

CONVERSION AND EXCHANGE RIGHTS

     The terms and conditions, if any, upon which the debt securities of any series will be convertible into common shares or preferred shares or upon which the senior debt securities of any series will be exchangeable into another series of debt securities will be set forth in the prospectus supplement relating thereto. Such terms will include the conversion or exchange

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

price (or manner of calculation thereof), the conversion or exchange period, provisions as to whether conversion or exchange will be at the option of the holders of such series of debt securities or at our option or automatic, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange in the event of the redemption of such series of debt securities. The debt securities, if convertible or exchangeable, will not be convertible into or exchangeable for securities of a third party.

THE TRUSTEE

     Subject to the terms of the applicable indenture, the trustee for each series of debt securities will be named in the prospectus supplement relating to each issuance of debt securities. Each indenture will contain certain limitations on a right of the trustee, as our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

     Subject to the terms of the applicable indenture, the holders of a majority in principal amount of all outstanding debt securities of a series (or if more than one series is affected thereby, of all series so affected, voting as a single class) will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the trustee for such series or all such series so affected.

     In case an event of default will occur (and will not be cured) under any indenture relating to a series of debt securities and is actually known to a responsible officer of the trustee for such series, such trustee will exercise such of the rights and powers vested in it by such indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the trustee will not be under any obligation to exercise any of its rights or powers under the applicable indenture at the request of any of the holders of debt securities unless they will have offered to the trustee security and indemnity satisfactory to it.

GOVERNING LAW

     The indentures and the debt securities will be governed by the laws of the State of New York.

GLOBAL SECURITIES; BOOK-ENTRY SYSTEM

     We may issue the debt securities of any series in whole or in part in the form of one or more global securities to be deposited with, or on behalf of, a depository (the "depository") identified in the prospectus supplement relating to such series. "Global securities" represent in the aggregate the total principal or face amount of the securities and once on deposit with a depository, allow trading of the securities through the depository's book-entry system as further described below. Global securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company ("DTC"), as depository. Global securities will be issued in fully registered form and may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depository for such global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by such depository or any nominee of such depository to a successor depository or any nominee of such successor.

     The specific terms of the depository arrangement with respect to any series of debt securities will be described in the prospectus supplement relating to such series. We expect that unless otherwise indicated in the applicable prospectus supplement, the following provisions will apply to depository arrangements.

     Upon the issuance of a global security, the depository for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with such depository ("participants"). Such accounts will be designated by the underwriters, dealers or agents with respect to such debt securities or by us if such debt securities are offered directly by us. Ownership of beneficial interests in such global security will be limited to participants or persons that may hold interests through participants.

     We expect that, pursuant to procedures established by DTC, ownership of beneficial interests in any global security with respect to which DTC is the depository will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of

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

participants) and records of participants (with respect to beneficial interests of persons who hold through participants). Neither we nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the debt securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

     So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture. Beneficial owners of debt securities evidenced by a global security will not be considered the owners or holders thereof under the applicable indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee thereunder. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depository must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the applicable indenture. We understand that, under existing industry practice, if it requests any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners through such participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

     Payments of principal of, and any interest on, individual debt securities represented by a global security registered in the name of a depository or its nominee will be made to or at the direction of the depository or its nominee, as the case may be, as the registered owner of the global security under the applicable indenture. Under the terms of the applicable indenture, we and the trustee may treat the persons in whose name debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither we nor the trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of debt securities (including principal and interest). We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such participants. Redemption notices with respect to any debt securities represented by a global security will be sent to the depository or its nominee. If less than all of the debt securities of any series are to be redeemed, we expect the depository to determine the amount of the interest of each participant in such debt securities to be redeemed to be determined by lot. None of us, the trustee, any paying agent or the registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such debt securities or for maintaining any records with respect thereto.

     Neither we nor the trustee will be liable for any delay by the holders of a global security or the depository in identifying the beneficial owners of debt securities and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depository for all purposes. The rules applicable to DTC and its participants are on file with the SEC.

     If a depository for any debt securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual debt securities in exchange for the global security representing such debt securities. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to such debt securities, determine not to have any of such debt securities represented by one or more global securities and in such

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

event we will issue individual debt securities in exchange for the global security or securities representing such debt securities. Individual debt securities so issued will be issued in denominations of $1,000 and integral multiples thereof.

     All moneys paid by us to a paying agent or a trustee for the payment of the principal of or interest on any debt security which remain unclaimed at the end of two years after such payment has become due and payable will be repaid to us, and the holder of such debt security thereafter may look only to us for payment thereof.

NON-U.S. CURRENCY

     If the purchase price of any debt securities is payable in a currency other than U.S. dollars, the specific terms with respect to such debt securities and such foreign currency will be specified in the applicable prospectus supplement.

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                       DESCRIPTION OF WARRANTS TO PURCHASE
                        COMMON SHARES OR PREFERRED SHARES

GENERAL

     We may issue warrants to purchase common shares or preferred shares independently or together with any securities offered by any prospectus supplement and such common share warrants or preferred share warrants may be attached to or separate from such securities. Each series of share warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the certificates representing the share warrants and will not assume any obligation or relationship of agency or trust for or with any holders of share warrant certificates or beneficial owners of share warrants.

     The following summaries of certain provisions of the warrant agreement and share warrant certificate are not complete. You should look at the warrant agreement relating to, and the applicable share warrant certificate representing, the applicable series of common shares warrants or preferred share warrants.

     The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series; provided that the information set forth in such prospectus supplement does not constitute material changes to the information herein such that it alters the nature of the offering or the securities offered. Warrants for the purchase of common shares or preferred share will be offered and exercisable for U.S. dollars only and will be in registered form only.

TERMS

     An applicable prospectus supplement will set forth and describe other specific terms regarding each series of common share warrants or preferred share warrants offered hereby, including:

     (1)  the offering price;

     (2) the number of common shares or preferred shares purchasable upon exercise of each such common share warrant or preferred share warrant and the price at which such number of common shares or preferred shares may be purchased upon such exercise;

     (3) the date on which the right to exercise such share warrants will commence and the date on which such right will expire; and

     (4)  any other terms of such share warrants.

EXERCISE OF SHARE WARRANTS

     Each share warrant will entitle the holder thereof to purchase common shares or preferred shares, as the case may be, at such exercise price as will in each case be set forth in, or calculable from, the prospectus supplement relating to the offered share warrants. After the close of business on the expiration date of each shares warrant or such later date to which such expiration date may be extended by us, unexercised share warrants will become void.

     Share warrants may be exercised by delivering to the warrant agent payment as provided in the applicable prospectus supplement of the amount required to purchase common shares or preferred shares purchasable upon such exercise, together with certain information set forth on the reverse side of the share warrant certificate. Upon receipt of such payment and the shares warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the common shares or preferred shares purchasable upon such exercise. If fewer than all of the share warrants represented by such certificate are exercised, a new share warrant certificate will be issued for the remaining amount of share warrants.

AMENDMENTS AND SUPPLEMENTS TO WARRANT AGREEMENT

     The warrant agreement for a series of shares warrants may be amended or supplemented without the consent of the holders of the share warrants issued thereunder to effect changes that are not inconsistent with the

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

provisions of the share warrants and that do not adversely affect the interests of the holders of the share warrants.

ANTI-DILUTION AND OTHER PROVISIONS

     Unless otherwise indicated in the applicable prospectus supplement, the exercise price of, and the number of common shares or preferred shares covered by, each share warrant is subject to adjustment in certain events, including:

     (1) the issuance of common shares or preferred shares as a dividend or distribution on the common shares or preferred shares;

     (2) certain subdivisions and combinations of the common shares or preferred shares;

     (3) the issuance to all holders of common shares or preferred shares of certain rights or warrants entitling them to subscribe for or purchase common shares or preferred shares, at less than the current market value, as defined in the applicable share warrant agreement for such series of share warrants; and

     (4) the distribution to all holders of common shares or preferred shares of certain evidences of our indebtedness or assets, other than certain cash dividends and distributions described below.

     No adjustment in the exercise price of, and the number of shares covered by, the share warrant will be made for regular quarterly or other periodic or recurring cash dividends or distributions or for cash dividends or distributions to the extent paid from retained earnings. No adjustment will be required unless such adjustment would require a change of at least one percent in the exercise price and exercise rate then in effect; provided, however, that any such adjustment not so made will be carried forward and taken into account in any subsequent adjustment; provided, further, that any such adjustment not so made will be made no later than three years after the occurrence of the event requiring such adjustment to be made or carried forward. Except as stated above, the exercise price of, and the number of common shares or preferred shares covered by, a share warrant will not be adjusted for the issuance of common shares or preferred shares or any securities convertible into or exchangeable for common shares or preferred shares, or securities carrying the right to purchase any of the foregoing.

     In the case of:

     (1)  a reclassification or change of the common shares or preferred shares;

     (2)  certain consolidation or merger events involving us; or

     (3) a sale or conveyance to another corporation of our property and assets as an entirety or substantially as an entirety,

in each case as a result of which holders of our common shares or preferred shares will be entitled to receive shares, securities, other property or assets (including cash) with respect to or in exchange for such shares, the holders of the share warrants then outstanding will be entitled thereafter to convert such share warrants into the kind and amount of common shares, preferred shares and other securities or property which they would have received upon such reclassification, change, consolidation, merger, sale or conveyance had such shares warrants been exercised immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.

NON-U.S. CURRENCY

     If the purchase price of any warrants to purchase common shares or preferred shares is payable in a currency other than U.S. dollars, the specific terms with respect to such warrants to purchase common shares or preferred shares and such foreign currency will be specified in the applicable prospectus supplement.


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               DESCRIPTION OF WARRANTS TO PURCHASE DEBT SECURITIES

GENERAL

     We may issue debt warrants independently or together with any securities offered by any prospectus supplement and such debt warrants may be attached to or separate from such securities. Each series of debt warrants will be issued under a separate debt warrant agreement to be entered into between us and a debt warrant agent, all as set forth in the applicable prospectus supplement. The debt warrant agent will act solely as our agent in connection with the certificates representing the debt warrants and will not assume any obligation or relationship of agency or trust for or with any holders of debt warrant certificates or beneficial owners of debt warrants.

     The following summaries of certain provisions of the debt warrant agreement and debt warrant certificate are not complete. You should look at the debt warrant agreement relating to, and the debt warrant certificate representing, a series of debt warrants.

     The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series; provided that the information set forth in such prospectus supplement does not constitute material changes to the information herein such that it alters the nature of the offering or the securities offered. Debt warrants for the purchase of shares of common shares or shares of preferred shares will be offered and exercisable for U.S. dollars only and will be in registered form only.

TERMS

     An applicable prospectus supplement will set forth and describe other specific terms regarding each series of debt warrants offered hereby, including:

     (1)  the offering price;

     (2) the designation, aggregate principal amount and the terms of the debt securities purchasable upon exercise of the debt warrants;

     (3) the date on which the right to exercise such debt warrants will commence and the date on which such right will expire; and

     (4)  any other terms of such debt warrants.

     Warrant holders will not have any of the rights of holders of debt securities, including the right to receive the payment of principal of, any premium or interest on, or any additional amounts with respect to, the debt securities or to enforce any of the covenants of the debt securities or the applicable indenture except as otherwise provided in the applicable indenture.

EXERCISE OF DEBT WARRANTS

     Debt warrants may be exercised by delivering to the debt warrant agent payment as provided in the applicable prospectus supplement, together with certain information set forth on the reverse side of the debt warrant certificate. Upon receipt of such payment and the debt warrant certificate properly completed and duly executed at the corporate trust office of the debt warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the debt securities purchasable upon such exercise. If fewer than all of the debt warrants represented by such debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining amount of debt warrants.

AMENDMENTS AND SUPPLEMENTS TO WARRANT AGREEMENT

     The debt warrant agreement for a series of debt warrants may be amended or supplemented without the consent of the holders of the debt warrants issued thereunder to effect changes that are not inconsistent with the provisions of the debt warrants and that do not adversely affect the interests of the holders of the debt warrants.


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

NON-U.S. CURRENCY

     If the purchase price of any warrants to purchase debt securities is payable in a currency other than U.S. dollars, the specific terms with respect to such warrants to purchase debt securities and such foreign currency will be specified in the applicable prospectus supplement.


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


        DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

     We may issue share purchase contracts, representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, or holders to sell to us and us to purchase from the holders, a fixed or varying number of common shares at a future date or dates. The price per share of common shares may be fixed at the time the share purchase contracts are entered into or may be determined by reference to a specific formula set forth in the share purchase contracts. Any share purchase contract may include anti-dilution provisions to adjust the number of shares to be delivered pursuant to such share purchase contract upon the occurrence of certain events. The share purchase contracts may be entered into separately or as a part of share purchase units consisting of one or more share purchase contracts and any one or more of:

     (1)  our debt securities;

     (2)  our preferred shares; or

     (3) debt or equity obligations of third parties, including U.S. Treasury securities.

     The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and such payments may be unsecured or pre-funded and may be paid on a current or on a deferred basis. The share purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid share purchase contracts upon release to a holder of any collateral securing such holder's obligations under the original share purchase contract. Any one or more of the above securities, common shares, share purchase contracts or other collateral may be pledged as security for the holders' obligations to purchase or sell, as the case may be, the common shares under the share purchase contracts. The share purchase contracts may also allow the holders, under certain circumstances, to obtain the release of the security for their obligations under such contracts by depositing with the collateral agent, as substitute collateral, treasury securities with a principal amount at maturity equal to the collateral so released or the maximum number of common shares deliverable by such holders under common share purchase contracts requiring the holders to sell such common shares to us.

     The applicable prospectus supplement may contain, where applicable, the following information about the share purchase contracts and share purchase units, as the case may be:

     o whether the share purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common shares and the nature and amount of the common shares, or the method of determining those amounts;

     o    whether the share purchase contracts are to be prepaid or not;

     o whether the share purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common shares;

     o any acceleration, cancellation, termination or other provisions relating to the settlement of the share purchase contracts;

     o the designation and terms of the units and of the securities composing the units, including whether and under what circumstances those securities may be held or transferred separately;

     o any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

     o whether the share purchase contracts and/or share purchase units will be issued fully registered or global form.

     The applicable prospectus supplement will describe the terms of any share purchase contracts or share purchase units and, if applicable, prepaid share purchase contracts. The description in the prospectus supplement will be qualified in its entirety by reference to (1) the share purchase contracts, (2) the collateral arrangements and depositary arrangements, if applicable, relating to such share purchase contracts or share purchase units and (3) if applicable, the prepaid share purchase contracts and the document pursuant to which such prepaid share purchase contracts will be issued.


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

NON-U.S. CURRENCY

     If the purchase price of any share purchase contract is payable in a currency other than U.S. dollars, the specific terms with respect to such share purchase contract and such foreign currency will be specified in the applicable prospectus supplement.


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


                              SELLING SHAREHOLDERS

     We have filed a registration statement, of which this prospectus forms a part, in order to permit the selling shareholders to resell to the public a portion of the common shares that they own.

     The following table sets forth certain information as of December 31, 2003 regarding beneficial ownership of our common shares by each selling shareholder. Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to securities. Common Shares are issuable upon the exercise of outstanding options, warrants, conversion of preferred stock or exercise of other purchase rights are treated as outstanding for purposes of computing such selling shareholder's ownership, to the extent exercisable or convertible within sixty days of the date of this prospectus, but are not deemed outstanding for purposes of computing the ownership of any other selling shareholder.




                                                    Number of
                                                     Shares
                 Shares Beneficially Owned        Which May be      Shares Beneficially Owned
                    Prior to the Offering           Offered             After Offering

Name              Number          Percent                           Number       Percent


                              PLAN OF DISTRIBUTION

     We may sell our common shares, preferred shares, debt securities, warrants to purchase common shares, preferred shares or debt securities, share purchase contracts and share purchase units and each selling shareholder may sell any or all of our common shares owned by such selling shareholder, through underwriters, agents, dealers, or directly without the use of any underwriter, agent or dealer to one or more purchasers. We and each selling shareholder may distribute these securities from time to time in one or more transactions, including, but not limited to, block transactions, privately negotiated transactions, transactions on the Nasdaq National Market or any other organized market where the securities may be traded, through the writing of options on securities, short sales or any combination of these methods. The securities may be sold at a fixed price or prices, at market prices prevailing at the times of sale, at prices related to these prevailing market prices or at negotiated prices. Any such price may be changed from time to time. Each selling shareholder will act independently of us in making decisions with respect to the timing, manner of sale, amount of securities to be sold in and the pricing of any transaction. The registration of the selling shareholders' common shares does not necessarily mean that the selling shareholders will offer or sell any of their shares.

     We may determine the public offering price of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the underwriters' obligations in the related supplement to this prospectus.

     In addition, we and the selling shareholders may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us, the selling shareholders or others to settle such sales and may use securities received from us to close out any related short positions. We and the selling shareholders may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

     The terms of the offering of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement and will include:

     o the identity of any underwriters, dealers or agents who purchase securities, as required;

     o the amount of securities sold, the public offering price and consideration paid, and the proceeds we and/or the selling shareholders will receive from that sale;

     o whether or not the securities will trade on any securities exchanges or the Nasdaq National Market;

     o the amount of any indemnification provisions, including indemnification from liabilities under the federal securities laws; and

     o    any other material terms of the distribution of securities.

     Upon receipt of notice from the selling shareholders, we will file any amendment or prospectus supplement that may be required in connection with any sale by a selling shareholder.

     We and/or the selling shareholders may offer the securities to the public through one or more underwriting syndicates represented by one or more managing underwriters, or through one or more underwriters without a syndicate. If underwriters are used in the sale, we and/or the selling shareholders will execute an underwriting agreement with those underwriters relating to the securities that we and/or the selling shareholders will offer and will name the underwriters and describe the terms of the transaction in the prospectus supplement. The securities subject to the underwriting agreement will be acquired by the underwriters for their own account and may be resold by them, or their donees, pledgees, or transferees, from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Subject to the conditions specified in the underwriting agreement, underwriters will be obligated to purchase all of these securities if they are purchased or will act on a best efforts basis to solicit purchases for the period of their appointment, unless stated otherwise in the prospectus supplement.

     We and/or the selling shareholders may authorize underwriters to solicit offers by institutions to purchase the securities subject to the underwriting agreement from us and/or the selling shareholders at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. If we and/or the selling shareholders sell securities under delayed delivery contracts, the prospectus supplement will state that as well as the conditions to which these delayed delivery contracts will be subject and the commissions payable for that solicitation.

     Underwriters may sell these securities to or through dealers. Alternatively, we and/or the selling shareholders may sell the securities in this offering to one or more dealers, who would act as a principal or principals. Dealers may resell such securities to the public at varying prices to be determined by the dealers at the time of the resale.

     We and/or the selling shareholders may also sell the securities offered with this prospectus through other agents designated by them from time to time. We will identify any agent involved in the offer and sale of these securities who may be deemed to be an underwriter under the federal securities laws, and describe any commissions or discounts payable by us and/or the selling shareholders to these agents, in the prospectus supplement. Any such agents will be obligated to purchase all of these securities if any are purchased or will act on a best efforts basis to solicit purchases for the period of their appointment, unless stated otherwise in the prospectus supplement.

     In connection with the sale of securities offered by this prospectus or otherwise, the selling shareholders may enter into hedging transactions with brokers, dealers or other financial institutions relating to our securities. In connection with such hedging transactions, such brokers, dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions that they assume from such selling shareholders. These hedging transactions may require or permit the selling shareholders to deliver the shares to such brokers, dealers or other financial institutions to settle such hedging transactions. The selling shareholder may also sell our securities short and deliver securities covered by this prospectus to close out such short position, subject to Section 16(c) of the Exchange Act, if applicable.

     In connection with the sale of securities offered with this prospectus, underwriters, dealers or agents may receive compensation from us, the selling shareholders or from purchasers of the securities for whom they may act as agents, in the form of discounts, concessions or commissions. These discounts, concessions or commissions may be changed from time to time. Underwriters, dealers and/or agents may engage in transactions with us, or perform services for us, in the ordinary course of business, and may receive compensation in connection with those arrangements. In the event any underwriter, dealer or agent who is a member of the NASD participates in a public offering of these securities, the maximum commission or discount to be received by any such NASD member or independent broker-dealer will not be greater than 8% of the offering proceeds from securities offered with this prospectus.

     Selling shareholders, underwriters, dealers, agents or purchasers that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act. Broker-dealers or other persons acting on behalf of parties that participate in the distribution of securities may also be deemed underwriters. Any discounts or commissions received by them and any profit on the resale of the securities received by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     Underwriters and purchasers that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. Such purchasers will be subject to the applicable provisions of the Securities Act and Exchange Act and the rules and regulations thereunder, including Rule 10b-5 and Regulation M. Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to those securities. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of the foregoing may affect the marketability of the securities and the ability of any person to engage in market-making activities with respect to the securities.

     We and/or the selling shareholders may provide underwriters, agents, dealers or purchasers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the underwriters, agents, dealers or purchasers may make with respect to such liabilities.

     Because selling shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, they may be subject to the prospectus delivery requirements of the Securities Act.

                       WHERE YOU CAN FIND MORE INFORMATION

     We are required to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended, applicable to a foreign private issuer. We will file annually a Form 20-F no later than six months after the close of our fiscal year, which is December 31. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. We will furnish our shareholders with annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with U.S. GAAP. We intend, although we are not obligated to do so, to furnish our shareholders with quarterly reports by mail with the assistance of a corporate services provider, which will include unaudited interim financial information prepared in conformity with U.S. GAAP for each of the three quarters of each fiscal year following the end of each such quarter. We may discontinue providing quarterly reports at any time without prior notice to our shareholders.

     Our reports and other information, when so filed, may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Copies of such material may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

     These reports and other information may also be inspected at the offices of the Nasdaq National Market, 1735 K Street, N.W., Washington, D.C. 20006.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" information into this prospectus, which means that it can disclose important information by referring you to another document filed separately with the SEC. This prospectus incorporates by reference the documents listed below which have been filed by us with the SEC (000-50041) and any future filings with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

     o    Annual report on Form 20-F for the year ended December 31, 2002.

     o Reports on Form 6-K dated May 5, 2003, May 13, 2003, August 18, 2003, October 10, 2003, November 12, 2003 and December 12, 2003 (excluding in each case any information furnished in such report and excluding exhibits filed or furnished, which are not incorporated by reference into this prospectus).

     o The description of Global Sources Ltd. common shares contained in our registration statement on Form F-1 filed on April 3, 2000.

     We are also incorporating by reference the information contained in all other documents that we file with the SEC between the date of the initial filing of the registration statement of which this prospectus is a part and the effectiveness of the registration statement, as well as between the date of this prospectus and the time that all of the securities registered under the registration statement are sold. The information contained in any of these documents will be considered part of this prospectus from the date these documents are filed.

     Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     If you would like to receive a copy of any document incorporated by reference into this prospectus (which will not include any of the exhibits to the document other than those exhibits that are themselves specifically incorporated by reference into this prospectus) or our constitutional documents, you should call or write to us at Canon's Court, 22 Victoria Street, Hamilton, HM 12 Bermuda (telephone number: (441) 295-2244). We will provide these documents, without charge, by first class mail.

     We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, that contained in this prospectus or in any of the materials that have incorporated by reference into this prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. The information contained in this prospectus speaks only as of the date of this document, unless the information specifically indicates that another date applies.

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings for up to an aggregate initial offering price of $300,000,000, and the selling shareholders may resell a portion of common shares that they own in one or more offerings. This prospectus provides you with a general description of the securities that we and the selling shareholders may offer. This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the SEC. For additional information regarding us, or the selling shareholders and the offered securities, please refer to the registration statement. Each time we or the selling shareholders sell securities, we will file a prospectus supplement with the SEC that will contain specific information about the terms of that offering. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

                                  LEGAL MATTERS

     Certain legal matters with respect to United States and New York law will be passed upon for us by Cahill Gordon & Reindel LLP, New York, New York. Certain legal matters with respect to Bermuda law will be passed upon by Appleby Spurling Hunter, Hamilton, Bermuda. If counsel for any underwriter, dealer or agent passes on legal matters in connection with an offering made by this prospectus, we will name that counsel in the prospectus supplement relating to the offering.

                                     EXPERTS

     The consolidated financial statements of Global Sources Ltd. for the year ended December 31, 2002 have been audited by Ernst & Young, independent auditors, as set forth in their report thereon and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of Global Sources Ltd. as of December 31, 2001 and for each of the two years in the periods then ended have been audited by Arthur Andersen, independent auditors, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

     Effective August 8, 2002, Arthur Andersen resigned as our independent auditors and we subsequently retained Ernst & Young as our independent auditors for the fiscal year ended December 31, 2002. On August 31, 2002, Arthur Andersen ceased practicing before the SEC. We are unable to obtain Arthur Andersen's written consent to include in this offering memorandum its reports on our financial statements for the years ended December 31, 2000 and December 31, 2001, respectively. The Securities Act permits the filing of this Registration Statement without a written consent from Arthur Andersen. The cessation of Arthur Andersen's practice and the absence of such written consent from Arthur Andersen each may limit your ability to assert claims for any untrue statement of a material fact contained in the financial statements audited by Arthur Andersen or any omission to state a material fact required to be stated therein.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


UNAUDITED FINANCIAL STATEMENTS                                              PAGE
Consolidated Balance Sheets as of September 30, 2003
  (unaudited) and December 31, 2002...................................       F-2
Consolidated Statements of Income for the nine months ended
  September 30, 2003 and 2002 (unaudited).............................       F-3
Consolidated Statements of Cash Flows for the nine months
  ended September 30, 2003 and 2003 (unaudited).......................       F-5

AUDITED FINANCIAL STATEMENTS
Reports of Independent Public Accountants.............................       F-6
Consolidated Balance Sheets...........................................       F-8
Consolidated Statements of Income.....................................       F-9
Consolidated Statements of Cash Flows.................................      F-10
Consolidated Statement of Shareholders' Equity........................      F-12
Notes to Consolidated Financial Statements............................      F-13

                      GLOBAL SOURCES LTD. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
     (IN U.S. DOLLARS THOUSANDS, EXCEPT NUMBER OF SHARES AND PER SHARE DATA)

                                                                                         AT                AT
                                                                                    SEPTEMBER 30       DECEMBER 31
                                                                                        2003              2002
                                                                                     (UNAUDITED)

                                     ASSETS
CURRENT ASSETS:
   Cash and cash equivalents................................................         $   20,195       $   11,009
   Available-for-sale securities............................................             33,961           26,199
   Accounts receivable, net.................................................              4,525            4,169
   Receivables from sales representatives...................................              4,065            2,932
   Inventory of paper.......................................................                524              545
   Prepaid expenses and other current assets................................              1,708            1,147
       TOTAL CURRENT ASSETS.................................................             64,978           46,001

Property and equipment, net.................................................              8,916           14,110
Long term investments.......................................................                100              100
Bonds held to maturity, at amortized cost...................................              1,230            1,358
Other assets................................................................              1,032            1,081
       TOTAL ASSETS.........................................................         $   76,256       $   62,650

                      LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
   Accounts payable.........................................................         $    3,248       $    4,284
   Deferred income and customer prepayments.................................             25,881           18,259
   Accrued liabilities......................................................              5,696            5,361
   Income taxes payable.....................................................                696              368
       TOTAL CURRENT LIABILITIES............................................             35,521           28,272

Liabilities for incentive and bonus plans...................................                912            1,025
Amount due to parent company................................................             11,404           11,404
Minority interest...........................................................              3,291            2,823
Deferred tax liability......................................................                213              604
       TOTAL LIABILITIES....................................................             51,341           44,128
SHAREHOLDERS' EQUITY:
   Ordinary shares, US$0.01 par value; 50,000,000 shares authorized;
       28,945,344 (2002: 28,939,844) shares issued and outstanding..........       ---------------           289
                                                                                            289
   Additional paid-in capital...............................................             82,137           80,460
   Retained deficit.........................................................            (53,002)         (57,680)
   Less:  Unearned compensation.............................................             (4,980)          (4,547)
Accumulated other comprehensive income......................................                 471               --
       TOTAL SHAREHOLDERS' EQUITY...........................................             24,915           18,522
       TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY...........................          $  76,256        $  62,650

                      GLOBAL SOURCES LTD. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
     (IN U.S. DOLLARS THOUSANDS, EXCEPT NUMBER OF SHARES AND PER SHARE DATA)

                                                              THREE MONTHS ENDED               NINE MONTHS ENDED
                                                                 SEPTEMBER 30                     SEPTEMBER 30
                                                             2003             2002            2003            2002
                                                          (UNAUDITED)     (UNAUDITED)     (UNAUDITED)     (UNAUDITED)

REVENUES:
   Online services................................        $    13,277      $    13,010     $    38,300     $    38,661
   Other media services...........................              9,332            8,404          25,859          24,254
   Exhibitions....................................                233              715           1,362           1,890
   Miscellaneous..................................                152              157             509             477
                                                               22,994           22,286          66,030          65,282
OPERATING EXPENSES:
   Sales..........................................              7,677            7,344          21,827          21,649
   Event production...............................                 50              228             328             584
   Community......................................              3,111            3,072           8,903           9,364
   General and administrative.....................              6,828            7,270          21,041          21,382
   Online services development....................              1,256            1,400           3,888           4,085
   Non-cash compensation expense (Note 1).........                421              651           1,213           1,999
   Amortization of intangibles/Software
       development cost...........................              1,484              983           3,533           2,715
TOTAL OPERATING EXPENSES..........................             20,827           20,948          60,733          61,778
INCOME FROM OPERATIONS............................              2,167            1,338           5,297           3,504
   Interest income................................                 28              134              73             230
   Foreign exchange gains (losses), net...........                111             (229)            102              57
INCOME BEFORE INCOME TAXES........................              2,306            1,243           5,472           3,791
INCOME TAX PROVISION..............................               (114)            (120)           (325)           (597)
NET INCOME BEFORE MINORITY INTEREST...............        $     2,192      $     1,123     $     5,147     $     3,194
Minority interest.................................        $        (187)   $       (81)     $     (469)    $      (168)
NET INCOME........................................        $     2,005      $     1,042     $     4,678     $     3,026
RETAINED DEFICIT BROUGHT FORWARD..................                 --               --         (57,680)      (61, 987)
RETAINED DEFICIT CARRIED FORWARD..................                 --               --     $   (53,002)    $   (58,961)
BASIC NET INCOME PER SHARE........................        $      0.07      $      0.04     $      0.16     $      0.10
SHARES USED IN BASIC NET INCOME PER SHARE
   CALCULATIONS...................................      28,945,344       28,939,844      28,944,176      28,938,676
DILUTED NET INCOME PER SHARE......................        $      0.07      $      0.04     $      0.16     $      0.10
SHARES USED IN DILUTED NET INCOME
   PER SHARE CALCULATIONS.........................        28,998,626     28,939,844      28,968,749      28,940,461


Note: 1. Reflects the non-cash compensation expenses associated with the employee equity compensation plans. Non-cash compensation represents the following categories of expenses:


                                                              THREE MONTHS ENDED               NINE MONTHS ENDED
                                                                 SEPTEMBER 30                     SEPTEMBER 30
                                                             2003             2002            2003            2002
                                                          (UNAUDITED)     (UNAUDITED)     (UNAUDITED)     (UNAUDITED)
   Sales..........................................        $       135      $       115     $       284     $       394
   Community......................................                 52               61              78             217
   General and administrative.....................                159              358             608             961
   Online services development....................                 75              117             243             427
                                                          $       421      $       651     $     1,213     $     1,999

                      GLOBAL SOURCES LTD. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
     (IN U.S. DOLLARS THOUSANDS, EXCEPT NUMBER OF SHARES AND PER SHARE DATA)



                                                                                NINE MONTHS ENDED SEPTEMBER 30
                                                                                   2003               2002
                                                                                (UNAUDITED)       (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income...........................................................         $  4,678         $   3,026
Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation and amortization........................................                              6,695
                                                                                   6,852
  Profit on sale of property and equipment.............................               (6)               --
  Accretion of U.S. Treasury strips zero % coupons.....................              (57)              (77)
  Bad debt expense.....................................................              184               587
  Non-cash compensation expense........................................            1,213             1,999
  Income attributable to minority shareholder..........................              469               168
  Property and equipment written off...................................               10               152
                                                                                  13,343            12,550
CHANGES IN ASSETS AND LIABILITIES:
  Accounts receivables.................................................             (540)            1,214
  Receivables from sales representatives...............................           (1,133)           (2,532)
  Receivables from related party sales representatives.................               --             2,900
  Inventory of paper...................................................               21               331
  Prepaid expenses and other current assets............................             (552)             (141)
  Long term assets.....................................................               49                48
  Accounts payable.....................................................           (1,036)             (715)
  Accrued liabilities and liabilities for incentive and bonus plans....              222              (210)
  Deferred income and customer prepayments.............................            7,622             1,614
  Tax liability........................................................              (63)              276
       NET CASH PROVIDED BY OPERATING ACTIVITIES.......................           17,933            15,335

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment...................................           (1,670)           (3,123)
  Proceeds from sales of property and equipment........................                8                --
  Proceeds from matured bonds..........................................              185               160
  Purchase of available-for-sale securities............................          (10,800)          (20,005)
  Sale of available-for-sale securities................................            3,500                --
       NET CASH USED FOR INVESTING ACTIVITIES..........................           (8,777)          (22,968)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Amount received towards directors stock option plan..................               30                50
       NET CASH GENERATED FROM FINANCING ACTIVITIES....................               30                50

Net increase in cash and cash equivalents..............................            9,186            (7,583)
Cash and cash equivalents, beginning of the period.....................           11,009            20,236
CASH AND CASH EQUIVALENTS, END OF THE PERIOD...........................               20,195            12,653

SUPPLEMENTAL CASH FLOW DISCLOSURES:
  Income tax paid......................................................         $    388         $     321
  Interest paid........................................................               --                --

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors and Shareholders of Global Sources Ltd.

     We have audited the accompanying consolidated balance sheet of Global Sources Ltd. (a company incorporated under the laws of Bermuda) and its subsidiaries as of December 31, 2002, and the related consolidated statement of income, shareholders' equity and cash flows for the year ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements of the Company as of December 31, 2000 and 2001, were audited by other auditors who have ceased operations and whose report dated February 28, 2002 expressed an unqualified opinion.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Global Sources Ltd. and its subsidiaries as of December 31, 2002, and the results of their operations and cash flows for the year ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

/s/  ERNST & YOUNG


Singapore
March 28, 2003

THE FOLLOWING REPORT IS A COPY OF THE INDEPENDENT PUBLIC ACCOUNTANTS' REPORT PREVIOUSLY ISSUED BY ARTHUR ANDERSEN. THE REPORT HAS NOT BEEN REISSUED BY ARTHUR ANDERSEN.


REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors and Shareholders of Global Sources Ltd.

     We have audited the accompanying consolidated balance sheets of Global Sources Ltd. (a company incorporated under the laws of Bermuda) and its subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Global Sources Ltd. and its subsidiaries as of December 31, 2001 and 2000, and the results of their operations and cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

/s/  ARTHUR ANDERSEN


Singapore
February 28, 2002

                                      F-7
'

                      GLOBAL SOURCES LTD. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

     (IN U.S. DOLLARS THOUSANDS, EXCEPT NUMBER OF SHARES AND PER SHARE DATA)
                                                                                         AT                AT
                                                                                     DECEMBER 31       DECEMBER 31
                                                                                        2001              2002

                                     ASSETS
CURRENT ASSETS:
   Cash and cash equivalents................................................         $   20,236       $   37,208
   Accounts receivable, net.................................................              5,710            4,169
   Receivables from sales representatives...................................                709            2,932
   Receivables from related party sales representatives.....................              2,900                -
   Inventory of paper.......................................................                856              545
   Prepaid expenses and other current assets................................              1,122            1,147
       TOTAL CURRENT ASSETS.................................................             31,533           46,001

Property and equipment, net.................................................             19,058           14,110
Intangible assets, net......................................................                  3                -
Long term investments.......................................................                100              100
Bonds held to maturity, at amortized cost...................................              1,709            1,358
Other assets................................................................              1,199            1,081
       TOTAL ASSETS.........................................................         $   53,602       $   62,650

                      LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
   Accounts payable.........................................................         $    3,625       $    4,284
   Deferred income and customer prepayments.................................             17,122           18,259
   Accrued liabilities......................................................              5,127            5,361
   Income taxes payable.....................................................                164              368
       TOTAL CURRENT LIABILITIES............................................             26,038           28,272
Liabilities for incentive and bonus plans...................................              1,434            1,025
Amount due to parent company................................................             11,404           11,404
Minority interest...........................................................              2,515            2,823
Deferred tax
liability...................................................................                610              604
       TOTAL LIABILITIES....................................................             42,001           44,128
SHAREHOLDER'S EQUITY:
   Ordinary shares, US$0.01 par value; 50,000,000 shares authorized;
       26,308,949 (2001: 26,303,949) shares issued and outstanding..........                263              263
   Additional paid in capital...............................................             80,196           80,486
   Retained earnings/(deficit)..............................................            (61,987)         (57,680)
   Less : Unearned compensation.............................................             (6,871)          (4,547)
       TOTAL SHAREHOLDERS' EQUITY...........................................             11,601           18,522
       TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY...........................          $  53,602        $  62,650

   The accompanying notes are an integral part of these financial statements.

                      GLOBAL SOURCES LTD. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME

     (IN U.S. DOLLARS THOUSANDS, EXCEPT NUMBER OF SHARES AND PER SHARE DATA)

                                                                             YEAR ENDED DECEMBER 31,
                                                                      2000             2001             2002

REVENUES:
   Online services........................................       $     55,121     $  55,468        $    51,268
   Other media services...................................             46,748        39,010             35,587
   Miscellaneous..........................................              1,184           807                631
                                                                      103,053        95,285             87,486
OPERATING EXPENSES:
   Sales..................................................             34,436        32,047             29,592
   Circulation............................................             13,337        11,757             11,581
   General and administrative.............................             36,197        33,726             29,785
   Online services development............................              6,665         8,393              5,378
   Non-cash compensation expense (Note a).................             65,689         2,501              2,564
   Non-cash listing
expenses..................................................              1,353             -                  -
   Amortization of intangibles/Software development cost..              1,018         3,476              3,740
TOTAL OPERATING EXPENSES..................................            158,695        91,900             82,640
INCOME/(LOSS) FROM OPERATIONS.............................            (55,642)        3,385              4,846
   Interest expense.......................................               (649)         (172)                 -
   Interest income........................................              1,135           357                439
   Foreign exchange gains (losses), net...................                 50          (470)                50
   Write-down of investments..............................            (11,750)       (1,150)                 -
INCOME/(LOSS) BEFORE INCOME TAXES.........................            (66,856)        1,950              5,335
INCOME TAX PROVISION......................................             (1,277)       (1,143)              (720)
INCOME/(LOSS) BEFORE MINORITY INTEREST....................       $    (68,133)    $    807         $    4,615
Equity in (loss)/income of affiliate......................                (51)           51                  -
Minority interest.........................................                (37)          (83)              (308)
NET INCOME/(LOSS).........................................       $    (68,221)    $     775        $    4,307

BASIC AND DILUTED NET INCOME/(LOSS) PER SHARE.............       $      (2.63)    $     0.03       $     0.16
SHARES USED IN BASIC AND DILUTED NET INCOME /(LOSS)
   PER SHARE CALCULATIONS (NOTE 14).......................           25,948,028    26,303,949      26,308,154


Note: a. Reflects the non-cash compensation expenses associated with the transfer of shares from the parent company to the chairman and chief executive officer of the Company and the employee equity compensation plans. Approximately $623 (2001: $381, 2000: $291) represents sales expenses, $238 (2001: $87, 2000: $168) represents circulation, $1,179
      (2001: $1,546, 2000: $65,044) represents general and administrative and $524 (2001: $487, 2000: $186) represents online services development expenses.

   The accompanying notes are an integral part of these financial statements.

                      GLOBAL SOURCES LTD. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                           (IN U.S. DOLLARS THOUSANDS)

                                                                                  YEAR ENDED DECEMBER 31,
                                                                             2000           2001          2002

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income/(Loss)................................................      $  (68,221)    $    775      $   4,307
Adjustments to reconcile net income to net cash provided by
(used for) operating activities:
  Depreciation and amortization....................................           4,069        8,934          8,989
  (Profit)/Loss on sale of property and equipment..................             (23)          34             (1)
  Accretion of U.S. Treasury strips zero % coupon..................            (139)        (122)           (99)
  Bad debt expense.................................................           1,188          765            670
  Non-cash compensation expense....................................          65,689        2,501          2,564
  Non-cash listing expenses........................................           1,353            -              -
  Income attributable to minority shareholder......................              37           83            308
  Write-down of investments........................................          11,750        1,150              -
  Equity in loss/(income) of affiliate.............................              51          (51)             -
  Property and equipment written off...............................              12          108            153
                                                                             15,766       14,177         16,891
CHANGES IN ASSETS AND LIABILITIES:
  Accounts receivables.............................................          (1,865)       1,328            871
  Receivables from sales representatives...........................           1,527         (153)        (2,223)
  Receivables from related party sales representatives.............             651          538          2,900
  Inventory of paper...............................................            (630)         357            311
  Prepaid expenses and other current assets........................           1,459          646            (25)
  Loan to chief executive officer..................................          (5,350)           -              -
  Repayment of loan from chief executive officer...................           5,350            -              -
  Long term assets.................................................            (123)         147            118
  Accounts payable.................................................           2,067       (1,911)           659
  Accrued liabilities and liabilities for incentive and bonus plans          (2,987)      (1,061)          (175)
  Deferred income and customer prepayments.........................             750        1,234          1,137
  Tax liability....................................................             298          162            198
       NET CASH PROVIDED BY OPERATING ACTIVITIES...................          16,913       15,464         20,662

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of long term investments................................         (13,000)           -              -
  Purchase of property and equipment...............................         (17,128)      (4,874)        (4,193)
  Proceeds from sales of property and equipment....................              25          315              3
  Proceeds from matured bonds......................................             460          440            450
  Capital contributed by minority shareholder in a joint venture...           6,000            -              -
       NET CASH USED FOR INVESTING ACTIVITIES......................         (23,643)      (4,119)        (3,740)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Short-term borrowings...........................................          13,260            -              -
  Repayment of short-term borrowings...............................          (9,260)      (4,000)             -
  Amount received towards directors stock option plan..............               -          164             50
  Additional capital contributed...................................              24            -              -
       NET CASH GENERATED FROM (USED FOR) FINANCING ACTIVITIES.....           4,024       (3,836)            50

Net (decrease)/increase in cash and cash equivalents...............          (2,706)       7,509         16,972
Cash and cash equivalents, beginning of the year...................          15,433       12,727         20,236
CASH AND CASH EQUIVALENTS, END OF THE YEAR.........................      $   12,727      $20,236       $ 37,208

SUPPLEMENTAL CASH FLOW DISCLOSURES:
  Income tax paid..................................................      $     979      $    981      $    522
  Interest paid....................................................            639           172              -


   The accompanying notes are an integral part of these financial statements.

                      GLOBAL SOURCES LTD. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

              (IN U.S. DOLLARS THOUSANDS, EXCEPT NUMBER OF SHARES)

                                            ORDINARY SHARES

                                                                   ADDITIONAL                                     TOTAL
                                       NUMBER OF                     PAID IN       RETAINED       UNEARNED     SHAREHOLDERS'
                                         SHARES        AMOUNTS       CAPITAL       EARNINGS     COMPENSATION      EQUITY
BALANCE AT DECEMBER 31, 1999.....      25,051,380      $    251                    $  5,459               -       $  5,710
                                                                         -
Net income.......................               -                                   (68,221)              -       $(68,221)
                                                              -          -
Issuance of shares upon share           1,252,569            12       $     12            -               -       $     24
exchange.........................
Non-cash compensation expense....               -             -         70,755            -               -       $ 70,755
Unearned compensation............               -             -              -            -          (5,066)      $ (5,066)
Non-cash listing expenses........               -             -          1,353            -               -       $  1,353
Interest in Joint Venture........               -             -       $  3,606            -               -       $  3,606
BALANCE AT DECEMBER 31, 2000.....      26,303,949   $       263       $ 75,726     $(62,762)       $ (5,066)      $  8,161
Net income.......................               -             -              -          775               -       $    775
Non-cash compensation expense....               -             -          4,306            -               -       $  4,306
Unearned compensation............               -             -              -            -          (1,805)      $ (1,805)
Amount received towards directors -
stock option plan................               -             -            164            -               -       $    164
BALANCE AT DECEMBER 31, 2001.....      26,303,949      $    263       $ 80,196     $(61,987)       $ (6,871)      $ 11,601
Net income.......................               -             -              -        4,307               -       $  4,307
Non-cash compensation expense....               -             -            240            -               -       $    240
Unearned compensation............               -             -              -            -           2,324       $  2,324
Amount received towards directors -
stock option plan................               -             -             50            -               -       $     50
Issuance of Shares under directors
- stock option plan..............           5,000             -              -            -               -              -
BALANCE AT DECEMBER 31, 2002.....      26,308,949      $    263       $ 80,486     $(57,680)       $ (4,547)      $ 18,522

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                      GLOBAL SOURCES LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (IN U.S. DOLLARS THOUSANDS, EXCEPT NUMBER OF SHARES AND PER SHARE DATA)

1.   THE COMPANY

     Global Sources Ltd. (the "Company") was incorporated in November 1999 under the laws of Bermuda. The Company is majority owned by Hung Lay Si Co. Ltd. (the "Parent Company"). The Parent Company is a company organized under the laws of the Cayman Islands. It is wholly owned by the Quan Gung 1986 Trust, a trust formed under the laws of the Island of Jersey. Hill Street Trustees Ltd. is the trustee of the trust (the "Trustee") and the Trustee has sole and exclusive voting investment and dispositive power over the shares of capital stock of the Parent Company owned by the Trust.

     The Company's principal business is to provide services that allow global buyers to identify suppliers and products, and enable suppliers to market their products to a large number of buyers. The Company's primary online service is creating and hosting marketing websites that present suppliers' product and company information in a consistent, easily searchable manner on Global Sources Online. The Company also offers electronic cataloguing services for buyers and suppliers. My Catalogs enable buyers to maintain customized information on suppliers. Private Supplier Catalogs are password-protected online environments where suppliers can develop and maintain their own product and company data. Complementing these services are various trade magazines and CD-ROMs. The Company's businesses are conducted primarily through Trade Media Ltd., its wholly owned subsidiary, which was incorporated in October 1984 under the laws of Cayman Islands. Through certain other wholly owned subsidiaries, the Company also organizes conferences and exhibitions on technology related issues and licenses Asian Sources / Global Sources Online and catalog services.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

               (A) BASIS OF CONSOLIDATION AND PRESENTATION

          (i) The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America and comprise the accounts of the Company, its majority owned subsidiaries and those owned through nominee shareholders. All significant intercompany transactions and balances have been eliminated on consolidation.

          (ii) The results of subsidiaries acquired or disposed of during the year are included in the consolidated statement of income from the effective dates of acquisition or up to the effective dates of disposal.

          (iii) The functional currency of the Company and certain subsidiaries is the United States dollar. The functional currencies of other subsidiaries are their respective local currencies. United States dollars are used as the reporting currency as the Company's operations are global.

               (B) USE OF ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America ("U.S. GAAP") requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

                      GLOBAL SOURCES LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (IN U.S. DOLLARS THOUSANDS, EXCEPT NUMBER OF SHARES AND PER SHARE DATA)


               (C) CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

               (D) INVENTORY OF PAPER

         Inventory of paper is stated at the lower of cost or net realizable value. Cost is determined on the first-in, first-out basis.

                (E) PROPERTY AND EQUIPMENT

          (i) Property and equipment are stated at cost less accumulated depreciation. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use.

          (ii) Depreciation on property and equipment is calculated to amortize their cost on a straight line basis over their estimated useful lives as follows:

                   Fixtures, fittings and office equipment          5 years
                   Leasehold improvements                           5 years
                   Motor vehicles                                   5 years
                   Computer equipment and software                  3 years

          (iii)Effective January 1, 1999, the Company adopted Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," to account for the costs incurred to develop computer software for internal use. Costs incurred in the preliminary project stage with respect to the development of software for internal use are expensed as incurred; costs incurred during the application development stage are capitalized and are amortized over the estimated useful life of three years upon the commissioning of service of the software. Training and maintenance costs will be expensed as incurred.

               To account for the development costs related to the products to be sold, leased or otherwise marketed, the Company adopted SFAS No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed." Development costs incurred subsequent to the establishment of the technological feasibility of the product are capitalized. The capitalization will end when the product is available for general release to customers.

               The Company expensed $NIL, $1,117 and $64 during the years ended December 31, 2000, 2001 and 2002, respectively, for the costs incurred prior to the establishment of the technological feasibility with respect to the development of products to be sold, leased or otherwise marketed.

                    (F) INTANGIBLE ASSETS

          Prior to the adoption of SFAS No. 142 effective on January 1, 2002, copyrights were amortized on a straight line basis over a period of ten years and Goodwill, was amortized on a straight-line basis over twenty years.

                      GLOBAL SOURCES LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (IN U.S. DOLLARS THOUSANDS, EXCEPT NUMBER OF SHARES AND PER SHARE DATA)

          In June 2001, FASB issued SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method and broadened the criteria for recording intangible assets separated from goodwill. Under SFAS No. 142, goodwill and intangible assets with indefinite lives are no longer amortized but are reviewed annually (or more frequently if impairment indicators arise) for impairment. Separable intangible assets that are not deemed to have indefinite lives will continue to be amortized over their useful lives (but with no maximum life). The amortization provisions of SFAS No. 142 apply immediately to goodwill and intangible assets acquired after June 30, 2001. With respect to goodwill and intangible assets acquired prior to July 1, 2001, we adopted SFAS No. 142 effective January 1, 2002. As goodwill was fully amortized and no acquisitions occurred during 2001, the Company believes that the adoption of these standards did not have a material impact on the Company's financial statements of position, results of operations, or cash flows.

               (G) INVESTMENTS

          Long term investments for business and strategic purposes in privately-held companies where such investments are less than 20% of the equity capital of the investees, with no significant influence over the investees, are stated at cost.

          Long term investments in companies where such investments are in the range of 20% to 50% of the equity capital of the investees and over whom the Company exercises significant influence, are accounted under equity method.

          Interest in subsidiaries with more than 50% ownership are consolidated and the ownership interests of minority investors are recorded as minority interest.

          Long term investments in U.S. Treasury strips zero % coupon, held to maturity are stated at amortized cost.

               (H) IMPAIRMENT OF LONG-LIVED ASSETS

          The Company reviews the carrying value of its long-lived assets based upon a gross cash flow basis and will reserve for impairment whenever events or changes in circumstances indicate the carrying amount of the assets may not be fully recoverable. The impairment loss is measured based on the difference between the carrying amount of the asset and its fair value. There was no impairment of the Company's property and equipment or intangibles as of December 31, 2002.

               (I) REVENUE RECOGNITION

          The Company derives its revenues from advertising fees in its published trade magazines and Websites, sales of trade magazines, fees from licensing its trade and service marks, service fees from the provision of software maintenance service, and organizing business seminars.

          Revenues from advertising in trade magazines and Websites are recognized ratably in the period in which the advertisement is displayed. Advertising contracts do not exceed one year. Revenue from sales of trade magazines is recognized upon delivery of the magazine. Magazine subscriptions received in advance are deferred and recognized as revenue upon delivery of the magazine. Revenue

                      GLOBAL SOURCES LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (IN U.S. DOLLARS THOUSANDS, EXCEPT NUMBER OF SHARES AND PER SHARE DATA)

          from the provision of maintenance service is deferred and recognized ratably over the maintenance service period. Revenue from organizing business seminars is recognized at the conclusion of the seminar.

          The Company receives license fees and royalties from licensing its trade and service marks. Revenue from license fees is recognized ratably over the term of the license, currently four to five years. Royalties from license arrangements are earned ratably in the period in which the advertisement is displayed by the licensee.

          The interest income from investments in U.S. Treasury strips zero % coupon is recognized as it accrues, taking into account the effective yield on the asset.

               (J) TRANSACTIONS WITH SALES REPRESENTATIVES AND RELATED PARTY SALES REPRESENTATIVES

          The Company utilizes sales representatives and in the past utilized related party sales representatives in various territories to promote the Company's products and services. Under these arrangements, these sales representatives are entitled to commissions as well as marketing fees. Commissions expense is recorded when owed to these sales representatives and is included in sales expenses.

          These sales representatives which are mainly corporate entities, handle collections from clients on behalf of the Company. Included in receivables from these sales representatives are amounts collected on behalf of the Company as well as cash advances made to these sales representatives.

          As of December 31, 2001, the boards of directors of eight of these sales representative companies each included a director nominated by the Company to monitor the receivables collected from the Company's clients by these related party sales representatives, and to monitor any changes to the authorized signatories of the depository bank accounts. The nominated directors were employees of the Company. The Company and the nominated directors did not have any interest in the share capital of these related party sales representatives companies. However as of December 31, 2002, the Company does not have any nominated directors on the board of directors of any of the Company's sales representative companies. Approximately $20,315, $20,172 and $9,986 of the commissions and marketing fees expense was associated with these related party sales representative companies for 2000, 2001 and 2002, respectively.

               (K) ADVERTISING EXPENSES

          Advertising expenses are expensed as incurred. The Company incurred advertising expenses of $658, $277 and $161 during the years ended December 31, 2000, 2001 and 2002, respectively.

               (L) OPERATING LEASES

          The Company leases certain office facilities under cancelable and non-cancelable operating leases that expire in two to five years. Rentals under operating leases are expensed on a straight line basis over the life of the leases.

                      GLOBAL SOURCES LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (IN U.S. DOLLARS THOUSANDS, EXCEPT NUMBER OF SHARES AND PER SHARE DATA)

               (M) LIABILITIES FOR BONUS PLAN

          Before the commencement of the Equity Compensation Plans as described in note 23, the Company rewarded its senior management staff based on their performance through long term discretionary bonus awards. These awards were payable in cash generally at the end of five or ten years from the date of the award, even in the event of termination of employment unless certain non-compete provisions had been violated. These awards were expensed in the period to which the performance bonus relates.

               (N) RETIREMENT BENEFITS

          The Company operates a number of defined contribution retirement benefit plans. Contributions are based on a percentage of each eligible employees' salary and are expensed as the related salaries are incurred.

               (O) INCOME TAXES

          The Company accounts for deferred income taxes using the liability method, under which the expected future tax consequences of temporary differences between the financial reporting and tax basis of its assets and liabilities are recognized as deferred tax assets and liabilities. A valuation allowance is established for any deferred tax asset when it is more likely than not that the deferred tax asset will not be recovered.

               (P) MINORITY INTEREST

          In 2000 the Company entered into an agreement with CMP Media Inc., through United Business Media B.V., a subsidiary of United News and Media plc. (CMP) to set-up a corporation (eMedia Asia Ltd.) to provide new technology content, media and e-commerce services to the electronics technology market in Asia. The Company holds a 60.1% controlling equity interest in eMedia Asia Ltd. and consolidates the results of operations. As part of obtaining its 39.9% interest, CMP has committed to pay $6,000 and interest thereon to the Company upon the payment of specified future dividends of eMedia Asia Ltd. Due to the contingent nature of the payment, the Company did not record in its balance sheet the promissory note receivable of $6,000 due from CMP and no interest income was accrued as at December 31, 2002 and 2001. The minority interest liability of $2,823 and $2,515 at December 31, 2002 and 2001, respectively, reflects CMP's proportionate interest of the net book value of eMedia Asia Ltd.

               (Q) FOREIGN CURRENCIES

          Transactions in currencies other than the functional currency are measured and recorded in the functional currency using the exchange rate in effect on the date of the transaction. As of the balance sheet date, monetary assets and liabilities that are denominated in currencies other than the functional currency are remeasured using the exchange rate at the balance sheet date. All gains and losses arising from foreign currency transactions and remeasurement of foreign currency denominated accounts are included in the determination of net income in the year in which they occur.

          The financial statements of the subsidiaries reporting in their respective local currencies are translated into U.S. dollars for consolidation as follows: assets and liabilities at the exchange rate as of the bal-

                      GLOBAL SOURCES LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (IN U.S. DOLLARS THOUSANDS, EXCEPT NUMBER OF SHARES AND PER SHARE DATA)

          ance sheet date, shareholders' equity at the historical rates of exchange, and income and expense amounts at the average monthly exchange rates. The cumulative translation differences were not material as of December 31, 2001 and 2002.

               (R) SEGMENT REPORTING

          Statement of Financial Accounting Standard ("SFAS") No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131") requires that companies report separately, in the financial statements, certain financial and descriptive information about operating segment profit or loss, certain specific revenue and expense items, and segment assets. Additionally, companies are required to report information about the revenues derived from their products and services groups, about geographic areas in which the Company earns revenues and holds assets, and about major customers.

          The Company identifies its operating segments based on business activities, management responsibility and geographic location. The Company has two reportable segments: online services and other media services.

               (S) COMPREHENSIVE INCOME

          SFAS No. 130, "Reporting Comprehensive Income," establishes standards for reporting comprehensive income and its components in financial statements. Comprehensive income is defined as the change in equity of a company during a period from transactions and other events and circumstances excluding transactions resulting from investment by owners and distribution to owners. For each of the years ended December 31, 2000, 2001 and 2002, the Company had no material comprehensive income items.

               (T) BASIC AND DILUTED NET INCOME PER SHARE

          Basic net income per share is computed by dividing net income by the weighted average number of shares of ordinary shares outstanding during the period. Diluted net income per share is calculated using the weighted average number of outstanding ordinary shares, plus other dilutive potential ordinary shares. For all periods presented, the Company did not have any dilutive securities; therefore, both the basic and diluted net income per share computations resulted in the same amounts.

               (U) STOCK BASED COMPENSATION

          The Company has adopted the disclosure only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." The Company accounts for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25 (APB 25), "Accounting for Stock Issued to Employees" and related interpretations. Accordingly, compensation cost of stock options is measured as the excess, if any, of the fair value of the Company's stock at the date of the grant over the option exercise price and is charged to operations over the vesting period.

          The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS No.123 and Emerging Issues Task Force (EITF) Issue No. 96-18, "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling Goods and Services." All transactions in which services are received for the issuance of equity in-

                      GLOBAL SOURCES LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (IN U.S. DOLLARS THOUSANDS, EXCEPT NUMBER OF SHARES AND PER SHARE DATA)


          struments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date of the fair value of the equity instrument issued is the earlier of the date on which the counterparty's performance is complete or the date on which it is probable that performance will occur.

          A majority of the Company's employee stock compensation plans are share grants without any exercise price or exercise period. Therefore the fair value of the share grants at the date of grant approximates the intrinsic value. As a result, the impact of fair value based accounting under SFAS No. 123 is not significantly different from the intrinsic value method under APB 25.

               (V) RECENT ACCOUNTING PRONOUNCEMENTS

          In June 1998, the Financial Accounting Standards Board (FASB) issued Statements of Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities" as amended by SFAS No. 137 and SFAS No. 138. This statement, as amended, was effective January 1, 2001, and established accounting and reporting standards for derivative instruments, including certain derivative instruments imbedded in other contracts, and for hedging activities. The adoption of SFAS No. 133, as amended, did not impact the Company's financial position or results of operations.

          In June, 2001, FASB issued SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method. Under SFAS No. 142, goodwill and intangible assets with indefinite lives are no longer amortized but are reviewed annually (or more frequently if impairment indicators arise) for impairment. Separable intangible assets that are not deemed to have indefinite lives will continue to be amortized over their useful lives (but with no maximum life). The amortization provisions of SFAS No. 142 apply immediately to goodwill and intangible assets acquired after June 30, 2001. With respect to goodwill and intangible assets acquired prior to July 1, 2001, we adopted SFAS No. 142 effective January 1, 2002. As goodwill was fully amortized and no acquisitions occurred during 2001, management believes that the adoption of these standards did not have a material impact on the Company's financial statements of position, results of operations, or cash flows.

          In June 2001, FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." This statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The purpose of this statement is to develop consistent accounting for asset retirement obligations and related costs in the financial statements and provides more information about future cash outflows, leverage and liquidity regarding retirement obligations and the gross investment in long-lived assets. We adopted SFAS No. 143 on January 1, 2003 and believe that the adoption of this standard did not have a material impact on the Company's financial statements of position, results of operations, or cash flows.

          In August 2001, FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets, superseding SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." The statement also supersedes the accounting and reporting provisions of APB Opinion No. 30, Reporting the Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occur-

                      GLOBAL SOURCES LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (IN U.S. DOLLARS THOUSANDS, EXCEPT NUMBER OF SHARES AND PER SHARE DATA)

          ring Events and Transactions, for segments of a business to be disposed. The Company adopted this statement on January 1, 2002 and believes that the adoption of this standard did not have a material impact on the Company's financial statement of position, results of operations, or cash flows.

          In April 2002, FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." The provisions of this Statement relating to the rescission of Statement 4 will be effective for fiscal years beginning after May 15, 2002. The provisions in paragraphs 8 and 9(c) of this Statement relating to Statement 13 are effective for transactions occurring after May 15, 2002. All other provisions of this Statement are effective for financial statements issued on or after May 15, 2002. We believe that the adoption of this standard does not have a material impact on the Company's financial statements of position, results of operations, or cash flows.

          In December 2002, FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure," which requires additional disclosures in interim and annual financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The disclosure provisions of SFAS No. 148 are effective for fiscal years ending after December 15, 2002.

3. CURRENT ASSETS:

                                                                                       AT DECEMBER 31,
                                                                                    2001             2002
         ACCOUNTS RECEIVABLE:
         Gross trade receivables...........................................     $     7,842      $     6,135
         Less:  Allowance for doubtful debts...............................          (2,132)          (1,966)
                                                                                $     5,710      $     4,169

         MOVEMENTS IN ALLOWANCE FOR DOUBTFUL ACCOUNTS:

                                                                           YEAR ENDED DECEMBER 31,
                                                                   2000             2001             2002
         BALANCE AT BEGINNING OF YEAR.....................     $     1,854      $     2,400      $     2,132
         Charged to bad debt expenses.....................           1,188              765              670
         Write-off of bad debts...........................            (642)          (1,033)            (836)
         BALANCE AT END OF YEAR...........................     $     2,400      $     2,132      $     1,966

                                                                                       AT DECEMBER 31,
                                                                                    2001             2002
         PREPAID EXPENSES AND OTHER CURRENT ASSETS:
         Unsecured employee loans and other debtors.......................      $        117     $       108
         Prepaid expenses.................................................               399             284
         Other current assets.............................................               606             755

                      GLOBAL SOURCES LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (IN U.S. DOLLARS THOUSANDS, EXCEPT NUMBER OF SHARES AND PER SHARE DATA)

                                                                                       AT DECEMBER 31,
                                                                                    2001             2002
                                                                                $      1,122     $     1,147

4.       PROPERTY AND EQUIPMENT, NET:

                                                                                       AT DECEMBER 31,
                                                                                    2001             2002
         Capital work-in progress..........................................     $         33     $       192
         Leasehold improvements............................................            6,635           6,806
         Motor vehicles....................................................               72              98
         Computers, fixtures, fittings and office equipment................           21,781          22,463
         Software development costs........................................           11,821          14,723
         Property and equipment, at cost...................................           40,342          44,282
         Less: Accumulated depreciation....................................          (21,284)        (30,172)
                                                                                $     19,058     $    14,110

         Depreciation expense for the years ended December 31, 2000, 2001 and 2002 was $3,051, $5,458 and $5,249, respectively and the amortization of Software development cost for the years ended December 31, 2000, 2001 and 2002 was $647, $3,106, and $3,737 respectively.

5.       INTANGIBLE ASSETS, NET:

                                                                                        AT DECEMBER 31,
                                                                                     2001            2002
         Goodwill...........................................................      $       654    $       654
         Copyrights.........................................................            3,706          3,706
                                                                                        4,360          4,360
         Less:  Accumulated amortization....................................           (4,357)        (4,360)
                                                                                  $         3    $        --


6.   LONG-TERM INVESTMENTS AND BONDS HELD TO MATURITY:

     (i) As at December 31, 2002, the Company holds equity instruments carried at $100 in a privately held unaffiliated electronic commerce company for business and strategic purposes. The investment is accounted for under the cost method since the ownership is less than 20% and the Company does not have the ability to exercise significant influence over the investee. The investment is shown under long term investments in the consolidated balance sheets.

     The Company's policy is to regularly review the carrying values of the non-quoted investments and to identify and provide for impairment when circumstances indicate impairment other than a temporary decline in the carrying values of such assets.

     During the fourth quarter of year 2000, the Company recorded $11,750 impairment loss for other than a temporary decline in the carrying value of the investments based on the financial position of the investees and other information, which became available in the fourth quarter of year 2000 and developments in the technology and internet sectors in fourth quarter of

                      GLOBAL SOURCES LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (IN U.S. DOLLARS THOUSANDS, EXCEPT NUMBER OF SHARES AND PER SHARE DATA)


     year 2000. During the year 2001, the Company recorded a further $1,150 impairment loss for other than temporary decline in the carrying value of the investment based on economic events and other factors. The net carrying value of the long term investment as at December 31, 2001 and 2002 was $100. The Company will continue to evaluate this investment for impairment.

     (ii) U.S. Treasury strips zero % coupon

                                                                                  AT DECEMBER 31,
                                                                              2001              2002
         The amortized cost classified by date of contractual maturity is as follows:
         Due within one year........................................     $       430       $       426
         Due after one year through five years......................           1,059               854
         Due after five years through ten years.....................             220                78
                                                                         $     1,709       $     1,358


                                                                                  AT DECEMBER 31,
                                                                              2001              2002

The fair value based on the market price, classified by date of contractual maturity is as follows:
         Due within one year........................................     $       444       $       437
         Due after one year through five years......................           1,137               964
         Due after five years through ten years.....................             230                86
                                                                         $     1,811       $     1,487


                                                                                  AT DECEMBER 31,
                                                                              2001              2002
         Gross unrealized holding gains.............................     $       102       $       129


7.   OTHER ASSETS:

                                                                                  AT DECEMBER 31,
                                                                              2001              2002
         Employee housing loans.....................................     $       378       $       270
         Club memberships...........................................             498               514
         Rental and utility deposits................................             323               297
                                                                         $     1,199       $     1,081


8.   CURRENT LIABILITIES:



                                                                                  AT DECEMBER 31,

                      GLOBAL SOURCES LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (IN U.S. DOLLARS THOUSANDS, EXCEPT NUMBER OF SHARES AND PER SHARE DATA)




                                                                              2001              2002
         DEFERRED INCOME AND CUSTOMER PREPAYMENTS:
         Advertising................................................     $    13,963       $    15,582
         Subscription and others....................................           3,159             2,677
                                                                         $    17,122       $    18,259


                                                                                  AT DECEMBER 31,
                                                                              2001              2002
         ACCRUED LIABILITIES:
         Salaries, wages and commissions............................     $     1,442       $     1,261
         Retirement benefit plans...................................             435               491
         Current portion of liabilities for incentive and bonus plans          1,168             1,174
         Others.....................................................           2,082             2,435
                                                                         $     5,127       $     5,361

9.   LIABILITIES FOR INCENTIVE AND BONUS PLANS

                                                                                  AT DECEMBER 31,
                                                                              2001              2002
         Liability for long term discretionary bonus program........     $     1,434       $     1,025

10.  RELATED PARTY TRANSACTIONS

     The Company has extended loans to some of its employees to finance their purchase or lease of residences. The loans for the purchase of a residence are secured by the subject residence, bear interest at a rate of LIBOR plus 2 to 3%, generally have a term of ten years and become due and payable immediately under certain circumstances, including their termination of employment with the Company. The loans for the lease of a residence are unsecured, interest free and are repayable in equal monthly installments over the period of the lease, typically less than or equal to twelve months. Loans due from employees for purchase of residences were $378 and $270 as of December 31, 2001 and 2002 respectively. Loans due from employees for lease of residences were $114 and $81 as of December 31, 2001 and 2002, respectively. There were no other loans due from the Company's directors and executive officers as at December 31, 2001 and 2002 except for a loan due from the Chief Operating Officer of the Company of $14 and $NIL as of December 31, 2001 and 2002, respectively, which was included in loans due from employees for the lease of residences. Other temporary advances to staff, which are generally repayable within twelve months, were $3 and $26 as of December 31, 2001 and 2002, respectively.

     The Company leases certain office facilities from subsidiaries of the Parent Company under cancelable and non-cancelable operating leases that include both rental and building maintenance services. During the years ended December 31, 2000, 2001 and 2002, the Company incurred rental and building management services expenses of $950, $1,044, and $1,048 respectively, with respect to these office facilities.

                      GLOBAL SOURCES LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (IN U.S. DOLLARS THOUSANDS, EXCEPT NUMBER OF SHARES AND PER SHARE DATA)



     The Company also receives legal, secretarial and treasury management consultancy services from subsidiaries of the Parent Company. During the year ended December 31, 2000, 2001 and 2002, the Company incurred such legal, secretarial and treasury management consultancy services expenses of $455, $464, and $275 respectively.

     The Company had $11,404 and $11,404 due to the Parent Company as of December 31, 2001 and 2002, respectively. The amount due to the Parent Company is unsecured.

     Effective January 1, 2000, the Company executed an unsecured promissory note in the principal amount of $11,404 to establish the repayment terms of amounts owed to the Parent Company. On January 1, 2005, the Company will begin repayment of this promissory note. The Company will make quarterly payments of principal and interest over the following ten years. Interest will accrue beginning January 1, 2005 at the applicable U.S. Federal Funds rate.

     Effective May 1, 2000, the Company engaged The Fairchild Corporation, a related party, to provide financial, legal and certain other services to the Company for a fee of $42 per month. The Company terminated this arrangement effective December 31, 2000. The Company incurred $333 expenses for these services during the year ended December 31, 2000.

     In addition to the transactions with related party sales representatives discussed in Note 2(j), the Company provided technical services to these sales representatives and during the year 2000, to a subsidiary of the Parent Company, for a fee. During the year ended December 31, 2000, 2001 and 2002, the Company derived such service fees of $167, $259, and $156, respectively. During the year ended December 31, 2000, 2001 and 2002, the Company has incurred costs of $79, $76 and $47, respectively with respect to the incentive awards discussed in Note 11, relating to the related party sales representatives.

11.  LIABILITIES FOR INCENTIVE AND BONUS PLANS

     Before the commencement of the Equity Compensation Plans the Company rewarded its senior management staff based on their current performance through long term discretionary bonus awards. These awards are payable approximately at the end of five or ten years from the date of the award, even in the event of termination of employment unless certain non-compete provisions have been violated. The Company did not incur any expenses related to these awards during the years ended December 31, 2000, 2001 and 2002. The required funds were set aside for payment of the discretionary bonuses by purchasing U.S. Treasury strips zero % coupons maturing in either five or ten years. These investments are held until maturity and the proceeds are used for payment of the discretionary bonuses.

     Certain sales representatives of the Company are eligible for incentive awards under plans administered by the Company. Costs incurred related to incentive awards under plans administered by the Company for the years ended December 31, 2000, 2001 and 2002 were $116, $78 and $128, respectively. Amounts under liabilities for incentive plans include amounts owed under plans previously administered by the Company.

                      GLOBAL SOURCES LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (IN U.S. DOLLARS THOUSANDS, EXCEPT NUMBER OF SHARES AND PER SHARE DATA)


12.  RETIREMENT BENEFIT PLANS

     The Company operates a number of defined contribution retirement benefit plans. Employees working in a jurisdiction where there is no statutory provision for retirement benefits are covered by the Company's plans.

     The two principal defined contribution plans are plans where employees are not required to make contributions. One of these two plans is separately administered by an independent trustee and the plan assets are held independent of the Company. The other one is not independently administered and is currently unfunded. The Company's liabilities under this unfunded plan as of December 31, 2001 and 2002 were $376 and $447, respectively.

     The Company incurred costs of $1,039, $1,085 and $1,101 with respect to the retirement plans in the years ended December 31, 2000, 2001 and 2002, respectively.

13.  INCOME TAXES

     The Company and certain of its subsidiaries operate in the Cayman Islands and other jurisdictions where there are no taxes imposed on companies. Certain of the Company's subsidiaries operate in Hong Kong and Singapore and are subject to income taxes in their respective jurisdictions. Also, the Company is subject to withholding taxes for revenues earned in certain other countries.

     Income / (loss) before income taxes consists of:


                                                                         YEAR ENDED DECEMBER 31,
                                                              2000                 2001                2002
         Cayman Islands............................     $        (3,593)     $        401        $     3,587
         Foreign...................................             (63,263)            1,549              1,748
                                                        $       (66,856)     $      1,950        $     5,335

     The provision for income taxes consists of:

                                                                         YEAR ENDED DECEMBER 31,
                                                              2000                 2001                2002
         Current tax expense:
         Cayman Islands............................     $            --      $        --         $        --
         Foreign...................................               1,277            1,143                 720
         Total provision...........................     $         1,277      $     1,143         $       720


     The provision for income taxes for the years ended December 31, 2000, 2001 and 2002 differed from the amount computed by applying the statutory income tax rate of 0% as follows:

                                                                         YEAR ENDED DECEMBER 31,

                      GLOBAL SOURCES LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (IN U.S. DOLLARS THOUSANDS, EXCEPT NUMBER OF SHARES AND PER SHARE DATA)




                                                              2000                 2001                2002

         Income taxes at statutory rate............     $            --      $         --        $        --
         Foreign income and revenues taxed at higher
         rates.....................................               1,277             1,143                720
         Total.....................................              $1,277      $      1,143        $       720
         Effective tax rate........................             (1.91)%           58.62%              13.50%

     Deferred tax assets consist of the following:

                                                                                       AT DECEMBER 31,
                                                                                   2001                2002
         Net operating loss carry forwards............................       $      7,434        $     7,460
         Less:  valuation allowance...................................             (7,434)            (7,460)
         Deferred tax assets..........................................       $         --        $        --


     The Company recorded a full valuation allowance for the deferred tax assets due to the uncertainty as to their ultimate realization.

     As of December 31, 2002 and 2001, a United States subsidiary has net operating loss carry forwards of approximately $17.3 million. These losses which expire in year 2020, can be utilized to reduce future taxable income of the subsidiary subject to compliance with the taxation legislation and regulations in the relevant jurisdiction.

     The Company recognized a deferred tax liability of US$610 and US$604 as at December 31, 2001 and 2002, respectively, which primarily arose from the temporary differences between the financial reporting and the tax bases of fixed assets in one of the subsidiaries of the Company.

14.  SHARE CAPITAL

          On April 14, 2000, in conjunction with the Share Exchange Agreement discussed in Note 21, Fairchild (Bermuda), Ltd. issued 25,051,380 ordinary shares to the shareholders of Trade Media Holdings Ltd., predecessor to Global Sources Ltd., in exchange for all of its 10,000 ordinary shares outstanding at that date. All share and per share amounts in these consolidated financial statements have been restated for the year ended December 31, 1999 in a manner similar to a 2,505 to 1 stock split. In addition, Fairchild (Bermuda), Ltd. issued 62,628 ordinary shares and 1,189,941 ordinary shares to The Fairchild Corporation and the shareholders of The Fairchild Corporation respectively. After the share exchange Fairchild (Bermuda), Ltd. was renamed Global Sources Ltd. On February 28, 2002, the Company issued 5,000 ordinary shares purchased by a director of the Company under the Directors Stock Option Plan. The authorized share capital of the Company as at December 31, 2001 and 2002 is 50,000,000 ordinary shares of $0.01 per value. As at December 31, 2001 and at December 31, 2002, the Company has 26,303,949 and 26,308,949 ordinary shares issued and outstanding, respectively.

                      GLOBAL SOURCES LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (IN U.S. DOLLARS THOUSANDS, EXCEPT NUMBER OF SHARES AND PER SHARE DATA)


15.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of the Company's cash equivalents, accounts receivable, related party receivables, accounts payable and accrued liabilities approximate fair value due to their short maturities. The fair value of related party payables cannot be determined due to the related party nature. The information with respect to long term related party payables is disclosed in Note 10. The carrying amount and market value of long term investments are discussed in Note 6.

16.  CONCENTRATION OF CREDIT RISK AND OTHER RISKS

     Financial instruments, which potentially subject the Company to concentration of credit risk, consist primarily of investment in checking and money market accounts, investment in U.S. Treasury strips zero % coupon, trade accounts receivable and receivables from sales representatives. The Company maintains checking and money market accounts with high quality institutions. The Company has a large number of customers, operates in different geographic areas and generally does not require collateral on accounts receivable or receivables from sales representatives. In addition, the Company is continuously monitoring the credit transactions and maintains reserves for credit losses where necessary. No customer accounted for more than 10% of the Company's revenues for each of the years ended December 31, 2000, 2001 and 2002. No customer accounted for more than 10% of the accounts receivable as of December 31, 2001 and 2002.

     In 2002, the Company derived approximately 93% of its revenue from customers in Asia. The Company expects that a majority of its future revenue will continue to be generated from customers in this region. Future political or economic instability in Asia could negatively impact the business.

17.  OPERATING LEASES

     The Company leases office facilities under cancelable and non-cancelable operating leases that expire in two to five years. During the years ended December 31, 2000, 2001 and 2002, the Company's operating lease rental and building management services expenses were $1,502, $1,897 and $1,872, respectively. The estimated future minimum lease rental payments under non-cancelable operating leases as of December 31, 2002 are as follows:

                 YEAR ENDING DECEMBER 31,                 OPERATING LEASES
        2003...................................          $         394
        2004...................................                    337
        2005 onwards...........................                     --
                                                         $         731

18.  SEGMENT AND GEOGRAPHIC INFORMATION

     During the first Quarter of 2002, the Company realigned its products and services into two groups. Thus the Company has two reportable segments: online services and other media services. Certain prior year items have been reclassified to conform to the year 2002 presentation. Revenues by geographic location are based on the location of the customer.

                      GLOBAL SOURCES LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (IN U.S. DOLLARS THOUSANDS, EXCEPT NUMBER OF SHARES AND PER SHARE DATA)


(A)      SEGMENT INFORMATION

                                                                         YEAR ENDED DECEMBER 31,
                                                               2000               2001                2002
         Revenues:
         Online services.............................     $       55,121     $       55,468     $      51,268
         Other media services........................             46,748             39,010            35,587
         Miscellaneous...............................              1,184                807               631
         Consolidated................................     $      103,053     $       95,285     $      87,486


                                                                         YEAR ENDED DECEMBER 31,
                                                               2000               2001                2002
         Income/(Loss) from Operations:
         Online services.............................    $    (24,625)     $        5,958      $      6,311
         Other media services........................         (29,515)             (1,070)           (1,767)
         Miscellaneous...............................         (1,502)              (1,503)              302
         Consolidated................................      $  (55,642)$              3,385     $      4,846

                                                                                       AT DECEMBER 31,
                                                                                  2001                2002
         Identifiable Assets:
         Online services...............................................      $     34,395       $   39,497
         Other media services..........................................            18,523           22,421
         Miscellaneous.................................................               684              732
         Consolidated..................................................      $     53,602       $   62,650


(B)      FOREIGN OPERATIONS

                                                                         YEAR ENDED DECEMBER 31,
                                                               2000               2001                2002
         Revenues:
         Asia.......................................      $      95,388      $     88,427       $      81,456
         United States..............................              5,235             5,255               4,986
         Europe.....................................              1,083               908                 525
         Other......................................              1,347               695                 519
         Consolidated...............................      $     103,053      $     95,285       $      87,486


                                                                                       AT DECEMBER 31,
                                                                                  2001                2002
         Long-Lived Assets:

                      GLOBAL SOURCES LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (IN U.S. DOLLARS THOUSANDS, EXCEPT NUMBER OF SHARES AND PER SHARE DATA)

         Asia.........................................................       $     20,247       $   15,285
         United States................................................                113                6
         Consolidated.................................................       $     20,360       $   15,291


19.  CONTINGENCIES

     From time to time the Company is involved in litigation in the normal course of business. While the results of such litigation and claims cannot be predicted with certainty, the Company believes that the probability is remote that the outcome of the outstanding litigation and claims as of the current date will have a material adverse effect on the Company's consolidated financial position and results of operations.

20.  CAPITAL COMMITMENTS

     There were no material capital commitments as at December 31, 2002. The commitments as at December 31, 2001 for the renovation work to be carried out on the leasehold office facilities amounted to $91.

21.  SHARE EXCHANGE AGREEMENT

     On December 6, 1999, a Share Exchange Agreement was executed by The Fairchild Corporation, Fairchild (Bermuda), Ltd., Trade Media Holdings Ltd. and the shareholders of Trade Media Holdings Ltd. (the "Share Exchange"). Under the Share Exchange, Fairchild (Bermuda), Ltd. issued additional common shares in exchange for all of the issued and outstanding shares of the Company.

     On April 3, 2000, the Form F-1 was declared effective, and on April 14, 2000, the above Share Exchange Agreement was consummated. After the Share Exchange, Fairchild (Bermuda), Ltd. was renamed Global Sources Ltd. As of April 14, 2000, the Company was publicly listed on NASDAQ.

     The transaction costs associated with the Share Exchange Agreement, amounting to $609, $NIL and $NIL have been expensed during the year ended December 31, 2000, 2001 and 2002, respectively. This expense is included under general and administrative cost for the year ended December 31, 2000 in the Consolidated Statements of Income.

22.  RESTRICTED SHARE AWARD PLAN

     On February 4, 2000, the Company established a restricted share award plan for the benefit of its chairman and chief executive officer in recognition of services to the Company. In conjunction with the restricted share award plan, the Parent Company assigned 4,008,221 ordinary shares of the Company, representing a 16% equity interest in the Company to the Company. The Company then awarded these shares to its chairman and chief executive officer. The chairman and chief executive officer's entitlement to 501,028 of these shares is subject to an employment agreement with one of the Company's United States subsidiaries and entitlement to such shares vested immediately. The chairman and chief executive officer's entitlement to the remaining 3,507,193 shares is subject to employment, non-compete and vesting terms under an employment agreement with one of the Company's United States subsidiaries. The 3,507,193 shares were to vest ratably over 10 years, 10% each year on each anniversary date from the grant date. However, effective August 30, 2000, the Company's Board

                      GLOBAL SOURCES LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (IN U.S. DOLLARS THOUSANDS, EXCEPT NUMBER OF SHARES AND PER SHARE DATA)

     of Directors approved the accelerated vesting of all the restricted shares granted to the chairman and chief executive officer resulting in immediate vesting of all the shares. The Company recorded total $64,000, $NIL and $NIL non-cash compensation expense associated with these awards in the year ending December 31, 2000, 2001 and 2002, respectively. At the modification date and subsequently the Company, based on historical evidence and the Company's forecast of future employee separations, estimated that the chairman and chief executive officer will not terminate employment and appointment as director prior to the date that vesting in the shares would have occurred absent the modification. Therefore, the Company has estimated that additional compensation expense to be recognized as a result of the modification is nil. Should actual results differ from this estimate, adjustment in future reporting periods will be required.

23.  EQUITY COMPENSATION PLANS

     On December 30, 1999, the Company established the Global Sources Employee Equity Compensation Trust (the "Trust") for the purpose of administering monies and other assets to be contributed by the Company to the Trust for the establishment of equity compensation and other benefit plans. The Trust is administered by Harrington Trust Limited (the "Bermuda Trustee"). The Bermuda Trustee in the exercise of its power under the Declaration of Trust may be directed by the plan committee, including the voting of securities held in the Trust. The Board of Directors of the Company will select the members of the plan committee.

     On February 4, 2000, in conjunction with the establishment of the Trust and the Share Exchange, the Parent Company assigned 2,505,138 ordinary shares of the Company, representing a 10% equity interest in the Company, for the establishment of share option plans and/or share award plans, known as ECP I, ECP II and ECP III. Subsequently, share option plans and/or share award plans, known as ECP IV, ECP V, ECP VI and ECP VII were established.

     Eligible employees, directors and consultants under ECP I are entitled to purchase common shares of Global Sources Ltd. at a price determined by the plan committee at the time of the grant. The exercise price of these options may be below the fair market value of the Company's ordinary shares. The plan committee determines who will receive, and the terms of, the options.

     Optionees may pay for ordinary shares purchased upon exercise of options in the manner determined by the plan committee at the time of grant.

     Eligible employees, directors and consultants under ECP II were entitled to purchase common shares of Global Sources Ltd. at an exercise price determined by the plan committee at the time of the grant. There are two types of options under this plan. The exercise price of both of these options were below the fair market value of the Company's ordinary shares at that time. The plan committee determines who will receive, and the terms of, the options. Employees could decide whether to take up the options for a period of 95 days ending June 29, 2000. All the options granted were exercised. Optionees were able to pay for ordinary shares purchased upon exercise of options by check to the trust. Payment has been made to the Trust. Entitlement of the employees, directors and consultants to these common shares is subject to employment and vesting terms.

     Eligible employees, directors and consultants under ECP III were awarded a defined amount of compensation payable in Global Sources Ltd. common shares, the number of which were determined by

                      GLOBAL SOURCES LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (IN U.S. DOLLARS THOUSANDS, EXCEPT NUMBER OF SHARES AND PER SHARE DATA)

     dividing the amount of compensation awarded by an amount determined by the plan committee prior to the Share Exchange.

     Entitlement of the employees to these common shares is subject to employment and vesting terms.

     The non-cash compensation expense associated with awards in accordance with APB 25 and SFAS 123, under ECP II and ECP III of approximately $2,948 and $2,357, respectively, are recognized ratably over the three year vesting term from the respective award dates.

     Eligible employees, directors and consultants under ECP IV are awarded a defined amount of compensation payable in Global Sources Ltd. common shares, the number of which are determined by the plan committee periodically.

     Entitlement of the employees, directors and consultants to these common shares is subject to employment and vesting terms.

     Eligible employees, directors and consultants under ECP V were awarded a one-time grant of shares, the number of which were determined by the plan committee.

     Entitlement of the employees to these common shares is subject to employment and vesting terms.

     The Equity Compensation Plan committee approved the awards of common shares under ECP IV and ECP V on January 23, 2001. The Equity Compensation Plan Committee approved additional awards of common shares under ECP IV on April 1, 2001 and July 1, 2001 and under ECP V on January 1, 2002.

     The non-cash compensation expenses associated with the above awards in accordance with APB 25 and SFAS 123, under ECP IV and ECP V of approximately $3,086 and $1,940, respectively, are recognized over the five year vesting term from the respective award dates.

     Eligible employees, directors and consultants under ECP VI are awarded a one-time grant of Global Sources Ltd. common shares, the number of which are determined by the plan committee.

     Entitlement of the employees, directors and consultants to these common shares is subject to non-compete and vesting terms.

     The Equity Compensation Plan committee approved ECP VI on March 13, 2001 and made awards of common shares under plan on various dates during the year 2001 and 2002.

     The non-cash compensation expenses associated with the awards in accordance with APB 25 and SFAS 123, under ECP VI totaling to approximately $433, are recognized over the five year vesting term from the respective award dates.

     Eligible employees, directors and consultants under ECP VII are awarded a grant of defined number of Global Sources Ltd. common shares, the number of which are determined by the plan committee periodically.

                      GLOBAL SOURCES LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (IN U.S. DOLLARS THOUSANDS, EXCEPT NUMBER OF SHARES AND PER SHARE DATA)


     The Equity Compensation Plan committee approved the awards of common shares under ECP VII on January 1, 2002. The non-cash compensation expenses associated with the above awards in accordance with APB 25 and SFAS 123, under ECP VII of approximately $538 are recognized over the six years vesting term from the respective award dates.

     Entitlement of the employees, directors and consultants to these common shares is subject to employment and vesting terms.

     The Company expensed $1,689, $2,501 and $2,564 in non-cash compensation costs associated with the awards under the above ECP plans in the years ended December 31, 2000, 2001 and 2002, respectively.

                      GLOBAL SOURCES LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (IN U.S. DOLLARS THOUSANDS, EXCEPT NUMBER OF SHARES AND PER SHARE DATA)



                                      ECP II             ECP III       ECP IV       ECPV      ECP VI     ECP VII
                               PURCHASE    GIFT PLAN    GRANT PLAN   GRANT PLAN  GRANT PLAN  GRANT      GRANT
                                 PLAN                                                          PLAN       PLAN
Plan Inception                  MARCH,       MARCH,       MARCH,      JANUARY,    JANUARY,    MARCH,    JANUARY,
                                 2000         2000         2000         2001        2001       2001       2002

Number of Shares:
At December 31, 1999...               --          --           --           --          --         --         --
Original restricted
  shares granted in               80,887     212,526      104,184           --          --         --         --
  year 2000............
Shares forfeited to
  beneficial trustee...               --     (11,442)      (1,334)          --          --         --         --


Balance at December               80,887     201,084      102,850           --          --         --         --
  31, 2000.............
Original restricted
  shares granted in                   --          --           --      522,354     303,000     78,300         --
  year 2001............
Shares forfeited to
  beneficial trustee...               --     (24,468)     (19,839)     (87,837)    (91,500)        --         --


Balance at December               80,887     176,616       83,011      434,517     211,500     78,300         --
  31, 2001.............
Original restricted
  shares granted in                   --          --           --           --      30,000     10,000    134,447
  year 2002............
Shares forfeited to
  beneficial trustee...               --      (9,884)      (2,279)     (38,719)    (28,400)        --     (9,192)


Balance at December               80,887     166,732       80,732      395,798     213,100     88,300    125,255
  31, 2002.............
Grant Price Per Share..            $24.00       $NIL         $NIL         $NIL        $NIL       $NIL       $NIL
Weighted average fair
  value of the shares               $2.50      $26.50       $26.50        $8.67       $8.75      $4.13      $4.00
  granted..............


     Weighted average fair value of the shares granted is estimated to be the average market value of the shares at the time of the grant.

24.  DIRECTORS STOCK OPTION PLAN

     A non-executive Director Option Plan was approved on October 26, 2000 by the shareholders of the Company. Each eligible Director on the date of the first board meeting of each calendar year, commencing in 2001, would receive the grant of an option to purchase 20,000 common shares on that date. The Options granted are subject to such terms and conditions as determined by the Board of Directors at the grant.

     The option price, per share, payable before the end of each February, is determined by the Board of Directors for each such grant of options. The non-executive Directors may decline all or part of the award, which is non-transferable.

     The Board granted the first awards under the above plan in 2001. The option price was fifteen percent less than the average closing price of the shares for the last five trading days of the previous calendar year. The award vests over four years with one quarter of the shares vesting each year. Full payment must be made upon exercising the option. Upon resignation of an eligible Director, all unvested shares are forfeited and the option price received for the forfeited unvested shares is refunded. Only one director accepted the offer on February 10, 2001 for the 20,000 shares granted under option. The $164

                      GLOBAL SOURCES LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (IN U.S. DOLLARS THOUSANDS, EXCEPT NUMBER OF SHARES AND PER SHARE DATA)

     received as proceeds of this plan was included in additional paid-in capital. On February 28, 2002, the Company issued to the director the 5,000 ordinary shares that vested on that date.

     As per the terms of the plan, the Board granted options to all eligible directors again in February 2002. These awards will vest after four years. Optionees must pay 15% of the option price, which is the average closing price of the shares for the last five trading days of year 2001, at the time of exercising the option. The balance of 85% must be paid on or before the vesting date. The resignation of a Director following his or her exercise of the Grant of Options and payment of the Option Price shall not cause a forfeiture of the unvested shares. All the eligible non-executive Directors accepted the offer before February 28, 2002. The $50 received towards the 15% of the option price was included in additional paid-in capital.

     The Board granted options to all eligible directors again in February 2003. These awards will vest after four years. Optionees must pay 10% of the option price, which is the average closing price of the shares for the last five trading days of year 2002, at the time of exercising the option. The balance of 90% must be paid on or before the vesting date. The resignation of a Director following his or her exercise of the grant of options and payment of the option price shall not cause a forfeiture of the unvested shares. Three eligible directors accepted the offer before February 28, 2003.

25.  CREDIT FACILITIES

     On March 17, 2000, the Company entered into a credit facility with the Bank of Bermuda (Isle of Man) Limited. The credit facility has a term of one year and provides for borrowings of up to $25,000, with minimum borrowings of $1,000. The lender may request security from time to time to secure borrowings under the credit facility. The credit facility bears interest, payable quarterly in arrears, at the London Inter-Bank Market Rate plus 0.5%. The Parent Company has guaranteed all of the Company's obligations under the credit facility.

     On March 20, 2002, the credit facility was renewed for $10,000 for one more year subject to the same terms and conditions as applicable to the original facility.

     As of December 31, 2001 and 2002, the outstanding principal amount under this credit facility was $NIL.

     This credit facility was renewed for $10,000 for a further one year period on March 7, 2003, subject to the same terms and conditions as applicable to the original facility.

     The Company also holds a Documentary Credit facility with the Hongkong and Shanghai Banking Corporation Limited, for providing documentary credits to the Company's suppliers. This facility has a maximum limit of $800. One of the Company's fellow subsidiaries has guaranteed the Company's obligations under the credit facility. As at December 31, 2002, the unutilized amount under this facility was approximately $713.

                 PART II INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 18. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Companies Act 1981 of Bermuda requires every officer, including directors, of a company in exercising powers and discharging duties, to act honestly in good faith with a view to the best interests of the company, and to exercise in comparable circumstances. The Companies Act further provides that any provision, whether in the bye-laws of a company or in any contract between the company and any officer or any person employed by the company as auditor, exempting such officer or person from, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him, in respect of any willful negligence, willful default, fraud or dishonesty of which he may be guilty in relation to the company shall be void.

     Subject to certain provisions of our bye-laws, every director, officer and committee member shall be indemnified out of our funds against all liabilities, loss, damage or expense, including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable, incurred or suffered by him as director, officer or committee member; provided that the indemnity contained in the bye-laws will not extend to any matter which would render it void under the Companies Act as discussed above.

ITEM 19.  EXHIBITS.

     The exhibits to this registration statement are listed in the Exhibit Index on page E-1 of this registration statement, which index is incorporated herein by reference.

     The Companies Act 1981 of Bermuda requires every officer, including directors, of a company in exercising powers and discharging duties, to act honestly in good faith with a view to the best interests of the company, and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. The Companies Act further provides that any provision, whether in the bye-laws of a company or in any contract between the company and any officer or any person employed by the company as auditor, exempting such officer or person from, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him, in respect of any willful negligence, willful default, fraud or dishonesty of which he may be guilty in relation to the company shall be void.

     Subject to certain provisions of our bye-laws, every director, officer and committee member shall be indemnified out of our funds against all liabilities, loss, damage or expense, including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable, incurred or suffered by him as director, officer or committee member; provided that the indemnity contained in the bye-laws will not extend to any matter which would render it void under the Companies Act as discussed above.

ITEM 10. UNDERTAKINGS.

     THE UNDERSIGNED REGISTRANT HEREBY UNDERTAKES:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) To file a post-effective amendment to the registration statement to include any financial statement required by Item 8.A of Form 20-F (17 CFR 249.220f) at the start of any delayed offering or throughout a continuous offering.

     (5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

     (6) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act will be deemed to be part of this registration statement as of the time it was declared effective.

     (7) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

     (8) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where, interim financial information required to be presented by
          Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 18 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Phoenix, Arizona, on April 9, 2004.


                                GLOBAL SOURCES LTD.


                                By:    /s/ Merle A. Hinrichs
                                       -----------------------------------------
                                       Name:    Merle A. Hinrichs
                                       Title:   Chairman and Chief Executive
                                                Officer


     KNOW ALL MEN BY THESE PRESENTS THAT each person whose signature appears below does hereby constitute and appoint Merle A. Hinrichs, Eddie Heng Teng Hua and William R. Seitz, and each of them, as his or her true and lawful attorney-in-fact and agent and in his or her name, place, and stead, and in any and all capacities, to sign his or her name to the Registration Statement of Global Sources Ltd., a Bermuda corporation, on Form F-3 under the Securities Act of 1933 and to any and all amendments or supplements thereto (including any post-effective amendments, including any registration statement filed under Rule 462(b) under the Securities Act of 1933), with all exhibits thereto and other documents in connection therewith and to cause the same to be filed with the Securities and Exchange Commission, granting unto said attorneys and each of them full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully and to all intents and purposes as the undersigned could do if personally present, and the undersigned hereby ratifies and confirms all that said attorneys or any one of them shall lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been duly signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

SIGNATURE                         TITLE                                                   DATE
/s/ Merle A. Hinrichs             Chairman of the Board and Chief Executive Officer       April 9, 2004
----------------------------      (principal executive officer)
Merle A. Hinrichs

/s/ Eddie Heng Teng Hua           Chief Financial Officer and Director (principal         April 9, 2004
----------------------------      financial officer and principal accounting officer)
Eddie Heng Teng Hua

/s/ Sarah Benecke                 Director                                                April 9, 2004
----------------------------
Sarah Benecke

/s/ Roderick Chalmers             Director                                                April 9, 2004
----------------------------
Roderick Chalmers

/s/ Dr. H. Lynn Hazlett           Director                                                April 9, 2004
----------------------------
Dr. H. Lynn Hazlett

/s/ David F. Jones                Director                                                April 9, 2004
----------------------------
David F. Jones

----------------------------
/s/ Jeffrey J. Steiner            Director                                                April 9, 2004
Jeffrey J. Steiner


EXHIBITS


EXHIBIT
NUMBER         DESCRIPTION
1.1*           Form of Underwriting Agreement (Equity).
1.2*           Form of Underwriting Agreement (Debt).
1.3*           Form of Underwriting Agreement (Share Purchase Contracts).
1.4*           Form of Underwriting Agreement (Share Purchase Units).
3.1***         Memorandum of Association of the Company (Incorporated by
               reference to Global Sources Ltd.'s (previously named Fairchild
               (Bermuda), Ltd.) registration statement on Form F-1 (File No.
               383-11714), as filed with the SEC on April 3, 2000).
3.2***         Bye-laws of the Company (Incorporated by reference to Global
               Sources Ltd.'s (previously named Fairchild (Bermuda), Ltd.)
               registration statement on Form F-1 (File No. 383-11714),
               as filed with the SEC on April 3, 2000).
3.3***         Amendments to the Bye-laws of Global Sources Ltd, as approved at the May 6, 2002 Annual General Meeting of Shareholders.
               (Incorporated by reference to Form 6-K filed with the SEC on May
               6, 2002.)
4.1***         Specimen Common Share Certificate(Incorporated by reference to
               Global Sources Ltd.'s (previously named Fairchild (Bermuda),
               Ltd.) registration statement on Form F-1 (File No. 383-11714), as filed with the SEC on April 3, 2000.).
4.2**          Form of Senior Debt Securities Indenture.
4.3**          Form of Senior Debt Securities (included as part of Exhibit 4.2).
4.4**          Form of Subordinated Debt Securities Indenture.
4.5**          Form of Subordinated Debt Securities (included as part of
               Exhibit 4.4).
4.6*           Form of Standard Share Warrant Agreement.
4.7*           Form of Standard Share Warrant Certificate (included as part of
               Exhibit 4.6).
4.8*           Form of Standard Debt Warrant Agreement.
4.9*           Form of Standard Debt Warrant Certificate (included as part of
               Exhibit 4.8).
4.10*          Form of Standard Share Purchase Contract Agreement.
5.1**          Opinion of Appleby Spurling Hunter.
5.2**          Opinion of Cahill Gordon & Reindel LLP.
12.1**         Computation of ratio of earnings to fixed charges.
23.1**         Consent of Appleby Spurling Hunter (included as part of
               Exhibit 5.1).
23.2**         Consent of Cahill Gordon & Reindel LLP (included as part of
               Exhibit 5.2).
23.3**         Consent of Ernst & Young
24.1**         Power of Attorney (included on signature page to this
               Registration Statement).

25.1* Form T-1 Statement of Eligibility of Trustee (Senior Debt Securities Indenture and Subordinated
               Debt Securities Indenture).

______________
* To be filed as an amendment to this registration statement or as an exhibit to an Exchange Act report of the Registrant(s) and incorporated herein by reference.

**       Filed herewith.

***      Previously filed.

                                                          Exhibit 4.2

                               GLOBAL SOURCES LTD.


                                       to


                               [NAME OF TRUSTEE],

                                     Trustee


                                    INDENTURE


                                 Dated as of [ ]



                             Senior Debt Securities

     Reconciliation and tie between Trust Indenture Act of 1939 and Indenture, dated as of [ ], 200[ ].

Trust Indenture
  Act Section                                                 Indenture Section
  -----------                                                 -----------------

ss.310(a).................................................      609
       (b)................................................      608, 610
       (c)................................................      Not Applicable
ss.311(a).................................................      613
       (b)................................................      613
       (c)................................................      Not Applicable
ss.312(a).................................................      701, 702(a)
       (b)................................................      702(b)
       (c)................................................      702(c)
ss.313(a).................................................      703(a)
       (b)................................................      703(b)
       (c)................................................      703(b)
       (d)................................................      703(c)
ss.314(a).................................................      704
       (b)................................................      Not Applicable
       (c)................................................      102
       (d)................................................      Not Applicable
       (e)................................................      102
       (f)................................................      Not Applicable
ss.315(a).................................................      601
       (b)................................................      602, 703(b)
       (c)................................................      601(b)
       (d)................................................      601(c)
       (e)................................................      514
ss.316(a)(1)..............................................      512, 513
       (b)................................................      508
       (c)................................................      104(d)
ss.317(a)(1)..............................................      503
       (a)(2).............................................      504
       (b)................................................      1003
ss.318(a).................................................      107

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE I

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

SECTION 101.      Definitions.................................................1
SECTION 102.      Compliance Certificates and
                        Opinions..............................................7
SECTION 103.      Form of Documents Delivered
                        to Trustee............................................8
SECTION 104.      Acts of Holders.............................................8
SECTION 105.      Notices, Etc., to Trustee
                        and Company..........................................10
SECTION 106.      Notice to Holders; Waiver..................................10
SECTION 107.      Conflict with Trust
                        Indenture Act........................................10
SECTION 108.      Effect of Headings and Table
                        of Contents..........................................11
SECTION 109.      Successors and Assigns.....................................11
SECTION 110.      Separability Clause........................................11
SECTION 111.      Benefits of Indenture......................................11
SECTION 112.      Governing Law..............................................11
SECTION 113.      Legal Holidays.............................................11
SECTION 114.      Reference to Currency......................................11
SECTION 115.      Agent for Service;
                                  Submission to
                              Jurisdiction; Waiver
                        of Immunities........................................11
SECTION 116.      Judgment Currency..........................................12

                                   ARTICLE II

                                 SECURITY FORMS

SECTION 201.      Forms Generally............................................13
SECTION 202.      Form of Trustee's Certificate of Authentication............13
SECTION 203.      Securities Issuable in the Form of a Global Security.......14

                                   ARTICLE III

                                 THE SECURITIES

SECTION 301.      Amount Unlimited; Issuable in Series.......................16
SECTION 302.      Denominations..............................................19
SECTION 303.      Execution, Authentication, Delivery and Dating.............19
SECTION 304.      Temporary Securities.......................................20
SECTION 305.      Registration, Registration of Transfer and Exchange........21
SECTION 306.      Mutilated, Destroyed, Lost and Stolen Securities...........22

                                                                            Page
                                                                            ----

SECTION 307.      Payment of Interest; Interest Rights Preserved.............22
SECTION 308.      Persons Deemed Owners......................................24
SECTION 309.      Cancellation...............................................24
SECTION 310.      Computation of Interest....................................24

                                   ARTICLE IV

                           SATISFACTION AND DISCHARGE

SECTION 401.      Satisfaction and Discharge of Indenture....................24
SECTION 402.      Application of Trust Funds; Indemnification................26
SECTION 403.      Defeasance and Discharge of Indenture......................26
SECTION 404.      Defeasance of Certain Obligations..........................28

                                    ARTICLE V

                                    REMEDIES

SECTION 501.      Events of Default..........................................29
SECTION 502.      Acceleration of Maturity; Rescission and Annulment.........30
SECTION 503.      Collection of Indebtedness and Suits for
                        Enforcement by Trustee...............................32
SECTION 504.      Trustee May File Proofs of Claim...........................33
SECTION 505.      Trustee May Enforce Claims Without Possession of
                        Securities...........................................33
SECTION 506.      Application of Money Collected.............................34
SECTION 507.      Limitation on Suits........................................34
SECTION 508.      Unconditional Right of Holders to Receive Principal,
                        Premium and Interest.................................35
SECTION 509.      Restoration of Rights and Remedies.........................35
SECTION 510.      Rights and Remedies Cumulative.............................35
SECTION 511.      Delay or Omission Not Waiver...............................35
SECTION 512.      Control by Holders.........................................36
SECTION 513.      Waiver of Past Defaults....................................36
SECTION 514.      Undertaking for Costs......................................36
SECTION 515.      Waiver of Stay or Extension Laws...........................37

                                   ARTICLE VI

                                   THE TRUSTEE

SECTION 601.      Certain Duties and Responsibilities........................37
SECTION 602.      Notice of Defaults.........................................38
SECTION 603.      Certain Rights of Trustee..................................39

                                                                            Page
                                                                            ----

SECTION 604.      Not Responsible for Recitals or Issuance of Securities.....40
SECTION 605.      May Hold Securities........................................40
SECTION 606.      Money Held in Trust........................................40
SECTION 607.      Compensation and Reimbursement.............................40
SECTION 608.      Disqualification; Conflicting Interests....................41
SECTION 609.      Corporate Trustee Required; Eligibility....................41
SECTION 610.      Resignation and Removal; Appointment of Successor..........42
SECTION 611.      Acceptance of Appointment by Successor.....................43
SECTION 612.      Merger, Conversion, Consolidation or
                        Succession to Business...............................44
SECTION 613.      Preferential Collection of Claims Against Company..........45

                                   ARTICLE VII

         HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701.      Company to Furnish Trustee Names and Addresses of
                        Holders..............................................45
SECTION 702.      Preservation of Information; Communications to Holders.....45
SECTION 703.      Reports by Trustee.........................................47
SECTION 704.      Reports by Company.........................................48

                                  ARTICLE VIII

                              SUCCESSOR CORPORATION

SECTION 801.      When Company May Merge or Transfer Assets..................48

                                   ARTICLE IX

              AMENDMENTS AND SUPPLEMENTAL INDENTURES

SECTION 901.      Amendments or Supplemental Indentures Without
                        Consent of Holders...................................49
SECTION 902.      Amendments or Supplemental Indentures with
                        Consent of Holders...................................51
SECTION 903.      Execution of Supplemental Indentures.......................52
SECTION 904.      Effect of Supplemental Indentures..........................52
SECTION 905.      Conformity with Trust Indenture Act........................52
SECTION 906.      Reference in Securities to Supplemental Indentures.........52

                                    ARTICLE X

                                    COVENANTS

                                                                            Page
                                                                            ----

SECTION 1001.     Payment of Principal, Premium and Interest.................53
SECTION 1002.     Maintenance of Office or Agency............................53
SECTION 1003.     Money for Securities; Payments to Be Held in Trust.........53
SECTION 1004.     Corporate Existence........................................55
SECTION 1005.     Maintenance of Properties..................................55
SECTION 1006.     Statement by Officers as to Default........................55
SECTION 1007.     Waiver of Certain Covenants................................56

                                   ARTICLE XI

                            REDEMPTION OF SECURITIES

SECTION 1101.     Applicability of Article...................................56
SECTION 1102.     Election to Redeem; Notice to Trustee......................56
SECTION 1103.     Selection by Trustee of Securities to Be Redeemed..........57
SECTION 1104.     Notice of Redemption.......................................57
SECTION 1105.     Deposit of Redemption Price................................58
SECTION 1106.     Securities Payable on Redemption Date......................58
SECTION 1107.     Securities Redeemed in Part................................59

                                   ARTICLE XII

                                  SINKING FUNDS

SECTION 1201.     Applicability of Article...................................59
SECTION 1202.     Satisfaction of Sinking Fund Payments with
                        Securities...........................................60
SECTION 1203.     Redemption of Securities for Sinking Fund..................60

     INDENTURE, dated as of [ ], between Global Sources Ltd., a Bermuda corporation (herein called the "Company" or the "Issuer"), having its principal office at Canon's Court, 22 Victoria Street, Hamilton, HM 12 Bermuda, and [Name of Trustee], a [ ], as trustee hereunder (herein called the "Trustee").

     The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (herein called the "Securities"), to be issued in one or more series as in this Indenture provided.

     All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

                  NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

                                   ARTICLE I

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

SECTION 101. Definitions.

     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms defined in this article have the meanings assigned to them in this article and include the plural as well as the singular;

          (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

          (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation;

          (4) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular article, section or other subdivision; and

          (5) all references used herein to the male gender shall include the female gender.

     "Act," when used with respect to any Holder, has the meaning specified in
Section 104.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board duly authorized to act hereunder.

     "Board Resolution" means a copy of a resolution, certified by the secretary or an assistant secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, delivered to the Trustee.

     "Business Day" means, with respect to any Securities, a day that in the City of New York or in any Place of Payment is not a day on which banking institutions are authorized by law or regulation to close.

     "Capital Stock" for any entity means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) shares issued by that entity.

     "Certificated Securities" means Securities that are in registered definitive form.

     "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     "Common Shares" means the common shares, $0.01 par value per share, of the Company existing on the date of this Indenture or any other shares of Capital Stock of the Company into which such common shares shall be reclassified or changed.

     "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor corporation.

     "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its chairman of the board, a vice chairman, its president or a vice president, and by its treasurer, an assistant treasurer, its secretary or an assistant secretary, and delivered to the Trustee.

     "Corporate Trust Office" means the office of the Trustee at which at any particular time the trust created by this Indenture shall be administered, which office, at the time of the execution of this Indenture, is located at [ ].

     "Defaulted Interest" has the meaning specified in Section 307.

     "Depositary" means, unless otherwise specified by the Company pursuant to either Section 203 or 301, with respect to Securities of any series issuable or issued as a Global Security, The Depository Trust Company, New York, New York, or any successor thereto registered under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation.

     "Event of Default" has the meaning specified in Section 501.

     "Global Security" means a Security issued to evidence all or a part of any series of Securities which is executed by the Company and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction, all in accordance with this Indenture and pursuant to a Company Order, which shall be registered in the name of the Depositary or its nominee.

     "Holder" means a Person in whose name a Security is registered in the Security Register.

     "Holder Action" has the meaning specified in Section 702(d).

     "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more amendments or indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities established as contemplated by Section 301.

     "Interest," when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

     "Interest Payment Date," when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

     "Issuer" means the Person named as the "Issuer" in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Issuer" shall mean such successor corporation.

     "Maturity," when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

     "Officers' Certificate" means a certificate signed by the chairman of the board, the president or a vice president, and by the treasurer, an assistant treasurer, the secretary or an assistant secretary, of the Company, and delivered to the Trustee.

     "Opinion of Counsel" means written opinion of counsel, who may be counsel for the Company and who shall be acceptable to the Trustee.

     "Original Issue Discount Security" means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502.

     "Outstanding," when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

          (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

          (ii) Securities for whose payment or redemption money or evidences of indebtedness in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

          (iii) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor. In case of a dispute as to such right, any decision by the Trustee shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Securities, if any, known by the Company to be owned or held by or for the account of any of the above-described persons; and, subject to Section 601, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purposes of any such determination.

     "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company.

     "Person" means any individual, corporation, exempted limited company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Place of Payment," when used with respect to the Securities of any series, means the place or places where the principal of (and premium, if any) and interest on the Securities of that series are payable as specified as contemplated by Section 301.

     "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

     "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

     "Redemption Price," when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

     "Regular Record Date" for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 301.

     "Responsible Officer," when used with respect to the Trustee, means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

     "Securities" has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

     "Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

     "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

     "Stated Maturity," when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

     "Subsidiary" means, with respect to any Person:

          (1) any corporation or company a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly, owned by such Person (a "subsidiary"), by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person;

          (2) a partnership in which such Person or a subsidiary of such Person is, at the date of determination, a general partner of such partnership; or

          (3) any partnership, limited liability company or other Person in which such Person, a subsidiary of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination, have (x) at least a majority ownership interest or (y) the power to elect or appoint or direct the election or appointment of the managing partner or member of such Person or, if applicable, a majority of the directors or other governing body of such Person.

     "Trust Indenture Act" means the Trust Indenture Act of 1939 as amended and in force at the date as of which this instrument was executed, except as provided in Section 905.

     "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, "Trustee" as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

     "U.S. Government Obligations" means securities which are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as to the timely payment of principal and interest as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company which is a member of the Federal Reserve System and having a combined capital and surplus of at least $50,000,000 as custodian with respect to any such obligation evidenced by such depository receipt or a specific payment of interest on or principal of any such obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the obligation set forth in (i) or (ii) above or the specific payment of interest on or principal of such obligation evidenced by such depository receipt.

SECTION 102. Compliance Certificates and Opinions.

     Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and, where appropriate as to matters of law, an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that the Person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such Person, such Person has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been complied with; and

          (4) a statement as to whether, in the opinion of each such Person, such condition or covenant has been complied with.

          SECTION 103. Form of Documents Delivered to Trustee.

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters is erroneous. Any certificate of counsel or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104. Acts of Holders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such

Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this section.

     (b) The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in any reasonable manner which the Trustee deems sufficient.

     (c) The ownership of Securities shall be proved by the Security Register.

     (d) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding Trust Indenture Act Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities shall be computed as of such record date; provided, however, that no such authorization, agreement or consent by such Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

     (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

SECTION 105. Notices, Etc., to Trustee and Company.

     Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: [ ], or

          (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company, to the attention of the general counsel of the Company.

SECTION 106. Notice to Holders; Waiver.

     Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case by reason of the suspension of regular mail service or by reason of any other case it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 107. Conflict with Trust Indenture Act.

     If any provision hereof limits, qualifies or conflicts with another provision which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required or deemed provision shall control.

SECTION 108. Effect of Headings and Table of Contents.

     The article and section headings herein and the table of contents are for convenience only and shall not affect the construction hereof.

SECTION 109. Successors and Assigns.

     All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 110. Separability Clause.

     In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 111. Benefits of Indenture.

     Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112. Governing Law.

     This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 113. Legal Holidays.

     In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

SECTION 114. References to Currency.

     All references in this Indenture to "dollars" or "$" are to the currency of the United States of America.

SECTION 115. Agent for Service; Submission to Jurisdiction; Waiver of
             Immunities.

     By the execution and delivery of this Indenture, the Company (i) acknowledges that it has, by separate written instrument, designated and appointed National Registered Agents, Inc. (the "Process Agent"), 440 9th Avenue, 5th Floor, New York, New York 10001, United States, as its authorized agent upon which process may be served in any suit, action or proceeding arising out of or relating to the Notes or this Indenture that may be instituted in any Federal or state court in the State of New York, The City of New York, the Borough of Manhattan, or brought under Federal or state securities laws or brought by the Trustee (whether in its individual capacity or in its capacity as Trustee hereunder), and acknowledges that the Process Agent has accepted such designation, (ii) submits to the jurisdiction of any such court in any such suit, action or proceeding and (iii) agrees that service of process upon the Process Agent and written notice of said service to it at its principal office in accordance with Section 105 hereof), shall be deemed in every respect effective service of process upon it in any such suit or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of the Process Agent in full force and effect so long as the Securities shall be outstanding; provided that the Company may (and shall, to the extent the Process Agent ceases to be able to be served on the basis contemplated herein) by written notice to the Trustee, designate such additional or alternative agents for service of process under this Section 115 that (i) maintains an office located in the Borough of Manhattan, The City of New York in the State of New York, (ii) are either (x) counsel for the Company or (y) a corporate service company which acts as agent for service of process for other Persons in the ordinary course of its business and (iii) agrees to act as agent for service of process in accordance with this Section 115. Such notice shall identify the name of such agent for process and the address of such agent for process in the Borough of Manhattan, The City of New York, State of New York. Notwithstanding the foregoing, there shall, at all times, be at least one agent for service of process for the Company appointed and acting in accordance with this Section 115.

     To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under the above-referenced documents, to the extent permitted by law.

SECTION 116. Judgment Currency.

     The Company hereby agrees to indemnify the Trustee and each Holder against any loss incurred by any of them as a result of any judgment or order being given or made for any amount due under this Indenture or the Securities and such judgment or order being ex-pressed and paid in a currency (the "Judgment Currency") other than U.S. dollars and as result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in The City of New York at which any such person on the date of payment of such judgment or order is able to purchase U.S. dollars with the amount of the Judgment Currency actually received by such person. The foregoing indemnity shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "spot rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, U.S. dollars.

                                   ARTICLE II

                                 SECURITY FORMS

SECTION 201. Forms Generally.

     The Securities of each series shall be in substantially the forms established in one or more indentures supplemental hereto or approved from time to time by or pursuant to a Board Resolution in accordance with Section 301, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and any indenture supplemental hereto, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or securities regulatory authority or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the secretary or an assistant secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 303 for the authentication and delivery of such Securities.

     The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

SECTION 202. Form of Trustee's Certificate of Authentication.

     The Trustee's certificate of authentication required by this article shall be in substantially the form set forth below.

     "This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                     [NAME OF TRUSTEE],
                                     as Trustee



                                     By
                                         --------------------------------------
                                                Authorized Signatory"


SECTION 203. Securities Issuable in the Form of a Global
             Security.

     (a) If the Issuer shall establish pursuant to Sections 201 and 301 that the Securities of a particular series are to be issued in whole or in part in the form of one or more Global Securities, then the Issuer shall execute and the Trustee shall, in accordance with Section 303 and the Company Order delivered to the Trustee thereunder, authenticate and deliver, such Global Security or Securities, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Outstanding Securities of such series to be represented by such Global Security or Securities, (ii) shall be registered in the name of the Depositary for such Global Security or Securities or its nominee, (iii) shall be delivered by the Trustee to the Depositary or its custodian or pursuant to the Depositary's instruction and (iv) shall bear a legend substantially to the following effect: "UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE (I) BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR (II) BY A NOMINEE OF THE DEPOSITARY OR THE DEPOSITARY TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

     (b) Notwithstanding any other provision of this section or of Section 305, unless the terms of a Global Security expressly permit such Global Security to be exchanged in whole or in part for individual Securities, a Global Security may be transferred, in whole but not in part and in the manner provided in
Section 305, only to another nominee of the Depositary for such Global Security, or to a successor Depositary for such Global Security selected or approved by the Issuer or to a nominee of such successor Depositary.

     (c) (i) If at any time the Depositary for a Global Security notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global

Security or if at any time the Depositary for the Securities for such series shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Issuer shall appoint a successor Depositary with respect to such Global Security. If a successor Depositary for such Global Security is not appointed by the Issuer within 90 days after the Issuer receives such notice or becomes aware of such ineligibility, the Issuer will execute a Company Order for the authentication and delivery of individual Securities of such series in exchange for such Global Security, and the Trustee, upon receipt of such Company Order, will authenticate and deliver individual Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of the Global Security in exchange for such Global Security.

     (ii) If an Event of Default shall have occurred and be continuing or an event shall have occurred which with the giving of notice or lapse of time or both, would constitute an Event of Default with respect to the Securities represented by such Global Security, the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities of such series in exchange for such Global Security, will authenticate and deliver individual Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of the Global Security in exchange for such Global Security.

     (iii) The Issuer may at any time and in its sole discretion determine that the Securities of any series issued or issuable in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event the Issuer will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities of such series in exchange in whole or in part for such Global Security, will authenticate and deliver individual Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such Global Security or Securities representing such series to be so exchanged for such Global Security or Securities.

     (iv) If specified by the Issuer pursuant to Section 301 with respect to Securities issued or issuable in the form of a Global Security, the Depositary for such Global Security may surrender such Global Security in exchange in whole or in part for individual Securities of such series of like tenor and terms in definitive form on such terms as are acceptable to the Issuer and such Depositary. Thereupon the Issuer shall execute, and the Trustee shall authenticate and deliver, without service charge, (1) to each Person specified by such Depositary a new Security or Securities of the same series of like tenor and terms and of any authorized denomination of $1,000 and any integral multiple thereof as requested by such Person in aggregate principal amount equal to and in exchange for such Person's beneficial interest in the Global Security; and
(2) to such Depositary a new Global Security of like tenor and terms and in a denomination equal to the difference, if any, between the principal amount of the surren-dered Global Security and the aggregate principal amount of Securities delivered to Holders thereof.

     (v) In any exchange provided for in any of the preceding four paragraphs, the Issuer will execute and the Trustee will authenticate and deliver individual Securities in definitive registered form in authorized denominations of $1,000 and any integral multiple thereof. Upon the exchange of a Global Security for individual Securities, such Global Security shall be cancelled by the Trustee. Securities issued in exchange for a Global Security pursuant to this section shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the persons in whose names such Securities are so registered.

                                   ARTICLE III

                                 THE SECURITIES

SECTION 301. Amount Unlimited; Issuable in Series.

     The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

     The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution and set forth in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series,

          (a) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 203, 304, 305, 306, 906 or 1107);

          (b) the issue price, expressed as a percentage of the aggregate principal amount;

          (c) the date or dates on which the principal of the Securities of the series is payable;

          (d) the rate or rates at which the Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date for the interest payable on the Interest Payment Date;

          (e) the obligation, if any, of the Company to redeem or purchase Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

          (f) the period or periods within which, the price or prices or ratios at which and the terms and conditions upon which Securities of the series may be redeemed, converted or exchanged, in whole or in part;

          (g) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Securities of the series shall be issuable;

          (h) if other than the full principal amount, the portion of the principal amount of Debt Securities of the series which will be payable upon declaration of acceleration or provable in bankruptcy;

          (i) any events of default not set forth in this Indenture;

          (j) the currency or currencies, including composite currencies, in which payment of the principal of (and premium, if any) and interest, if any, on such Securities shall be payable (if other than the currency of the United States of America), which unless otherwise specified shall be the currency of the United States of America as at the time of payment is legal tender for payment of public or private debts;

          (k) if the principal of (and premium, if any) or interest, if any, on such Securities is to be payable, at the election of the Company or any Holder thereof, in a coin or currency other than that in which such Securities are stated to be payable, then the period or periods within which, and the terms and conditions upon which, such election may be made;

          (l) whether interest will be payable in cash or additional Securities at the Company's or the Holders' option and the terms and conditions upon which the election may be made;

          (m) if such Securities are to be denominated in a currency or currencies, including composite currencies, other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of Holders of such Securities as Outstanding Securities under this Indenture;

          (n) if the amount of payments of principal of (and premium, if any), or portions thereof, or interest, if any, on such Securities may be determined with reference to an index, formula or other method based on a coin or currency other than that in which such Securities are stated to be payable, the manner in which such amounts shall be determined;

          (o) any restrictive covenants or other material terms relating to the offered debt securities, which covenants and terms shall not be inconsistent with the provisions of this Indenture;

          (p) whether the Securities of the series shall be issued in whole or in part in the form of a Global Security or Securities; the terms and conditions, if any, upon which such Global Security or Securities may be exchanged in whole or in part for other individual Securities; and the Depositary for such Global Security or Securities;

          (q) any listing of such Securities on any securities exchange;

          (r) additional or alternative provisions, if any, related to defeasance and discharge of the offered debt securities;

          (s) the applicability of any guarantees;

          (t) if convertible into Common Shares, the terms on which such Securities are convertible, including the initial conversion price, the conversion period, any events requiring an adjustment of the applicable conversion price and any requirements relating to the reservation of such Common Shares for purposes of conversion;

          (u) provisions, if any, granting special rights to the Holders of Securities of the series upon the occurrence of such events as may be specified;

          (v) each initial Place of Payment; and

          (w) any other terms of the series, which terms shall not be inconsistent with the provisions of this Indenture.

     All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution and set forth in such Officers' Certificate or in any such indenture supplemental hereto.

     If any of the terms of the Securities of any series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the secretary or an assistant secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of the Securities of any series.

SECTION 302. Denominations.

     The Securities of each series shall be issuable in registered form without coupons in such denominations as shall be specified as contemplated by Section
301. In the absence of any such provisions with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $1,000 and any integral multiple thereof.

SECTION 303. Execution, Authentication, Delivery and Dating.

     The Securities shall be executed on behalf of the Company by its chairman of the Board of Directors, a vice chairman, its president or one of its vice presidents, under its corporate seal reproduced thereon attested by its secretary or one of its assistant secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

     Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities. If the form or terms of the Securities of the series have been established in or pursuant to one or more Board Resolutions as permitted by Sections 201 and 301, or by one or more indentures supplemental hereto as provided by Section 901, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating

          (1) that such form has been established in conformity with the provisions of this Indenture;

          (2) that such terms have been established in conformity with the provisions of this Indenture;

          (3) that this Indenture and such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general equity principles;

          (4) that all laws and requirements in respect of the execution and delivery by the Company of the Securities have been complied with; and

          (5) such other matters as the Trustee may reasonably request.

If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

     Each Security shall be dated the date of its authentication unless otherwise provided by the terms established and contemplated by Section 301.

     No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

SECTION 304. Temporary Securities.

     Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

     If temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series of authorized denominations. Until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

SECTION 305. Registration, Registration of Transfer and
             Exchange.

     The Company shall cause to be kept at one of its offices or agencies maintained pursuant to Section 1002 or at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the "Security Register") in which, subject to
Section 203 and to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee initially is hereby appointed "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided. The Company may act as Security Registrar and may change or appoint a Security Registrar without prior notice to Holders or to the Trustee.

     Subject to Section 203, upon surrender for registration of transfer of any Security of any series at the office or agency in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor.

     Subject to Section 203, at the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

     Subject to Section 203, all Securities issued upon any registration or transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

     Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 203, 304, 906 or 1107 not involving any transfer.

     The Company shall not be required (i) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of that series selected for redemption (under Section 1103) and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

SECTION 306. Mutilated, Destroyed, Lost and Stolen
             Securities.

     If there shall be delivered to the Company and the Trustee (i)(A) any mutilated Security or (B) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to hold each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security or in exchange for such mutilated Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

     Upon the issuance of any new Security under this section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

     Every new Security of any series issued pursuant to this section in lieu of any destroyed, lost or stolen Security or in exchange for such mutilated Security, shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

     The provisions of this section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 307. Payment of Interest; Interest Rights Preserved.

     Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Secu-rity (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

     Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

          (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities of such series at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

          (2) The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

     Subject to the foregoing provisions of this section, each Security lawfully delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 308. Persons Deemed Owners.

     Subject to Section 203, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 307) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 309. Cancellation.

     All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this section, except as expressly permitted by this Indenture. The Trustee shall destroy cancelled Securities and deliver a certificate of such destruction to the Company.

SECTION 310. Computation of Interest.

     Except as otherwise specified as contemplated by Section 301 for the Securities of any series, interest on the Securities of each series shall be computed on the basis of a year of 12 30-day months.

                                   ARTICLE IV

                           SATISFACTION AND DISCHARGE

SECTION 401. Satisfaction and Discharge of Indenture.

     This Indenture shall upon Company Request cease to be of further effect with respect to any series of Securities (except as to (i) any surviving rights of registration of transfer or exchange of Securities herein expressly provided for, (ii) rights hereunder of Holders to receive payments of principal of, and premium, if any, and interest on, Securities, and other rights, duties and obligations of the Holders as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee, (iii) remaining obligations of the Company to make mandatory sinking fund payments and (iv) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to any series of Securities, when

          (1) either

               (A) all Securities of such series theretofore authenticated and delivered (other than (i) Securities of such series which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Securities of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section
          1003) have been delivered to the Trustee for cancellation; or

               (B) all such Securities not theretofore delivered to the Trustee for cancellation

                    (i) have become due and payable, or

                    (ii) will become due and payable at their Stated Maturity
               within one year, or

                    (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

          and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount in cash sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

          (2) if all series of Securities are being discharged, the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

          (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607, and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this section, the obligations of the Trustee under Section 402 and the next to last paragraph of Section 1003, shall survive.

SECTION 402. Application of Trust Funds; Indemnification.

     (a) Subject to the provisions of the next to last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401, all money and U.S. Government Obligations deposited with the Trustee pursuant to Section 403 or 404 and all money received by the Trustee in respect of U.S. Government Obligations deposited with the Trustee pursuant to Section 403 or 404 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with or received by the Trustee or to make mandatory sinking fund payments or analogous payments as contemplated by Section 403 or 404, but such money need not be segregated from other funds except to the extent required by law.

     (b) The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations deposited pursuant to Section 403 or 404, or the interest and principal received in respect of such obligations other than any payable by or on behalf of Holders.

     (c) The Trustee shall deliver or pay to the Company from time to time upon Company Request any U.S. Government Obligations or money held by it as provided in Section 403 or 404 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such obligations or money were deposited or received.

SECTION 403. Defeasance and Discharge of Indenture.

     The Company shall be deemed to have paid and discharged the entire indebtedness on all the Outstanding Securities on the 91st day after the date of the deposit referred to in subparagraph (1) of this section, and the provisions of this Indenture, as it relates to such Outstanding Securities, shall no longer be in effect (and the Trustee, at the expense of the Company, shall at Company Request, execute proper instruments acknowledging the same), except as to:

          (a) the rights of Holders of Securities to receive, from the trust funds described in subparagraph (1) hereof, (i) payment of the principal of (and premium, if any) and each installment of principal of (and premium, if any) or interest on the Outstanding Securities on the Stated Maturity of such principal or installment of principal or interest and (ii) the benefit of any mandatory sinking fund payments applicable to the Securities on the day on which such payments are due and payable in accordance with the terms of this Indenture and the Securities;

          (b) the Company's obligations with respect to such Securities under Sections 305, 306, 1002 and 1003; and

          (c) the obligations of the Company to the Trustee under Section 607,

provided that the following conditions shall have been satisfied:

          (1) the Company has or caused to be irrevocably deposited (except as provided in Section 402) with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities, (i) money in an amount, or (ii) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the due date of any payment referred to in clause (A) or (B) of this subparagraph money in an amount, or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge (A) the principal of (and premium, if any) and each installment of principal of (and premium, if any) and interest on the Outstanding Securities on the Stated Maturity of such principal or installment of principal or interest or on the applicable Redemption Date and (B) any mandatory sinking fund payments applicable to the Securities on the day on which such payments are due and payable in accordance with the terms of this Indenture and of the Securities;

          (2) such deposit shall not cause the Trustee with respect to the Securities to have a conflicting interest for purposes of the Trust Indenture Act with respect to the Securities;

          (3) such deposit will not result in a breach or violation of, or constitute a default under, any applicable laws, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

          (4) no Event of Default or event which with notice or lapse of time would become an Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day after such date; and

          (5) if the deposit referred to in subparagraph (1) of this section is to be made on or prior to one year from the Stated Maturity for payment of principal of the Outstanding Securities, the Company has delivered to the Trustee an Opinion of Counsel with no material qualifications or a favorable ruling of the Internal Revenue Service, in either case to the effect that Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred.

SECTION 404. Defeasance of Certain Obligations.

     If this section is specified to be applicable to Securities of any series, the Company may omit to comply with any term, provision or condition set forth in the sections of this Indenture or such Security with respect to the Securities of that series ("Covenant Defeasance") if:

          (1) with reference to this section, the Company has deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of that series, (i) money in an amount, or (ii) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the due date of any payment referred to in clause (A) or (B) of this subparagraph money in an amount, or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge (A) the principal of (and premium, if any) and each installment of principal (and premium, if any) and interest on the Outstanding Securities of that series on the Stated Maturity of such principal or installment of principal or interest and (B) any mandatory sinking fund payments or analogous payments applicable to Securities of such series on the day on which such payments are due and payable in accordance with the terms of the Indenture and of such Securities;

          (2) such deposit shall not cause the Trustee with respect to the Securities of that series to have a conflicting interest for purposes of the Trust Indenture Act with respect to the Securities of any series;

          (3) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

          (4) if the deposit referred to in subparagraph (1) of this section is to be made on or prior to one year from the Stated Maturity for payment of principal of the

     Outstanding Securities, the Company has delivered to the Trustee an Opinion of Counsel with no material qualifications or a favorable ruling of the Internal Revenue Service, in either case to the effect that Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred; and

          (5) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the defeasance contemplated by this section have been complied with.

     In the event the Company effects Covenant Defeasance with respect to any Securities and such Securities are declared due and payable because of the occurrence of any Event of Default, other than an Event of Default with respect to any covenant as to which there has been Covenant Defeasance, the U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on such Securities at the time of the Stated Maturity but may not be sufficient to pay amounts due on such Securities at the time of the acceleration resulting from such Event of Default.

                                   ARTICLE V

                                    REMEDIES

SECTION 501. Events of Default.

     "Event of Default" (except as otherwise specified or contemplated by Section 301 for Securities of any series) wherever used herein with respect to Securities of any series, means any one of the following events:

          (1) default in the payment of any interest upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 60 days; or

          (2) default in the payment of the principal of (or premium, if any, on) any Security of that series at its Maturity; or

          (3) default in the deposit of any sinking fund payment, when and as due by the terms of a Security of that series; or

          (4) default in the performance, or breach, of any material covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Securities other than that series) for a period of 60 days after there has been given, and continuance of such by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (5) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

          (6) the commencement by the Company of a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to have a case commenced against it or to seek an order for relief under any applicable bankruptcy, insolvency or other similar law or the taking of corporate action by the Company in furtherance of any such action; or

          (7) any other Event of Default expressly provided with respect to Securities of that series.

SECTION 502. Acceleration of Maturity; Rescission and Annulment.

     If an Event of Default (other than an Event of Default resulting from bankruptcy, insolvency or reorganization) with respect to Securities of any series at the time Out-standing occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal amount (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all of the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.

     In the case of an Event of Default resulting from bankruptcy, insolvency or reorganization, which occurs and is continuing with respect to Securities of any series at the time Outstanding, then all unpaid principal of and accrued interest on all such Outstanding Securities of that series shall become immediately due and payable without any notice or other action on the part of the Trustee or the Holders of any Securities of such series.

     At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

          (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

               (A) all overdue interest on all Securities of that series,

               (B) the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Securities,

               (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

               (D) all sums paid or advanced by the Trustee and any predecessor Trustee hereunder and all sums due the Trustee and any predecessor Trustee under Section 607;

     and

          (2) all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 503. Collection of Indebtedness and Suits for Enforcement by Trustee.

     The Company covenants that if

          (1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

          (2) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including all amounts due the Trustee and any predecessor Trustee under Section 607.

     If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

     If any Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504. Trustee May File Proofs of Claim.

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

          (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 505. Trustee May Enforce Claims Without Possession of Securities.

     All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 506. Application of Money Collected.

     Any money collected by the Trustee pursuant to this article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST: To the payment of all amounts due the Trustee and each predecessor Trustee under Section 607;

          SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Securities in respect of which or for the benefit of which such money has been collected ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively; and

          THIRD: To the Company.

SECTION 507. Limitation on Suits.

     No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

          (2) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and
             Interest.

     Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 307) interest on such Security on the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 509. Restoration of Rights and Remedies.

     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510. Rights and Remedies Cumulative.

     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511. Delay or Omission Not Waiver.

     No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein.

Every right and remedy given by this article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512. Control by Holders.

     The Holders of a majority in principal amount of the Outstanding Securities of any series (or if more than one series is affected thereby, of all series so affected, voting as a single class) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided that

          (1) such direction shall not be in conflict with any rule of law or with this Indenture, expose the Trustee to personal liability or be unduly prejudicial to holders not joining therein, and

          (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     Nothing in this Indenture shall impair the right of the Trustee to take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 513. Waiver of Past Defaults.

     The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default

          (1) in the payment of the principal of (or premium, if any) or interest on any Security of such series, or

          (2) in respect of a covenant or provision hereof which under this article cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 514. Undertaking for Costs.

     All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Securities on or after the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date). This Section 514 shall be in lieu of Section 315(e) of the Trust Indenture Act and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the Trust Indenture Act.

SECTION 515. Waiver of Stay or Extension Laws.

     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE VI

                                   THE TRUSTEE

SECTION 601. Certain Duties and Responsibilities.

          (a) Except during the continuance of an Event of Default with respect to the Securities of any series,

               (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to such series, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

          (b) In case an Event of Default has occurred with respect to Securities of any series and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture with respect to such series of Securities, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

               (1) this subsection shall not be construed to limit the effect of subsection (a) of this section;

               (2) the Trustee shall not be liable for any error or judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

               (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any series, determined as provided in
          Section 512, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series; and

               (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this section.

SECTION 602. Notice of Defaults.

     Within 90 days after the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall transmit by mail to all Holders of Securities of such series, as their names and addresses appear in the Security Register, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Security of such series or in the payment of any sinking fund installment with respect to Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Securities of such series; and provided, further, that in the case of any default of the character specified in Section 501(4) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

     SECTION 603. Certain Rights of Trustee.

     Subject to the provisions of Section 601:

          (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any Board Resolution, resolution, Officers' Certificate, certificate, statement, instrument, Opinion of Counsel, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

          (d) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee rea-sonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

SECTION 604. Not Responsible for Recitals or Issuance of Securities.

     The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 605. May Hold Securities.

     The Trustee, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 612, may otherwise deal with, and collect obligations owed to it by, the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

SECTION 606. Money Held in Trust.

     Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

SECTION 607. Compensation and Reimbursement.

     The Company agrees

          (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2) except as otherwise expressly provided herein, to reimburse each of the Trustee and any predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its own negligence or bad faith; and

          (3) to indemnify each of the Trustee and any predecessor Trustee for, and to hold it harmless against, any loss, liability or expense, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder and the performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense is due to its own negligence or bad faith.

     To ensure the performance of the obligations of the Company under this section, the Trustee shall have a senior claim to which the Securities are hereby made subordinate upon all property and funds held or collected by the Trustee as such, except property and funds held in trust for the payment of principal of, premium, if any, or interest on particular Securities.

SECTION 608. Disqualification; Conflicting Interests.

     The Trustee shall comply with the terms of Section 310(b) of the Trust Indenture Act.

SECTION 609. Corporate Trustee Required; Eligibility.

     There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers having (or, in the case of the subsidiary of a bank holding company that guarantees the obligations of the Trustee under this Indenture, such holding company's parent shall have) a combined capital and surplus of at least $50,000,000 subject to supervision or examination by Federal or State authority. If such corporation or holding company parent publishes reports of condition at least annually, pursuant to law or the requirements of said supervising or examining authority, then for the purposes of this section, the combined capital and surplus of such corporation or holding company parent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this section, it shall resign immediately in the manner and with the effect hereinafter specified in this article.

SECTION 610. Resignation and Removal; Appointment of Successor.

          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.

          (b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the first sentence of this subsection may be combined with the instrument called for by Section 611.

          (c) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Trustee and to the Company.

          (d) If at any time:

               (1) the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

               (2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

               (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to all Securities, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

     (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 611, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

     (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by mailing written notice of such event by first-class mail, postage prepaid, to all Holders of Securities of such series as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

SECTION 611. Acceptance of Appointment by Successor.

     (a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

     (b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and
(3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

     (c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this section, as the case may be.

     (d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this article.

SECTION 612. Merger, Conversion, Consolidation or Succession to Business.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 613. Preferential Collection of Claims Against Company.

     If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor). A trustee who has resigned or been removed shall be subject to the Trust Indenture Act Section 311(a) to the extent provided therein.

                                  ARTICLE VII

         HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701. Company to Furnish Trustee Names and Addresses of Holders.

     The Company will furnish or cause to be furnished to the Trustee with respect to the Securities of each series

          (a) semi-annually, not more than fifteen days after each Regular Record Date, or, in the case of any series of Securities on which semi-annual interest is not payable, not more than fifteen days after such semi-annual dates as may be specified by the Trustee, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date or such semi-annual date, as the case may be, and

          (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that so long as the Trustee is the Security Registrar, no such list need be furnished.

SECTION 702. Preservation of Information; Communications to Holders.

          (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the

     Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

          (b) If three or more Holders (herein referred to as "applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Indenture or under the Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either

               (i) afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 702(a), or

               (ii) inform such applicants as to the approximate number of Holders whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 702(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

     If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 702(a) a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interest of the Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

     (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with
Section 702(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 702(b).

     (d) Subject to Sections 702(a), 702(b), 702(c) and 601, if the Company or any other person (other than the Trustee) shall desire to communicate with Holders of Securities to solicit or obtain from them any proxy, consent, authorization, waiver, approval of a plan of reorganization, arrangement or readjustment or other action ("Holder Action"), the Trustee shall have no duty to participate in such communication or solicitation or the processing of responses in any manner except (i) to furnish the rules and regulations and to perform the functions referred to in Section 104 and (ii) to receive (A) the instruments evidencing the Holder Action together with (B) the Officers' Certificate and Opinion of Counsel referred to below. The Company hereby covenants that any and all communications and solicitations distributed by it in connection with any Holder Action will comply in all material respects with applicable law, including without limitation applicable law concerning adequacy of disclosure. The Trustee shall have no responsibility for the accuracy or completeness of any materials circulated to solicit any Holder Action nor for any related communications nor for the compliance thereof with applicable law. No Holder Action shall become effective until the Trustee shall have received from the Company or other person who solicited the Holder Action (1) the instruments evidencing such Holder Action and (2) (x) (in the case of Holder Action solicited by the Company or the representative of the Company's estate if the Company is the debtor in any bankruptcy or other insolvency proceeding) an Officers' Certificate and (y) (in all cases) an Opinion of Counsel, each specifying the Holder Action taken and stating that such Holder Action has been duly and validly taken in compliance with this Indenture in all material respects. Such Officers' Certificate, if any, shall also certify that (after giving effect to such Holder Action) no Event of Default or event or condition which, with notice or lapse of time or both, would become an Event of Default has occurred and is continuing or has not been waived.

     (e) The Depositary may grant proxies and otherwise authorize its participants which own the Global Securities to give or take any Act which a Holder is entitled to take under this Indenture; provided, however, that the Depositary has delivered a list of such participants to the Trustee.

SECTION 703. Reports by Trustee.

     (a) Within 60 days after [ ] of each year commencing with the first [ ] following the date of this Indenture, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, a brief report dated as of such [ ], to the extent required by Section 313(a) of the Trust Indenture Act.

     (b) The Trustee shall comply with Sections 313(b) and 313(c) of the Trust Indenture Act.

     (c) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with the Commission and with the Company. The Company will notify the Trustee when any Securities are listed on any stock exchange.

SECTION 704. Reports by Company.

     The Company shall:

               (1) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or
          Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of said sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations; and

               (2) file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations.

                                  ARTICLE VIII

                              SUCCESSOR CORPORATION

SECTION 801. When Company May Merge or Transfer Assets.

     The Company shall not consolidate or amalgamate with or merge with or into any other Person (other than a Subsidiary) or convey, transfer, sell or lease its properties and assets substantially as an entirety to any Person (other than a Subsidiary), permit any Person

(other than a Subsidiary) to consolidate with or merge into the Company, or permit any Person (other than a Subsidiary) to convey, transfer, sell or lease that Person's properties and assets substantially as an entirety to the Company, unless:

               (1) either (a) the Company shall be the surviving Person or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

               (2) immediately after giving effect to such transaction, no Event of Default, and no event that, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

               (3) the Company shall have delivered to the Trustee an Officers' Certificate stating that such consolidation, merger, conveyance, transfer, sale or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Section 801 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

     The successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such conveyance, transfer, sale or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities. Subject to Section 903, the Company, the Trustee and the successor Person shall enter into a supplemental indenture to evidence the succession and substitution of such successor Person and such discharge and release of the Company.

                                   ARTICLE IX

              AMENDMENTS AND SUPPLEMENTAL INDENTURES

SECTION 901. Amendments or Supplemental Indentures Without Consent of Holders.

     The Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may amend or supplement this Indenture or the Securities without the consent of any Holder, so long as such changes, other than those in clause (2), do not materially and adversely affect the interests of the Holder:

          (1) to cure any ambiguity, omission, defect or inconsistency;

          (2) to make any modifications or amendments that do not, in the good faith opinion of the Company's Board of Directors and the Trustee, adversely affect the interests of the Holders in any material respect;

          (3) to provide for the assumption of the Company's obligations under this Indenture by a successor upon any merger, consolidation or asset transfer as permitted by and in compliance with Article VIII of this Indenture;

          (4) to provide any security for or guarantees of the Securities;

          (5) to add Events of Default with respect to the Securities; or

          (6) to add to the Company's covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company by this Indenture;

          (7) to make any change necessary for the registration of the Securities under the Securities Act of 1933, as amended, or to comply with the Trust Indenture Act, or any amendment thereto, or to comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act, provided that such modification or amendment does not, in the good faith opinion of the Company's Board of Directors and the Trustee, adversely affect the interests of the Holders of the Securities in any material respect; or

          (8) to provide for uncertificated Securities in addition to or in place of Certificated Securities or to provide for bearer Securities;

          (9) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

          (10) to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

          (11) to establish the form or terms of Securities of any series as permitted by Sections 201 and 301; or

          (12) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611(b).

SECTION 902. Amendments or Supplemental Indentures with Consent of Holders.

     With the written consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may amend or supplement this Indenture or the Securities. However, without the consent of each Holder affected, an amendment to this Indenture or the Securities may not:

          (1) change the Stated Maturity of the principal of or any installment of interest with respect to the Securities;

          (2) reduce the principal amount of, or the rate of interest on, the Securities;

          (3) change the currency of payment of principal of or interest on the Securities;

          (4) impair the right to institute suit for the enforcement of any payment on or with respect to the Securities;

          (5) reduce the above-stated percentage of Holders of the Securities of any series necessary to modify or amend this Indenture;

          (6) modify the foregoing requirements or reduce the percentage of Outstanding Securities necessary to waive any covenant or past default; and

          (7) if the Securities are convertible, adversely affect the right to convert the Securities into Common Shares in accordance with the provisions of this Indenture.

     It shall not be necessary for any Act of the Holders under this Section 902 to approve the particular form of any proposed amendment or supplemental indenture, but it shall be sufficient if such Act approves the substance thereof.

     After an amendment or supplemental indenture under this Section 902 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment or supplemental indenture.

     An amendment or supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Hold-ers of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

SECTION 903. Execution of Supplemental Indentures.

     The Trustee shall sign any supplemental indenture authorized pursuant to this article if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section
601) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.

SECTION 904. Effect of Supplemental Indentures.

     Upon the execution of any supplemental indenture under this article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905. Conformity with Trust Indenture Act.

     Every supplemental indenture executed pursuant to this article shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 906. Reference in Securities to Supplemental Indentures.

     Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

                                   ARTICLE X

                                    COVENANTS

SECTION 1001. Payment of Principal, Premium and Interest.

     The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of (and premium, if any) and interest on the Securities of that series in accordance with the terms of the Securities and this Indenture. At the option of the Company, payment of principal (and premium, if any) and interest may be made by wire transfer or (subject to collection) by check mailed to the address of the Person entitled thereto at such address as shall appear in the Security Register.

SECTION 1002. Maintenance of Office or Agency.

     The Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company hereby initially appoints the Trustee its office or agency for each of said purposes. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

     The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 1003. Money for Securities; Payments to Be Held in Trust.

     If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise dis-posed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

     Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, on or prior to each due date of the principal of (and premium, if any) or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

     The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this section, that such Paying Agent will:

          (1) hold all sums held by it for the payment on the principal of (and premium, if any) or interest on Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities of that series) in the making of any payment of principal (and premium, if any) or interest on the Securities of that series; and

          (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security of any series and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look, only to the

Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be mailed or published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the City, County and State of New York, or both, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

     The Company shall have no obligation to make payment of principal of (or premium, if any) or interest on any Security in immediately available funds, except that if the Company shall have received original payment for Securities in immediately available funds it shall make available immediately available funds for payment of the principal of such Securities.

SECTION 1004. Corporate Existence.

     Subject to Article VIII, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 1005. Maintenance of Properties.

     The Company will use its reasonable efforts to cause all material properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order (subject to wear and tear) and supplied with all necessary material equipment and will use its reasonable efforts to cause to be made all necessary material repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business and not disadvantageous in any material respect to the Holders.

SECTION 1006. Statement by Officers as to Default.

     The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, a certificate of the principal executive officer, principal financial officer or principal accounting officer of the Company stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture, and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

SECTION 1007. Waiver of Certain Covenants.

     The Company may omit in any particular instance to comply with any term, provision or condition set forth in Section 1006 if before or after the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities (taken together as one class) shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

                                   ARTICLE XI

                            REDEMPTION OF SECURITIES

SECTION 1101. Applicability of Article.

     Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this article.

SECTION 1102. Election to Redeem; Notice to Trustee.

     The election of the Company to redeem any Securities shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all the Securities of any series, the Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed, such notice to be accompanied by a written statement signed by an authorized officer of the Company stating that no defaults in the payment of interest or Events of Default with respect to the Securities of that series have occurred (which have not been waived or cured). In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish to the Trustee an Officers' Certificate evidencing compliance with such restriction.

SECTION 1103. Selection by Trustee of Securities to Be Redeemed.

     If less than all the Securities of any series are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee in its sole discretion shall deem fair and appropriate and which may provide for the selection or redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series.

     The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 1104. Notice of Redemption.

     Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 45 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not such Holder receives the notice. Failure to give notice by mail, or any defect in the notice to any such Holder in respect of any Security, shall not affect the validity of the proceedings for the redemption of any other Security.

     All notices of redemption shall state:

          (1) the Redemption Date,

          (2) the Redemption Price and any accrued interest,

          (3) if less than all the Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed,

          (4) that on the Redemption Date the Redemption Price and any accrued interest will become due and payable upon each such Security to be redeemed together with accrued interest thereon and, if applicable, that interest thereon will cease to accrue on and after said date,

          (5) the place or places where such Securities are to be surrendered for payment of the Redemption Price and any accrued interest,

          (6) that the redemption is for a sinking fund, if such is the case, and

          (7) the CUSIP number and, if applicable, the ISIN number of the Securities being redeemed.

     Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

SECTION 1105. Deposit of Redemption Price.

     On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money, in funds immediately available on the due date, sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

SECTION 1106. Securities Payable on Redemption Date.

     Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified together with accrued interest thereon, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

     If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

     The Trustee shall not redeem any Securities of any series pursuant to this article (unless all Outstanding Securities of such series are to be redeemed) or mail or give any notice of redemption of Securities during the continuance of an Event of Default hereunder known to the Trustee with respect to such series, except that, where the mailing of notice of redemption of any Securities shall theretofore have been made, the Trustee shall redeem or cause to be redeemed such Securities, provided that it shall have received from the Company a sum sufficient for such redemption. Except as aforesaid, any moneys theretofore or thereafter received by the Trustee shall, during the continuance of such Event of Default, be deemed to have been collected under Article V and held for the payment of all such Securities of such series. In case such Event of Default shall have been waived as provided in Section 513 or the default cured on or before the sixtieth day preceding the Redemption Date, such moneys shall thereafter be applied in accordance with the provisions of this article.

SECTION 1107. Securities Redeemed in Part.

     Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

                                  ARTICLE XII

                                  SINKING FUNDS

SECTION 1201. Applicability of Article.

     The provisions of this article shall be applicable to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 301 for Securities of such series.

     The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a "mandatory sinking fund payment," and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an "optional sinking fund payment." If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

SECTION 1202. Satisfaction of Sinking Fund Payments with Securities.

     The Company (1) may deliver Outstanding Securities of a series (other than any previously called for redemption) and (2) may apply as credit Securities of a series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities as provided for by the terms of such series; provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

SECTION 1203. Redemption of Securities for Sinking Fund.

     Not less than 60 days prior to each sinking fund payment date for any series of Securities, the Company (1) will deliver to the Trustee an Officers' Certificate (A) stating that no defaults in the payment of interest or Events of Default with respect to Securities of that series have occurred (which have not been waived or cured), (B) specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of Securities of that series,
(C) stating whether or not the Company intends to exercise its right, if any, to make an optional sinking fund payment with respect to such series on the next ensuing sinking fund payment date and, if so, specifying the amount of such optional sinking fund payment and (D) specifying the portion of such sinking fund payment, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 1202 and (2) will also deliver to the Trustee any Securities to be so delivered. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Securities of such series to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in
Section 1104. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1105, 1106 and 1107. Failure of the Company, on or before any such 60th day, to deliver such Officers' Certificate and Securities specified in this section, if any, shall not constitute a default but shall constitute, on and as of such date, the irrevocable election of the Company (a) that the mandatory sinking fund payment for such series due on the next succeeding sinking fund payment date shall be paid entirely in cash without the option to deliver or credit Securities of such series in respect thereof and (b) that the Company will make no optional sinking fund payment with respect to Securities of such series as provided in this article.

     The Trustee shall not redeem or cause to be redeemed any Security of a series with sinking fund moneys or mail any notice of redemption of Securities of such series by operation of the sinking fund during the continuance of a default in payment of interest on such Securities or of any Event of Default with respect to such series except that, where the mailing of notice of redemption of any Securities shall theretofore have been made, the Trustee shall redeem or cause to be redeemed such Securities, provided that it shall have received from the Company a sum sufficient for such redemption. Except as aforesaid, any moneys in the sinking fund for such series at the time when any such default or Event of Default shall occur, and any moneys thereafter paid into the sinking fund, shall, during the continuance of such default or Event of Default, be deemed to have been collected under Article V and held for the payment of all such Securities of such series. In case such Event of Default shall have been waived as provided in Section 513 or the default cured on or before the 60th day preceding the sinking fund payment date, such moneys shall thereafter be applied on the next succeeding sinking fund payment date in accordance with this section to the redemption of such Securities.

     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, GLOBAL SOURCES LTD. has caused this Indenture to be duly executed as a deed the day and year first before written.


                                       GLOBAL SOURCES LTD.


                                       By: _________________________________
                                           Name:
                                           Title:

     IN WITNESS WHEREOF, the undersigned, being duly authorized, has executed this Indenture as of the date first above written.


                                      [NAME OF TRUSTEE]


                                      By: _________________________________
                                          Name:
                                          Title:

                                                                     Exhibit 4.4
                               GLOBAL SOURCES LTD.


                                       to


                               [NAME OF TRUSTEE],

                                     Trustee


                                    INDENTURE


                                 Dated as of [ ]





                          Subordinated Debt Securities

     Reconciliation and tie between Trust Indenture Act of 1939 and Indenture, dated as of , .

Trust Indenture
   Act Section                                                Indenture Section
   -----------                                                -----------------

ss.310(a) ................................................    609
         (b)..............................................    608, 610
         (c)..............................................    Not Applicable
ss.311(a) ................................................    613
         (b)..............................................    613
         (c)..............................................    Not Applicable
ss.312(a) ................................................    701, 702(a)
         (b)..............................................    702(b)
         (c)..............................................    702(c)
ss.313(a) ................................................    703(a)
         (b)..............................................    703(b)
         (c)..............................................    703(b)
         (d)..............................................    703(c)
ss.314(a) ................................................    704
         (b)..............................................    Not Applicable
         (c)..............................................    102
         (d)..............................................    Not Applicable
         (e)..............................................    102
         (f)..............................................    Not Applicable
ss.315(a) ................................................    601
         (b)..............................................    602, 703(b)
         (c)..............................................    601(b)
         (d)..............................................    601(c)
         (e)..............................................    514
ss.316(a)(1)..............................................    512, 513
         (b)..............................................    508
         (c)..............................................    104(d)
ss.317(a)(1)..............................................    503
         (a)(2)...........................................    504
         (b)..............................................    1003
ss.318(a) ................................................    107

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----


                                   ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

SECTION 101.      Definitions.................................................1
SECTION 102.      Compliance Certificates and Opinions........................7
SECTION 103.      Form of Documents Delivered to Trustee......................8
SECTION 104.      Acts of Holders.............................................9
SECTION 105.      Notices, Etc., to Trustee and Company......................10
SECTION 106.      Notice to Holders; Waiver..................................10
SECTION 107.      Conflict with Trust Indenture Act..........................10
SECTION 108.      Effect of Headings and Table of Contents...................11
SECTION 109.      Successors and Assigns.....................................11
SECTION 110.      Separability Clause........................................11
SECTION 111.      Benefits of Indenture......................................11
SECTION 112.      Governing Law..............................................11
SECTION 113.      Legal Holidays.............................................11
SECTION 114.      Reference to Currency......................................11
SECTION 115.      Agent for Service; Submission to Jurisdiction; Waiver
                    of Immunity .............................................12
SECTION 116.      Judgment Currency .........................................12

                                   ARTICLE TWO

                                 SECURITY FORMS

SECTION 201.      Forms Generally............................................13
SECTION 202.      Form of Trustee's Certificate of Authentication............13
SECTION 203.      Securities Issuable in the Form of a Global Security.......14

                                  ARTICLE THREE

                                 THE SECURITIES

SECTION 301.      Amount Unlimited; Issuable in Series.......................16
SECTION 302.      Denominations..............................................18
SECTION 303.      Execution, Authentication, Delivery and Dating.............18
SECTION 304.      Temporary Securities.......................................20
SECTION 305.      Registration, Registration of Transfer and Exchange........20
SECTION 306.      Mutilated, Destroyed, Lost and Stolen Securities...........21

                                                                            Page
                                                                            ----


SECTION 307.      Payment of Interest; Interest Rights Preserved.............22
SECTION 308.      Persons Deemed Owners......................................23
SECTION 309.      Cancellation...............................................23
SECTION 310.      Computation of Interest....................................23

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

SECTION 401.      Satisfaction and Discharge of Indenture....................24
SECTION 402.      Application of Trust Funds; Indemnification................25
SECTION 403.      Defeasance and Discharge of Indenture......................25
SECTION 404.      Defeasance of Certain Obligations..........................27

                                  ARTICLE FIVE

                                    REMEDIES

SECTION 501.      Events of Default..........................................28
SECTION 502.      Acceleration of Maturity: Rescission and Annulment.........29
SECTION 503.      Collection of Indebtedness and Suits for Enforcement by
                    Trustee..................................................30
SECTION 504.      Trustee May File Proofs of Claim...........................31
SECTION 505.      Trustee May Enforce Claims Without Possession of
                    Securities...............................................32
SECTION 506.      Application of Money Collected.............................32
SECTION 507.      Limitation on Suits........................................32
SECTION 508.      Unconditional Right of Holders to Receive Principal,
                     Premium and Interest....................................33
SECTION 509.      Restoration of Rights and Remedies.........................33
SECTION 510.      Rights and Remedies Cumulative.............................34
SECTION 511.      Delay or Omission Not Waiver...............................34
SECTION 512.      Control by Holders.........................................34
SECTION 513.      Waiver of Past Defaults....................................34
SECTION 514.      Undertaking for Costs......................................35
SECTION 515.      Waiver of Stay or Extension Laws...........................35

                                   ARTICLE SIX

                                   THE TRUSTEE

SECTION 601.      Certain Duties and Responsibilities........................36
SECTION 602.      Notice of Defaults.........................................37
SECTION 603.      Certain Rights of Trustee..................................37

                                                                            Page
                                                                            ----


SECTION 604.      Not Responsible for Recitals or Issuance of Securities.....38
SECTION 605.      May Hold Securities........................................38
SECTION 606.      Money Held in Trust........................................39
SECTION 607.      Compensation and Reimbursement.............................39
SECTION 608.      Disqualification; Conflicting Interests....................39
SECTION 609.      Corporate Trustee Required; Eligibility....................39
SECTION 610.      Resignation and Removal; Appointment of Successor..........40
SECTION 611.      Acceptance of Appointment by Successor.....................41
SECTION 612.      Merger, Conversion, Consolidation or Succession to
                    Business.................................................42
SECTION 613.      Preferential Collection of Claims Against Company..........43

                                  ARTICLE SEVEN

                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701.      Company to Furnish Trustee Names and Addresses of Holders..43
SECTION 702.      Preservation of Information; Communications to Holders.....43
SECTION 703.      Reports by Trustee.........................................45
SECTION 704.      Reports by Company.........................................45

                                  ARTICLE EIGHT

                              SUCCESSOR CORPORATION

SECTION 801.      When Company May Merge or Transfer Assets..................46

                                  ARTICLE NINE

                      AMENDMENTS & SUPPLEMENTAL INDENTURES

SECTION 901.      Amendments or Supplemental Indentures without Consent of
                    Holders..................................................47
SECTION 902.      Amendments or Supplemental Indentures with Consent of
                    Holders..................................................48
SECTION 903.      Execution of Supplemental Indentures.......................49
SECTION 904.      Effect of Supplemental Indentures..........................49
SECTION 905.      Conformity with Trust Indenture Act........................49
SECTION 906.      Reference in Securities to Supplemental Indentures.........49

                                                                            Page
                                                                            ----
                                   ARTICLE TEN

                                    COVENANTS

SECTION 1001.     Payment of Principal, Premium and Interest.................50
SECTION 1002.     Maintenance of Office or Agency............................50
SECTION 1003.     Money for Securities; Payments to Be Held in Trust.........50
SECTION 1004.     Corporate Existence........................................52
SECTION 1005.     Maintenance of Properties..................................52
SECTION 1006.     Statement by Officers as to Default........................52
SECTION 1007.     Waiver of Certain Covenants................................53

                                 ARTICLE ELEVEN

                            REDEMPTION OF SECURITIES

SECTION 1101.     Applicability of Article...................................3
SECTION 1102.     Election to Redeem; Notice to Trustee......................3
SECTION 1103.     Selection by Trustee of Securities to Be Redeemed..........3
SECTION 1104.     Notice of Redemption.......................................4
SECTION 1105.     Deposit of Redemption Price................................5
SECTION 1106.     Securities Payable on Redemption Date......................5
SECTION 1107.     Securities Redeemed in Part................................6

                                 ARTICLE TWELVE

                                  SINKING FUNDS

SECTION 1201.     Applicability of Article...................................6
SECTION 1202.     Satisfaction of Sinking Fund Payments with Securities......6
SECTION 1203.     Redemption of Securities for Sinking Fund..................7

                                ARTICLE THIRTEEN

                                  SUBORDINATION

SECTION 1301.      Agreement to Subordinate..................................58
SECTION 1302.      Default on Senior Indebtedness............................58
SECTION 1303.      Liquidation; Dissolution; Bankruptcy......................59
SECTION 1304.      Subrogation...............................................60
SECTION 1305.      Trustee to Effectuate Subordination.......................61
SECTION 1306.      Notice by the Company.....................................61
SECTION 1307.      Rights of the Trustee; Holders of Senior Indebtedness.....62
SECTION 1308.      Subordination May Not Be Impaired.........................63

                                                                            Page
                                                                            ----


SECTION 1309.      Article Applicable to Paying Agents.......................63
SECTION 1310.      Defeasance of This Article................................63
SECTION 1311.      Subordination Language to Be Included in Securities.......64

     INDENTURE, dated as of [ ], between Global Sources Ltd., a Bermuda corporation (herein called the "Company" or the "Issuer"), having its principal office at Canon's Court, 22 Victoria Street, Hamilton, HM 12 Bermuda, and [Name of Trustee], a [ ], as trustee hereunder (herein called the "Trustee").

                             RECITALS OF THE COMPANY

     The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (herein called the "Securities"), to be issued in one or more series as in this Indenture provided.

     All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

                  NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

                                  ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION


SECTION 101. Definitions.

     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms defined in this article have the meanings assigned to them in this article and include the plural as well as the singular;

          (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

          (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation;

          (4) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular article, section or other subdivision; and

          (5) all references used herein to the male gender shall include the female gender.

     "Act," when used with respect to any Holder, has the meaning specified in
Section 104.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board duly authorized to act hereunder.

     "Board Resolution" means a copy of a resolution, certified by the secretary or an assistant secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, delivered to the Trustee.

     "Business Day" means, with respect to any Securities, a day that in the City of New York or in any Place of Payment is not a day on which banking institutions are authorized by law or regulation to close.

     "Capital Stock" for any entity means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) shares issued by that entity.

     "Certificated Securities" means Securities that are in registered definitive form.

     "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     "Common Shares" means the common shares, $0.01 par value per share, of the Company existing on the date of this Indenture or any other shares of Capital Stock of the Company into which such common shares shall be reclassified or changed.

     "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor corporation.

     "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its chairman of the board, a vice chairman, its president or a vice president, and by its treasurer, an assistant treasurer, its secretary or an assistant secretary, and delivered to the Trustee.

     "Corporate Trust Office" means the office of the Trustee at which at any particular time the trust created by this Indenture shall be administered, which office, at the time of the execution of this Indenture, is located at [ ], Attn:
[ ].

     "Default Notice" has the meaning specified in Section 13.02(b).

     "Defaulted Interest" has the meaning specified in Section 307.

     "Depositary" means, unless otherwise specified by the Company pursuant to either Section 203 or 301, with respect to Securities of any series issuable or issued as a Global Security, The Depository Trust Company, New York, New York, or any successor thereto registered under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation.

     "Event of Default" has the meaning specified in Section 501.

     "Global Security" means a Security issued to evidence all or a part of any series of Securities which is executed by the Company and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction, all in accordance with this Indenture and pursuant to a Company Order, which shall be registered in the name of the Depositary or its nominee.

     "Holder" means a Person in whose name a Security is registered in the Security Register.

     "Holder Action" has the meaning specified in Section 702(d).

     "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more amendments or indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities established as contemplated by Section 301.

     "Interest," when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

     "Interest Payment Date," when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

     "Issuer" means the Person named as the "Issuer" in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Issuer" shall mean such successor corporation.

     "Maturity," when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

     "Officers' Certificate" means a certificate signed by the chairman of the board, the president or a vice president, and by the treasurer, an assistant treasurer, the secretary or an assistant secretary, of the Company, and delivered to the Trustee.

     "Opinion of Counsel" means written opinion of counsel, who may be counsel for the Company and who shall be acceptable to the Trustee.

     "Original Issue Discount Security" means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502.

     "Outstanding," when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

          (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

          (ii) Securities for whose payment or redemption money or evidences of indebtedness in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

          (iii) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor. In case of a dispute as to such right, any decision by the Trustee shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Securities, if any, known by the Company to be owned or held by or for the account of any of the above-described persons; and, subject to Section 601, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purposes of any such determination.

     "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company.

     "Person" means any individual, corporation, exempted limited company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Place of Payment," when used with respect to the Securities of any series, means the place or places where the principal of (and premium, if any) and interest on the Securities of that series are payable as specified as contemplated by Section 301.

     "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

     "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

     "Redemption Price," when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

     "Regular Record Date" for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 301.

     "Responsible Officer," when used with respect to the Trustee, means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

     "Securities" has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

     "Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

     "Senior Indebtedness," unless otherwise specified in one or more indentures supplemental hereto or approved pursuant to a Board Resolution in accordance with Section 301, means, with respect to the Company, (i) the principal (including redemption payments), premium, if any, interest and other payment obligations in respect of (A) indebtedness of the Company for money borrowed and
(B) indebtedness evidenced by securities, debentures, bonds, notes or other similar instruments issued by the Company, including any such securities issued under any deed, indenture or other instrument to which the Company is a party (including, for the avoidance of doubt, indentures pursuant to which subordinated debentures have been or may be issued); (ii) all capital lease obligations of the Company; (iii) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company, all hedging agreements and agreements of a similar nature thereto and all agreements relating to any such agreements, and all obligations of the Company under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of the Company for reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction; (v) all obligations of the type referred to in clauses (i) through (iv) above of other Persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; (vi) all obligations of the type referred to in clauses (i) through (v) above of other Persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company); and (vii) any deferrals, amendments, renewals, extensions, modifications and refundings of all obligations of the type referred to in clauses (i) through (vi) above, in each case whether or not contingent and whether outstanding at the date hereof or thereafter incurred, except, in each case, for the Securities and any such other indebtedness or deferral, amendment, renewal, extension, modification or refunding that contains express terms, or is issued under a deed, indenture or other instrument that contains express terms, providing that it is subordinate to or ranks pari passu with the Securities. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions of this Indenture irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness and notwithstanding that no express written subordination agreement may have been entered into between the holders of such Senior Indebtedness and the Trustee or any of the Holders.

     "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

     "Stated Maturity," when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

     "Subsidiary" means, with respect to any Person:

          (1) any corporation or company a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly, owned by such Person (a "subsidi-ary"), by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person;

          (2) a partnership in which such Person or a subsidiary of such Person is, at the date of determination, a general partner of such partnership; or

          (3) any partnership, limited liability company or other Person in which such Person, a subsidiary of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination, have (x) at least a majority ownership interest or (y) the power to elect or appoint or direct the election or appointment of the managing partner or member of such Person or, if applicable, a majority of the directors or other governing body of such Person.

     "Trust Indenture Act" means the Trust Indenture Act of 1939 as amended and in force at the date as of which this instrument was executed, except as provided in Section 905.

     "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, "Trustee" as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

     "U.S. Government Obligations" means securities which are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as to the timely payment of principal and interest as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company which is a member of the Federal Reserve System and having a combined capital and surplus of at least $50,000,000 as custodian with respect to any such obligation evidenced by such depository receipt or a specific payment of interest on or principal of any such obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the obligation set forth in (i) or (ii) above or the specific payment of interest on or principal of such obligation evidenced by such depository receipt.

SECTION 102. Compliance Certificates and Opinions.

     Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and, where appropriate as to matters of law, an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that the Person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such Person, such Person has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been complied with; and

          (4) a statement as to whether, in the opinion of each such Person, such condition or covenant has been complied with.

SECTION 103. Form of Documents Delivered to Trustee.

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters is erroneous. Any certificate of counsel or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104. Acts of Holders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this section.

     (b) The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in any reasonable manner which the Trustee deems sufficient.

     (c) The ownership of Securities shall be proved by the Security Register.

     (d) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding Trust Indenture Act Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities shall be computed as of such record date; provided, however, that no such authorization, agreement or consent by such Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

     (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

SECTION 105. Notices, Etc., to Trustee and Company.

     Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: [ ], or

          (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company, to the attention of the general counsel of the Company.

SECTION 106. Notice to Holders; Waiver.

     Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case by reason of the suspension of regular mail service or by reason of any other case it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 107. Conflict with Trust Indenture Act.

     If any provision hereof limits, qualifies or conflicts with another provision which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required or deemed provision shall control.

SECTION 108. Effect of Headings and Table of Contents.

     The article and section headings herein and the table of contents are for convenience only and shall not affect the construction hereof.

SECTION 109. Successors and Assigns.

     All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 110. Separability Clause.

     In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 111. Benefits of Indenture.

     Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112. Governing Law.

     This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 113. Legal Holidays.

     In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

SECTION 114. References to Currency.

     All references in this Indenture to "dollars" or "$" are to the currency of the United States of America.

SECTION 115. Agent for Service; Submission to Jurisdiction; Waiver of
             Immunities.

     By the execution and delivery of this Indenture, the Company (i) acknowledges that it has, by separate written instrument, designated and appointed National Registered Agents, Inc. (the "Process Agent"), 440 9th Avenue, 5th Floor, New York, New York 10001, United States, as its authorized agent upon which process may be served in any suit, action or proceeding arising out of or relating to the Notes or this Indenture that may be instituted in any Federal or state court in the State of New York, The City of New York, the Borough of Manhattan, or brought under Federal or state securities laws or brought by the Trustee (whether in its individual capacity or in its capacity as Trustee hereunder), and acknowledges that the Process Agent has accepted such designation, (ii) submits to the jurisdiction of any such court in any such suit, action or proceeding and (iii) agrees that service of process upon the Process Agent and written notice of said service to it at its principal office in accordance with Section 105 hereof), shall be deemed in every respect effective service of process upon it in any such suit or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of the Process Agent in full force and effect so long as the Securities shall be outstanding; provided that the Company may (and shall, to the extent the Process Agent ceases to be able to be served on the basis contemplated herein) by written notice to the Trustee, designate such additional or alternative agents for service of process under this Section 115 that (i) maintains an office located in the Borough of Manhattan, The City of New York in the State of New York, (ii) are either (x) counsel for the Company or (y) a corporate service company which acts as agent for service of process for other Persons in the ordinary course of its business and (iii) agrees to act as agent for service of process in accordance with this Section 115. Such notice shall identify the name of such agent for process and the address of such agent for process in the Borough of Manhattan, The City of New York, State of New York. Notwithstanding the foregoing, there shall, at all times, be at least one agent for service of process for the Company appointed and acting in accordance with this Section 115.

     To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under the above-referenced documents, to the extent permitted by law.

SECTION 116. Judgment Currency.

     The Company hereby agrees to indemnify the Trustee and each Holder against any loss incurred by any of them as a result of any judgment or order being given or made for any amount due under this Indenture or the Securities and such judgment or order being expressed and paid in a currency (the "Judgment Currency") other than U.S. dollars and as result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in The City of New York at which any such person on the date of payment of such judgment or order is able to purchase U.S. dollars with the amount of the Judgment Currency actually received by such person. The foregoing indemnity shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "spot rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, U.S. dollars.

                                  ARTICLE TWO

                                 SECURITY FORMS


SECTION 201. Forms Generally.

     The Securities of each series shall be in substantially the forms established in one or more indentures supplemental hereto or approved from time to time by or pursuant to a Board Resolution in accordance with Section 301, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and any indenture supplemental hereto, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or securities regulatory authority or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the secretary or an assistant secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 303 for the authentication and delivery of such Securities.

     The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

SECTION 202. Form of Trustee's Certificate of Authentication.

     The Trustee's certificate of authentication required by this article shall be in substantially the form set forth below.

     "This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                  [NAME OF TRUSTEE],
                                  as Trustee



                                  By  ________________________________________
                                                  Authorized Signatory"

SECTION 203. Securities Issuable in the Form of a Global Security.

     (a) If the Issuer shall establish pursuant to Sections 201 and 301 that the Securities of a particular series are to be issued in whole or in part in the form of one or more Global Securities, then the Issuer shall execute and the Trustee shall, in accordance with Section 303 and the Company Order delivered to the Trustee thereunder, authenticate and deliver, such Global Security or Securities, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Outstanding Securities of such series to be represented by such Global Security or Securities, (ii) shall be registered in the name of the Depositary for such Global Security or Securities or its nominee, (iii) shall be delivered by the Trustee to the Depositary or its custodian or pursuant to the Depositary's instruction and (iv) shall bear a legend substantially to the following effect: "UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE (I) BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR (II) BY A NOMINEE OF THE DEPOSITARY OR THE DEPOSITARY TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

     (b) Notwithstanding any other provision of this section or of Section 305, unless the terms of a Global Security expressly permit such Global Security to be exchanged in whole or in part for individual Securities, a Global Security may be transferred, in whole but not in part and in the manner provided in
Section 305, only to another nominee of the Depositary for such Global Security, or to a successor Depositary for such Global Security selected or approved by the Issuer or to a nominee of such successor Depositary.

     (c) (i) If at any time the Depositary for a Global Security notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Security or if at any time the Depositary for the Securities for such series shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Issuer shall appoint a successor Depositary with respect to such Global Security. If a successor Depositary for such Global Security is not appointed by the Issuer within 90 days after the Issuer receives such notice or becomes aware of such ineligibility, the Issuer will execute a Company Order for the authentication and delivery of individual Securities of such series in exchange for such Global Security, and the Trustee, upon receipt of such Company Order, will authenticate and deliver individual Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of the Global Security in exchange for such Global Security.

     (ii) If an Event of Default shall have occurred and be continuing or an event shall have occurred which with the giving of notice or lapse of time or both, would constitute an Event of Default with respect to the Securities represented by such Global Security, the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities of such series in exchange for such Global Security, will authenticate and deliver individual Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of the Global Security in exchange for such Global Security.

     (iii) The Issuer may at any time and in its sole discretion determine that the Securities of any series issued or issuable in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event the Issuer will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities of such series in exchange in whole or in part for such Global Security, will authenticate and deliver individual Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such Global Security or Securities representing such series to be so exchanged for such Global Security or Securities.

     (iv) If specified by the Issuer pursuant to Section 301 with respect to Securities issued or issuable in the form of a Global Security, the Depositary for such Global Security may surrender such Global Security in exchange in whole or in part for individual Securities of such series of like tenor and terms in definitive form on such terms as are acceptable to the Issuer and such Depositary. Thereupon the Issuer shall execute, and the Trustee shall authenticate and deliver, without service charge, (1) to each Person specified by such Depositary a new Security or Securities of the same series of like tenor and terms and of any authorized denomination of $1,000 and any integral multiple thereof as requested by such Person in aggregate principal amount equal to and in exchange for such Person's beneficial interest in the Global Security; and
(2) to such Depositary a new Global Security of like tenor and terms and in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Securities delivered to Holders thereof.

     (v) In any exchange provided for in any of the preceding four paragraphs, the Issuer will execute and the Trustee will authenticate and deliver individual Securities in definitive registered form in authorized denominations of $1,000 and any integral multiple thereof. Upon the exchange of a Global Security for individual Securities, such Global Security shall be cancelled by the Trustee. Securities issued in exchange for a Global Security pursuant to this section shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the persons in whose names such Securities are so registered.

                                  ARTICLE THREE

                                 THE SECURITIES


SECTION 301. Amount Unlimited; Issuable in Series.

     The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

     The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution and set forth in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series,

          (1) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Sections 203, 304, 305, 306, 906 or 1107);

          (2) the issue price, expressed as a percentage of the aggregate principal amount;

          (3) the date or dates on which the principal of the Securities of the series is payable;

          (4) the rate or rates at which the Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date for the interest payable on the Interest Payment Date;

          (5) the obligation, if any, of the Company to redeem or purchase Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

          (6) the period or periods within which, the price or prices or ratios at which and the terms and conditions upon which Securities of the series may be redeemed, converted or exchanged, in whole or in part;

          (7) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Securities of the series shall be issuable;

          (8) if other than the full principal amount, the portion of the principal amount of Debt Securities of the series which will be payable upon declaration of acceleration or provable in bankruptcy;

          (9) any events of default not set forth in this Indenture;

          (10) the currency or currencies, including composite currencies, in which payment of the principal of (and premium, if any) and interest, if any, on such Securities shall be payable (if other than the currency of the United States of America), which unless otherwise specified shall be the currency of the United States of America as at the time of payment is legal tender for payment of public or private debts;

          (11) if the principal of (and premium, if any) or interest, if any, on such Securities is to be payable, at the election of the Company or any Holder thereof, in a coin or currency other than that in which such Securities are stated to be payable, then the period or periods within which, and the terms and conditions upon which, such election may be made;

          (12) whether interest will be payable in cash or additional Securities at the Company's or the Holders' option and the terms and conditions upon which the election may be made;

          (13) if such Securities are to be denominated in a currency or currencies, including composite currencies, other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of Holders of such Securities as Outstanding Securities under this Indenture;

          (14) if the amount of payments of principal of (and premium, if any), or portions thereof, or interest, if any, on such Securities may be determined with reference to an index, formula or other method based on a coin or currency other than that in which such Securities are stated to be payable, the manner in which such amounts shall be determined;

          (15) any restrictive covenants or other material terms relating to the offered debt securities, which covenants and terms shall not be inconsistent with the provisions of this Indenture;

          (16) whether the Securities of the series shall be issued in whole or in part in the form of a Global Security or Securities; the terms and conditions, if any, upon which such Global Security or Securities may be exchanged in whole or in part for other individual Securities; and the Depositary for such Global Security or Securities;

          (17) if other than as set forth in this Indenture, any terms with respect to subordination of such Securities, including, without limitation, the definition of "Senior Indebtedness";

          (18) any listing of such Securities on any securities exchange;

          (19) additional or alternative provisions, if any, related to defeasance and discharge of the offered debt securities;

          (20) the applicability of any guarantees;

          (21) if convertible into Common Shares, the terms on which such Securities are convertible, including the initial conversion price, the conversion period, any events requiring an adjustment of the applicable conversion price and any requirements relating to the reservation of such Common Shares for purposes of conversion;

          (22) provisions, if any, granting special rights to the Holders of Securities of the series upon the occurrence of such events as may be specified;

          (23) each initial Place of Payment; and

          (24) any other terms of the series, which terms shall not be inconsistent with the provisions of this Indenture.

     All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution and set forth in such Officers' Certificate or in any such indenture supplemental hereto.

     If any of the terms of the Securities of any series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the secretary or an assistant secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of the Securities of any series.

SECTION 302. Denominations.

     The Securities of each series shall be issuable in registered form without coupons in such denominations as shall be specified as contemplated by Section
301. In the absence of any such provisions with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $1,000 and any integral multiple thereof.

SECTION 303. Execution, Authentication, Delivery and Dating.

     The Securities shall be executed on behalf of the Company by its chairman of the Board of Directors, a vice chairman, its president or one of its vice presidents, under its corporate seal reproduced thereon attested by its secretary or one of its assistant secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

     Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities. If the form or terms of the Securities of the series have been established in or pursuant to one or more Board Resolutions as permitted by Sections 201 and 301, or by one or more indentures supplemental hereto as provided by Section 901, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating

          (a) that such form has been established in conformity with the provisions of this Indenture;

          (b) that such terms have been established in conformity with the provisions of this Indenture;

          (c) that this Indenture and such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general equity principles;

          (d) that all laws and requirements in respect of the execution and delivery by the Company of the Securities have been complied with; and

          (e) such other matters as the Trustee may reasonably request.

     If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

     Each Security shall be dated the date of its authentication unless otherwise provided by the terms established and contemplated by Section 301.

     No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

SECTION 304. Temporary Securities.

     Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

     If temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series of authorized denominations. Until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

SECTION 305. Registration, Registration of Transfer and Exchange.

     The Company shall cause to be kept at one of its offices or agencies maintained pursuant to Section 1002 or at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the "Security Register") in which, subject to
Section 203 and to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee initially is hereby appointed "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided. The Company may act as Security Registrar and may change or appoint a Security Registrar without prior notice to Holders or to the Trustee.

     Subject to Section 203, upon surrender for registration of transfer of any Security of any series at the office or agency in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor.

     Subject to Section 203, at the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

     Subject to Section 203, all Securities issued upon any registration or transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

     Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 203, 304, 906 or 1107 not involving any transfer.

     The Company shall not be required (i) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of that series selected for redemption (under Section 1103) and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

SECTION 306. Mutilated, Destroyed, Lost and Stolen Securities.

     If there shall be delivered to the Company and the Trustee (i)(A) any mutilated Security or (B) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to hold each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security or in exchange for such mutilated Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

     Upon the issuance of any new Security under this section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

     Every new Security of any series issued pursuant to this section in lieu of any destroyed, lost or stolen Security or in exchange for such mutilated Security, shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

     The provisions of this section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 307. Payment of Interest; Interest Rights Preserved.

     Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

     Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

          (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities of such series at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

          (2) The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

     Subject to the foregoing provisions of this section, each Security lawfully delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 308. Persons Deemed Owners.

     Subject to Section 203, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 307) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 309. Cancellation.

     All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this section, except as expressly permitted by this Indenture. The Trustee shall destroy cancelled Securities and deliver a certificate of such destruction to the Company.

SECTION 310. Computation of Interest.

     Except as otherwise specified as contemplated by Section 301 for the Securities of any series, interest on the Securities of each series shall be computed on the basis of a year of 12 30-day months.

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE


SECTION 401. Satisfaction and Discharge of Indenture.

     This Indenture shall upon Company Request cease to be of further effect with respect to any series of Securities (except as to (i) any surviving rights of registration of transfer or exchange of Securities herein expressly provided for, (ii) rights hereunder of Holders to receive payments of principal of, and premium, if any, and interest on, Securities, and other rights, duties and obligations of the Holders as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee, (iii) remaining obligations of the Company to make mandatory sinking fund payments and (iv) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to any series of Securities, when

          (1) either

               (A) all Securities of such series theretofore authenticated and delivered (other than (i) Securities of such series which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Securities of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section
          1003) have been delivered to the Trustee for cancellation; or

               (B) all such Securities not theretofore delivered to the Trustee for cancellation

                    (i) have become due and payable, or

                    (ii) will become due and payable at their Stated Maturity
               within one year, or

                    (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

          and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount in cash sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

          (2) if all series of Securities are being discharged, the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

          (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607, and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this section, the obligations of the Trustee under Section 402 and the next to last paragraph of Section 1003, shall survive.

SECTION 402. Application of Trust Funds; Indemnification.

     (a) Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401, all money and U.S. Government Obligations deposited with the Trustee pursuant to Section 403 or 404 and all money received by the Trustee in respect of U.S. Government Obligations deposited with the Trustee pursuant to Section 403 or 404 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with or received by the Trustee or to make mandatory sinking fund payments or analogous payments as contemplated by Section 403 or 404, but such money need not be segregated from other funds except to the extent required by law.

     (b) The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations deposited pursuant to Section 403 or 404, or the interest and principal received in respect of such obligations other than any payable by or on behalf of Holders.

     (c) The Trustee shall deliver or pay to the Company from time to time upon Company Request any U.S. Government Obligations or money held by it as provided in Section 403 or 404 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such obligations or money were deposited or received.

SECTION 403. Defeasance and Discharge of Indenture.

     The Company shall be deemed to have paid and discharged the entire indebtedness on all the Outstanding Securities on the 91st day after the date of the deposit referred to in subparagraph (1) of this section, and the provisions of this Indenture, as it relates to such Outstanding Securities, shall no longer be in effect (and the Trustee, at the expense of the Company, shall at Company Request, execute proper instruments acknowledging the same), except as to:

          (a) the rights of Holders of Securities to receive, from the trust funds described in subparagraph (1) hereof, (i) payment of the principal of (and premium, if any) and each installment of principal of (and premium, if any) or interest on the Outstanding Securities on the Stated Maturity of such principal or installment of principal or interest and (ii) the benefit of any mandatory sinking fund payments applicable to the Securities on the day on which such payments are due and payable in accordance with the terms of this Indenture and the Securities;

          (b) the Company's obligations with respect to such Securities under Sections 305, 306, 1002 and 1003; and

          (c) the obligations of the Company to the Trustee under Section 607,

provided that the following conditions shall have been satisfied:

          (1) the Company has or caused to be irrevocably deposited (except as provided in Section 402) with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities, (i) money in an amount, or (ii) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the due date of any payment referred to in clause (A) or (B) of this subparagraph money in an amount, or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge (A) the principal of (and premium, if any) and each installment of principal of (and premium, if any) and interest on the Outstanding Securities on the Stated Maturity of such principal or installment of principal or interest or on the applicable Redemption Date and (B) any mandatory sinking fund payments applicable to the Securities on the day on which such payments are due and payable in accordance with the terms of this Indenture and of the Securities;

          (2) such deposit shall not cause the Trustee with respect to the Securities to have a conflicting interest for purposes of the Trust Indenture Act with respect to the Securities;

          (3) such deposit will not result in a breach or violation of, or constitute a default under, any applicable laws, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

          (4) no Event of Default or event which with notice or lapse of time would become an Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day after such date; and

          (5) if the deposit referred to in subparagraph (1) of this section is to be made on or prior to one year from the Stated Maturity for payment of principal of the Outstanding Securities, the Company has delivered to the Trustee an Opinion of Counsel with no material qualifications or a favorable ruling of the Internal Revenue Service, in either case to the effect that Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred.

SECTION 404. Defeasance of Certain Obligations.

     If this section is specified to be applicable to Securities of any series, the Company may omit to comply with any term, provision or condition set forth in the sections of this Indenture or such Security with respect to the Securities of that series ("Covenant Defeasance") if:

          (1) with reference to this section, the Company has deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of that series, (i) money in an amount, or (ii) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the due date of any payment referred to in clause (A) or (B) of this subparagraph money in an amount, or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge (A) the principal of (and premium, if any) and each installment of principal (and premium, if any) and interest on the Outstanding Securities of that series on the Stated Maturity of such principal or installment of principal or interest and (B) any mandatory sinking fund payments or analogous payments applicable to Securities of such series on the day on which such payments are due and payable in accordance with the terms of the Indenture and of such Securities;

          (2) such deposit shall not cause the Trustee with respect to the Securities of that series to have a conflicting interest for purposes of the Trust Indenture Act with respect to the Securities of any series;

          (3) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

          (4) if the deposit referred to in subparagraph (1) of this section is to be made on or prior to one year from the Stated Maturity for payment of principal of the Outstanding Securities, the Company has delivered to the Trustee an Opinion of Counsel with no material qualifications or a favorable ruling of the Internal Revenue Service, in either case to the effect that Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred; and

          (5) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the defeasance contemplated by this section have been complied with.

     In the event the Company effects Covenant Defeasance with respect to any Securities and such Securities are declared due and payable because of the occurrence of any Event of Default, other than an Event of Default with respect to any covenant as to which there has been Covenant Defeasance, the U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on such Securities at the time of the Stated Maturity but may not be sufficient to pay amounts due on such Securities at the time of the acceleration resulting from such Event of Default.

                                  ARTICLE FIVE

                                    REMEDIES


SECTION 501. Events of Default.

     "Event of Default" (except as otherwise specified or contemplated by Section 301 for Securities of any series) wherever used herein with respect to Securities of any series, means any one of the following events:

          (1) default in the payment of any interest upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 60 days; or

          (2) default in the payment of the principal of (or premium, if any, on) any Security of that series at its Maturity; or

          (3) default in the deposit of any sinking fund payment, when and as due by the terms of a Security of that series; or

          (4) default in the performance, or breach, of any material covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Securities other than that series) for a period of 60 days after there has been given, and continuance of such by registered or certified mail, to the Company by the Trustee or to the

     Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (5) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

          (6) the commencement by the Company of a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to have a case commenced against it or to seek an order for relief under any applicable bankruptcy, insolvency or other similar law or the taking of corporate action by the Company in furtherance of any such action; or

          (7) any other Event of Default expressly provided with respect to Securities of that series.

SECTION 502. Acceleration of Maturity: Rescission and Annulment.

     If an Event of Default (other than an Event of Default resulting from bankruptcy, insolvency or reorganization) with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal amount (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all of the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.

     In the case of an Event of Default resulting from bankruptcy, insolvency or reorganization, which occurs and is continuing with respect to Securities of any series at the time Outstanding, then all unpaid principal of and accrued interest on all such Outstanding Securities of that series shall become immediately due and payable without any notice or other action on the part of the Trustee or the Holders of any Securities of such series.

     At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

          (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

               (A) all overdue interest on all Securities of that series,

               (B) the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Securities,

               (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

               (D) all sums paid or advanced by the Trustee and any predecessor Trustee hereunder and all sums due the Trustee and any predecessor Trustee under Section 607;

         and

          (2) all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 503. Collection of Indebtedness and Suits for Enforcement by Trustee.

     The Company covenants that if

          (1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

          (2) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including all amounts due the Trustee and any predecessor Trustee under Section 607.

     If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

     If any Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504. Trustee May File Proofs of Claim.

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

          (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the

Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 607.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 505. Trustee May Enforce Claims Without Possession of Securities.

     All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 506. Application of Money Collected.

     Any money collected by the Trustee pursuant to this article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST: To the payment of all amounts due the Trustee and each predecessor Trustee under Section 607;

          SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Securities in respect of which or for the benefit of which such money has been collected ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively; and

          THIRD: To the Company.

SECTION 507. Limitation on Suits.

     No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

          (2) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and
             Interest.

     Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 307) interest on such Security on the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 509. Restoration of Rights and Remedies.

     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510. Rights and Remedies Cumulative.

     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511. Delay or Omission Not Waiver.

     No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512. Control by Holders.

     The Holders of a majority in principal amount of the Outstanding Securities of any series (or if more than one series is affected thereby, of all series so affected, voting as a single class) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided that

          (1) such direction shall not be in conflict with any rule of law or with this Indenture, expose the Trustee to personal liability or be unduly prejudicial to holders not joining therein, and

          (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 513. Waiver of Past Defaults.

     The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default

          (1) in the payment of the principal of (or premium, if any) or interest on any Security of such series, or

          (2) in respect of a covenant or provision hereof which under this article cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 514. Undertaking for Costs.

     All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Securities on or after the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date). This Section 514 shall be in lieu of Section 315(e) of the Trust Indenture Act and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the Trust Indenture Act.

SECTION 515. Waiver of Stay or Extension Laws.

     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE SIX

                                   THE TRUSTEE


SECTION 601. Certain Duties and Responsibilities.

          (a) Except during the continuance of an Event of Default with respect to the Securities of any series,

               (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to such series, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

          (b) In case an Event of Default has occurred with respect to Securities of any series and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture with respect to such series of Securities, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that

               (1) this subsection shall not be construed to limit the effect of Subsection (a) of this section;

               (2) the Trustee shall not be liable for any error or judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

               (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any series, determined as provided in
          Section 512, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series; and

               (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this section.

SECTION 602. Notice of Defaults.

     Within 90 days after the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall transmit by mail to all Holders of Securities of such series, as their names and addresses appear in the Security Register, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Security of such series or in the payment of any sinking fund installment with respect to Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Securities of such series; and provided, further, that in the case of any default of the character specified in
Section 501(4) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

SECTION 603. Certain Rights of Trustee.

     Subject to the provisions of Section 601:

          (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any Board Resolution, resolution, Officers' Certificate, certificate, statement, instrument, Opinion of Counsel, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

          (d) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

SECTION 604. Not Responsible for Recitals or Issuance of Securities.

     The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 605. May Hold Securities.

     The Trustee, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 612, may otherwise deal with, and collect obligations owed to it by, the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

SECTION 606. Money Held in Trust.

     Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

SECTION 607. Compensation and Reimbursement.

     The Company agrees

          (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2) except as otherwise expressly provided herein, to reimburse each of the Trustee and any predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its own negligence or bad faith; and

          (3) to indemnify each of the Trustee and any predecessor Trustee for, and to hold it harmless against, any loss, liability or expense, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder and the performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense is due to its own negligence or bad faith.

     To ensure the performance of the obligations of the Company under this section, the Trustee shall have a senior claim to which the Securities are hereby made subordinate upon all property and funds held or collected by the Trustee as such, except property and funds held in trust for the payment of principal of, premium, if any, or interest on particular Securities.

SECTION 608. Disqualification; Conflicting Interests.

     The Trustee shall comply with the terms of Section 310(b) of the Trust Indenture Act.

SECTION 609. Corporate Trustee Required; Eligibility.

     There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers having (or, in the case of the subsidiary of a bank holding company that guarantees the obligations of the Trustee under this Indenture, such holding company's parent shall have) a combined capital and surplus of at least $50,000,000 subject to supervision or examination by Federal or State authority. If such corporation or holding company parent publishes reports of condition at least annually, pursuant to law or the requirements of said supervising or examining authority, then for the purposes of this section, the combined capital and surplus of such corporation or holding company parent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this section, it shall resign immediately in the manner and with the effect hereinafter specified in this article.

SECTION 610. Resignation and Removal; Appointment of Successor.

          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.

          (b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the first sentence of this subsection may be combined with the instrument called for by Section 611.

          (c) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Trustee and to the Company.

          (d) If at any time:

               (1) the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

               (2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

               (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to all Securities, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

     (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 611, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

     (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by mailing written notice of such event by first-class mail, postage prepaid, to all Holders of Securities of such series as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

SECTION 611. Acceptance of Appointment by Successor.

     (a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

     (b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

     (c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this section, as the case may be.

     (d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this article.

SECTION 612. Merger, Conversion, Consolidation or Succession to Business.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 613. Preferential Collection of Claims Against Company.

     If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor). A trustee who has resigned or been removed shall be subject to the Trust Indenture Act Section 311(a) to the extent provided therein.

                                 ARTICLE SEVEN

                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY


SECTION 701. Company to Furnish Trustee Names and Addresses of Holders.

     The Company will furnish or cause to be furnished to the Trustee with respect to the Securities of each series

               (a) semi-annually, not more than fifteen days after each Regular Record Date, or, in the case of any series of Securities on which semi-annual interest is not payable, not more than fifteen days after such semi-annual dates as may be specified by the Trustee, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date or such semi-annual date, as the case may be, and

               (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that so long as the Trustee is the Security Registrar, no such list need be furnished.

SECTION 702. Preservation of Information; Communications to Holders.

               (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in
          Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

               (b) If three or more Holders (herein referred to as "applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Indenture or under the Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either

                    (i) afford such applicants access to the information
               preserved at the time by the Trustee in accordance with Section 702(a), or

                    (ii) inform such applicants as to the approximate number of
               Holders whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 702(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

     If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 702(a) a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interest of the Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

     (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 702(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 702(b).

     (d) Subject to Sections 702(a), 702(b), 702(c) and 601, if the Company or any other person (other than the Trustee) shall desire to communicate with Holders of Securities to solicit or obtain from them any proxy, consent, authorization, waiver, approval of a plan of reorganization, arrangement or readjustment or other action ("Holder Action"), the Trustee shall have no duty to participate in such communication or solicitation or the processing of responses in any manner except (i) to furnish the rules and regulations and to perform the functions referred to in Section 104 and (ii) to receive (A) the instruments evidencing the Holder Action together with (B) the Officers' Certificate and Opinion of Counsel referred to below. The Company hereby covenants that any and all communications and solicitations distributed by it in connection with any Holder Action will comply in all material respects with applicable law, including without limitation applicable law concerning adequacy of disclosure. The Trustee shall have no responsibility for the accuracy or completeness of any materials circulated to solicit any Holder Action nor for any related communications nor for the compliance thereof with applicable law. No Holder Action shall become effective until the Trustee shall have received from the Company or other person who solicited the Holder Action
(1) the instruments evidencing such Holder Action and (2) (x) (in the case of Holder Action solicited by the Company or the representative of the Company's estate if the Company is the debtor in any bankruptcy or other insolvency proceeding) an Officers' Certificate and (y) (in all cases) an Opinion of Counsel, each specifying the Holder Action taken and stating that such Holder Action has been duly and validly taken in compliance with this Indenture in all material respects. Such Officers' Certificate, if any, shall also certify that (after giving effect to such Holder Action) no Event of Default or event or condition which, with notice or lapse of time or both, would become an Event of Default has occurred and is continuing or has not been waived.

     (e) The Depositary may grant proxies and otherwise authorize its participants which own the Global Securities to give or take any Act which a Holder is entitled to take under this Indenture; provided, however, that the Depositary has delivered a list of such participants to the Trustee.

SECTION 703. Reports by Trustee.

     (a) Within 60 days after [ ] of each year commencing with the first [ ] following the date of this Indenture, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, a brief report dated as of such [ ], to the extent required by Section 313(a) of the Trust Indenture Act.

     (b) The Trustee shall comply with Sections 313(b) and 313(c) of the Trust Indenture Act.

     (c) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with the Commission and with the Company. The Company will notify the Trustee when any Securities are listed on any stock exchange.

SECTION 704. Reports by Company.

     The Company shall:

          (1) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of said sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations; and

          (2) file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations.

                                 ARTICLE EIGHT

                              SUCCESSOR CORPORATION


SECTION 801. When Company May Merge or Transfer Assets.

     The Company shall not consolidate or amalgamate with or merge with or into any other person (other than a Subsidiary) or convey, transfer, sell or lease its properties and assets substantially as an entirety to any person (other than a Subsidiary), permit any person (other than a Subsidiary) to consolidate with or merge into the Company, or permit any person (other than a Subsidiary) to convey, transfer, sell or lease that person's properties and assets substantially as an entirety to the Company, unless:

          (1) either (a) the Company shall be the surviving person or (b) the person (if other than the Company) formed by such consolidation or into which the Company is merged or the person which acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

          (2) immediately after giving effect to such transaction, no Event of Default, and no event that, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

          (3) the Company shall have delivered to the Trustee an Officers' Certificate stating that such consolidation, merger, conveyance, transfer, sale or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this
     Section 801 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

     The successor person formed by such consolidation or into which the Company is merged or the successor person to which such conveyance, transfer, sale or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities. Subject to Section 903, the Company, the Trustee and the successor person shall enter into a supplemental indenture to evidence the succession and substitution of such successor person and such discharge and release of the Company.

                                  ARTICLE NINE

                      AMENDMENTS & SUPPLEMENTAL INDENTURES


SECTION 901. Amendments or Supplemental Indentures without Consent of Holders.

     The Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may amend or supplement this Indenture or the Securities without the consent of any Holder, so long as such changes, other than those in clause (2), do not materially and adversely affect the interests of the Holder:

          (1) to cure any ambiguity, omission, defect or inconsistency;

          (2) to make any modifications or amendments that do not, in the good faith opinion of the Company's Board of Directors and the Trustee, adversely affect the interests of the Holders in any material respect;

          (3) to provide for the assumption of the Company's obligations under this Indenture by a successor upon any merger, consolidation or asset transfer as permitted by and in compliance with Article Eight of this Indenture;

          (4) to provide any security for or additional guarantees of the Securities;

          (5) to add Events of Default with respect to the Securities; or

          (6) to add to the Company's covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company by this Indenture;

          (7) to make any change necessary for the registration of the Securities under the Securities Act or to comply with the TIA, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA, provided that such modification or amendment does not, in the good faith opinion of the Company's Board of Directors and the Trustee, adversely affect the interests of the Holders of the Securities in any material respect; or

          (8) to provide for uncertificated Securities in addition to or in place of Certificated Securities or to provide for bearer Securities; or

          (9) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons; or

          (10) to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or

          (11) to establish the form or terms of Securities of any series as permitted by Sections 201 and 301; or

          (12) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611(b).

SECTION 902. Amendments or Supplemental Indentures with Consent of Holders.

     With the written consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may amend or supplement this Indenture or the Securities. However, without the consent of each Holder affected, an amendment to this Indenture or the Securities may not:

          (1) change the Stated Maturity of the principal of or any installment of interest with respect to the Securities;

          (2) reduce the principal amount of, or the rate of interest on, the Securities;

          (3) change the currency of payment of principal of or interest on the Securities;

          (4) impair the right to institute suit for the enforcement of any payment on or with respect to the Securities;

          (5) reduce the above-stated percentage of Holders of the Securities of any series necessary to modify or amend this Indenture;

          (6) modify the foregoing requirements or reduce the percentage of Outstanding Securities necessary to waive any covenant or past default; and

          (7) if the Securities are convertible, adversely affect the right to convert the Securities into Common Shares in accordance with the provisions of this Indenture.

     It shall not be necessary for any Act of the Holders under this Section 902 to approve the particular form of any proposed amendment or supplemental indenture, but it shall be sufficient if such Act approves the substance thereof.

     After an amendment or supplemental indenture under this Section 902 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment or supplemental indenture.

     An amendment or supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

SECTION 903. Execution of Supplemental Indentures.

     The Trustee shall sign any supplemental indenture authorized pursuant to this article if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section
601) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.

SECTION 904. Effect of Supplemental Indentures.

     Upon the execution of any supplemental indenture under this article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905. Conformity with Trust Indenture Act.

     Every supplemental indenture executed pursuant to this article shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 906. Reference in Securities to Supplemental Indentures.

     Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

                                  ARTICLE TEN

                                    COVENANTS


SECTION 1001. Payment of Principal, Premium and Interest.

     The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of (and premium, if any) and interest on the Securities of that series in accordance with the terms of the Securities and this Indenture. At the option of the Company, payment of principal (and premium, if any) and interest may be made by wire transfer or (subject to collection) by check mailed to the address of the Person entitled thereto at such address as shall appear in the Security Register.

SECTION 1002. Maintenance of Office or Agency.

     The Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company hereby initially appoints the Trustee its office or agency for each of said purposes. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 1003. Money for Securities; Payments to Be Held in Trust.

     If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the

Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

     Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, on or prior to each due date of the principal of (and premium, if any) or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

     The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this section, that such Paying Agent will:

          (1) hold all sums held by it for the payment on the principal of (and premium, if any) or interest on Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities of that series) in the making of any payment of principal (and premium, if any) or interest on the Securities of that series; and

          (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security of any series and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look, only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, how-ever, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be mailed or published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the City, County and State of New York, or both, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

     The Company shall have no obligation to make payment of principal of (or premium, if any) or interest on any Security in immediately available funds, except that if the Company shall have received original payment for Securities in immediately available funds it shall make available immediately available funds for payment of the principal of such Securities.

SECTION 1004. Corporate Existence.

     Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 1005. Maintenance of Properties.

     The Company will use its reasonable efforts to cause all material properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order (subject to wear and tear) and supplied with all necessary material equipment and will use its reasonable efforts to cause to be made all necessary material repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business and not disadvantageous in any material respect to the Holders.

SECTION 1006. Statement by Officers as to Default.

     The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, a certificate of the principal executive officer, principal financial officer or principal accounting officer of the Company stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture, and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

SECTION 1007. Waiver of Certain Covenants.

     The Company may omit in any particular instance to comply with any term, provision or condition set forth in Section 1006 if before or after the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities (taken together as one class) shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

                                 ARTICLE ELEVEN

                            REDEMPTION OF SECURITIES


SECTION 1101. Applicability of Article.

     Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this article.

SECTION 1102. Election to Redeem; Notice to Trustee.

     The election of the Company to redeem any Securities shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all the Securities of any series, the Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed, such notice to be accompanied by a written statement signed by an authorized officer of the Company stating that no defaults in the payment of interest or Events of Default with respect to the Securities of that series have occurred (which have not been waived or cured). In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee an Officers' Certificate evidencing compliance with such restriction.

SECTION 1103. Selection by Trustee of Securities to Be Redeemed.

     If less than all the Securities of any series are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee in its sole discretion shall deem fair and appropriate and which may provide for the selection or redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Secu-rities of such series of a denomination larger than the minimum authorized denomination for Securities of that series.

     The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 1104. Notice of Redemption.

     Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not such Holder receives the notice. Failure to give notice by mail, or any defect in the notice to any such Holder in respect of any Security, shall not affect the validity of the proceedings for the redemption of any other Security.

     All notices of redemption shall state:

          (1) the Redemption Date,

          (2) the Redemption Price and any accrued interest,

          (3) if less than all the Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed,

          (4) that on the Redemption Date the Redemption Price and any accrued interest will become due and payable upon each such Security to be redeemed together with accrued interest thereon and, if applicable, that interest thereon will cease to accrue on and after said date,

          (5) the place or places where such Securities are to be surrendered for payment of the Redemption Price and any accrued interest,

          (6) that the redemption is for a sinking fund, if such is the case, and

          (7) the CUSIP number and, if applicable, the ISIN number, of the Securities being redeemed.

     Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

SECTION 1105. Deposit of Redemption Price.

     On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money, in funds immediately available on the due date, sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

SECTION 1106. Securities Payable on Redemption Date.

     Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified together with accrued interest thereon, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

     If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

     The Trustee shall not redeem any Securities of any series pursuant to this article (unless all Outstanding Securities of such series are to be redeemed) or mail or give any notice of redemption of Securities during the continuance of an Event of Default hereunder known to the Trustee with respect to such series, except that, where the mailing of notice of redemption of any Securities shall theretofore have been made, the Trustee shall redeem or cause to be redeemed such Securities, provided that it shall have received from the Company a sum sufficient for such redemption. Except as aforesaid, any moneys theretofore or thereafter received by the Trustee shall, during the continuance of such Event of Default, be deemed to have been collected under Article Five and held for the payment of all such Securities of such series. In case such Event of Default shall have been waived as provided in Section 513 or the default cured on or before the sixtieth day preceding the Redemption Date, such moneys shall thereafter be applied in accordance with the provisions of this article.

SECTION 1107. Securities Redeemed in Part.

     Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

                                 ARTICLE TWELVE

                                  SINKING FUNDS


SECTION 1201. Applicability of Article.

     The provisions of this article shall be applicable to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 301 for Securities of such series.

     The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a "mandatory sinking fund payment," and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an "optional sinking fund payment." If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

SECTION 1202. Satisfaction of Sinking Fund Payments with Securities.

     The Company (1) may deliver Outstanding Securities of a series (other than any previously called for redemption) and (2) may apply as credit Securities of a series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities as provided for by the terms of such series; provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

SECTION 1203. Redemption of Securities for Sinking Fund.

     Not less than 60 days prior to each sinking fund payment date for any series of Securities, the Company (1) will deliver to the Trustee an Officers' Certificate (A) stating that no defaults in the payment of interest or Events of Default with respect to Securities of that series have occurred (which have not been waived or cured), (B) specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of Securities of that series,
(C) stating whether or not the Company intends to exercise its right, if any, to make an optional sinking fund payment with respect to such series on the next ensuing sinking fund payment date and, if so, specifying the amount of such optional sinking fund payment and (D) specifying the portion of such sinking fund payment, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 1202 and (2) will also deliver to the Trustee any Securities to be so delivered. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Securities of such series to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in
Section 1104. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1105, 1106 and 1107. Failure of the Company, on or before any such 60th day, to deliver such Officers' Certificate and Securities specified in this section, if any, shall not constitute a default but shall constitute, on and as of such date, the irrevocable election of the Company (a) that the mandatory sinking fund payment for such series due on the next succeeding sinking fund payment date shall be paid entirely in cash without the option to deliver or credit Securities of such series in respect thereof and (b) that the Company will make no optional sinking fund payment with respect to Securities of such series as provided in this article.

     The Trustee shall not redeem or cause to be redeemed any Security of a series with sinking fund moneys or mail any notice of redemption of Securities of such series by operation of the sinking fund during the continuance of a default in payment of interest on such Securities or of any Event of Default with respect to such series except that, where the mailing of notice of redemption of any Securities shall theretofore have been made, the Trustee shall redeem or cause to be redeemed such Securities, provided that it shall have received from the Company a sum sufficient for such redemption. Except as aforesaid, any moneys in the sinking fund for such series at the time when any such default or Event of Default shall occur, and any moneys thereafter paid into the sinking fund, shall, during the continuance of such default or Event of Default, be deemed to have been collected under Article Five and held for the payment of all such Securities of such series. In case such Event of Default shall have been waived as provided in Section 513 or the default cured on or before the 60th day preceding the sinking fund payment date, such moneys shall thereafter be applied on the next succeeding sinking fund payment date in accordance with this section to the redemption of such Securities.

     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                                ARTICLE THIRTEEN

                                  SUBORDINATION


SECTION 1301. Agreement to Subordinate.

     (a) The Company covenants and agrees, and each Holder of Securities issued hereunder by such Holder's acceptance thereof likewise covenants and agrees, that (except as otherwise specified as contemplated by Section 301 for Securities of any series) all Securities shall be issued subject to the provisions of this article; and each Holder of a Security, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

     (b) The payment by the Company of the principal of, and interest on, the Securities issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company, whether outstanding at the date of this Indenture or thereafter incurred.

     (c) No provision of this article shall prevent the occurrence of any default or Event of Default hereunder.

SECTION 1302. Default on Senior Indebtedness.

     (a) No direct or indirect payment by or on behalf of the Company of principal of, premium, if any, or interest on the Securities, whether pursuant to the terms of the Securities or upon acceleration, by way of repurchase, redemption, defeasance or otherwise, will be made if, at the time of such payment, there exists a default in the payment when due of all or any portion of the obligations under or in respect of any Senior Indebtedness, whether at maturity, on account of mandatory redemption or prepayment, acceleration or otherwise, and such default shall not have been cured or waived or the benefits of this sentence waived by or on of the holders of Senior Indebtedness.

     (b) In addition, during the continuance of any non-payment default or non-payment event of default with respect to any Senior Indebtedness pursuant to which the maturity thereof may be accelerated, and upon receipt by the Trustee of written notice (a "Payment Blockage Notice") from a holder or holders of such Senior Indebtedness or the trustee or agent acting on behalf of such Senior Indebtedness, then, unless and until such default or event of default has been cured or waived or has ceased to exist or such Senior Indebtedness has been discharged or repaid in full in cash, or the requisite holders of such Senior Indebtedness have otherwise agreed in writing, no payment of any kind or character with respect to any principal of or interest on or distribution will be made by or on behalf of the Company on account of or with respect to the Securities, during a period (a "Payment Blockage Period") commencing on the date of receipt of such Payment Blockage Notice by the Trustee and ending 179 days thereafter.

     Notwithstanding anything herein to the contrary, (x) in no event will a Payment Blockage Period extend beyond 179 days from the date the Payment Blockage Notice in respect thereof was given and (y) there must be 180 days in any 360-day period during which no Payment Blockage Period is in effect. Not more than one Payment Blockage Period may be commenced with respect to the Securities during any period of 360 consecutive days. No default or event of default that existed or was continuing on the date of commencement of any Payment Blockage Period with respect to the Senior Indebtedness initiating such Payment Blockage Period may be, or be made, the basis for the commencement of any other Payment Blockage Period by the holder or holders of such Senior Indebtedness or the trustee or agent acting on behalf of such Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default has been cured or waived for a period of not less than 90 consecutive days.

     (c) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee when such payment is prohibited by the preceding paragraph of this section, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, to the extent necessary to pay such Senior Indebtedness in full, in cash, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness, before any payment or distribution is made to the Holders or to the Trustee.

SECTION 1303. Liquidation; Dissolution; Bankruptcy.

     (a) Upon any distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any total or partial dissolution, winding-up, liquidation or reorganization of the Company, whether voluntary or involuntary, assignment for the benefit of creditors or marshalling of the Company's assets, or in bankruptcy, insolvency, receivership or other similar proceedings, whether voluntary or involuntary, all principal, premium, if any, and interest due or to become due to all Senior Indebtedness of the Company shall first be paid in full in cash, or such payment duly provided for to the satisfaction of the holders of the Senior Indebtedness, before the Holders are entitled to receive or retain any payment; and upon any such dissolution or winding-up or liquidation or reorganization, any payment by the Company, or distribution of assets of the Company of any kind or character whether in cash, property or securities, which the Holders or the Trustee would be entitled to receive from the Company, except for the provisions of this article, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness of the Company or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, to the extent necessary to pay such Senior Indebtedness in full in cash, or such payment duly provided for to the satisfaction of the holders of the Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness, before any payment or distribution is made to the Holders or to the Trustee.

     (b) In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee before all Senior Indebtedness of the Company is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, to the extent necessary to pay such Senior Indebtedness in full, in cash, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness, before any payment or distribution is made to the Holders or to the Trustee.

     (c) For purposes of this article, the words "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this article with respect to the Securities to the payment of all Senior Indebtedness of the Company that may at the time be outstanding; provided, however, that (i) such Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The amalgamation or consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its properties or assets substantially as an entirety, to another corporation upon the terms and conditions provided for in Article Eight of this Indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 1303 if such other corporation shall, as part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Eight of this Indenture. Nothing in Section 1302 or in this section shall apply to claims of, or payments to, the Trustee under or pursuant to
Section 607 of this Indenture.

     (d) If the Trustee or any Holder of Securities does not file a proper claim or proof of debt in the form required in any proceeding referred to above prior to 30 days before the expiration of the time to file such claim in such proceeding, then the holder of any Senior Indebtedness is hereby authorized, and has the right, to file an appropriate claim or claims for or on behalf of such Holder of Securities.

SECTION 1304. Subrogation.

     (a) Subject to the payment in full of all Senior Indebtedness of the Company then outstanding, the rights of the Holders shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of the

Company applicable to such Senior Indebtedness until the principal of and interest on the Securities shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of such Senior Indebtedness of any cash, property or securities to which the Holders or the Trustee would be entitled except for the provisions of this article, and no payment over pursuant to the provisions of this article to or for the benefit of the holders of such Senior Indebtedness by Holders or the Trustee, shall, as between the Company, its creditors other than holders of Senior Indebtedness of the Company, and the Holders, be deemed to be a payment by the Company to or on account of such Senior Indebtedness. It is understood that the provisions of this article are and are intended solely for the purposes of defining the relative rights of the Holders, on the one hand, and the holders of such Senior Indebtedness, on the other hand.

     (b) Nothing contained in this article or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness of the Company, and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of Senior Indebtedness of the Company nor shall anything herein or therein prevent the Trustee or any Holder of Securities from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this article of the holders of such Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

     (c) Upon any payment or distribution of assets of the Company referred to in this article, the Trustee, subject to the provisions of Section 601 of this Indenture, and the Holders shall be entitled to rely conclusively upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, delivered to the Trustee or the Holders, for the purposes of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Company the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this article.

SECTION 1305. Trustee to Effectuate Subordination.

     Each Holder of Securities by such Holder's acceptance thereof authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this article and appoints the Trustee such Holder's attorney-in-fact for any and all such purposes.

SECTION 1306. Notice by the Company.

     (a) The Company shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities pursuant to the provisions of this article. Notwithstanding the provisions of this article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities pursuant to the provisions of this article, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Company or a Holder or holders of Senior Indebtedness or from any representative or trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 601 of this Indenture, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this section at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which such money was received, and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.

     (b) The Trustee, subject to the provisions of Section 601 of this Indenture, shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness of the Company (or a trustee or representative on behalf of such holder), to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or representative on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of such Senior Indebtedness to participate in any payment or distribution pursuant to this article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this article and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 1307. Rights of the Trustee; Holders of Senior Indebtedness.

     (a) The Trustee in its individual capacity shall be entitled to all the rights set forth in this article in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

     (b) With respect to the holders of Senior Indebtedness of the Company, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this article and no implied covenants or obligations with respect to the holders of such Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of such Senior Indebtedness and, subject to the provisions of Section 601 of this Indenture, the Trustee shall not be liable to any holder of such Senior Indebtedness if it shall pay over or deliver to Holders, the Company or any other Person money or assets to which any holder of such Senior Indebtedness shall be entitled by virtue of this article or otherwise.

SECTION 1308. Subordination May Not Be Impaired.

     (a) No right of any present or future holder of any Senior Indebtedness of the Company to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with.

     (b) Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness of the Company may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this article or the obligations hereunder of the Holders to the holders of such Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Indebtedness, or otherwise amend or supplement in any manner such Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Indebtedness; (iii) release any Person liable in any manner for the collection of such Senior Indebtedness; and (iv) exercise or refrain from exercising or waive any rights against the Company and any other Person.

     (c) Each present and future holder of Senior Indebtedness shall be entitled to the benefit of the provisions of this article notwithstanding that such holder is not a party to this Indenture.

SECTION 1309. Article Applicable to Paying Agents.

     In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this article in addition to or in place of the Trustee; provided, however, that this section shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

SECTION 1310. Defeasance of This Article.

     Notwithstanding anything contained herein to the contrary, payments from cash or the proceeds of United States Government Obligations held in trust under Article Four hereof by the Trustee (or other qualifying trustee) and which were deposited in accordance with the terms of Article Four hereof and not in violation of Section 1302 hereof for the payment of prin-cipal of and interest on the Securities shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this article, and none of the Holders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness or any other creditor of the Company.

SECTION 1311. Subordination Language to Be Included in Securities.

     Each Security shall contain a subordination provision which will be substantially in the following form:

     "The Securities are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Indebtedness (as defined in the Indenture, or as set forth in one or more indentures supplemental hereto, a Board Resolution in accordance with Section 301 of the Indenture or in this Security). Each Holder by accepting a Security agrees to such subordination and authorizes the Trustee to give it effect."

     IN WITNESS WHEREOF, GLOBAL SOURCES LTD. has caused this Indenture to be duly executed as a deed the day and year first before written.

                                      GLOBAL SOURCES LTD.


                                      By:
                                          -----------------------------------
                                          Name:
                                          Title:

     IN WITNESS WHEREOF, the undersigned, being duly authorized, has executed this Indenture as of the date first above written.

                                      [NAME OF TRUSTEE]


                                       By:
                                           -----------------------------------
                                           Name:
                                          Title:

                                                                     Exhibit 5.1


                    [Letterhead of Appleby Spurling Hunter]
                                                                         e-mail
                                                      aerskine@applebyglobal.com
 Global Sources Ltd
 Canon's Court                                                       direct dial
 22 Victoria Street                                                 Tel 298 3545
 Hamilton  HM 12                                                    Fax 298 3425
 Bermuda
                                                                       Your ref:

                                                                    appleby Ref:
                                                                           AE/ag




Dear Sirs                                                          12 April 2004

GLOBAL SOURCES LTD. (THE "COMPANY")

We have acted as special legal counsel in Bermuda to the Company in connection with the filing by the Company with the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act") of a Registration Statement on Form F-3 to which this is an exhibit (the "Registration Statement") in relation to the shelf registration of
(i) common shares of the Company ("Common Shares"), (ii) preference shares of the Company ("Preference Shares"), (iii) unsecured senior debt securities ("Senior Debt Securities") to be issued pursuant to a senior debts securities indenture (the "Senior Indenture") between the Company and a trustee to be named, a form of which is attached to the Registration Statement, (iv) subordinated debt securities ("Subordinated Debt Securities") to be issued pursuant to a subordinated debt securities indenture (the "Subordinated Indenture") between the Company and a trustee to be named, a form of which is attached to the Registration Statement, (v) warrants to purchase Common Shares and Preference Shares ("Shares Warrants") to be issued pursuant to a share warrant agreement (the "Share Warrant Agreement"), (vi) warrants to purchase Senior Debt Securities ("Debt Warrants"), to be issued pursuant to a debt warrant agreement ("the Debt Warrant Agreement"), (vii) share purchase contracts to purchase Common Shares ("Contracts") to be issued pursuant to a Share Purchase Contract Agreement (the "Share Purchase Contract Agreement"), (viii) share purchase units, each representing ownership of a Contract and as security for the holder's obligation to purchase Common Shares and a Contract, any debt obligations of third parties, including U.S. Treasury securities ("Units") (the securities referred to in items (i) through (viii) above are herein sometimes collectively referred to as the "Securities"), covering proceeds of sales of Securities up to an aggregate of $300,000,000 which may be sold by Selling Shareholders from time to time to purchasers including underwriters. The

                                                                   12 April 2004


Securities may be issued from time to time by the Company from time to time by the Company after the Registration Statement to which this opinion is an exhibit, becomes effective.

For the purposes of giving this opinion, we have examined the following documents:

(i) an electronic copy of the original Registration Statement on Forms F-3 with respect to the Securities excluding Exhibits and the documents incorporated by reference;

(ii) an electronic copy of a draft form of the Senior Indenture; and

(iii) an electronic copy of a draft form of the Subordinated Indenture.

The documents listed in items (i) through (iii) above are herein sometimes collectively referred to as the "Documents" and the documents listed in items
(ii) and (iii) above are herein sometimes collectively referred to as to the "Subject Documents" (which terms do not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

We have also reviewed the memorandum of association and the bye-laws of the Company (the "Constitutional Documents").

Unless otherwise defined therein, capitalised terms have the meanings assigned to them in the REGISTRATION STATEMENT.

ASSUMPTIONS

In stating our opinion we have assumed:

                                                                   12 April 2004

(a) the authenticity, accuracy and completeness of all Documents and other documentation examined by us submitted to us as originals and the conformity to authentic original documents of all Documents and such other documentation submitted to us as certified, conformed, notarised or photostatic copies;

(b) that each of the Documents and other such documentation which was received by electronic means is complete, intact and in conformity with the transmission as sent;

(c)  the genuineness of all signatures on the Documents;

(d) the authority, capacity and power of each of the persons signing the Documents (other than the Company in respect of the Subject Documents);

(e) that any representation, warranty or statement of fact or law, other than as to the laws of Bermuda, made in any of the Documents is true, accurate and complete;

(f) that the Subject Documents when executed, will constitute the legal, valid and binding obligations of each of the parties thereto, other than the Company, under the laws of its jurisdiction of incorporation or its jurisdiction of formation;

(g) that the Subject Documents, when executed, will have been validly authorised, executed and delivered by each of the parties thereto, other than the Company, and the performance thereof is within the capacity and powers of each such party thereto, and that each such party to which the Company purportedly delivered the Subject Documents has actually received and accepted delivery of such Subject Documents;

(h) that the Subject Documents will effect, and will constitute legal, valid and binding obligations of each of the parties thereto, enforceable in accordance with their

                                                                   12 April 2004

     terms, under the laws of the State of New York by which they are expressed to be governed;

(i) that the Subject Documents are in the proper legal form to be admissible in evidence and enforced in the courts of the State of New York and in accordance with the laws of the State of New York;

(j) that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would be contravened by the execution or delivery of the Subject Documents or which would have any implication in relation to the opinion expressed herein and that, in so far as any obligation under, or action to be taken under, the Subject Documents is required to be performed or taken in any jurisdiction outside Bermuda, the performance of such obligation or the taking of such action will constitute a valid and binding obligation of each of the parties thereto under the laws of that jurisdiction and will not be illegal by virtue of the laws of that jurisdiction;

(k) that the Company is not carrying on deposit-taking business in or from within Bermuda under the provisions of the Banks and Deposit Companies Act 1999 as amended from time to time;

(l) that the Company Search was complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Company Search been materially altered;

(m) that the Litigation Search was complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Litigation Search been materially altered;

                                                                   12 April 2004


(n) that the Resolutions are in full force and effect and have not been rescinded, either in whole or in part, accurately record the resolutions passed by the Board of Directors of the Company adopted as unanimous written resolutions of the Board of Directors of the Company, and that there is no matter affecting the authority of the Directors to effect entry by the Company into the Subject Documents, not disclosed by the Constitutional Documents or the Resolutions, which would have any adverse implication in relation to the opinions expressed herein;

(o) that when the Company enters into its obligations under the Subject Documents it will do so in good faith for the purpose of carrying on its business and that when it does so there will be reasonable grounds for believing that the transactions contemplated by the Subject Documents would benefit the Company;

(p) that each transaction to be entered into pursuant to the Subject Documents is entered into in good faith and for full value and will not have the effect of preferring one creditor over another;

(q) that the drafts of the Subject Documents which we have examined for the purposes of this opinion do not differ in any material respect from those drafts approved by the Board of Directors pursuant to the Resolutions, and that, when executed and delivered, the Subject Documents will be in a form which does not differ in any material respect from the drafts which we have examined for the purposes of this opinion.

OPINION

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

                                                                   12 April 2004



(1) The Company is an exempted company incorporated with limited liability and existing under the laws of Bermuda. The Company possesses the capacity to sue and be sued in its own name and is in good standing under the laws of Bermuda.

(2) Any Common Shares and any Preference Shares, when issued, as described in the prospectus that forms part of the Registration Statement, provided that such issue is made subject to and in accordance with the Constitutional Documents of the Company and in accordance with Bermuda law, will be validly issued, fully paid and non-assessable.

(3) The Senior Debt Securities and Subordinated Debt Securities, when issued as described in accordance with the terms of the applicable Subject Documents, will constitute the valid and binding obligations of the Company in accordance with the terms thereof.

(4) Upon the due issuance of the Share Warrants, Debt Warrants, Contracts and Units and the payment of the consideration thereof, such Securities will constitute the valid and binding obligations of the Company in accordance with the terms thereof.

(5)  Based solely upon the Company Search and the Litigation Search:

     (i) no litigation, administrative or other proceeding of or before any governmental authority of Bermuda is pending against or affecting the Company; and

     (ii) no notice to the Registrar of Companies of the passing of a resolution of members or creditors to wind up or the appointment of a liquidator or receiver has been given. No petition to wind up the Company or application to reorganise its affairs pursuant to a Scheme of Arrangement or application for the appointment of a receiver has been filed with the Supreme Court.

                                                                   12 April 2004



(6) A final and conclusive judgment of a foreign court against the Company based upon the Subject Documents (other than a court of jurisdiction to which The Judgments (Reciprocal Enforcement) Act 1958 applies, and it does not apply to the courts of the State of New York) under which a sum of money is payable (not being a sum payable in respect of taxes or other charges of a like nature, in respect of a fine or other penalty, or in respect of multiple damages as defined in The Protection of Trading Interests Act 1981) may be the subject of enforcement proceedings in the Supreme Court of Bermuda under the common law doctrine of obligation by action on the debt evidenced by the foreign court's judgment. A final opinion as to the availability of this remedy should be sought when the facts surrounding the foreign court's judgment are known, but, on general principles, we would expect such proceedings to be successful provided that:

     (i) the court which gave the judgment was competent to hear the action in accordance with private international law principles as applied in Bermuda; and

     (ii) the judgment is not contrary to public policy in Bermuda, has not been obtained by fraud or in proceedings contrary to natural justice and is not based on an error in Bermuda law.

     Enforcement of such a judgment against assets in Bermuda may involve the conversion of the judgment debt into Bermuda dollars, but the Bermuda Monetary Authority has indicated that its present policy is to give the consents necessary to enable recovery in the currency of the obligation.

                                                                   12 April 2004


RESERVATIONS

     We have the following reservations:

     (a) The term "enforceable" as used in this opinion means that there is a way of ensuring that each party performs an agreement or that there are remedies available for breach.

     (b) We express no opinion as to the availability of equitable remedies such as specific performance or injunctive relief, or as to any matters which are within the discretion of the courts of Bermuda in respect of any obligations of the Company as set out in the Subject Documents. In particular, we express no opinion as to the enforceability of any present or future waiver of any provision of law (whether substantive or procedural) or of any right or remedy which might otherwise be available presently or in the future under the Subject Documents.

     (c) Enforcement of the obligations of the Company under the Subject Documents may be limited or affected by applicable laws from time to time in effect relating to bankruptcy, insolvency or liquidation or any other laws or other legal procedures affecting generally the enforcement of creditors' rights.

     (d) Enforcement of the obligations of the Company may be the subject of a statutory limitation of the time within which such proceedings may be brought.

     (e) Any agreement under the terms of the Subject Documents that the Company will not exercise its statutory powers, may constitute an unlawful fetter on the statutory powers of the Company. These powers are powers which are reserved for exercise by the Shareholders of the Company.

                                                                   12 April 2004


     (f) We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the Courts of Bermuda at the date hereof.

     (g) Where an obligation is to be performed in a jurisdiction other than Bermuda, the courts of Bermuda may refuse to enforce it to the extent that such performance would be illegal under the laws of, or contrary to public policy of, such other jurisdiction.

     (h) We express no opinion as to the validity, binding effect or enforceability of any provision incorporated into any of the Subject Documents by reference to a law other than that of Bermuda, or as to the availability in Bermuda of remedies which are available in other jurisdictions.

     (i) A receiver or manager of the Company appointed pursuant to the Subject Documents is required to give notice to the Registrar of Companies in Bermuda within seven days of the date of the order or appointment in accordance with Section 60 of the Act and in the form provided for by the Companies Forms Rules 1982. On payment of the appropriate fee, the Registrar of Companies shall enter the fact of this appointment in the register of charges maintained pursuant to Part V of the Act. Such a receiver or manager must be duly qualified pursuant to and comply with the provisions of Part XIV of the Act.

     (j) Where a person is vested with a discretion or may determine a matter in his or its opinion, such discretion may have to be exercised reasonably or such an opinion may have to be based on reasonable grounds.

     (k) Any provision in the Subject Documents that certain calculations or certificates will be conclusive and binding will not be effective if such calculations or certificates

                                                                   12 April 2004


          are fraudulent or erroneous on their face and will not necessarily prevent juridical enquiries into the merits of any claim by an aggrieved party.

     (l) We express no opinion as to the validity or binding effect of any provision in the Subject Documents for the payment of interest at a higher rate on overdue amounts than on amounts which are current, or that liquidated damages are or may be payable. Such a provision may not be enforceable if it could be established that the amount expressed as being payable was in the nature of a penalty; that is to say a requirement for a stipulated sum to be paid irrespective of, or necessarily greater than, the loss likely to be sustained. If it cannot be demonstrated to the Bermuda court that the higher payment was a reasonable pre-estimate of the loss suffered, the court will determine and award what it considers to be reasonable damages.
          Section 9 of The Interest and Credit Charges (Regulations) Act 1975 provides that the Bermuda courts have discretion as to the amount of interest, if any, payable on the amount of a judgment after date of judgment. If the Court does not exercise that discretion, then interest will accrue at the statutory rate which is currently 7% per annum.

     (m) We express no opinion as to the validity or binding effect of any provision of the Subject Documents which provides for the severance of illegal, invalid or unenforceable provisions.

     (n) A Bermuda court may refuse to give effect to any provisions of the Subject Documents in respect of costs of unsuccessful litigation brought before the Bermuda court or where that court has itself made an order for costs.

     (o) Searches of the Register of Companies at the office of the Registrar of Companies and of the Supreme Court Causes Book at the Registry of the Supreme Court are not conclusive and it should be noted that the Register of Companies and the Supreme Court Causes Book do not reveal:

                                                                   12 April 2004


          (i) details of matters which have been lodged for filing or registration which as a matter of best practice of the Registrar of Companies or the Registry of the Supreme Court would have or should have been disclosed on the public file, the Causes Book or the Judgment Book, as the case may be, but for whatever reason have not actually been filed or registered or are not disclosed or which, notwithstanding filing or registration, at the date and time the search is concluded are for whatever reason not disclosed or do not appear on the public file, the Causes Book or Judgment Book;

          (ii) details of matters which should have been lodged for filing or registration at the Registrar of Companies or the Registry of the Supreme Court but have not been lodged for filing or registration at the date the search is concluded;

          (iii) whether an application to the Supreme Court for a winding-up petition or for the appointment of a receiver or manager has been prepared but not yet been presented or has been presented but does not appear in the Causes Book at the date and time the search is concluded;

          (iv) whether any arbitration or administrative proceedings are pending or whether any proceedings are threatened, or whether any arbitrator has been appointed; or

          (v) whether a receiver or manager has been appointed privately pursuant to the provisions of a debenture or other security, unless notice of the fact has been entered in the Register of Charges in accordance with the provisions of the Act.

                                                                   12 April 2004


               Furthermore, in the absence of a statutorily defined system for the registration of charges created by companies incorporated outside Bermuda ("overseas companies") over their assets located in Bermuda, it is not possible to determine definitively from searches of the Register of Charges maintained by the Registrar of Companies in respect of such overseas companies what charges have been registered over any of their assets located in Bermuda or whether any one charge has priority over any other charge over such assets.

     (p) In order to issue this opinion we have carried out the Company Search as referred to in the First Schedule of this opinion and have not enquired as to whether there has been any change since the date of such search.

     (q) In order to issue this opinion we have carried out the Litigation Search as referred to in the First Schedule to this opinion and have not enquired as to whether there has been any change since the date of such search.

     (r) In paragraph (1) above, the term "good standing" means that the Company has received a Certificate of Compliance from the Registrar of Companies.

     (s) Any reference in this opinion to shares being "non-assessable" shall mean, in relation to fully-paid shares of the company and subject to any contrary provision in any agreement in writing between such company and the holder of shares, that: no shareholder shall be obliged to contribute further amounts to the capital of the company, either in order to complete payment for their shares, to satisfy claims of creditors of the company, or otherwise; and no shareholder shall be bound by an alteration of the Memorandum of Association or Bye-Laws of the company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the company.

                                                                   12 April 2004


DISCLOSURE

This opinion is addressed to you in connection with the registration of the Securities with the SEC and is not to be made available to, or relied on by any other person or entity, or for any other purpose, without our prior written consent. We consent to the filing of this opinion as an exhibit to the Registration Statement of the Company.

We also consent to the reference to our Firm under the captions "Legal Matters" and "Bermuda Tax Consequences" in the Registration Statement.

This opinion is addressed to you solely for your benefit and is neither to be transmitted to any other person, nor relied upon by any other person (except Cahill Gordon & Reindel LLP) or for any other purpose nor quoted or referred to in any public document nor filed with any governmental agency or person, without our prior written consent, except as may be required by law or regulatory authority. Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable laws or the existing facts or circumstances should change.

This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully



/s/ APPLEBY SPURLING HUNTER

                                                                   12 April 2004


                                 FIRST SCHEDULE

1. The entries and filings shown in respect of the Company on the file of the Company maintained in the Register of Companies at office of the Registrar of Companies in Hamilton, Bermuda, as revealed by a search conducted on 8 April 2004 at 4.00 p.m. (the "Company Search").

2. The entries and filings shown in respect of the Company in the Supreme Court Causes Book maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by a search conducted on 8 April 2004 at
     3.50 p.m. in respect of the Company (the "Litigation Search").

3. Certified copies of the Certificate of Incorporation on Change of Name dated 14 April 2000, Memorandum of Association and Bye-Laws adopted on 17 November 1999 as amended by the shareholder on 21 March 2000 and 6 May 2002 for the Company (collectively referred to as the "Constitutional Documents").

4. Certified copy of the unanimous written resolutions of the Directors effective 9 April 2004 (the "Resolutions").

5. A certified copy of the letter of permission dated 2 December 1999, issued by the Bermuda Monetary Authority, Hamilton Bermuda in relation to the Company.

6. A certified copy of the "Tax Assurance", dated 12 December 1999, issued by the Registrar of Companies for the Minister of Finance in relation to the Company.

7. A Certificate of Compliance, dated 12 April 2004, issued by the Ministry of Finance in respect of the Company.

                                                                   12 April 2004

8.   Certificate of Incumbency in respect of the Company dated 12 April 2004.

9.   A certified copy of the Register of Shareholders in respect of the Company.

10. A certified copy of the Register of Directors and Officers in respect of the Company.

11.  Faxed copy of a draft Registration Statement on Form F-3.

12. Faxed copy of a form of draft Indenture between the Company and the trustee (to be named later) in respect of the Senior Debt Securities (the "Senior Indenture").

13. Faxed copy of a form of draft Indenture between the Company, the trustee (to be named later) in respect of the Subordinated Debt Securities (the "Subordinated Indenture").

                                                                     Exhibit 5.2


                  [Letterhead of Cahill Gordon & Reindel LLP]





                                 (212) 701-3000

                                                                  April 12, 2004



Global Sources Ltd.
Canon's Court
22 Victoria Street
Hamilton, HM 12 Bermuda

Ladies and Gentlemen:

     We have acted as counsel to Global Sources Ltd., a Bermuda corporation (the "Company"), in connection with:

          1. the Registration Statement on Form F-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission"), pursuant to which (A) the Company proposes to issue and/or sell from time to time (i) Common Shares, par value $.01 per share (the "Common Shares"), (ii) Preference Shares, par value $.01 per share (the "Preference Shares"), (iii) debt securities consisting of debentures, notes or other evidences of indebtedness representing unsecured, unsubordinated obligations of the Company (the "Senior Debt Securities"), (iv) debt securities consisting of debentures, notes or other evidences of indebtedness representing unsecured, subordinated obligations of the Company (the "Subordinated Debt Securities"), (v) warrants to purchase Common Shares (the "Common Share Warrants"), (vi) warrants to purchase Preference Shares (the "Preference Share Warrants"), (vii) warrants to purchase Debt Securities (the "Debt Securities Warrants"), (viii) Common Share purchase contracts obligating holders to purchase, and the Company to sell to the holders thereof or the Company to purchase and the holders thereof to sell to the Company at a future date (the "Common Share Purchase Contracts") a specified number of Common Shares, (ix) Common Share purchase units (the "Common Share Purchase Units") consisting of one or more Common Share Purchase Contracts and any one or more of (a) debt or equity obligations of third parties, including, but not limited to, U.S. Treasury securities, (b) Preference Shares, (c)

     Senior Debt Securities and (d) Subordinated Debt Securities; and (B) the selling shareholders propose to sell from time to time additional Common Shares;

          2. the form of indenture, to be dated on or about the date of first issuance of Senior Debt Securities thereunder (the "Senior Debt Indenture"), between the Company and a trustee to be named (the "Senior Debt Trustee"); and

          3. the form of indenture, to be dated on or about the date of first issuance of Subordinated Debt Securities thereunder (the "Subordinated Debt Indenture"), between the Company and a trustee to be named (the "Subordinated Debt Trustee").

     The Common Shares, the Preference Shares, the Senior Debt Securities, the Subordinated Debt Securities, the Common Share Warrants, the Preference Share Warrants, the Debt Securities Warrants, the Common Share Purchase Contracts and the Common Share Purchase Units are referred to herein collectively as the "Offered Securities." The Offered Securities being registered under the Registration Statement may be offered on a continued or delayed basis pursuant to the provisions of Rule 415 of the Securities Act of 1933, as amended (the "Securities Act").

     In rendering the opinions set forth herein, we have examined originals, photocopies or conformed copies certified to our satisfaction of corporate records, agreements, instruments and documents of the Company, certificates of public officials and other certificates and opinions and have made such other investigations as we have deemed necessary in connection with the opinions set forth herein. In our examination, we have assumed (a) the due organization and valid existence of the Company, (b) the due authorization, execution, authentication and delivery by all persons of the Registration Statement and each of the documents related thereto, (c) that each of such parties has the legal power to act in the respective capacity or capacities in which he, she or it is to act thereunder, (d) the authenticity of all documents submitted to us as originals, (e) the conformity to the original documents of all documents submitted to us as copies and (f) the genuineness of all signatures on the Registration Statement and all documents submitted to us.

     Based upon and subject to the foregoing and assuming that (a) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws at the time the Offered Securities are offered or issued as contemplated by the Registration Statement, (b) a prospectus supplement will have been prepared and filed with the Commission describing the Offered Securities offered thereby and will at all relevant times comply with all applicable laws, (c) all Offered Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, (d) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Offered Securities will have been duly authorized and validly executed and delivered by each applicable Registrant and the other party or parties thereto,
(e) the applicable Indenture(s) will have been duly qualified under the Trust Indenture Act of 1939, as amended, and (f) any Offered Securities issuable upon conversion, exercise or exchange of any Offered Securities being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exercise or exchange, we advise you that in our opinion:

          1. With respect to the Senior Debt Securities, when (A) the execution of the Senior Debt Indenture has been duly authorized by the Company by appropriate action, (B) the Senior Debt Indenture, in the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Company and the Senior Debt Trustee, (C) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary action to approve the issuance and terms of the Senior Debt Securities and related matters, (D) the terms of the Senior Debt Securities and their issuance and sale have been duly established in conformity with the Senior Debt Indenture so as not to violate any applicable law, the Memorandum of Association or Bye-Laws of the Company or result in default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (E) either a supplemental indenture has been duly authorized, executed and delivered by the Company and the Senior Debt Trustee or a securities resolution has been duly executed setting forth the terms of the Senior Debt Securities, in each case, in accordance with the Senior Debt Indenture and (F) the Senior Debt Securities, in the form established in accordance with the Senior Debt Indenture filed as an exhibit to the Registration Statement, have been duly executed and delivered by the Company and authenticated by the Senior Debt Trustee in accordance with the provisions of the Senior Debt Indenture and delivered and paid for as contemplated by any applicable purchase or underwriting agreement and the Registration Statement, the Senior Debt Securities will constitute valid and legally binding obligations of the Company entitled to the benefits of the Senior Debt Indenture and enforceable against the Company in accordance with their terms, except that
     (a) the enforceability thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors' rights or remedies generally and (ii) general principles of equity and to the discretion of the court before which any proceedings therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity) and (b) the enforceability of provisions imposing liquidated damages, penalties or an increase in interest rate upon the occurrence of certain events may be limited in certain circumstances ((a) and (b) collectively, the "Enforceability Exceptions").

          2. With respect to the Subordinated Debt Securities, when (A) the execution of the Subordinated Debt Indenture has been duly authorized by the Company by appropriate action, (B) the Subordinated Debt Indenture, in the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Company and the Subordinated Debt Trustee,
     (C) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary action to approve the issuance and terms of the Subordinated Debt Securities and related matters, (D) the terms of the Subordinated Debt Securities and their issuance and sale have been duly established in conformity with the Subordinated Debt Indenture so as not to violate any applicable law, the Memorandum of Association or Bye-Laws of the Company or result in default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (E) either a supplemental indenture has been duly authorized, executed and delivered by the Company and the Subordinated Debt Trustee or a securities resolution has been duly executed setting forth the terms of the Subordinated Debt Securities, in each case, in accordance with the Subordinated Debt Indenture and (F) the Subordinated Debt Securities, in the form established in accordance with the Subordinated Debt Indenture filed as an exhibit to the Registration Statement, have been duly executed and delivered by the Company and authenticated by the Subordinated Debt Trustee in accordance with the provisions of the Subordinated Debt Indenture and delivered and paid for as contemplated by any applicable purchase or underwriting agreement and the Registration Statement, the Subordinated Debt Securities will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Subordinated Debt Indenture and enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions.

          3. With respect to the Common Share Warrants, when (A) the execution of the warrant agreement pursuant to which the Common Share Warrants will be issued (the "Common Share Warrant Agreement") has been duly authorized by the Company by appropriate action, (B) the Common Share Warrant Agreement has been duly executed and delivered by the Company and the warrant agent thereunder, (C) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary action to approve the issuance and terms of the Common Share Warrants and related matters, including, without limitation, any necessary reservation of Common Shares issuable upon exercise of the Common Share Warrants and (D) the Common Share Warrants, in the form included in the Common Share Warrant Agreement, have been duly executed and delivered by the Company and countersigned by the warrant agent thereunder pursuant to the Common Share Warrant Agreement and delivered and paid for as contemplated by any applicable purchase or underwriting agreement and the Registration Statement, the Common Share Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

          4. With respect to the Preference Share Warrants, when (A) the execution of the warrant agreement pursuant to which the Preference Share Warrants will be issued (the "Preference Share Warrant Agreement") has been duly authorized by the Company by appropriate action, (B) the Preference Share Warrant Agreement has been duly executed and delivered by the Company and the warrant agent thereunder, (C) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary action to approve the issuance and terms of the Preference Share Warrants and related matters, including, without limitation, any nec-essary reservation of Preference Shares issuable upon exercise of the Preference Share Warrants and (D) the Preference Share Warrants, in the form included in the Preference Share Warrant Agreement, have been duly executed and delivered by the Company and countersigned by the warrant agent thereunder pursuant to the Preference Share Warrant Agreement and delivered and paid for as contemplated by any applicable purchase or underwriting agreement and the Registration Statement, the Preference Share Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

          5. With respect to the Debt Securities Warrants, when (A) the execution of the warrant agreement pursuant to which the Debt Securities Warrants will be issued (the "Debt Securities Warrant Agreement") has been duly authorized by the Company by appropriate action, (B) the Debt Securities Warrant Agreement has been duly executed and delivered by the Company and the warrant agent thereunder, (C) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary action to approve the issuance and terms of the Debt Securities Warrants and related matters, including, without limitation, any necessary reservation of Debt Securities issuable upon exercise of the Debt Securities Warrants and (D) the Debt Securities Warrants, in the form included in the Debt Securities Warrant Agreement, have been duly executed and delivered by the Company and countersigned by the warrant agent thereunder pursuant to the Debt Securities Warrant Agreement and delivered and paid for as contemplated by any applicable purchase or underwriting agreement and the Registration Statement, the Debt Securities Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

          6. With respect to the Common Share Purchase Contracts, when (A) the execution of the Common Share Purchase Contracts has been duly authorized by the Company and each counter-party thereunder by appropriate action, (B) the Common Share Purchase Contracts have been duly executed and delivered by the Company and the counter-party thereunder, (C) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary action to approve the issuance and terms of the Common Share Purchase Contracts and related matters and (D) the Common Share Purchase Contracts, in an appropriate form, have been duly executed and delivered by the Company and countersigned by the counter-party thereunder and delivered and paid for as contemplated by any applicable purchase or underwriting agreement and the Registration Statement, the Common Share Purchase Contracts will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

         In giving our opinion, we are relying, without independent verification
(A) as to all matters of fact, upon certificates and written statements of officers of the Company and (B) as to all matters of Bermuda law, on the opinion of Appleby Spurling Hunter, dated of even date herewith and filed as Exhibit 5.1 to the Registration Statement.

     In rendering the opinion set forth above, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States of America. Accordingly, our opinions expressed in paragraphs 1 through 6 above are not intended as opinions under Bermuda law, the jurisdiction of organization of the Company and are intended to cover only the nature of the Offered Securities and Indentures as contracts and obligations under the laws of the State of New York. The Offered Securities may be issued from time to time on a delayed or continuous basis, and our opinion is limited to the laws as in effect on the date hereof.

     We hereby consent to the reference to our firm in the Registration Statement under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement. Our consent to such reference does not constitute a consent under Section 7 of the Securities Act, as in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission thereunder.

                                         Very truly yours,



                                         /s/ Cahill Gordon & Reindel LLP

                                                                   EXHIBIT 12.1


Ratio of Earnings to Fixed Charges and Preferred Share Dividends

                                                (IN U.S. DOLLARS THOUSANDS, EXCEPT RATIO OF EARNINGS TO FIXED CHARGES)
                                                                                                          NINE MONTHS
                                                                                                             ENDED
                                                               YEAR ENDED DECEMBER 31,                   SEPTEMBER 30,
                                                  1998        1999        2000       2001      2002          2003
INCOME/(LOSS) BEFORE INCOME TAXES                13,133      12,404     (66,856)     1,950    5,335           5,472
ADD / (DEDUCT)
Interest on short-term borrowings                                 1         649        172
Interest charged by Hung Lay Si Co. Ltd             336         336
EARNINGS AS ADJUSTED                             13,469      12,741     (66,207)     2,122    5,335           5,472
FIXED CHARGES
Interest on short-term borrowings                                 1         649        172
Interest charged by Hung Lay Si Co. Ltd             336         336
FIXED CHARGES                                       336         337         649        172      NIL             NIL
RATIO OF EARNINGS TO FIXED CHARGES                   40          38        (102)        12      N.A.            N.A.
Deficiency of earnings to cover fixed charges        --          --     (66,856)        --       --              --

                                                                    EXHIBIT 23.3


                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form F-3) and related Prospectus of Global Sources Ltd. for the registration of $300 million of securities and to the incorporation by reference therein of our report dated March 28, 2003, with respect to the consolidated financial statements of Global Sources Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


/s/ Ernst & Young
     Singapore
     April 8, 2004